As filed with the Securities and Exchange Commission on February 20, 2025

Registration No. 333-284511

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Northwest Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	6712	27-0950358
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3 Easton Oval Street, Suite 500, Columbus, Ohio 43219

(814) 726-2140

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Louis J. Torchio

President & Chief Executive Officer

Northwest Bancshares, Inc.

3 Easton Oval Street, Suite 500, Columbus, Ohio 43219

(814) 726-2140

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian Gonzalez, Esq. Michael Dailey, Esq. Dinsmore & Shohl LLP 191 W. Nationwide Blvd., Suite 200 Columbus, Ohio 43215 Phone: (614) 628-6921	David Swartz, Esq. Stevens & Lee P.C. 111 North Sixth Street Reading, Pennsylvania 19603 Phone: (610) 478-2184

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the transactions contemplated by the Merger Agreement described in the included proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an “x” in the box to designate the appropriate rule provision relied upon in conducting this transaction:

☐	Exchange Act Rule 13e-4(i)(Cross-Border Tender Offer)
☐	Exchange Act Rule 14d-1(d)(Cross-Border Third Party Tender Offer)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WE MAY NOT ISSUE THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS EFFECTIVE. THIS PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROXY STATEMENT/PROSPECTUS

DATED FEBRUARY 20, 2025, SUBJECT TO COMPLETION

Prospectus of Northwest Bancshares, Inc.	Proxy Statement of Penns Woods Bancorp, Inc.

To the Shareholders of Penns Woods Bancorp, Inc.

MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT

Northwest Bancshares, Inc. (“Northwest”) and Penns Woods Bancorp, Inc. (“Penns Woods”), have entered into an Agreement and Plan of Merger dated as of December 16, 2024 (the “Merger Agreement”), which provides for the merger of Penns Woods with and into Northwest, with Northwest being the surviving entity (the “Merger”). Consummation of the Merger is subject to certain conditions, including, but not limited to, obtaining the requisite vote of the shareholders of Penns Woods and the approval of the Merger by various regulatory agencies.

The Merger will bring together two like-minded institutions that will provide a path for the long-term success of the combined company, employees, customers, and shareholders. The Merger will allow Northwest to continue to build on its history of community-focused banking, and will deliver greater value to customers, employees, communities, and shareholders. As a result of the Merger, the expansion will capitalize on Northwest’s established brand presence, and will position the combined company to unlock new growth opportunities. The Merger will provide increased scale and capabilities to the customers of Penns Woods, and will provide existing Penns Woods employees to advance their careers as part of a larger organization.

Under the terms of the Merger Agreement, shareholders of Penns Woods will be entitled to receive from Northwest, after the Merger is completed, merger consideration payable in the form of Northwest common stock to be calculated as set forth in the Merger Agreement. At the effective time of the Merger, each share of Penns Woods common stock will be converted into the right to receive 2.385 shares of Northwest common stock. Holders of Northwest common stock will continue to own their existing shares of Northwest common stock. Northwest common stock is are traded on the Nasdaq Global Select Market® under the symbol “NWBI.” On December 16, 2024, the date of execution of the Merger Agreement, the closing price of Northwest common stock was $14.44 per share. On February 18, 2025, the closing price of Northwest common stock was $13.03 per share. Penns Woods common stock is traded on the Nasdaq Global Select Market® under the symbol “PWOD.” On December 16, 2024, the date of execution of the Merger Agreement, the closing price of Penns Woods common stock was $33.81 per share. On February 18, 2025, the closing price of Penns Woods common stock was $31.01 per share. The value of the Northwest common stock at the time of completion of the Merger could be greater than, less than or the same as the value of Northwest common stock on the date of this proxy statement/prospectus. We urge you to obtain current market quotations of Northwest common stock and Penns Woods common stock.

Northwest will not issue any fractional shares of common stock in connection with the Merger. Instead, each holder of Penns Woods common stock who would otherwise be entitled to receive a fraction of a share of Northwest common stock (after taking into account all shares of Penns Woods common stock owned by such holder at the effective time of the Merger) will receive cash (rounded to the nearest cent), without interest, in an amount equal to the fractional share of Northwest common stock to which such holder would otherwise be entitled to multiplied by the average of the closing-sale prices of Northwest common stock on the Nasdaq Global Select Market® as reported in The Wall Street Journal for the five (5) consecutive full trading days ending with the trading day immediately preceding the effective date of the Merger.

Penns Woods will hold a special meeting of its shareholders to vote on the adoption and approval of the Merger Agreement. The special meeting of Penns Woods shareholders will be held at 9:00 a.m., Eastern Daylight Time, on Tuesday, April 22, 2025, and accessed virtually at https://meetnow.global/MVDHGFG.

At the special meeting, Penns Woods shareholders will be asked to approve and adopt the Merger Agreement, and the transactions contemplated thereby, including the Merger. Shareholders will also be asked to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger.

This document, which we refer to as the proxy statement/prospectus, is being delivered to Penns Woods stockholders as Northwest’s prospectus for its offering of common stock in connection with the Merger, and as a proxy statement for the solicitation of proxies from Penns Woods’ stockholders to vote for the approval of the Merger Agreement and the Merger. This proxy statement/prospectus describes the Penns Woods special meeting, the Merger proposal, and other related matters.

The boards of directors of Penns Woods unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommend its shareholders vote “FOR” approval and adoption of the Merger Agreement and the Merger and “FOR” the advisory, non-binding proposal to approve the merger-related executive compensation to Penns Woods’ named executive officers.

You are encouraged to read this document, including the materials incorporated by reference into this document, carefully. In particular, you should read the “RISK FACTORS” section beginning on page 18 for a discussion of the risks related to the Merger and owning Northwest common stock after the Merger.

Whether or not you plan to attend the special meeting, the Penns Woods’ board urges you to vote by either completing, signing and returning the enclosed proxy card in the enclosed postage-paid envelope, or submitting your proxy by telephone or over the internet.

Not voting by proxy or at the special meeting will have the same effect as voting against the adoption and approval of the Merger Agreement. The Penns Woods’ board urges you to read carefully this proxy statement/prospectus, which contains a detailed description of the special meeting, the Merger proposal, the Northwest common stock to be issued in the Merger and other related matters.

Sincerely,

Richard A. Grafmyre Chief Executive Officer Penns Woods Bancorp, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of Northwest common stock to be issued in the Merger or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities to be issued in connection with the Merger described in this proxy statement/prospectus are not savings accounts, deposit accounts or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other federal or state governmental agency.

This proxy statement/prospectus is dated February 20, 2025, and it is first being mailed to Penns Woods shareholders on or about February 24, 2025.

Notice of Special Meeting of Shareholders

To be held at 9:00 a.m., Eastern Daylight Time, on Tuesday, April 22, 2025,

and accessed virtually at https://meetnow.global/MVDHGFG

To the Shareholders of Penns Woods Bancorp, Inc.:

Notice is hereby given that a special meeting of the shareholders of Penns Woods Bancorp, Inc. (“Penns Woods”) will be held at 9:00 a.m., Eastern Daylight Time, on Tuesday, April 22, 2025, and accessed virtually at https://meetnow.global/MVDHGFG, for the purpose of considering and voting on the following matters:

1.	A proposal to adopt and approve the Agreement and Plan of Merger dated as of December 16, 2024, by and between Northwest Bancshares, Inc. and Penns Woods Bancorp, Inc.;

2.	A proposal to approve, on an advisory basis, specified compensation that may be payable to the named executive officers of Penns Woods in connection with the Merger; and

3.

A proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to adopt and approve the Agreement and Plan of Merger.

Holders of record of Penns Woods common stock at the close of business on February 19, 2025, the record date, are entitled to notice of and to vote on each of these proposals at the special meeting and any adjournment or postponement of the special meeting. The affirmative vote of the majority of votes cast is required to adopt and approve the Agreement and Plan of Merger.

A proxy statement/prospectus and proxy card for the special meeting are enclosed. A copy of the Agreement and Plan of Merger is attached as Annex A to the proxy statement/prospectus.

Your vote is very important, regardless of the number of shares of Penns Woods common stock you own. Please vote as soon as possible to make sure that your shares of common stock are represented at the special meeting. If you are a holder of record, you may cast your vote virtually at the special meeting or, to ensure that your shares of Penns Woods common stock are represented at the special meeting, you may vote your shares by completing, signing and returning the enclosed proxy card or submitting your proxy by telephone or over the internet. If your shares are held in a stock brokerage account or by a bank or other nominee (in “street name”), please follow the voting instructions provided by your broker, bank or nominee.

The Penns Woods board of directors unanimously recommends that you vote (1) “FOR” the adoption and approval of the Agreement and Plan of Merger, (2) “FOR” the approval of the specified compensation, and (3) “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

By Order of the Board of Directors,

Richard A. Grafmyre
Chief Executive Officer
February 24, 2025	Penns Woods Bancorp, Inc.

WHERE YOU CAN FIND MORE INFORMATION

Northwest Bancshares, Inc. (“Northwest”) and Penns Woods Bancorp, Inc. (“Penns Woods”) are publicly traded companies that file annual, quarterly and other reports, proxy statements and other business and financial information with the Securities and Exchange Commission (the “SEC”). Our public filings are available to the public from the SEC’s website at www.sec.gov. You may request a copy of our filings with the SEC (excluding exhibits) at no cost by contacting us at the address and/or telephone number below. Certain information filed by Northwest with the SEC is also available, without charge, through Northwest’s website at www.Northwestbancorp.com under the “Investor Relations” section.

Northwest has filed with the SEC a registration statement on Form S-4 to register its common stock to be issued to Penns Woods shareholders as the merger consideration. This document is a part of that registration statement. As permitted by SEC rules, this document does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. You may read and request a copy of the registration statement, including any amendments, schedules and exhibits at the addresses set forth below. Statements contained in this document as to the contents of any contract or other documents referred to in this document are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the registration statement. This proxy statement/prospectus incorporates by reference important business and financial information about Northwest and Penns Woods from documents filed with the SEC that are not included in or delivered with this proxy statement/prospectus. See “INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE” beginning on page 89. These documents are available, without charge, to you upon written or oral request at the applicable company’s address and telephone number listed below:

Northwest Bancshares, Inc. 3 Easton Oval Street Suite 500 Columbus, Ohio 43219 Attention: Investor Relations (814) 726-2140	Penns Woods Bancorp, Inc. 300 Market Street P.O. Box 967 Williamsport, Pennsylvania 17703-0967 Attention: Investor Relations (570) 322-1111

To obtain timely delivery of these documents, you must request the information no later than April 15, 2025 in order to receive them before the Penns Woods special meeting.

Northwest’s common stock is traded on the Nasdaq Global Select Market® under the symbol “NWBI.” Penns Woods’ common stock is traded on the Nasdaq Global Select Market® under the symbol “PWOD.”

Neither Northwest nor Penns Woods has authorized anyone to provide you with any information other than the information included in this document and documents which are incorporated by reference. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this document and the documents incorporated by reference are accurate only as of their respective dates. Each of Northwest’s and Penns Woods’ business, financial condition, results of operations and prospects may have changed since those dates.

i

Annexes:

ANNEX A	Agreement and Plan of Merger	A-1

ANNEX B	Opinion of Stephens Inc.	B-1

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following are answers to certain questions that you may have regarding the Penns Woods special meeting of shareholders. You are urged to read carefully the remainder of this document because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the appendices to, and the documents incorporated by reference in, this document.

Q:	Why am I receiving this proxy statement/prospectus?

A:

You are receiving this proxy statement/prospectus because Northwest Bancshares, Inc. (“Northwest”) and Penns Woods Bancorp, Inc. (“Penns Woods”) have entered into an Agreement and Plan of Merger dated as of December 16, 2024 (the “Merger Agreement”), attached to this proxy statement/prospectus as Annex A, pursuant to which Penns Woods will be merged with and into Northwest, with Northwest being the surviving entity (the “Merger”) on the effective date of the Merger (the “Effective Date”). Immediately following the Merger, or at such later time specified by Northwest, Luzerne Bank, a Pennsylvania-chartered bank and wholly-owned subsidiary of Penns Woods (“Luzerne Bank”), will merge with and into Northwest Bank, a Pennsylvania-chartered savings bank and wholly owned subsidiary of Northwest (“Northwest Bank”), with Northwest Bank being the surviving entity (the “Luzerne Bank Merger”). Thereafter, and immediately following the Luzerne Bank Merger, or at such later time specified by Northwest Bank, Jersey Shore State Bank, a Pennsylvania-chartered bank and a wholly-owned subsidiary of Penns Woods (“Jersey Shore Bank” and together with Luzerne Bank, the “Subsidiary Banks”), will merge with and into Northwest Bank, with Northwest Bank being the surviving entity (the “Jersey Shore Bank Merger” and together with the Luzerne Bank Merger, the “Subsidiary Bank Mergers”). The Merger Agreement must be adopted and approved by the shareholders of Penns Woods before the Merger can be completed.

Penns Woods is holding a special meeting of its shareholders (the “Penns Woods Special Meeting”) to obtain the required approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by Penns Woods’ shareholders.

This document constitutes the proxy statement of Penns Woods for use in soliciting proxies for the Penns Woods Special Meeting. This document is also a prospectus that is being delivered to Penns Woods’ shareholders because, in connection with the Merger, Northwest is offering shares of Northwest common stock to holders of shares of Penns Woods’ common stock.

This proxy statement/prospectus contains important information about the Merger and the special meeting of the shareholders of Penns Woods, and you should read it carefully. The enclosed voting materials allow you to vote your Penns Woods’ common stock without attending the special meeting. Your vote is important, and we encourage you to submit your proxy as soon as possible.

Q:	What will happen in the Merger?

A:

In the Merger, Penns Woods will merge with and into Northwest. Each share of Penns Woods common stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be converted into the right to receive 2.385 shares (the “Exchange Ratio” and such shares, the “Merger Consideration”) of Northwest common stock. After completion of the Merger, Penns Woods will cease to exist, and will no longer be a public company. Penns Woods’ common stock will be delisted from the Nasdaq Global Select Market®, will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will cease to be publicly traded. Holders of Northwest common stock will continue to own their existing shares of Northwest common stock. See the information provided in the section entitled “THE MERGER” beginning on page 30 and the Merger Agreement for more information about the Merger.

Q:	Why are Northwest and Penns Woods proposing to merge?

A:

Penns Woods believes that the Merger is in the best interests of its shareholders and other constituencies because of, among other reasons, the synergies potentially available as a result of the proposed merger. Furthermore, as a result of the Merger, Penns Woods will become part of a larger banking institution, resulting in Penns Woods’ customers having the best of both worlds – the breadth of services offered by a larger financial institution, delivered by local bankers who listen and are able to respond to their customers’ needs. To review Penns Woods’ reasons for the Merger in more detail, see “THE MERGER—Penns Woods’ Reasons for the Merger” on page 35 of this proxy statement/prospectus.

Northwest believes that the Merger is in the best interests of its stockholders and will benefit Northwest and its stockholders by enabling Northwest to further enhance market share in the North Central Pennsylvania and expand into attractive markets in Northeastern Pennsylvania currently served by Penns Woods and by strengthening the competitive position of the combined organization. Furthermore, Northwest believes its increased asset size after the Merger will create additional economies of scale and provide opportunities for asset and earnings growth in an extremely competitive banking environment. To review Northwest’s reasons for the Merger in more detail, see “THE MERGER—Northwest’s Reasons for the Merger” on page 33 of this proxy statement/prospectus.

Q:	What will Penns Woods shareholders receive in the Merger?

A:

Under the terms of the Merger Agreement, shareholders of Penns Woods will be entitled to receive from Northwest, after the Merger is completed, the Merger Consideration, payable in the form of shares of Northwest common stock to be calculated as set forth in the Merger Agreement. At the Effective Time, each share of Penns Woods common stock, other than treasury shares, will be converted into the right to receive 2.385 shares of Northwest common stock.

Northwest will not issue any fractional shares of common stock in connection with the Merger. Instead, each holder of Penns Woods common stock who would otherwise be entitled to receive a fraction of a share of Northwest common stock (after taking into account all shares of Penns Woods common stock owned by such holder at the Effective Time) will receive cash (rounded to the nearest cent), without interest, in an amount equal to the fractional share of Northwest common stock to which such holder would otherwise be entitled multiplied by the average of the closing-sale prices of Northwest common stock on the Nasdaq Global Select Market® as reported by The Wall Street Journal for the five (5) consecutive full trading days ending on the trading day preceding the Effective Date.

Q:	Does Penns Woods anticipate paying any dividends prior to the Effective Date?

A:

Yes. Under the terms of the Merger Agreement, Penns Woods is permitted to pay to its shareholders its normal and customary quarterly cash dividend of no greater than $0.32 per share for each full calendar quarter preceding the Effective Date, subject to coordinating with Northwest regarding issuance of any dividend in the quarter in which the Merger closes to ensure holders of Penns Woods common stock do not receive two dividends, or fail to receive one dividend, in the relevant quarter as a result of the Merger.

Q:	What are the expected material U.S. Federal Income Tax consequences of the Merger?

A:

The Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and each of Northwest and Penns Woods have received a legal opinion to that effect. Accordingly, we expect the Merger, generally, to be tax-free to United States resident Penns Woods common stockholders for United States federal income tax purposes with respect to the shares of Northwest common stock that they receive pursuant to the Merger. However, neither Northwest nor Penns Woods has requested or received a ruling from the Internal Revenue Service that the Merger will qualify as a reorganization or as to any other aspect of the Merger Agreement or the transactions contemplated by it. For further information, please refer to “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 57.

THE TAX CONSEQUENCES OF THE MERGER WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU IN YOUR PARTICULAR CIRCUMSTANCES.

Q:	When and where will the Penns Woods Special Meeting of shareholders take place?

A:	The special meeting of shareholders of Penns Woods will be held at 9:00 a.m., Eastern Daylight Time, on Tuesday, April 22, 2025, and accessed virtually at https://meetnow.global/MVDHGFG.

Even if you plan to attend the special meeting, Penns Woods recommends that you vote your shares in advance so that your vote will be counted if you later decide not to or become unable to attend the special meeting.

Q:	What matters will be considered at the special meeting?

A:

The shareholders of Penns Woods will be asked to (1) vote to adopt and approve the Merger Agreement and the transactions contemplated thereby, (2) vote to approve the advisory (non-binding) proposal on specified compensation, and (3) vote to approve the adjournment of the special meeting to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt and approve the Merger Agreement.

Q:	What vote is needed to adopt and approve the Merger Agreement and to approve the other matters at the Penns Woods Special Meeting?

A:	The adoption and approval of the Merger proposal requires the affirmative vote of a majority of the votes cast, virtually or represented by proxy, at the Penns Woods Special Meeting.

The other two proposals on the agenda for the Penns Woods Special Meeting will be decided by a majority of the votes cast, virtually or represented by proxy, at the Penns Woods Special Meeting. The advisory proposal on specified compensation will be approved if more of the shares of Penns Woods common stock are voted in favor of the proposal than against it. The adjournment of the Penns Woods Special Meeting, if necessary to solicit additional proxies in the event there are not sufficient votes at the time of the Penns Woods Special Meeting, will be approved if more shares of Penns Woods common stock are voted in favor of adjournment than against it. If a quorum is not present at the Penns Woods Special Meeting, Penns Woods’ Bylaws (“Penns Woods’ Bylaws”) permit that those present may, except as otherwise provided by law, adjourn the Penns Woods Special Meeting to another date, time and place as they determine.

Q:	What will happen if Penns Woods shareholders do not approve the Penns Woods advisory (non-binding) proposal on specified compensation?

A:

The SEC, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), adopted rules that require Penns Woods to seek an advisory (non-binding) vote with respect to certain payments that will or may be made to Penns Woods’ named executive officers in connection with the Merger. The vote on the Penns Woods advisory (non-binding) proposal on specified compensation is a vote separate and apart from the vote to adopt and approve the Merger Agreement and the transactions contemplated thereby. You may vote for the compensation proposal and against the Merger proposal, or vice versa. Because the vote on the Penns Woods advisory (non-binding) proposal on specified compensation is advisory only, it will not be binding on Penns Woods or Northwest and will have no impact on whether the Merger is completed or on whether any contractually obligated payments are made to Penns Woods’ named executive officers.

Q:	Who is entitled to vote at the Penns Woods Special Meeting?

A:

If you were the record holder of Penns Woods common stock as of February 19, 2025 (the record date for the Penns Woods Special Meeting), you are entitled to receive notice of, and to vote at, the Penns Woods Special Meeting. Each holder of Penns Woods common stock is entitled to cast one (1) vote on each matter properly brought before the Penns Woods Special Meeting for each share of Penns Woods common stock that such holder owned as of the record date.

Q:	How do I vote my shares of common stock of Penns Woods?

A:

Attendance at the Penns Woods Special Meeting is not required to vote. Whether or not you attend the Penns Woods Special Meeting, the Penns Woods board of directors urges you to read this proxy statement carefully, including its annexes and the documents incorporated by reference in this proxy statement. If you are a shareholder of record, you can ensure that your shares are voted at the Penns Woods Special Meeting by submitting your proxy via:

•	mail, using the enclosed postage-paid envelope;

•	telephone, by calling the toll-free number listed on each proxy card; or

•	the internet, by accessing the address provided on each proxy card.

If you are a shareholder of record and you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the adoption and approval of the Merger proposal, the advisory proposal on specified compensation, and the adjournment of the special meeting, if necessary, to solicit additional proxies.

If you intend to submit your proxy by telephone or via the internet, you must do so by 11:59 p.m. Eastern Daylight Time, on April 21, 2025. If you intend to submit your proxy by mail, your completed proxy card must be received by April 21, 2025.

If you hold your shares of Penns Woods common stock in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, will not constitute or be counted as votes cast and, consequently, will have no effect on the adoption and approval of the Merger proposal.

Q:	How can I vote my shares in attendance at the special meeting?

A:

Record Holders. Shares held directly in your name as the holder of record of Penns Woods common stock may be voted at the Penns Woods Special Meeting by logging in to https://meetnow.global/MVDHGFG to register and receive instructions on how to attend and vote at the Penns Woods Special Meeting.

Shares in “street name.” If your Penns Woods common stock is held through a broker, bank or other institution, you must obtain a “legal proxy” from the record holder of your shares in order to vote at the Penns Woods Special Meeting. Beneficial owners are strongly encouraged to obtain the legal proxy at least 5 business days prior to the Penns Woods Special Meeting. Beneficial owners will need to have an electronic image (such as a pdf file or scan) of the legal proxy ready to include when voting. You should refer to the voting instructions provided by your brokerage firm, bank, or other holder of record for information about how to obtain a legal proxy.

Even if you plan to attend the special meeting, Penns Woods recommends that you vote your shares in advance so that your vote will be counted if you later decide not to or become unable to attend the applicable special meeting. See “How can I vote my share without attending the special meeting?” below. Additional information on attending the special meeting can be found under the section “The Special Meeting of Shareholders of Penns Woods” on page 25.

Q:	What will happen if I fail to vote or abstain from voting at the Penns Woods Special Meeting?

A:

A majority of the votes which all of the shareholders of Penns Woods are entitled to cast on a matter as of the record date must be represented at the Penns Woods Special Meeting virtually or by proxy in order to constitute a quorum for purposes of acting on the Merger proposal. If you fail to attend the Penns Woods Special Meeting and fail to submit timely a proxy for the Penns Woods Special Meeting (or fail to instruct your bank, broker, or other nominee how to vote), the effect will be that your shares of Penns Woods common stock may not be counted for purposes of determining whether a quorum is present at the Penns Woods Special Meeting but will not affect the proposal to approve the Merger, the advisory proposal on specified compensation, and the adjournment of the special meeting, if necessary, to solicit additional proxies.

If you fail to return your proxy card or submit your voting instructions by telephone or via the internet or vote virtually at the Penns Woods Special Meeting or if you mark “ABSTAIN” on your proxy card or ballot at the special meeting with respect to the proposal to approve the Merger, the specified compensation or the adjournment of Penns Woods’ special meeting, if necessary, to solicit additional proxies, it will have no effect on the votes on those proposals.

Q:	How will my shares be voted if I return a blank proxy card?

A:

If you sign, date and return your proxy card or your proxy instructions with respect to the Penns Woods proposals and do not indicate how you want your Penns Woods common stock to be voted, then your shares will be voted “FOR” the adoption and approval of the Merger Agreement, “FOR” the merger-related named executive officer compensation that will or may be paid to Penns Woods’ named executive officers in connection with the merger, and, if necessary, “FOR” the approval of the adjournment of the special meeting to solicit additional proxies.

Q:	If my shares of common stock are held in a stock brokerage account or by a bank or other nominee in “street name”, will my broker, bank or other nominee vote my shares for me?

A:

No. You must provide your broker, bank or nominee (the record holder of your common stock) with instructions on how to vote your common stock. Please follow the voting instructions provided by your broker, bank or nominee. If you do not provide voting instructions to your broker, bank or nominee, then your common stock will not be voted by your broker, bank or nominee.

Assuming a quorum is present, if you are a Penns Woods shareholder and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee may not vote your shares on the proposal to approve the Merger, which broker non-vote will not constitute or be counted as a vote cast and, consequently, will have no effect on the proposal to approve the Merger, the specified compensation or the adjournment of Penns Woods’ special meeting, if necessary, to solicit additional proxies.

Under the rules of Nasdaq, brokers who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that Nasdaq determines to be “non-routine” without specific instructions from the beneficial owner. It is expected that all proposals to be voted on at the Penns Woods Special Meeting are such “non-routine” matters. Broker non-votes occur when a broker or nominee is not instructed by the beneficial owner of shares to vote on a particular proposal for which the broker does not have discretionary voting power.

Q: Can I change my vote after I have submitted my proxy?

A:

You may revoke a proxy at any time before a vote is taken at the special meeting by: (i) filing a written notice of revocation with Penns Woods’ Corporate Secretary, at 300 Market Street, P.O. Box 967, Williamsport, Pennsylvania 17703-0967, which must be received no later than April 21, 2025; (ii) executing and returning another proxy card with a later date – only your latest completed, signed and dated proxy card received prior to April 21, 2025, will be counted; or (iii) attending the special meeting virtually and voting again at the special meeting.

Your attendance at the special meeting will not, by itself, revoke your proxy.

If you hold your shares in “street name” and you have instructed your broker, bank or nominee to vote your shares, you must follow directions received from your broker, bank or nominee to change your vote.

Q:	Are the Penns Woods shareholders entitled to dissenters’ rights?

A:

No. Because Penns Woods’ common stock is traded on the Nasdaq Global Select Market®, Pennsylvania law does not provide for dissenters’ appraisal rights in connection with the Merger. Penns Woods is incorporated under Pennsylvania law.

Q:	When is the Merger expected to be completed?

A:

We expect to complete the Merger in the third quarter of 2025, assuming shareholder approvals and all applicable governmental approvals have been received by that date and all other conditions precedent to the Merger have been satisfied or waived.

Q:	What happens if the Merger is not completed?

A:

If the Merger is not completed, the shareholders of Penns Woods will not receive any consideration for their shares of Penns Woods common stock in connection with the Merger. Instead, Penns Woods will remain an independent, public company. Additionally, if the Merger Agreement is terminated pursuant to certain conditions, a termination fee of $10.0 million will be payable by Penns Woods. See “THE MERGER AGREEMENT—Acquisition Proposals and Termination Fee” beginning on page 76 for a more detailed discussion of the circumstances under which a termination fee will be required to be paid.

Q:	Should Penns Woods shareholders send in their stock certificates now?

A:

No. As promptly as practical, but no later than five (5) business days, after the Merger is completed, the Exchange Agent for the Merger will send you a letter of transmittal with instructions informing you how to send in your stock certificates to the Exchange Agent. You should use the letter of transmittal to exchange your Penns Woods stock certificates for the Merger Consideration. Do not send in your stock certificates with your proxy form.

Q:	What happens if I sell my shares after the record date but before the Penns Woods Special Meeting?

A:

The Penns Woods record date is earlier than the date of the Penns Woods Special Meeting and earlier than the date that the Merger is expected to be completed. If you sell or otherwise transfer your shares of Penns Woods common stock after the record date, but before the date of the Penns Woods Special Meeting, you will retain your right to vote at the Penns Woods Special Meeting (provided that such shares remain outstanding on the date of the Penns Woods Special Meeting), however, you will not receive the right to receive Merger Consideration for those shares of Penns Woods common stock in connection with the Merger. In order to receive the Merger Consideration, you must hold your shares of Penns Woods common stock through the completion of the Merger.

Q:	What do I need to do now?

A:

After carefully reviewing this proxy statement/prospectus, including its Annexes, please vote your shares of common stock using the method as described in the question above entitled “How do I vote my shares of common stock of Penns Woods?” on page 4, as soon as possible. By submitting your proxy, you authorize the individuals named in the proxy to vote your shares of common stock at the special meeting of shareholders in accordance with your instructions. Your vote is very important. Whether or not you plan to attend the Penns Woods Special Meeting, please submit your proxy with voting instructions to ensure that your shares will be voted at the special meeting.

Q:	Are there any risks that I should consider in deciding whether to vote for the approval of the Penns Woods merger proposal, or the other proposals to be considered at the Penns Woods Special Meeting?

A:

Yes. You should read and carefully consider the risk factors set forth in the section entitled “RISK FACTORS” beginning on page 18. You also should read and carefully consider the risk factors of Northwest and Penns Woods contained in the documents that are incorporated by reference into this proxy statement/prospectus.

Q:	What is householding and how does it affect me?

A:

The SEC permits companies to send a single set of proxy materials to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each shareholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of Penns Woods common stock held through brokerage firms. If your family has multiple accounts holding Penns Woods common stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Who can answer my questions?

A:

If you have questions about the Merger or desire additional copies of this proxy statement/prospectus or additional proxy cards, please contact Alliance Advisors, LLC, which is acting as the proxy solicitor for Penns Woods in connection with the Merger, or the Company at the addresses below:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, New Jersey 07003

Phone: (833) 207-7606

Email: PWOD@allianceadvisors.com

Penns Woods Bancorp, Inc.

Attention: Investor Relations

300 Market Street

P.O. Box 967

Williamsport, Pennsylvania 17703-0967

Phone: (570) 322-1111

SUMMARY

This summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that may be important to you. You should read carefully this entire document, its Annexes, and all other documents to which this proxy statement/prospectus refers before you decide how to vote. In addition, we incorporate by reference important business and financial information about Northwest and Penns Woods into this document. For a description of this information, See “INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE” on page 89. You may obtain the information incorporated by reference into this document without charge by following the instructions in the section entitled “WHERE YOU CAN FIND MORE INFORMATION” in the forepart of this document. Each item in this summary includes a page reference, where applicable, directing you to a more complete description of that item.

The Companies

Northwest Bancshares, Inc.

Northwest Bancshares, Inc.

3 Easton Oval Street, Suite 500

Columbus, Ohio 43219

Phone: (814) 726-2140

Northwest Bancshares, Inc. (“Northwest”) is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (“BHCA”), and subject to inspection of the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Northwest was incorporated under the laws of the State of Maryland in 2009 to be the successor corporation to Northwest Bancorp, Inc., the former stock holding company for Northwest Bank, upon completion of the mutual-to-stock conversion of Northwest Bancorp, MHC. Northwest operates principally through its wholly-owned subsidiary, Northwest Bank, a Pennsylvania-chartered savings bank which was first chartered in 1896, with 130 full-service financial centers and 11 free standing drive-through facilities in Pennsylvania, New York, Ohio and Indiana. Northwest Bank provides a complete line of business and personal banking products, employee benefits and wealth management services, as well as business and personal insurance products and services. Northwest Bank’s principal sources of funds are personal and business deposits, borrowed funds and the principal and interest payments on loans and marketable securities.

Northwest’s primary business activities are conducted through Northwest Bank, a full-service community bank. Northwest Bank, as a Pennsylvania-chartered savings bank, is subject to regulation, examination and oversight by the Federal Deposit Insurance Corporation (“FDIC”), Pennsylvania Department of Banking and Securities (the “DoBS”), and the Consumer Financial Protection Bureau (the “CFPB”). Northwest Bank’s products and services include traditional banking products, such as deposit accounts, lending products and trust services. Northwest Bank provides services through traditional branch offices, ATMs and mobile and internet-based banking. Brokerage services are offered exclusively through an unaffiliated registered broker-dealer located at Northwest Bank’s offices. Northwest also makes available credit cards to consumers and businesses, as well as merchant credit card processing services, through joint marketing arrangements with third parties.

Northwest Bank has three active, wholly-owned subsidiaries: Great Northwest Corporation, Northwest Capital Group, Inc., and Mutual Federal Interest Corporation. Great Northwest Corporation holds equity investments in government-assisted, low-income housing projects in various locations throughout Northwest’s market area. Northwest Capital Group, Inc.’s principal activity is to own, operate and ultimately divest of properties that were acquired in foreclosure. Mutual Federal Interest Corporation, which is a Nevada corporation, holds and manages a portion of the Northwest Bank investment portfolio and consumer closed-end first mortgage loans.

At September 30, 2024, Northwest had total assets of approximately $14.4 billion, total loans of approximately $11.3 billion, total deposits of approximately $12.1 billion, and total stockholders’ equity of approximately $1.6 billion.

Northwest’s common stock is traded on the Nasdaq Global Select Market® under the symbol “NWBI”. Northwest is subject to the reporting requirements under the Exchange Act, as amended, and, therefore, files reports, proxy statements and other information with the SEC. Further important business and financial information about Northwest is incorporated by reference into this proxy statement/prospectus. See “INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE” on page 89 of this proxy statement/prospectus.

Penns Woods Bancorp, Inc.

Penns Woods Bancorp, Inc.

300 Market Street

P.O. Box 967

Williamsport, Pennsylvania 17703-0967

(570) 322-1111

Organized in 1983, Penns Woods Bancorp, Inc. (“Penns Woods”) was incorporated under the laws of the Commonwealth of Pennsylvania as a bank holding company. In connection with the organization of Penns Woods, Jersey Shore State Bank (“Jersey Shore Bank”), a Pennsylvania-chartered bank, became a wholly-owned subsidiary of Penns Woods. On June 1, 2013, Penns Woods became a multi-bank holding company when it acquired Luzerne Bank, a Pennsylvania-chartered bank (“Luzerne Bank” and together with Jersey Shore Bank, the “Subsidiary Banks”). Penns Woods’ three other wholly-owned subsidiaries are: (i) Woods Real Estate Development Company, Inc., (ii) Woods Investment Company, Inc., and (iii) United Insurance Solutions, LLC. Penns Woods’ business has consisted primarily of managing and supervising the Subsidiary Banks, and its principal source of income has been dividends paid by the Subsidiary Banks and Woods Investment Company, Inc.

The Subsidiary Banks are engaged in commercial and retail banking which includes the acceptance of time, savings, and demand deposits, the funding of commercial, consumer, and mortgage loans, and safe deposit services. Utilizing a branch office network, ATMs, internet, and telephone banking delivery channels, the Subsidiary Banks deliver their products and services to the communities they reside in.

In October 2000, Jersey Shore Bank acquired The M Group, Inc. d/b/a The Comprehensive Financial Group (“The M Group”). The M Group, which operates as a subsidiary of Jersey Shore Bank, offers insurance and securities brokerage services. Securities are offered by The M Group through Cetera Financial Group, a registered broker-dealer.

As of September 30, 2024, Jersey Shore Bank employed 244 persons, Luzerne Bank employed 65 persons, and The M Group employed 3 persons in either a full-time or part-time capacity. Penns Woods does not have any employees. The principal officers of the Subsidiary Banks also serve as officers of Penns Woods.

Woods Investment Company, Inc., a Delaware holding company, maintains an investment portfolio that is managed for total return and to fund dividend payments by Penns Woods.

Woods Real Estate Development Company, Inc. serves Penns Woods through its acquisition and ownership of certain properties utilized by the Subsidiary Banks.

United Insurance Solutions, LLC offers property and casualty and auto insurance products within Penns Woods market footprint. Penns Woods became the sole owner of United Insurance Solutions, LLC when it purchased the outstanding 20% minority interest on October 1, 2021.

As a registered bank holding company under the BHCA, Penns Woods is subject to supervision and regulation by the Federal Reserve. Luzerne Bank and Jersey Shore Bank are each chartered in Pennsylvania and supervised, regulated and examined by the DoBS and the Federal Deposit Insurance Corporation (“FDIC”).

At September 30, 2024, Penns Woods had total consolidated assets of $2.26 billion, total loans of approximately $1.88 billion, total consolidated deposits of $1.70 billion, and total consolidated shareholders’ equity of $187 million.

Penns Woods’ common stock is traded on the Nasdaq Global Select Market® under the symbol “PWOD.” Penns Woods is subject to the reporting requirements under the Exchange Act, as amended, and, therefore, files reports, proxy statements and other information with the SEC. Further important business and financial information about Penns Woods is incorporated by reference into this proxy statement/prospectus. See “INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE” on page 89 of this proxy statement/prospectus.

The Merger (page 64)

The Merger Agreement provides that, if all of the conditions to the closing of the Merger are satisfied or waived, Penns Woods will be merged with and into Northwest, with Northwest surviving. Immediately following the Merger, or at such later time specified by Northwest, Luzerne Bank will merge with and into Northwest Bank, with Northwest Bank being the surviving entity (the “Luzerne Bank Merger”). Thereafter, and immediately following the Luzerne Bank Merger, or at such later time specified by Northwest Bank, Jersey Shore Bank will merge with and into Northwest Bank, with Northwest Bank being the surviving entity (the “Jersey Shore Bank Merger” and together with the Luzerne Bank Merger, the “Subsidiary Bank Mergers”). The Merger Agreement is attached to this proxy statement/prospectus as Annex A and is incorporated in this proxy statement/prospectus by reference. We encourage you to read the Merger Agreement carefully, as it is the legal document that governs the Merger.

What Penns Woods shareholders will receive in the Merger (page 64)

Under the terms of the Merger Agreement, holders of Penns Woods common stock will receive 2.385 shares of Northwest common stock for each share of Penns Woods common stock they hold immediately prior to the Effective Time.

Northwest will not issue any fractional shares of common stock in connection with the Merger. Instead, each holder of Penns Woods common stock who would otherwise be entitled to receive a fraction of a share of Northwest common stock (after taking into account all shares of Penns Woods common stock owned by such holder at the Effective Time) will receive cash (rounded to the nearest cent), without interest, in an amount equal to the fractional share of Northwest common stock to which such holder would otherwise be entitled multiplied by the average of the closing-sale prices of Northwest common stock on the Nasdaq Global Select Market® as reported by The Wall Street Journal for the five (5) consecutive full trading days ending on the trading day preceding the Effective Date.

Exchange of Penns Woods common stock (page 65)

As promptly as practicable after the completion of the Merger, but no more than five (5) business days of the Effective Date, Equinti Trust Company, or such other company agreed to by Northwest and Penns Woods, as exchange agent (the “Exchange Agent”), will mail you transmittal materials and instructions for exchanging your Penns Woods stock certificates for Northwest common stock to be issued by book-entry transfer.

Penns Woods Special Meeting of shareholders (page 25)

A special meeting of shareholders of Penns Woods will be held at 9:00 a.m., Eastern Daylight Time, on Tuesday, April 22, 2025, and accessed virtually at https://meetnow.global/MVDHGFG, for the purpose of considering and voting on the following matters:

•	a proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger;

•	a proposal to approve, on an advisory basis, specified compensation that may be payable to the named executive officers of Penns Woods in connection with the Merger; and

•

a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the special meeting to adopt and approve the Merger Agreement.

You are entitled to vote at the special meeting if you owned Penns Woods common stock as of the close of business on February 19, 2025. As of February 19, 2025, a total of 7,612,878 shares of Penns Woods common stock were outstanding and eligible to be voted on each matter submitted to shareholders at the Penns Woods Special Meeting. As of the same date, there were no shares of Penns Woods preferred stock outstanding or eligible to be voted at the Penns Woods Special Meeting.

Required vote (pages 25)

At the Penns Woods Special Meeting, each of the adoption and approval of the Merger Agreement, the advisory proposal on specified compensation and the proposal, and the adjournment of the Penns Woods Special Meeting, if necessary to solicit additional proxies in the event there are not sufficient votes at the time of the Penns Woods Special Meeting, will require the affirmative vote of the majority of the votes cast at the Penns Woods Special Meeting. If a quorum is not present at the Penns Woods Special Meeting, Penns Woods’ Bylaws permit that those present may, except as otherwise provided by law, adjourn the Penns Woods Special Meeting to another date, time and place as they determine.

The directors of Penns Woods, who collectively have the power to vote approximately 4.65 % of the outstanding Penns Woods common stock, entered into support agreements with Northwest on December 16, 2024, pursuant to which they agreed, subject to certain terms and conditions, to vote all of their shares in favor of the adoption and approval of the Merger Agreement. As of the date of this proxy statement/prospectus, Northwest and its directors, executive officers and affiliates beneficially owned no Penns Woods common stock, and Penns Woods and its directors, executive officers and affiliates beneficially owned no Northwest common stock.

Recommendation to Penns Woods shareholders (page 33)

The board of directors of Penns Woods unanimously approved the Merger Agreement. The board of directors of Penns Woods believes that the Merger is in the best interests of Penns Woods and its shareholders, and, as a result, the directors unanimously recommend that Penns Woods shareholders vote “FOR” the adoption and approval of the Merger Agreement, “FOR” the proposal to approve, on an advisory basis, specified compensation that may be payable to the named executive officers of Penns Woods in connection with the Merger, and “FOR” the proposal to adjourn the special meeting, if necessary and appropriate, to solicit additional proxies.

In reaching this decision, the board of directors of Penns Woods considered many factors, which are described in the section captioned “THE MERGER—Background of the Merger” and “THE MERGER—Penns Woods’ Reasons for the Merger” beginning on page 30 and page 35, respectively, of this proxy statement/prospectus.

Opinion of Penns Woods’ Financial Advisor (page 38)

In connection with the Merger, Penns Woods’ financial advisor, Stephens Inc. (“Stephens”), delivered a written opinion, dated December 16, 2024, to the Penns Woods board of directors to the effect that, as of such date, the Exchange Ratio was fair, from a financial point of view, to the holders of Penns Woods common stock. The full text of the opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Stephens in preparing the opinion, is attached as Annex B to this proxy statement/prospectus. Stephens’s opinion speaks only as of the date of this opinion. The opinion was for the information of, and was directed to, the Penns Woods board of directors (in its capacity as such) in connection with its consideration of the financial terms of the Merger. The opinion did not address the underlying business decision of Penns Woods to engage in the Merger or enter into the Merger Agreement or constitute a recommendation to the Penns Woods board of directors in connection with the Merger, and it does not constitute a recommendation to any holder of Penns Woods common stock or any shareholder of any other entity as to how to vote in connection with the Merger or any other matter.

Material U.S. federal income tax consequences of the Merger (page 57)

Northwest and Penns Woods intend that the Merger will be treated as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Both Northwest and Penns Woods intend that each will be a “party to the reorganization” within the meaning of Section 368(b) of the Internal Revenue Code. If treated as a reorganization, for U.S. federal income tax purposes (i) no gain or loss will be recognized by Northwest or Penns Woods as a result of the Merger, and (ii) U.S. resident Penns Woods shareholders will not recognize any gain or loss for U.S. federal income tax purposes if they exchange their Penns Woods common stock solely for Northwest common stock in the Merger, except with respect to cash received in lieu of fractional shares of Northwest common stock.

All Penns Woods shareholders should read carefully the description under the section captioned “THE MERGER —Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 57 of this proxy statement/prospectus and are strongly encouraged to consult their own tax advisors concerning these matters. All Penns Woods shareholders should consult their tax advisors as to the specific tax consequences of the Merger to them, including, without limitation, the applicability and effect of the alternative minimum tax and any state, local, foreign, and other tax laws, your basis in any Northwest common stock received in the Merger, your holding period with respect to any Northwest common stock received in the Merger, your tax return reporting requirements, or the applicability and effect of any proposed changes in any tax laws.

Interests of directors and executive officers of Penns Woods (page 55)

The directors, and some of the executive officers of Penns Woods, have interests in the Merger that are different from, or in addition to, the interests of Penns Woods’ shareholders generally. These include:

•	continued indemnification and continued insurance for directors and officers of Penns Woods for events occurring before the Merger;

•	Richard A. Grafmyre, a current Penns Woods director, will be appointed to serve on the board of directors of Northwest, to fill a vacancy in the 2026 class of director slate, or otherwise increase the size of the board of Northwest by one to effectuate Mr. Grafmyre’s inclusion in the 2026 class of directors slate, subject to Northwest standard corporate governance practices and standard director evaluation process; and

•

upon the consummation of the Merger, and subject to certain other conditions, payments to be made to Penns Woods’ named executive officers, and other executives, pursuant to change in control features in their existing employment agreements.

Each of Northwest’s and Penns Woods’ board of directors was aware of these interests and considered them in approving the Merger Agreement. See “THE MERGER—Interests of Penns Woods’ Directors and Officers in the Merger” beginning on page 55 of this proxy statement/prospectus.

Governance of Northwest after the Merger (page 66)

Except for the appointment of Richard A. Grafmyre, a current Penns Woods director, to the board of directors of Northwest and the board of directors of Northwest Bank, the Northwest board of directors and the committees thereof will remain unchanged, and. the executive officers of Northwest will continue as executive officers of Northwest immediately after the Effective Time, in each case to serve in such capacities until their successors have been duly elected or appointed or until their earlier death, resignation or removal from office.

No Appraisal or Dissenters’ rights (page 30)

Appraisal or dissenters’ rights are statutory rights that, if applicable under law, enable stockholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in that extraordinary transaction. Under the Pennsylvania Business Corporation Law, holders of Penns Woods common stock are not entitled to appraisal rights in the Merger with respect to their shares of Penns Woods common stock because Penns Woods common stock is listed on a national securities exchange.

Certain differences in shareholder rights (page 78)

When the Merger is completed, Penns Woods shareholders will receive Northwest common stock and, therefore, will become Northwest stockholders. As Northwest stockholders, your rights will be governed by Northwest’s Articles of Incorporation and Amended and Restated Bylaws, as amended, as well as Maryland law. See “COMPARISON OF CERTAIN RIGHTS OF PENNS WOODS SHAREHOLDERS AND NORTHWEST STOCKHOLDERS” beginning on page 78 of this proxy statement/prospectus.

Regulatory approvals required for the Merger (page 55)

The Merger cannot be completed until Northwest receives the required regulatory approvals of applications, which include the approval of the FDIC, the DoBS, and other approvals as required for the Subsidiary Bank Mergers, as well as the Federal Reserve’s approval, nonobjection or waiver to consummate the Merger. Northwest will submit the appropriate applications and/or filings to the Federal Reserve, FDIC and the DoBS for the Merger and the Subsidiary Bank Mergers for approval. Although neither Northwest nor Penns Woods knows of any reason why it cannot obtain these regulatory approvals in a timely manner, Northwest and Penns Woods cannot be certain when or if they will be obtained, or that the granting of these regulatory approvals will not involve the imposition of conditions on the completion of the Merger or the Subsidiary Bank Mergers.

Conditions to the Merger (page 67)

As more fully described in this proxy statement/prospectus and in the Merger Agreement, the completion of the Merger depends on the adoption and approval of the Merger Agreement by Penns Woods shareholders and receipt of the required regulatory approvals, in addition to satisfaction of, or where legally permissible, waiver of, other customary conditions. Although Northwest and Penns Woods anticipate the closing of the Merger will occur in the third quarter of 2025, neither Northwest nor Penns Woods can be certain when, or if, the conditions to the Merger will be satisfied or, where permissible, waived, or that the Merger will be completed. See “THE MERGER AGREEMENT—Conditions to Consummation of the Merger” beginning on page 67 of this proxy statement/prospectus.

Termination of the Merger Agreement (page 74)

Termination by mutual consent. Northwest and Penns Woods may mutually consent to terminate the Merger Agreement and abandon the Merger at any time before the Merger is effective, if the boards of directors of Northwest and Penns Woods both approve the termination by vote of a majority of the members of their entire boards of directors.

Termination by either Northwest or Penns Woods. The Merger Agreement may be terminated at any time prior to the Effective Time by Northwest or Penns Woods upon written notice to the other party, if either board of directors so determines by vote of a majority of the members of the entire board of directors, in the event of the following circumstances:

•

(i) a breach by the other party of any representation or warranty contained in the Merger Agreement, which breach cannot be or has not been cured within forty-five (45) days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any covenants or agreements contained in the Merger Agreement, which breach cannot be or has not been cured within forty-five (45) days after the giving of written notice to the breaching party of such breach; provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, in the reasonable opinion of the non-breaching party, to result in a material adverse effect under the terms and conditions provided in the Merger Agreement;

•

if the Merger is not been consummated by December 31, 2025 (or such later date as to which Penns Woods and Northwest may mutually agree in writing), except to the extent that the failure of the Merger then to be consummated arises out of or results from the failure of the party seeking to terminate pursuant to the Merger Agreement in breach of such party’s obligations, covenants and agreements under the Merger Agreement;

•

if any governmental authority whose approval is required for consummation of the Merger and the other transactions contemplated by the Merger Agreement shall have been denied and the denial has become final and nonappealable;

•

if any governmental authority whose approval is required for consummation of the Merger and the other transactions contemplated by the Merger Agreement shall have requested, directed or advised Northwest or Penns Woods to withdraw its application for approval of the Merger; or

•

if any governmental authority of competent jurisdiction shall have issued a final nonappealable law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger or the Subsidiary Bank Merger.

Termination by Penns Woods or Northwest with regards to the Penns Woods shareholder vote. Either Penns Woods or Northwest may terminate the Merger Agreement if the requisite vote of the Penns Woods shareholders shall not have been obtained at the meeting of the Penns Woods shareholders duly convened therefor or at any adjournment or postponement thereof; provided that no party may terminate the Merger Agreement if the party has breached in any material respect any of its obligations under the Merger Agreement, in each case in a manner that primarily caused the failure to obtain the requisite vote of the Penns Woods shareholders at the meeting of the Penns Woods shareholders duly convened or at any adjournment or postponement thereof.

Termination by Northwest. Northwest may terminate the Merger Agreement and abandon the Merger at any time before the requisite vote of the Penns Woods shareholders is obtained if:

•

the Penns Woods board of directors shall have failed to include the Penns Woods recommendation in this proxy statement/prospectus, or withdrawn, modified or qualified the Penns Woods recommendation in a manner adverse to Northwest, or publicly disclosed that it intends to do so, or failed to recommend against acceptance of a tender offer or exchange offer constituting an acquisition proposal that has been publicly disclosed within five (5) business days after the commencement of the tender or exchange offer, in any case whether or not permitted by the terms of the Merger Agreement;

•

the Penns Woods board of directors shall have recommended or endorsed an acquisition proposal or publicly disclosed its intention to do so, or failed to issue a press release announcing its unqualified opposition to the acquisition proposal within five (5) business days after the acquisition proposal is publicly announced; or

•	Penns Woods or its board of directors has breached its obligations related to the shareholder vote or acquisition proposals in the Merger Agreement in any material respect.

Termination by Penns Woods. Penns Woods may terminate the Merger Agreement and abandon the Merger:

•

if the Penns Woods board (or a duly authorized committee thereof) has authorized acceptance of a superior acquisition proposal, and Penns Woods has complied in all respects with the Merger Agreement; provided, that this right of Penns Woods to terminate the Merger Agreement is conditioned on and subject to the prior payment by Penns Woods to Northwest of a termination fee (as described in THE MERGER AGREEMENT – Acquisition Proposals and Termination Fee) in accordance with the Merger Agreement. Any purported termination on these grounds shall be void and of no force or effect if Penns Woods has not have paid and Northwest has not received the termination fee; or

•

by written notice to Northwest if, and only if, prior to the Effective Time and during the time period specified in the Merger Agreement, the market value of Northwest common stock drops below certain pre-determined thresholds while the Nasdaq Bank Index does not; subject, however, to Northwest’s right to cure by providing notice to Penns Woods that Northwest intends to proceed with the Merger by paying additional consideration.

Acquisition proposals and termination fee (page 76)

If the Merger Agreement is terminated by Penns Woods under certain circumstances involving alternative acquisition proposals, Penns Woods may be required to pay a termination fee to Northwest equal to $10.0 million.

Risk Factors (page 18)

In evaluating the Merger Agreement, the Merger or the issuance of Northwest common stock, you should carefully read this proxy statement/prospectus and give special consideration to the factors discussed in the section entitled “RISK FACTORS” beginning on page 18.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the proposed merger, the plans, goals, objectives, expectations and intentions of Northwest and Penns Woods, the expected timing of completion of the Merger, and other statements that are not historical or current facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, continue, remain, believe, intend, estimate, plan, project, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995 (“Reform Act”), notwithstanding that such statements are not specifically identified.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors, in addition to the factors relating to the Merger discussed under the caption “RISK FACTORS” beginning on page 18 and the factors previously disclosed in Northwest and Penns Woods’ reports filed with the SEC, which could cause actual results to differ materially from those contained or implied in the forward-looking statements:

•	changes in general economic, political, or industry conditions;

•	uncertainty in U.S. fiscal and monetary policy, including interest rate policies of the Federal Reserve;

•	volatility and disruptions in global capital and credit markets;

•	competitive pressures on product pricing and services;

•	ongoing geopolitical volatility and political uncertainty;

•	success, impact, and timing of Northwest’s and Penns Woods’ business strategies, including market acceptance of any new products or services;

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the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, as well as those involving the DoBS, Federal Reserve, FDIC, CFPB, and other regulatory authorities, as required;

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changes in legislation, regulation, policies or administrative practices, whether by judicial, governmental or legislative action and other changes pertaining to banking, securities, taxation and financial accounting and reporting, environmental protection and insurance, and the ability to comply with such changes in a timely manner;

•	the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement;

•	the outcome of any legal proceedings that may be instituted against Northwest or Penns Woods;

•	delays in completing the Merger;

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the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Merger);

•	the failure to obtain Penns Woods’ shareholders’ approval or to satisfy any of the other conditions to the Merger on a timely basis or at all;

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the possibility that the anticipated benefits of the Merger are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Northwest and Penns Woods do business;

•	the effect of divestitures that may be required by regulatory authorities in certain markets in which Northwest and Penns Woods compete;

•	the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

•	diversion of management’s attention from ongoing business operations and opportunities;

•	potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Merger;

•	the ability to complete the Merger and integration of Northwest and Penns Woods successfully;

•	the dilution caused by Northwest’s issuance of additional shares of its capital stock in connection with the Merger;

•	revenues or earnings following the Merger may be lower than expected; and

•	other factors that may affect the future results of Northwest and Penns Woods.

In addition, certain statements may be contained in the future filings of Northwest and Penns Woods with the SEC, in press releases and in oral and written statements made by or with the approval of Northwest or Penns Woods that are not statements of historical fact and constitute forward-looking statements within the meaning of the Reform Act. Examples of forward-looking statements include, but are not limited to:

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statements about the benefits of the Merger between Northwest and Penns Woods, including future financial and operating results, cost savings, enhanced revenues and accretion to reported earnings that may be realized from the Merger;

•	statements regarding plans, objectives and expectations of Northwest or Penns Woods or their respective management or boards of directors;

•	statements regarding future economic performance; and

•	statements regarding assumptions underlying any such statements.

You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this proxy statement/prospectus or the dates of the documents incorporated by reference in this proxy statement/prospectus. As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainties of estimates, forecasts and projections and may be better or worse than projected and such differences could be material. Given these uncertainties, we caution you not to place reliance on these forward-looking statements. Annualized, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Except as required by applicable law, neither Northwest nor Penns Woods undertakes to update these forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the reports that Northwest and Penns Woods have filed with the SEC as described under “Where You Can Find More Information” in the forepart of this document.

Northwest and Penns Woods expressly qualify in their entirety all forward-looking statements attributable to either of them or any person acting on their behalf by the cautionary statements contained or referred to in this proxy statement/prospectus.

RISK FACTORS

In addition to general investment risks and the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the section “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS” on page 16, you should carefully consider the following risk factors in deciding how to vote for the proposals presented in this proxy statement/prospectus. You should also consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. See “WHERE YOU CAN FIND MORE INFORMATION” in the forepart of this document.

An investment by Penns Woods shareholders in shares of Northwest common stock as a result of the exchange of Penns Woods common stock for Northwest common stock in the Merger involves certain risks. Certain material risks and uncertainties connected with the Merger Agreement and transactions contemplated thereby, including the Merger and the Subsidiary Bank Mergers, and ownership of Northwest common stock are discussed below. In addition, Northwest and Penns Woods discuss certain other material risks connected with the ownership of Northwest common stock and with Northwest’s business, and with the ownership of Penns Woods common stock and Penns Woods’ business, respectively, under the caption “Risk Factors” appearing in their Annual Reports on Form 10-K most recently filed with the SEC and may include additional or updated disclosures of such material risks in their subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that each has filed with the SEC or may file with the SEC after the date of this proxy statement/prospectus, each of which reports is or will be incorporated by reference in this proxy statement/prospectus.

Holders of Penns Woods common stock should carefully read and consider all of these risks and all other information contained in this proxy statement/prospectus, including the discussions of risk factors included in the documents incorporated by reference in this proxy statement/prospectus, in deciding whether to vote for approval of the various proposals for which they are entitled to vote at the Penns Woods Special Meeting described herein. The risks described in this proxy statement/prospectus and in those documents incorporated by reference may adversely affect the value of Northwest common stock that you, as an existing holder of Penns Woods common stock, will hold upon consummation of the Merger, and could result in a significant decline in the value of Northwest common stock and cause the current holders of Penns Woods common shares to lose all or part of the value of their respective investments in Northwest common stock.

Risks Related to the Merger

Because the market price of Northwest common stock may fluctuate, holders of Penns Woods common stock cannot be certain of the market value of the Merger Consideration they will receive.

Under the terms of the Merger Agreement, holders of Penns Woods common stock will receive 2.385 shares of Northwest common stock for each share of Penns Woods common stock they hold immediately prior to the Effective Time.

Northwest will not issue any fractional shares of common stock in connection with the Merger. Instead, each holder of Penns Woods common stock who would otherwise be entitled to receive a fraction of a share of Northwest common stock (after taking into account all shares of Penns Woods common stock owned by such holder at the Effective Time) will receive cash, without interest, in an amount equal to the fractional share of Northwest common stock to which such holder would otherwise be entitled to multiplied by the average of the closing-sale prices of Northwest common stock on the Nasdaq Global Select Market® as reported by The Wall Street Journal for the five (5) consecutive full trading days ending on the trading day preceding the Effective Date.

Any change in the market price of Northwest common stock prior to the completion of the Merger will affect the market value of the Merger Consideration that Penns Woods shareholders will receive following completion of the Merger. Stock price changes may result from a variety of factors that are beyond the control of Northwest and Penns Woods, including but not limited to general market and economic conditions, changes in their respective businesses, operations and prospects, and regulatory considerations. Therefore, at the time of the Penns Woods Special Meeting, Penns Woods shareholders will not know the precise market value of the consideration they will receive at the Effective Time. Penns Woods shareholders should obtain current sale prices for Northwest common stock before voting their shares at the Penns Woods Special Meeting.

The market price of Northwest common stock after the Merger may be affected by factors different from those affecting the shares of Penns Woods common stock or Northwest common stock currently.

In the Merger, holders of Penns Woods common stock will become holders of Northwest common stock. Although similar in some respects, Northwest’s business does differ from that of Penns Woods. Accordingly, the results of operations of the combined company and the market price of Northwest common stock after the completion of the Merger may be affected by factors different from those currently affecting the independent results of operations of each of Northwest and Penns Woods. For a discussion of the businesses of Northwest and Penns Woods and of certain factors to consider in connection with those businesses, see the documents incorporated by reference in this proxy statement/prospectus and referred to under “Where You Can Find More Information” in the forepart of this document.

Northwest could experience difficulties in managing its growth and effectively integrating the operations of Penns Woods and the Subsidiary Banks.

The earnings, financial condition and prospects of Northwest after the Merger will depend in part on Northwest’s ability to integrate successfully the operations of Penns Woods and the Subsidiary Banks and to continue to implement its own business plan. Northwest may not be able to fully achieve the strategic objectives and projected operating efficiencies anticipated in the Merger. The costs or difficulties relating to the integration of Penns Woods and the Subsidiary Banks with the Northwest organization may be greater than expected or the cost savings from any anticipated economies of scale of the combined organization may be lower or take longer to realize than expected. Inherent uncertainties exist in integrating the operations of any acquired entity, and Northwest may encounter difficulties, including matters such as loss of key employees and customers, and the disruption of its ongoing business or possible inconsistencies in standards, controls, procedures and policies, among others. These factors could contribute to Northwest not fully achieving the expected benefits from the Merger.

The Merger Agreement limits Penns Woods’ ability to pursue alternatives to the Merger with Northwest, may discourage other acquirers from offering a higher valued transaction to Penns Woods and may, therefore, result in less value for the Penns Woods shareholders.

The Merger Agreement contains a provision that, subject to certain limited exceptions, prohibits Penns Woods from soliciting, negotiating, or providing confidential information to any third party relating to any competing proposal to acquire Penns Woods or the Subsidiary Banks.

In addition, if the Merger Agreement is terminated by Penns Woods under certain circumstances involving alternative acquisition proposals, Penns Woods may be required to pay a termination fee to Northwest equal to $10.0 million. The requirement that Penns Woods make such a payment could discourage another company from making a competing proposal.

The fairness opinion delivered to Penns Woods’ board does not reflect changes in circumstances subsequent to the date of such opinion.

Penns Woods’ board of directors received an opinion, dated December 16, 2024, from its financial advisor as to the fairness of the Exchange Ratio, from a financial point of view, as of the date of such opinion.

Subsequent changes in the operation and prospects of Penns Woods or Northwest, general market and economic conditions and other factors that may be beyond the control of Penns Woods or Northwest may significantly alter the value of Penns Woods or Northwest or the prices of the shares of Penns Woods common stock or Northwest common stock by the time the Merger is completed. The opinion does not address the fairness of the Exchange Ratio, from a financial point of view, at the time the Merger is completed, or as of any other date other than the date of such opinion. The opinion of Penns Woods’ financial advisor is attached as Annex B to this proxy statement/prospectus. For a description of the opinion, see “THE MERGER—Fairness Opinion of Penns Woods’ Financial Advisor” on page 38 of this proxy statement/prospectus.

Penns Woods shareholders will have a reduced ownership and voting interest after the Merger and will exercise less influence over management of the combined organization.

The Merger will dilute the ownership position of Northwest stockholders and result in Penns Woods shareholders having an ownership stake in the combined company that is smaller than their current stake in Penns Woods. Upon completion of the Merger, we estimate that continuing Northwest stockholders will own approximately 88% of the issued and outstanding shares of common stock of the combined company, and former Penns Woods shareholders will own approximately 12% of the issued and outstanding common stock of the combined company. Consequently, Penns Woods shareholders, as a general matter, will have less influence over the management and policies of the combined company after the Effective Time than they currently exercise over the management and policies of Penns Woods.

Failure to complete the Merger could negatively impact the value of Penns Woods’ stock and future businesses and financial results of Northwest and Penns Woods.

If the Merger is not completed, the ongoing businesses of Northwest and Penns Woods may be adversely affected and Northwest and Penns Woods will be subject to several risks, including the following:

•	Northwest and Penns Woods will be required to pay certain costs relating to the Merger, whether or not the Merger is completed, such as legal, accounting, financial advisor and printing fees;

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under the Merger Agreement, Penns Woods is subject to certain restrictions regarding the conduct of its business before completing the Merger, which may adversely affect its ability to execute certain of its business strategies; and

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matters relating to the Merger may require substantial commitments of time and resources by Northwest and Penns Woods management, which could otherwise have been devoted to other opportunities that may have been beneficial to Northwest and Penns Woods as independent companies, as the case may be.

In addition, if the Merger is not completed, Penns Woods may experience negative reactions from its customers and employees. Employees could resign and obtain other employment as a result of the potential Merger. Penns Woods also could be subject to litigation related to any failure to complete the Merger.

The combined company is expected to incur substantial costs in connection with integration. There are a large number of processes, policies, procedures, operations, technologies and systems that may need to be integrated, including data processing, purchasing, accounting and finance, payroll, compliance, treasury management, branch operations, vendor management, risk management, lines of business, pricing and benefits. While Penns Woods and Northwest have assumed that a certain level of costs will be incurred, there are many factors beyond their control that could affect the total amount or the timing of the integration costs. Moreover, many of the costs that will be incurred are, by their nature, difficult to estimate accurately. These integration costs may result in the combined company taking charges against earnings following the completion of the merger, and the amount and timing of such charges are uncertain at present.

The Northwest common stock to be received by Penns Woods shareholders upon completion of the Merger will have different rights from Penns Woods common stock.

Upon completion of the Merger, Penns Woods shareholders will no longer be shareholders of Penns Woods but will instead become stockholders of Northwest, and their rights as stockholders of Northwest will be governed by Maryland law and by Northwest’s Articles of Incorporation, as amended (“Northwest’s Articles of Incorporation”) and Amended and Restated Bylaws, as amended (“Northwest’s Bylaws”). The terms of Northwest’s Articles of Incorporation and Northwest’s Bylaws are in some respects materially different than the terms of Penns Woods’ Articles of Incorporation, as amended (“Penns Woods’ Articles of Incorporation”) and Penns Woods’ Bylaws. See “COMPARISON OF CERTAIN RIGHTS OF PENNS WOODS SHAREHOLDERS AND NORTHWEST STOCKHOLDERS” on page 78 of this proxy statement/prospectus.

Penns Woods shareholders do not have appraisal or dissenters’ rights in the Merger.

Appraisal or dissenters’ rights are statutory rights that, if applicable under law, enable stockholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in that extraordinary transaction. Under the Pennsylvania Business Corporation Law, holders of Penns Woods common stock are not entitled to appraisal rights in the Merger with respect to their shares of Penns Woods common stock because Penns Woods’ common stock is listed on a national securities exchange.

The Merger Agreement subjects Northwest and Penns Woods to certain restrictions on their respective business activities prior to the Effective Time.

The Merger Agreement subjects Northwest and Penns Woods to certain restrictions on their respective business activities prior to the Effective Time. Subject to certain specified exceptions, the Merger Agreement obligates Penns Woods to, and to cause each of its subsidiaries to, conduct its business in the ordinary course in all material respects and use reasonable best efforts to maintain and preserve intact its business organization and advantageous business relationships, and each of Northwest and Penns Woods to, and to cause each of its subsidiaries to, take no action that would reasonably be likely to adversely affect or delay the ability of either Northwest or Penns Woods to obtain any necessary approvals of any regulatory agency or other governmental entity required for the transactions contemplated by the Merger Agreement or to perform its respective covenants and agreements under the Merger Agreement or to consummate the transactions contemplated by the Merger Agreement on a timely basis. These restrictions could prevent Penns Woods from pursuing certain business opportunities that arise prior to the Effective Time. See the section entitled “THE MERGER AGREEMENT – Penns Woods’ Conduct of Business Pending the Merger” beginning on page 70 and “THE MERGER AGREEMENT – Northwest’s Conduct of Business Pending the Merger” beginning on page 74.

Completion of the Merger is subject to many conditions and if these conditions are not satisfied or waived, the Merger will not be completed.

The respective obligations of Northwest and Penns Woods to complete the Merger are subject to the fulfillment or written waiver of many conditions, including approval by the requisite vote of Penns Woods shareholders, receipt of requisite regulatory approvals, absence of orders prohibiting completion of the Merger, effectiveness of the registration statement of which this document is a part, approval of the Northwest common stock to be issued to Penns Woods for listing on the Nasdaq Global Select Market®, the continued accuracy of the representations and warranties by both parties, and the performance by both parties of their covenants and agreements. See “THE MERGER AGREEMENT—Conditions to Consummation of the Merger” on page 67 of this proxy statement/prospectus. These conditions to the consummation of the Merger may not be fulfilled and, accordingly, the Merger may not be completed. In addition, if the Merger is not completed by December 31, 2025, either Northwest or Penns Woods may have the opportunity to choose not to proceed with the Merger, and the parties can mutually decide to terminate the Merger Agreement at any time, before or after approval by the requisite vote of the Penns Woods shareholders. In addition, Northwest or Penns Woods may elect to terminate the Merger Agreement in certain other circumstances. See “THE MERGER AGREEMENT—Termination of the Merger Agreement” on page 74 of this proxy statement/prospectus for a fuller description of these circumstances.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or that could have an adverse effect on the combined company following the merger.

Before the Merger and the Subsidiary Bank Mergers may be completed, various approvals, consents and non-objections must be obtained from the Federal Reserve, FDIC, the DoBS and other regulatory authorities. In determining whether to grant these approvals, these regulatory authorities consider a variety of factors, including the regulatory standing of each party and the factors described under “THE MERGER—Regulatory Approvals Required” beginning on page 55. These approvals could be delayed or not obtained at all, due to a number of factors including any or all of the following: an adverse development in either party’s regulatory standing, or any other factors considered by regulatory authorities in granting such approvals; governmental, political or community group inquiries, investigations or opposition; changes in legislation or the political environment, including as a result of changes of the U.S. executive administration or congressional leadership and regulatory agency leadership. The approvals that are granted may impose terms and conditions, limitations, obligations or costs, or place restrictions on the conduct of the combined company’s business or require changes to the terms of the transactions contemplated by the Merger Agreement. There can be no assurance that the regulatory authorities will not impose any such conditions, limitations, obligations or restrictions or that such conditions, limitations, obligations or restrictions will not have the effect of delaying the completion of any of the transactions contemplated by the Merger Agreement, imposing additional material costs on or materially limiting the revenues of the combined company following the Merger or will otherwise reduce the anticipated benefits of the Merger. In addition, there can be no assurance that any such conditions, limitations, obligations or restrictions will not result in the delay or abandonment of the Merger. Additionally, the completion of the Merger is conditioned on the absence of certain orders, injunctions or decrees by any governmental entity of competent jurisdiction that would prohibit or make illegal the completion of any of the transactions contemplated by the Merger Agreement. Despite the parties’ commitments to use their reasonable best efforts to respond to any request for information and resolve any objection that may be asserted by any governmental entity with respect to the Merger Agreement, neither Northwest, Penns Woods nor either of Penns Woods’ respective subsidiaries is required under the terms of the Merger Agreement to take any action, or commit to take any action, or agree to any condition or restriction in connection with obtaining these approvals, that would reasonably be likely to have a material adverse effect on the combined company and its subsidiaries, taken as a whole, after giving effect to the Merger. See the section entitled “THE MERGER —Regulatory Approvals Required” beginning on page 55.

Issuance of shares of Northwest common stock in connection with the Merger may adversely affect the market price of Northwest common stock.

In connection with the payment of the Merger Consideration, Northwest expects to issue up to approximately 20,628,654 shares of Northwest common stock to Penns Woods shareholders. The issuance of these new shares of Northwest common stock may result in fluctuations in the market price of Northwest common stock, including a stock price decrease.

Risks Related to Northwest’s Business

You should read and consider risk factors specific to Northwest’s business that will also affect the combined company after the Merger, described in Northwest’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated by subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed by Northwest with the SEC and incorporated by reference into this document. See “INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE” on page 89 of this proxy statement/prospectus.

Risks Related to Penns Woods’ Business

You should read and consider risk factors specific to Penns Woods’ business that will also affect the combined company after the Merger, described in Penns Woods’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated by subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed by Penns Woods with the SEC and incorporated by reference into this document. See “INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE” on page 89 of this proxy statement/prospectus.

MARKET VALUE ON A HISTORICAL AND EQUIVALENT PER SHARE BASIS

The information presented in the following table reflects the market value of Penns Woods’ common stock on a historical and equivalent per share basis and the market value of Northwest common stock on a historical basis as of the last trading day preceding the public announcement of the Merger, December 16, 2024, and February 18, 2025, the last practicable day for which information was available prior to the date of this proxy statement/prospectus.

	Share Price of Penns Woods Common Stock	Share Price of Northwest Common Stock	Implied Value Per Share of Penns Woods Common Stock At The 2.385 Fixed Exchange Ratio
December 16, 2024	$33.81	$14.44	$34.44
February 18, 2025	31.01	13.03	31.08

THE SPECIAL MEETING OF SHAREHOLDERS OF PENNS WOODS

Time, Date and Place

This proxy statement/prospectus is being provided to Penns Woods shareholders in connection with the solicitation of proxies by the Penns Woods board of directors for use at the special meeting of shareholders to be held at 9:00 a.m., Eastern Daylight Time, on Tuesday, April 22, 2025, and accessed virtually at https://meetnow.global/MVDHGFG.

This proxy statement/prospectus is also being furnished by Northwest to Penns Woods shareholders as a prospectus in connection with the issuance of Northwest common stock upon completion of the Merger.

Matters to be Considered

At the Penns Woods Special Meeting, the shareholders of Penns Woods will be asked to consider and vote upon the following matters:

•	a proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger;

•	a proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of Penns Woods in connection with the Merger; and

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a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the special meeting to adopt and approve the Merger Agreement.

The board of directors of Penns Woods believes that the Merger with Northwest is in the best interests of Penns Woods’ shareholders and recommends that you vote (1) “FOR” the adoption and approval of the Merger Agreement, (2) “FOR” the approval of the specified compensation, and (3) “FOR” the proposal to adjourn the special meeting of Penns Woods shareholders, if necessary, to solicit additional proxies.

Record Date; Shares Outstanding and Entitled to Vote

The board of directors of Penns Woods has fixed the close of business on February 19, 2025, as the record date for determining the Penns Woods shareholders who are entitled to notice of and to vote at the Penns Woods Special Meeting of shareholders. Only holders of Penns Woods common stock at the close of business on the record date will be entitled to notice of and to vote at the Penns Woods Special Meeting.

As of the close of business on February 19, 2025, there were 7,612,878 shares of Penns Woods common stock outstanding and entitled to vote at the special meeting. As of the same date, there were no shares of Penns Woods preferred stock outstanding. The shares of Penns Woods common stock were held of record by approximately 1,090 shareholders. Each share of Penns Woods common stock entitles the holder to one vote on all matters properly presented at the special meeting.

Votes Required; Quorum

Under Pennsylvania law, the adoption and approval of the Merger Agreement requires the affirmative vote of the holders of at least a majority of votes cast at the special meeting. Approvals of the specified compensation and adjournment of the special meeting each require a majority of the votes cast on the proposal at the special meeting be voted in favor of the proposal. The failure to vote virtually or submit valid proxy instructions, broker non-votes and abstentions will have no effect on the voting on the Merger proposal and the advisory proposal to approve the specified compensation and the proposal to adjourn.

The directors of Penns Woods, who collectively have the power to vote approximately 4.65% of the outstanding Penns Woods common stock, entered into support agreements with Northwest on

December 16, 2024, pursuant to which they agreed, subject to certain terms and conditions, to vote all of their shares in favor of the adoption and approval of the Merger Agreement. As of the date of this proxy statement/prospectus, Northwest and its directors, executive officers and affiliates beneficially owned no Penns Woods common stock.

Your vote is important. Beneficial owners who hold Penns Woods common stock in “street name” through a broker must instruct their broker how to vote their shares of Penns Woods common stock on the adoption and approval of the Merger Agreement. Without specific instructions from the beneficial owners, brokers are prohibited from voting such shares. If you fail to return your proxy card or properly-authenticated internet or telephone voting instructions prior to the deadline for doing so or vote virtually at the special meeting or if you mark “ABSTAIN” on your proxy card or ballot at the special meeting, or if your shares of Penns Woods common stock are held in “street name” and you fail to instruct your broker how to vote, it will have no effect on the proposals.

A quorum, shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a matter, must be present virtually or by proxy, to take action on that matter at the Penns Woods Special Meeting. A properly executed proxy card marked “ABSTAIN” or voting instructions via the internet or by telephone instructing abstention will be counted for purposes of determining whether a quorum is present.

The Penns Woods board of directors does not expect any matter other than the adoption and approval of the Merger Agreement, the approval of the specified compensation and, if necessary, the approval of the adjournment of the special meeting to solicit additional proxies, to be brought before the Penns Woods Special Meeting.

Attendance at the Special Meeting

The Penns Woods special meeting may be accessed via the Penns Woods special meeting website. Shareholders of record and beneficial owners may participate in the meeting, including by asking questions or voting; however, the process for each is different, as described below. For clarity, guests may attend but will not be able to ask questions or otherwise participate in the Penns Woods special meeting.

As a shareholder of record, you will be able to attend the Penns Woods special meeting online, ask questions and vote by visiting the Penns Woods special meeting website and following the instructions on your proxy card or on the instructions that accompanied your proxy materials.

If you are a beneficial owner and hold your shares through an intermediary, such as a bank or broker, and wish to vote your shares during the Penns Woods special meeting, you must register in advance to attend the Penns Woods special meeting virtually on the internet. To register you must first obtain a legal proxy from your bank, broker or other nominee, and submit proof of your legal proxy to our transfer agent, Computershare, along with your name and email address and the number of shares of our common stock you held as of February 19, 2025, the record date. Requests for registration should be directed to Computershare by forwarding an email with proof of your legal proxy to legalproxy@computershare.com, or by mail to Computershare, Penns Woods Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. Requests for registration must be labeled as “Legal Proxy” and be received by Computershare no later than 3:00 p.m., Eastern Daylight Time, on April 21, 2025. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Regardless of your choice, all beneficial owners are encouraged to visit the Penns Woods special meeting website in advance of the Penns Woods special meeting for more information on the available options and registration instructions. The online meeting will begin promptly at 9:00 a.m. Eastern Daylight Time. We encourage you to access the meeting prior to the start time, leaving ample time for the check in.

If you experience technical difficulties, you can use the technical resources available on the virtual meeting website at https://meetnow.global/MVDHGFG.

Solicitation and Revocation of Proxies

A proxy card accompanies each copy of this proxy statement/prospectus mailed to Penns Woods shareholders. Your proxy is being solicited by the board of directors of Penns Woods. Whether or not you attend the special meeting, the Penns Woods board of directors urges you to promptly submit your proxy by telephone, over the internet, or by mail by returning your properly executed proxy card as soon as possible. If you timely submit your properly executed proxy card prior to the Penns Woods Special Meeting or timely submit your voting instructions via the internet or by telephone and do not revoke it prior to its use, the Penns Woods common stock represented by that proxy card will be voted at the special meeting or, if appropriate, at any adjournment of the special meeting. Penns Woods’ common stock will be voted as specified on the proxy card or pursuant to your voting instructions via the internet or by telephone or, in the absence of specific instructions to the contrary, will be voted “FOR” the adoption and approval of the Merger Agreement, “FOR” the approval of the specified compensation and, “FOR” the approval of the adjournment of the special meeting, if necessary, to solicit additional proxies.

If you have returned a properly executed proxy card, you may revoke it at any time before a vote is taken at the special meeting:

•	by telephone, by calling the toll-free number indicated on the accompanying proxy card and following the recorded instructions;

•	through the internet, by visiting the website indicated on the accompanying proxy card and following the instructions;

•	by filing a written notice of revocation with the Secretary of Penns Woods, at 300 Market Street, Williamsport, Pennsylvania 17703-0967;

•	by executing and returning another proxy card with a later date; or

•	by attending the special meeting and voting virtually at the special meeting.

If you intend to submit your proxy by telephone or via the internet, you must do so by 11:59 p.m. Eastern Daylight Time, on April 21, 2025. If you intend to submit your proxy by mail, your completed proxy card must be received by April 21, 2025.

Your attendance at the special meeting will not, by itself, revoke your proxy.

If you hold your Penns Woods common stock in “street name” through a broker, bank or other nominee, you must provide your broker, bank or nominee (the record holder of your shares of common stock) with instructions on how to vote your shares of common stock. Your broker, bank or other nominee will provide you with a proxy card and voting instructions. If you have instructed your broker, bank or other nominee to vote your common stock, you must follow the directions received from your broker, bank or other nominee to change or revoke your vote.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Alliance Advisors, LLC, toll-free at (833) 207-7606 or by email at PWOD@allianceadvisors.com.

Cost of Solicitation

The Penns Woods board of directors is soliciting your proxy, and Penns Woods will bear the cost of this solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of outstanding Penns Woods common stock. Alliance Advisors, LLC, a proxy solicitation firm, has been retained to assist Penns Woods in the solicitation of proxies for the Penns Woods Special Meeting, and Penns Woods will pay Alliance Advisors, LLC $22,000, plus reimbursement of out-of-pocket expenses and costs related to the collection of votes for these services. Proxies may be solicited by mail, personal interview, e-mail, telephone, or via the internet by Alliance Advisors, LLC, or, without additional compensation, by certain of Penns Woods’ directors, officers and employees.

PROPOSALS SUBMITTED TO PENNS WOODS SHAREHOLDERS

Penns Woods Merger Proposal

As discussed throughout this proxy statement/prospectus, Penns Woods is asking its shareholders to adopt and approve the Merger Agreement and the transactions contemplated thereby. Penns Woods shareholders should carefully read this document in its entirety for more detailed information regarding the Merger Agreement and the Merger. In particular, shareholders are directed to the copy of the Merger Agreement attached as Annex A to this proxy statement/prospectus.

The board of directors of Penns Woods recommends a vote “FOR” the approval and adoption of the Merger Agreement.

Penns Woods Advisory (Non-binding) Proposal on Specified Compensation

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, Penns Woods is providing the holders of shares of Penns Woods common stock with the opportunity to cast an advisory (non-binding) vote on the compensation that may be payable if the Merger is approved to Penns Woods’ named executive officers in connection with the Merger, the value of which is set forth in the table included in the section of this document entitled “THE MERGER–Interests of Penns Woods’ Directors and Officers in the Merger–Golden Parachute Compensation.” Penns Woods is asking the shareholders to vote their shares of Penns Woods common stock on the approval of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the named executive officers of Penns Woods Bancorp, Inc., in connection with the merger of Penns Woods Bancorp, Inc., with and into Northwest Bancshares, Inc., as disclosed in the table in the section of the proxy statement/prospectus entitled “The Merger – Interests of Penns Woods’ Directors and Officers in the Merger – Golden Parachute Compensation,” including the associated narrative discussion, is hereby APPROVED.”

The vote on executive compensation payable in connection with the Merger is a vote separate and apart from the vote to approve the Merger. Accordingly, a shareholder may vote to approve and adopt the Merger Agreement and vote not to approve the executive compensation and vice versa. Because the vote is advisory in nature only, it will not be binding on either Penns Woods or Northwest. Accordingly, because Penns Woods is contractually obligated to pay the compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the Merger Agreement is approved and adopted and regardless of the outcome of the advisory vote.

The Penns Woods board of directors recommends a vote “FOR” the Penns Woods advisory proposal on specified compensation.

Penns Woods Adjournment Proposal

The Penns Woods Special Meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, the solicitation of additional proxies if there are insufficient votes at the time of the Penns Woods Special Meeting to approve and adopt the Merger Agreement. If, at the time of the Penns Woods Special Meeting, the number of shares of Penns Woods common stock present or represented and voting in favor of the Merger Agreement proposal is insufficient to approve and adopt the Merger Agreement, Penns Woods intends to move to adjourn the Penns Woods Special Meeting in order to enable the Penns Woods board of directors to solicit additional proxies for approval of the proposal. In that event, Penns Woods will ask the holders of Penns Woods common stock to vote only upon the adjournment proposal and not the Merger proposal or the proposal on the specified compensation.

In the Penns Woods adjournment proposal, Penns Woods is asking the holders of common stock to authorize the holder of any proxy solicited by the Penns Woods board of directors to vote in favor of granting discretionary authority to the proxy holders to adjourn the Penns Woods Special Meeting to another date, time and place for the purpose of soliciting additional proxies. If the Penns Woods shareholders approve the adjournment proposal, Penns Woods could adjourn the Penns Woods Special Meeting and any adjourned session of the Penns Woods Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Penns Woods shareholders who have previously voted.

Penns Woods’ Bylaws provide that, if a quorum is not present at a shareholders’ meeting, those present may, except as otherwise provided by law, adjourn the Penns Woods Special Meeting to another date, time and place as they determine.

The Penns Woods board of directors recommends a vote “FOR” the Penns Woods adjournment proposal.

NO DISSENTERS’ RIGHTS

Dissenters’ rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the merger consideration offered to shareholders in connection with the extraordinary transaction. Under Pennsylvania law, shareholders do not have dissenters’ rights with respect to shares of any class of stock which, at the record date fixed to determine shareholders entitled to receive notice of and to vote at the meeting of shareholders at which a merger or consolidation was acted on, were listed on a national securities exchange. Because Penns Woods’ common stock is listed on the Nasdaq Global Select Market®, a national securities exchange, holders of Penns Woods common stock will not be entitled to dissenters’ appraisal rights in the merger with respect to their shares of Penns Woods common stock.

THE MERGER

The Proposed Merger

The Merger Agreement provides for the merger of Penns Woods with and into Northwest, with Northwest as the surviving entity. Thereafter, at a later time specified by Northwest Bank in its articles of merger that are filed with the Department of State of the Commonwealth of Pennsylvania, Luzerne Bank will be merged with and into Northwest Bank, with Northwest Bank surviving the Merger. Immediately thereafter, Northwest will cause Jersey Shore Bank to be merged with and into Northwest Bank, with Northwest Bank surviving the Merger.

The Merger Agreement is attached to this proxy statement/prospectus as Annex A and is incorporated in this proxy statement/prospectus by reference.  You are encouraged to read the Merger Agreement carefully, as it is the legal document that governs the Merger.

Background of the Merger

The Penns Woods board of directors engages in regular strategic planning in connection with the business and operations of Penns Woods and its operating subsidiaries, including Jersey Shore Bank and Luzerne Bank. As part of this process, the board and Penns Woods’ senior management team review and assess the organization’s past performance and future prospects in light of Penns Woods’ long-term strategic goals, strategic opportunities, including opportunities for growth organically or otherwise, and potential challenges, including challenges relating to funding continued growth. The ongoing process of strategic planning and consideration of business alternatives is intended to serve Penns Woods’ stated mission to (i) operate as a high-performing regional community bank, (ii) create long-term shareholder value through a combination of return on shareholders’ equity and cash dividends to shareholders, (iii) grow the banking business in a safe, sound, diversified, and profitable manner, and (iv) provide exceptional service to customers. The goals of increasing returns on shareholders’ equity and generating returns sufficient to maintain Penns Woods’ historical cash dividend levels are typically important considerations for the board in discussing strategic direction and alternatives.

Penn Woods’ stated emphasis on continued growth in quality assets also required consideration of appropriate methods to fund growth. The board has been receptive to considering a number of different alternatives to fund continued growth, including an acquisition of one or more smaller financial institutions, a business combination with a larger financial institution that could provide additional financial resources as well as acceptable shareholder returns, and funding loan growth through core and other deposit growth or through equity capital raises.

Over the past few years, Penns Woods’ Chief Executive Officer and President and Chief Financial Officer, at the board’s direction and in connection with the board’s ongoing consideration of strategic paths, met or had discussions with certain financial institutions operating in Penns Woods’ market area, both institutions larger and smaller than Penns Woods, regarding a potential business combination.

With respect to smaller institutions considered to be potential acquisition candidates, Penns Woods concluded, based on preliminary discussions with the institutions contacted, that the institutions either had no desire to sell or had price expectations that were not in line with the price that Penns Woods was willing to offer. Penns Woods also acknowledged that, given merger activity in recent years and the lack of de novo banking activity, there was a relative scarcity in the number of smaller community banks that would be an appropriate merger partner. Finally, the generally depressed market prices of bank stocks generally during this period, including the market price of Penns Woods common stock, made an all-stock acquisition of a smaller institution challenging and an acquisition involving a substantial amount of cash would have negative effects on capital.

With respect to larger institutions, Penns Woods had preliminary discussions over the past few years with three different Pennsylvania-based bank holding companies. In January 2022, Penns Woods was introduced to bank holding company A by a financial advisor. A confidentiality agreement was signed with bank holding company A and preliminary discussions with bank holding company A resulted in a non-binding indication of interest letter for an all-stock transaction. Although the price offered by bank holding company A was in an acceptable range for possible consideration (low $30s per share at that time), the pro forma equivalent cash dividend payable to Penns Woods shareholders after the transaction would have decreased by 40% and the transaction was not considered to otherwise be a good cultural fit for customers or employees. In December 2023, the chief executive officer of bank holding company B contacted Penns Woods’ chief executive officer to discuss a potential business combination. A confidentiality agreement was signed with bank holding company B and limited information was exchanged between the parties. No written or verbal indication of interest was received from bank holding company B and discussions terminated after some financial modelling by Penns Woods and its financial advisor relating to an assessment of bank holding company B’s ability to pay a price that would be acceptable to Penns Woods. Finally, in July 2024, Penns Woods was contacted by, and executed a confidentiality agreement with, bank holding company C. Bank holding company C indicated a verbal range in the upper $20s or low $30s per share of Penns Woods common stock, but no written indication of interest was provided by bank holding company C. Penns Woods terminated discussions with bank holding company C as a result of the verbal indication of interest on possible price range and the fact that pro forma equivalent cash dividends for Penns Woods shareholders would have decreased in the event of a transaction with bank holding company C. None of these confidentiality agreements entered into by Penns Woods contained standstill provisions or “don’t ask/don’t waive” provisions.

Penns Woods’ management and the board also recognized that funding continued loan growth that outpaced deposit growth through other means could pose challenges.

Although Penns Woods has historically enjoyed a high quality core deposit base at reasonable cost, management and the board were cognizant of the continued funding challenges resulting from demographic limitations in some of its less densely populated market areas, as well as the effects of intense competition in certain markets or potential markets, such as State College, Pennsylvania and Northeastern Pennsylvania, resulting from the large number of financial institutions operating in those markets.

Penns Woods also utilized the capital markets to fund continued growth. During 2023, Penns Woods raised approximately $8.3 million in a registered at-the-market offering. Although the registered offering provided supplemental capital to continue to fund loan growth and maintain solid capital levels, management and the board recognized that funding continued growth by means of common equity offerings could have the effect of diluting existing shareholders, including any potential adverse effects on book value or tangible book value per share.

In that context, Penns Woods’ board of directors continued its focus on, and commitment to, continued growth, while also continuing to be receptive to considering a business combination transaction that would enhance shareholder value.

On September 11, 2024, representatives of Penns Woods’ financial advisor, Stephens, met with members of senior management of Northwest. At this meeting, Penns Woods was discussed extensively as a potential business combination target and, at the conclusion of the meeting, the Northwest management representatives requested that Stephens connect the parties for further discussion if Penns Woods had an interest in exploring a potential transaction. Penns Woods agreed to continue the discussion.

On September 13, 2024, Penns Woods and Northwest executed a standard mutual nondisclosure agreement.

During the last two weeks of September 2024, Penns Woods shared some preliminary information with Northwest and its financial advisor and began to populate a virtual data room for due diligence purposes.

On October 6 and October 7, 2024, the senior management teams of Penns Woods and Northwest met in Pittsburgh, Pennsylvania for a series of meetings that were primarily due diligence in nature.

Due diligence and management discussions continued for the following two weeks.

On October 21, 2024, Northwest presented Penns Woods with a non-binding indication of interest letter providing for, among other things, an all-stock merger transaction and an exchange ratio of 2.35 shares of Northwest common stock for each share of Penns Woods common stock.

On October 24, 2024, following some additional discussion through the parties’ financial advisors, Northwest presented Penns Woods with a revised a non-binding indication of interest letter, which increased the exchange ratio to 2.385 shares of Northwest common stock for each share of Penns Woods common stock. The revised non-binding indication of interest letter was distributed to the board, and, following board review and authorization on October 29, 2024, Mr. Grafmyre executed the non-binding indication of interest letter on behalf of Penns Woods on October 29, 2024.

On November 18, 2024, Stevens & Lee P.C. (“Stevens & Lee”), legal counsel to Penns Woods, was provided a draft merger agreement by Dinsmore & Shohl LLP, legal counsel to Northwest. The draft merger agreement reflected the matters included in the non-binding indication of interest letter. The parties and their respective financial advisors negotiated the draft merger agreement over the following weeks. The terms negotiated and discussed by the parties included, without limitation, executory period covenants, closing conditions, termination provisions and related termination fees, post-closing board membership, and post-closing employee matters. Due diligence of Penns Woods by Northwest and reverse due diligence of Northwest by Penns Woods continued while the parties negotiated the terms of the draft merger agreement.

At a meeting held on November 26, 2024, the Penns Woods board of directors discussed the proposed transaction with Northwest. A representative of Stephens and a representative of Stevens & Lee participated in this meeting. Mr. Grafmyre advised the board that a draft merger agreement had been received on November 18, 2024 and was in the process of review by Penns Woods management, its counsel, and its financial advisor. At this meeting, the Stephens representative presented certain information to the board, including without limitation, recent and historical stock price information for both Penns Woods and Northwest, a review of recent institutional investor purchase activity with respect to Penns Woods common stock, a research analyst overview of Northwest, and information relating to Penns Woods’ historical tangible book value and cumulative dividend growth.

At a meeting held on December 3, 2024, the Penns Woods board of directors further discussed the proposed transaction with Northwest. A representative of Stephens and a representative of Stevens & Lee participated in this meeting. At this meeting, the Stephens representative presented certain additional information to the board that had been requested based on the November 26th board meeting, including without limitation, short- and long-term market premiums for the proposed transaction compared to other transactions, price to tangible book value multiples for the proposed transaction compared to other transactions, information on the annual cash dividend increase to be received by Penns Woods shareholders based on the exchange ratio, and certain information previously requested by the board on post-announcement acquirer stock performance in recent bank merger transactions.

At a meeting held on December 6, 2024, the Penns Woods board of directors again discussed the proposed transaction with Northwest. A representative of Stephens and a representative of Stevens & Lee participated in this meeting. At this meeting, the board, among other things, reviewed certain historical trading price information for Penns Woods and Northwest, and noted the significant increase in the cash dividend payable to shareholders of Penns Woods based on the proposed exchange ratio, while also noting that future cash dividends by Northwest are not guaranteed. The board also discussed senior management’s discussions with Northwest about loan processes and post-employment opportunities for former Penns Woods employees. The board unanimously agreed to continue discussions and negotiations with Northwest, subject to review and approval of the draft merger agreement at a subsequent meeting of the board.

On December 16, 2024, the Penns Woods board of directors met to consider the proposed merger with Northwest, including the draft merger agreement and certain related ancillary documents. Members of Penns Woods’ senior management team also participated in this meeting, and a representative of Stephens and a representative of Stevens & Lee were also in attendance. At this meeting, the representative of Stevens & Lee reviewed in detail the terms of the proposed merger agreement and related ancillary documents, including a form of voting agreement to be executed by Penns Woods’ directors and executive officers, and discussed the board’s fiduciary duties and the standards for director conduct under Pennsylvania law. The Stephens’ representative reviewed with the board the financial aspects of the transaction and distributed a written presentation, which summarized the transaction terms, analyzed Northwest stock trading price information for different periods over the prior ten years, reviewed valuations of Penns Woods based on different metrics, and discussed pricing metrics for the transaction compared against comparable merger transactions. At the conclusion of his presentation, the Stephens representative delivered to the board of directors its oral opinion, which was subsequently confirmed in writing, that, as of December 16, 2024, the merger consideration to be received by the shareholders of Penns Woods in the transaction is fair to them from a financial point of view.

Following these presentations and discussions and following review and discussion among members of the board, including the factors described under “THE MERGER— Recommendation of the Penns Woods Board of Directors” and THE MERGER— Penns Woods’ Reasons for the Merger,” the Penns Woods board of directors unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement were advisable and in the best interests of Penns Woods, and the directors unanimously voted to adopt the Merger Agreement and related transactions, and resolved to recommend that shareholders approve the Merger Agreement.

Upon completion of the Penns Woods and Northwest board meetings on December 16, 2024, the parties executed and delivered the Merger Agreement and related ancillary documents after market closing. Penns Woods and Northwest announced the execution of the Merger Agreement by a joint press release on December 17, 2024 issued prior to market opening.

Northwest’s Reasons for the Merger

Northwest believes the Merger is in the best interests of Northwest and its stockholders. In reaching this determination, the Northwest board of directors consulted with its management, as well as its financial, accounting and legal advisors, and considered the projected pro forma impact of the Merger and a number of other factors, including, without limitation, the following:

•

each of Northwest’s, Penns Woods’, and the combined company’s business, operations, financial condition, asset quality, earnings, and prospects. In reviewing these factors, including the information obtained through due diligence, Northwest considered that Penns Woods’ business and operations and risk profile complement those of Northwest, and that the Merger and the other transactions contemplated by the Merger Agreement would result in a combined company with an expanded distribution and scale that would position Northwest to serve an expanded customer base while still staying true to its community banking roots;

•	the strategic rationale for the Merger, including enhancing scale and geographic reach of Northwest in core markets;

•	the long-term interests of Northwest and its stockholders, as well as the interests of its employees, customers and the communities in which Northwest operates;

•	the opportunity to acquire an organization with deep community banking relationships;

•	enhanced market share in North Central Pennsylvania and expansion into attractive markets in Northeast Pennsylvania;

•	the cost savings and other benefits of size and operating efficiencies that Northwest believes it can realize;

•

the opportunity to improve Northwest’s financial metrics, including return on average assets, return on average tangible common equity, efficiency ratio and earnings per share if the cost savings and other operating efficiencies are achieved;

•	enhanced liquidity of Northwest’s shares of common stock as the result of the issuance of shares of common stock in the Merger; and

•

the size and structure of the transaction allows Northwest to maintain its strong capital position; additionally, Northwest Bank will also maintain a strong capital position allowing the organization to expand within its new markets.

The board of directors of Northwest also considered a variety of risks and other potentially negative factors in deliberations concerning the Merger. In particular, the board of directors of Northwest considered:

•	the costs associated with the regulatory approval process, transaction expenses, and other Merger related costs;

•	the possibility of encountering difficulties in achieving anticipated synergies and cost savings in the amounts estimated or in the timeframe contemplated;

•	the dilution to current Northwest stockholders from the issuance of additional shares of Northwest common stock in the Merger;

•	the potential risk of diverting management attention and resources towards the completion of the Merger and the integration of Penns Woods;

•	potential run-off of deposits and loans following announcement and/or the closing of the Merger;

•	the risk that projected earnings and/or cost savings will not materialize or will be less than expected;

•	the possibility that Northwest common stock may trade down post-announcement and/or post-Merger;

•	the risk that Penns Woods’ loans and other items were not appropriately valued;

•	the risk that Penns Woods terminates the Merger Agreement by reason of a superior competing proposal; and

•	other risks described under the sections entitled “RISK FACTORS” beginning on page 18 and “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS” beginning on page 16.

The above discussion of the information and factors considered by the Northwest board of directors is not intended to be exhaustive but includes the material factors considered by the Northwest board of directors. In reaching its decision to approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the Northwest board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Northwest board of directors considered all these factors as a whole, including through its discussions with Northwest’s management and financial and legal advisors, in evaluating the Merger Agreement, the Merger, and the other transactions contemplated by the Merger Agreement.

Penns Woods’ Reasons for the Merger

In reaching the conclusion that the Merger Agreement, and the transactions contemplated thereunder, are in the best interests of and advisable for Penns Woods and its shareholders, and in approving the Merger Agreement, the Penns Woods board of directors consulted with executive management, its financial advisor, and its legal counsel, and considered a number of factors, including, among others, the following, which are not presented in any order of priority:

•

the business strategy and strategic plans of Penns Woods, its prospects for the future and projected financial results, particularly in light of Penns Woods’ asset size, geographic location, and product offerings;

•

the consideration and related exchange ratio offered by Northwest, which represents an attractive premium or multiple to Penns Woods’ current tangible book value per share (139%), its LTM core earnings per share (12.8x), and its recent and historical stock prices, based on various analyses provided by Stephens;

•

the anticipated approximately 50% increase in per share cash dividends to be received by Penns Woods shareholders based on the exchange ratio and the current per share dividend payment amounts by Penns Woods and Northwest (from $1.28 annualized per share of Penns Woods common stock to $1.91 annualized per equivalent share based on the exchange ratio of 2.385 shares of Northwest common stock for each share of Penns Woods common stock);

•

the strategic rationale for the merger, including the complementary nature of the branch networks of the combined company after the merger, and the prospects for continued growth of the combined company;

•

the fact that the transaction is an all-stock transaction with a fixed exchange ratio, thereby permitting Penns Woods shareholders to realize the benefits of any increases in value of Northwest common stock before and after closing of the transaction;

•	on a pro forma combined basis, the transaction is estimated to be accretive to earnings per share in the first full year after completion of the transaction;

•	on a pro forma combined basis, the transaction is estimated to be accretive to book value per share within three years after completion of the transaction;

•

the understanding of the Penns Woods board of directors of the strategic options available to Penns Woods and the board’s assessment of those options taking into account a number of factors, including Penns Woods’ prospects for continued growth as an independent financial institution and the need to fund continued growth (including the effects of dilution resulting from any future offering and sale of additional shares of common equity), the limited opportunities for acquisitions of other financial institutions in its market area, or a business combination with a potential acquirer, and the board’s belief that none of the available alternatives were expected to result in the financial and operational benefits that would be achievable through the merger transaction with Northwest;

•

the challenges facing community financial institutions in growing a franchise and enhancing shareholder value on a standalone basis given current market and operating conditions, including increased costs resulting from the continuing need to invest in technology and regulatory compliance, continued pressure on net interest margins resulting from competition and other factors, and anticipated challenges in funding continued loan growth in Penns Woods’ market area through core deposits or otherwise;

•

the board’s view that the relative size of a financial institution and related economies of scale, beyond the level it believed to be reasonably achievable by Penns Woods on an independent basis in order to equal or exceed the economic value to shareholders of the merger consideration, was becoming increasingly important to continued success in the current and expected future financial services operating environment;

•

the board’s view of the challenges and potential negative effects of funding Penns Woods’ continued growth through additional equity capital raising activities that could have a dilutive effect on existing shareholders;

•

based on the pro forma combined company’s size, scale, asset quality and sound capital levels, the fact that the combined company should be more competitive in terms of organic growth and future acquisition opportunities;

•

the benefits to customers of Jersey Shore Bank and Luzerne Bank of becoming part of a much larger banking institution with additional resources, including the broader array of financial services and products, including trust-related services, that would become available to customers of the Subsidiary Banks and the communities served by the Subsidiary Banks, enhanced loan products and services, and a higher lending limit for commercial and other loan customers;

•

based on preliminary discussions between Penns Woods’ management and potential business combination partners over the past two (2) years and recent discussions with its financial advisor, the board’s belief that the transaction offered by Northwest was more attractive in its entirety than what other potential acquirers could offer, particularly as it relates to continuation or enhancement of Penns Woods’ historical cash dividend levels;

•	the pro forma capital position of the combined company, and the fact that Northwest would be considered “well capitalized” after completing the transaction;

•	the perceived relative value and potential future value of the Northwest common stock to be received by Penns Woods shareholders as consideration in the merger;

•	Northwest’s experience with merger integration and the board’s assessment of its ability to timely complete a merger transaction from a financial and regulatory perspective;

•

Northwest’s historical business, operations, financial condition, asset quality, and earnings and its future prospects, taking into account the results of Penns Woods’ due diligence review of Northwest;

•	the historical stock market performance for Penns Woods and Northwest common stock;

•

the fact that Northwest common stock is currently quoted on the Nasdaq Stock Market, which, coupled with the significantly greater market capitalization of the combined company, will result in increased liquidity for Penns Woods shareholders;

•

the terms of the Merger Agreement, including the representations and warranties of the parties, the covenants of the parties, the amount and type of merger consideration, the conditions to closing, and the termination rights of the parties, including the ability of Penns Woods to terminate the merger agreement in the event of specified declines in Northwest’s common stock price from the date of the merger agreement compared against specified declines in the Nasdaq Bank Stock Index over the same period and the board’s ability to terminate the merger agreement to pursue a “superior proposal” (subject to payment of a termination fee);

•

the opinion and supporting financial analyses presented by Stephens to the Penns Woods board of directors to the effect that, as of the date of the opinion, and subject to and based on the qualifications and assumptions set forth in the opinion, the merger consideration provided for in the merger agreement is fair, from a financial point of view, to the common equity shareholders of Penns Woods;

•

the commitment by Northwest to elect Richard A. Grafmyre, a director and the Chief Executive Officer of Penns Woods, or another designee selected from the current Penns Woods board should Mr. Grafmyre become unable or ineligible to serve, to the boards of directors of Northwest and

Northwest Savings Bank as of closing and until the 2026 annual meeting of Northwest shareholders with a commitment to renominate Mr. Grafmyre or the replacement Penns Woods director for one additional term thereafter, thereby retaining a level of input over future strategic direction of the combined entity; and

•	the likelihood of expeditiously obtaining the necessary regulatory approvals without unusual or burdensome conditions.

The Penns Woods board of directors also considered a number of potential risks and uncertainties associated with the merger in connection with its deliberation of the proposed transaction, including, without limitation, the following:

•

because the transaction is structured as a fixed exchange ratio, the possibility that the trading price of the Northwest common stock could decline prior to completion of the merger such that the value of the merger consideration received by Penns Woods shareholders at closing and thereafter could be less than the value at the time of the signing of the Merger Agreement;

•

the increase in the Penn Woods stock price during the period following the date of execution of the non-binding indication of interest letter with Northwest and prior to announcement of signing the Merger Agreement, resulting in the transaction premium to market value of the Penns Woods common stock decreasing from 24.8% as of the date immediately prior to the date of the non-binding indication of interest letter to 1.9% as of the date immediately prior to the date of announcement of the transaction;

•	the fact that future cash dividends payable on Northwest common stock are subject to declaration by Northwest’s board of directors, and not guaranteed as to timing or amount;

•	the potential risk of the need to divert management attention and resources from the operation of Penns Woods’ business and towards the completion of the Merger;

•

the restrictions on the conduct of Penns Woods’ business after signing the Merger Agreement and before completion of the Merger, which are customary for public company merger agreements involving financial institutions, but which, subject to specific exceptions, could delay or prevent Penns Woods from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of Penns Woods absent the pending Merger;

•	the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating Penns Woods’ business, operations, and workforce with those of Northwest;

•	the Merger-related costs;

•

that the interests of certain of Penns Woods’ directors and executive officers may be different from, or in addition to, the interests of Penns Woods’ other shareholders as described under the heading “Interests of Penns Woods’ Directors and Officers in the Merger” beginning on page 55;

•

the risk that the conditions included in the Merger Agreement to the parties’ obligations to complete the Merger may not be satisfied, including the risk that necessary regulatory approvals or required Penns Woods shareholder approval might not be obtained and, as a result, the Merger may not be completed;

•	the risk of potential employee attrition and the adverse effects on business and customer relationships as a result of the pending merger;

•

that Penns Woods would be prohibited from affirmatively soliciting acquisition proposals after execution of the Merger Agreement and that it would be obligated to pay to Northwest a termination fee if the Merger Agreement is terminated under certain circumstances, including in the event that Penns Woods terminates the Merger Agreement to pursue an unsolicited “superior proposal” upon payment of a termination fee, which may discourage other parties potentially interested in a strategic transaction with Penns Woods from pursuing such a transaction; and

•	the other risks described under the heading “RISK FACTORS” beginning on page 18 and “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS” beginning on page 16.

The foregoing discussion of the information and factors considered by the board of directors of Penns Woods is not intended to be exhaustive, but includes the material factors considered by the board. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the board of directors of Penns Woods did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The board of directors of Penns Woods considered all these factors as a whole, including discussions with, and questioning of Penns Woods’ management and Penns Woods’ independent financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination to approve the merger agreement.

Penns Woods shareholders should be aware that Penns Woods’ directors and executive officers have interests in the merger that are different from, or in addition to, those of other Penns Woods shareholders. The board of directors of Penns Woods was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement, and in recommending that the Merger proposal be approved by Penns Woods shareholders. See “Interests of Penns Woods’ Directors and Officers in the Merger” beginning on page 55.

This summary of the reasoning of the board of directors of Penns Woods and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Forward-Looking Statements.”

Recommendation of the Penns Woods Board of Directors

The board of directors of Penns Woods unanimously approved the Merger Agreement. The board of directors of Penns Woods believes that the Merger is in the best interests of Penns Woods and its shareholders, and, as a result, the directors unanimously recommend that Penns Woods shareholders vote “FOR” the adoption and approval of the Merger Agreement, “FOR” the approval of the specified compensation, and “FOR” the proposal to adjourn the special meeting, if necessary and appropriate, to solicit additional proxies.

Fairness Opinion of Penns Woods’ Financial Advisor

On November 8th, 2024, Penns Woods engaged Stephens to act as financial adviser to Penns Woods in connection with the proposed sale of Penns Woods to Northwest. As part of its engagement, Stephens was asked to undertake a study of the fairness, from a financial point of view, of the proposed Merger to Penns Woods. Penns Woods engaged Stephens because, among other factors, Stephens is a nationally recognized investment banking firm with substantial experience in similar transactions. As part of its investment banking business, Stephens is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.

As part of Stephens’ engagement, representatives of Stephens participated in a meeting of Penns Woods’ board of directors held on December 16th, 2024, in which Penns Woods’ board of directors considered and approved the proposed Merger. At this meeting, Stephens reviewed the financial aspects of the proposed Merger and rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion to Penns Woods’ board of directors dated as of December 16th, 2024, that, as of such date, the consideration to be received by the common stockholders of Penns Woods (solely in their capacity as such) in the proposed Merger was fair to them from a financial point of view, based upon and subject to the qualifications, assumptions and other matters considered by Stephens in connection with the preparation of its opinion.

The full text of Stephens’ written opinion letter (the “Opinion Letter”) is attached as Annex B to this proxy statement/prospectus. The Opinion Letter outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Stephens in rendering its opinion. The summary of the opinion set forth in this document is qualified in its entirety by reference to the full text of such written Opinion Letter. Investors are urged to read the entire Opinion Letter carefully in connection with their consideration of the proposed Merger. Penns Woods did not give any instruction to or impose any limitations on Stephens as it related to the issuance of its opinion.

Stephens’ opinion speaks only as of the date of the opinion, and Stephens has undertaken no obligation to update or revise its opinion. The opinion was directed to Penns Woods’ board of directors (solely in its capacity as such) in connection with, and for purposes of, its consideration of the proposed Merger. The opinion only addresses whether the consideration to be received by the common stockholders of Penns Woods (solely in their capacity as such) in the proposed Merger was fair to them from a financial point of view as of the date of the opinion. The opinion does not address the underlying business decision of Penns Woods to engage in the proposed Merger or any other term or aspect of the Merger Agreement or the transactions contemplated thereby. Stephens’ opinion does not constitute a recommendation to Penns Woods’ board of directors or any of Penns Woods’ shareholders as to how such person should vote or otherwise act with respect to the proposed Merger or any other matter. Penns Woods and Northwest determined the merger consideration through a negotiation process.

In connection with developing its opinion, Stephens:

(i)	reviewed certain publicly available financial statements and reports regarding Penns Woods and Northwest;

(ii)	reviewed certain audited financial statements regarding Penns Woods and Northwest;

(iii)

reviewed certain internal financial statements, management reports and other financial and operating data concerning Penns Woods and Northwest prepared by management of Penns Woods and management of Northwest, respectively;

(iv)

reviewed, on a pro forma basis, in reliance upon financial projections and other information and assumptions concerning Penns Woods and Northwest provided by management of Penns Woods and management of Northwest, as applicable, and upon consensus research estimates concerning Northwest, the effect of the proposed Merger on the balance sheet, capitalization ratios, earnings and tangible book value both in the aggregate and, where applicable, on a per share basis of Northwest;

(v)	reviewed the reported prices and trading activity for the common stock of Penns Woods and Northwest;

(vi)

compared the financial performance of Penns Woods and Northwest with that of certain other publicly-traded companies and their securities that Stephens deemed relevant to Stephens’ analysis of the proposed Merger;

(vii)	reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that Stephens deemed relevant to Stephens’ analysis of the proposed Merger;

(viii)	reviewed the then most recent draft of the Merger Agreement and related documents provided to Stephens by Penns Woods;

(ix)

discussed with management of Penns Woods and management of Northwest the operations of and future business prospects for Penns Woods and Northwest, respectively and the anticipated financial consequences of the proposed Merger to Penns Woods and Northwest, respectively;

(x)	assisted in Penns Woods’ deliberations regarding the material terms of the proposed Merger and Penns Woods’ negotiations with Northwest; and

(xi)	performed such other analyses and provided such other services as Stephens deemed appropriate.

Stephens relied on the accuracy and completeness of the information, financial data and financial forecasts provided to Stephens by Penns Woods and Northwest and of the other information reviewed by Stephens in connection with the preparation of Stephens’ opinion, and its opinion was based upon such information. Stephens did not independently verify or undertake any responsibility to independently verify the accuracy or completeness of any of such information, data or forecasts. Management of Penns Woods and management of Northwest assured Stephens that they were not aware of any relevant information that had been omitted or remained undisclosed to Stephens. Stephens did not assume any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of Penns Woods or of Northwest, and Stephens was not furnished with any such evaluations or appraisals; nor did Stephens evaluate the solvency or fair value of Penns Woods or of Northwest under any laws relating to bankruptcy, insolvency or similar matters. Stephens did not assume any obligation to conduct any physical inspection of the properties, facilities, assets or liabilities (contingent or otherwise) of Penns Woods or Northwest. Stephens did not receive or review any individual loan or credit files nor did Stephens make an independent evaluation of the adequacy of the allowance for loan and lease losses of Penns Woods or Northwest. Stephens did not make an independent analysis of the effects of potential future changes in the rate of inflation or of prevailing rates of interest or other market developments or disruptions, or of the effects of any global conflicts or hostilities or any other disaster or adversity, on the business or prospects of Penns Woods or Northwest. With respect to the financial projections or forecasts prepared by management of Penns Woods and management of Northwest, including the forecasts of potential cost savings and potential synergies, Stephens also assumed that such financial projections or forecasts had been reasonably prepared and reflected the best then currently available estimates and judgments of management of Penns Woods and management of Northwest, respectively, as to the future financial performance of Penns Woods and Northwest, respectively, and provided a reasonable basis for Stephens’ analysis. Stephens recognized that such financial projections or forecasts were based on numerous variables, assumptions and judgments that were inherently uncertain (including, without limitation, factors related to general economic and competitive conditions) and that actual results could vary significantly from such projections or forecasts, and Stephens expressed no opinion as to the reliability of such financial projections, forecasts or estimates or the assumptions upon which they were based.

Stephens does not provide legal, accounting, regulatory, or tax advice or expertise, and Stephens relied solely, and without independent verification, on the assessments of Penns Woods and its other advisors with respect to such matters. Stephens assumed, with Penns Woods’ consent, that the proposed Merger will not result in any materially adverse legal, regulatory, accounting or tax consequences for Penns Woods or its shareholders and that any reviews of legal, accounting, regulatory or tax issues conducted as a result of the proposed Merger will be resolved favorably to Penns Woods and its shareholders. Stephens did not express any opinion as to any tax or other consequences that might result from the proposed Merger.

Stephens’ opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on the date of the opinion, and on the information made available to Stephens as of the date of the opinion. Market price data used by Stephens in connection with its opinion was based on reported market closing prices as of December 13th, 2024. It should be understood that subsequent developments may affect the opinion and that Stephens did not undertake any obligation to update, revise or reaffirm the opinion or otherwise comment on events occurring after the date of the opinion. Stephens further noted that volatility or disruptions in the credit and financial markets relating to, among other things, potential future changes in the rate of inflation or prevailing rates of interest or other market developments or disruptions, or the effects of any global conflicts or hostilities or any other disaster or adversity, may or may not have an effect on Penns Woods or Northwest, and Stephens did not express an opinion as to the effects of such volatility or disruptions on the proposed Merger or any party to the proposed Merger. Stephens further expressed no opinion as to the prices at which shares of Penns Woods common stock or Northwest common stock may trade at any time subsequent to the announcement of the proposed Merger.

In connection with developing its opinion, Stephens assumed that, in all respects material to its analyses:

(i)	the proposed Merger and any related transactions will be consummated on the terms of the latest draft of the Merger Agreement provided to Stephens, without material waiver or modification;

(ii)	the representations and warranties of each party in the Merger Agreement and in all related documents and instruments referred to in the Merger Agreement are true and correct;

(iii)	each party to the Merger Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

(iv)	all conditions to the completion of the proposed Merger will be satisfied within the time frames contemplated by the Merger Agreement without any waivers;

(v)

that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the proposed Merger and any related transactions, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the proposed Merger to the common stockholders of Penns Woods;

(vi)

there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of Penns Woods or Northwest since the date of the most recent financial statements made available to Stephens, and that no legal, political, economic, regulatory or other development has occurred that will adversely impact Penns Woods or Northwest; and

(vii)	the proposed Merger will be consummated in a manner that complies with applicable law and regulations.

Stephens’ opinion was limited to whether the consideration to be received by the common stockholders of Penns Woods (solely in their capacity as such) in the proposed Merger was fair to them from a financial point of view as of the date of the opinion. Stephens was not asked to, and it did not, offer any opinion as to the terms of the Merger Agreement or the form of the proposed Merger or any aspect of the proposed Merger, other than the fairness, from a financial point of view, of the consideration to be received in the proposed Merger by the common stockholders of Penns Woods (solely in their capacity as such). The opinion did not address the merits of the underlying decision by Penns Woods to engage in the proposed Merger, the merits of the proposed Merger as compared to other alternatives potentially available to Penns Woods or the relative effects of any alternative transaction in which Penns Woods might engage, nor is it intended to be a recommendation to any person or entity as to any specific action that should be taken in connection with the proposed Merger, including with respect to how to vote or act with respect to the proposed Merger. Moreover, Stephens did not express any opinion as to the fairness of the amount or nature of the compensation to any of Penns Woods’ officers, directors or employees, or to any group of such officers, directors or employees, whether relative to the compensation to other shareholders of Penns Woods or otherwise.

The following is a summary of the material financial analyses performed and material factors considered by Stephens in connection with developing its opinion. In performing the financial analyses described below, Stephens relied on the financial and operating data, projections and other financial information and assumptions concerning Penns Woods and Northwest provided by management of Penns Woods and management of Northwest, as applicable, and Stephens reviewed with Penns Woods’ executive management certain assumptions concerning Penns Woods and Northwest upon which the analyses were based, as well as other factors. Although this summary does not purport to describe all of the analyses performed or factors considered by Stephens, it does set forth those analyses considered by Stephens to be material in arriving at its opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. The order of the summaries of analyses described does not represent the relative importance or weight given to those analyses by Stephens. It should be noted that in arriving at its opinion, Stephens did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Stephens believes that its analysis must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses summarized below. Accordingly, Stephens’ analyses and the summary of its analyses must be considered as a whole, and selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying Stephens’ analyses and opinion.

Summary of Proposed Merger:

Pursuant to the merger agreement, and subject to the terms, conditions and limitations set forth therein, and for purposes of its opinion, Stephens understood that, subject to potential adjustments as described in the merger agreement, each outstanding share of Penns Woods common stock will be converted into the right to receive 2.3850 shares of Northwest common stock, which, based on Northwest’s closing stock price of $14.33 on December 13, 2024, results in the expected consideration to be exchanged by Northwest to acquire all of the equity interests in Penns Woods having an aggregate value of approximately $268 million. Based upon the unaudited financial information of Penns Woods as of and for the twelve months ended September 30, 2024, and market data as of December 13, 2024, Stephens calculated the following transaction multiples:

Transaction Value / Reported Tangible Book Value (at September 30, 2024)	1.38x
Transaction Value / Most Recent Quarter Annualized (“MRQA”) Core Earnings (1)	12.7x
Transaction Value / Year-to-Date Annualized (“YTDA”) Core Earnings (1)	14.8x
Transaction Value / Last-Twelve-Months (“LTM”) Core Earnings (1)	15.1x
Transaction Value / 2025 Estimated Earnings (2)	11.7x
Transaction Value / 2026 Estimated Earnings (2)	10.7x
Core Deposit Premium(3)	5.0%

Source: S&P Global Market Intelligence, Management Guidance.

Note: Market data as of December 13, 2024.

(1)

Note: The most recent quarter annualized, year-to-date annualized, and last-twelve-months earnings of Penns Woods are based on the most recent available financial statements prior to announcement. Core Earnings is net income after taxes and before extraordinary items, less gain on the sale of available for sale securities, nonrecurring provision expense, and normalized provision expense.

(2)	Note: Estimated 2025 and 2026 net income provided by and approved for use by Penns Woods management.
(3)	Note: Core deposit premium calculated using tangible common equity and deposits less time deposits > $100,000.

Relevant Public Companies Analysis – Penns Woods:

Stephens compared the financial condition, operating statistics and market valuation of Penns Woods to certain public companies selected by Stephens and their respective public trading values. Stephens selected the public companies outlined below because their relative asset size and financial performance, among other factors, were reasonably similar to Penns Woods; however, no selected company below was identical or directly comparable to Penns Woods. A complete analysis involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading values of the relevant public companies. Mathematical analysis (such as determining the median) is not in itself a meaningful method of using relevant public company data.

Stephens selected the following fifteen (15) public companies based on the criteria set forth below:

Includes major exchange-traded(1) banks and thrifts headquartered in the Mid-Atlantic(2) with most recent quarter total assets between $2 and $3 billion excluding merger targets, distressed entities(3), and mutuals

LINKBANCORP, Inc. (LNKB)

Chemung Financial Corp. (CHMG)

Citizens & Northern Corp. (CZNC)

Unity Bancorp, Inc. (UNTY)

Fidelity D & D Bancorp, Inc. (FDBC)

Capital Bancorp, Inc. (CBNK)

Orange County Bancorp, Inc. (OBT)

ACNB Corp. (ACNB)

Meridian Corp. (MRBK) Princeton Bancorp (BPRN) Hanover Bancorp, Inc. (HNVR) Norwood Financial Corp. (NWFL) ESSA Bancorp, Inc. (ESSA) Franklin Financial Services (FRAF) Parke Bancorp, Inc. (PKBK)

Note:

(1)	Major exchange-traded banks includes banks traded on NYSE, NYSEAM and NASDAQ exchanges.
(2)	Mid-Atlantic includes banks headquartered in DC, DE, MD, NJ, NY, and PA.
(3)	Excludes BLFY.

To perform this analysis, Stephens reviewed publicly available financial information as of and for the last twelve month period ended September 30th, 2024, or the most recently reported period available, and the market trading multiples of the selected public companies based on December 13th, 2024 closing prices. The financial data included in the table presented below may not correspond precisely to the data reported in historical financial statements as a result of the assumptions and methods used by Stephens to compute the financial data presented. The table below contains information reviewed and utilized by Stephens in its analysis:

												Price
Company	Ticker	Total Assets ($M)	Loans / Deposits (%)	TCE / TA (%)	NIB / Total Deposits (%)	NPAs / Assets(1) (%)	Core ROAA (%)		Core ROATCE (%)		Market Cap ($M)	Tang. BV (x)	MRQ Core EPS (x)		25 EPS (x)
LINKBANCORP Inc.	LNKB	$2,880	93.4%	7.0%	28%	0.59%	1.16%		17.0%		$288	1.47	8.8		9.3
Chemung Financial Corp.	CHMG	2,774	82.8%	7.2%	25%	0.40%	0.82%		11.9%		258	1.30	11.6		10.2
Citizens & Northern Corp.	CZNC	2,671	88.6%	8.5%	24%	0.88%	0.98%		12.0%		304	1.37	11.9		11.0
Unity Bancorp Inc.	UNTY	2,635	107.7%	10.7%	21%	0.37%	1.71%		15.2%		467	1.66	11.3		10.1
Fidelity D & D Bancorp Inc.	FDBC	2,616	76.6%	7.2%	23%	0.29%	0.80%		11.3%		312	1.67	15.6		—
Capital Bancorp Inc.	CBNK	2,561	96.4%	10.9%	33%	0.60%	1.49%		13.3%		427	1.52	11.8		9.8
Orange County Bancorp Inc.	OBT	2,519	83.9%	7.4%	32%	0.43%	0.53%		7.3%		336	1.80	25.5		10.6
ACNB Corp.	ACNB	2,421	93.6%	10.7%	26%	0.27%	1.36%		13.6%		391	1.54	11.8		12.5
Meridian Corp.	MRBK	2,388	101.5%	6.7%	12%	1.97%	0.81%		12.2%		172	1.08	9.1		8.5
Princeton Bancorp	BPRN	2,355	89.5%	10.4%	15%	0.10%	0.34%		3.0%		253	1.04	33.2		10.4
Hanover Bancorp Inc.	HNVR	2,328	102.5%	7.3%	11%	0.66%	0.66%		8.9%		179	1.07	12.4		10.7
Norwood Financial Corp.	NWFL	2,280	90.3%	7.4%	23%	0.35%	0.69%		9.7%		245	1.48	15.8		—
ESSA Bancorp Inc.	ESSA	2,188	108.0%	10.0%	16%	0.59%	0.77%		7.8%		192	0.94	11.4		—
Franklin Financial Services	FRAF	2,151	79.3%	6.6%	18%	0.00%	0.76%		12.1%		147	1.04	9.3		—
Parke Bancorp Inc.	PKBK	2,065	118.0%	14.3%	13%	0.67%	1.50%		10.2%		266	0.90	9.0		—
75th Percentile		$2,626	86.3%	10.6%	26%	0.32%	1.26%		12.7%		$324	1.53	14.0		10.6
Median		$2,421	93.4%	7.4%	23%	0.43%	0.81%		11.9%		$266	1.37	11.8		10.3
25th Percentile		$2,304	102.0%	7.2%	15%	0.63%	0.73%		9.3%		$219	1.06	10.3		9.9
Penns Woods Bancorp, Inc.	PWOD	2,259	110.3%	8.3%	27%	0.20%	0.91	%(2)	11.0	%(2)	254	1.36	12.5	(2)	11.5

Source: S&P Global Market Intelligence, FactSet.

Note: Market data as of 12/13/2024. Financial data as of the most recent quarter reported. Bank-level data used where consolidated BHC data not available. Core defined by S&P Global Market Intelligence.

(1)	NPAs/Assets excludes restructured loans from nonperforming assets.
(2)	Core earnings is based on GAAP financials and adjusted for nonrecurring items.

Relevant Public Companies Analysis – Northwest:

Stephens compared the financial condition, operating statistics and market valuation of Northwest to certain public companies selected by Stephens and their respective public trading values. Stephens selected the companies outlined below because their relative asset size and financial performance, among other factors, were reasonably similar to Northwest; however, no selected company below was identical or directly comparable to Northwest. A complete analysis involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading values of the relevant public companies. Mathematical analysis (such as determining the median) is not in itself a meaningful method of using relevant public company data.

Stephens selected the following twenty-two (22) public companies based on the criteria set forth below:

Includes nationwide major exchange-traded(1) banks and thrifts with most recent quarter total assets between $12 and $18 billion, excluding merger targets and mutuals

Renasant Corp. (RNST)

Pacific Premier Bancorp (PPBI)

Hope Bancorp, Inc. (HOPE)

TowneBank (TOWN)

ServisFirst Bancshares, Inc. (SFBS)

Community Financial Systems (CBU)

Banner Corp. (BANR)

Hilltop Holdings Inc. (HTH)

International Bancshares Corp. (IBOC)

CVB Financial Corp. (CVBF)

Seacoast Banking Corp. of FL (SBCF)

Enterprise Financial Services (EFSC)

NBT Bancorp Inc. (NBTB)

Dime Community Bancshares, Inc. (DCOM)

First Financial Bankshares (FFIN)

OceanFirst Financial Corp. (OCFC)

First Foundation Inc. (FFWM)

BancFirst Corp. (BANF)

Veritex Holdings, Inc. (VBTX)

FB Financial Corp. (FBK)

Live Oak Bancshares, Inc. (LOB)

First Bancorp (FBNC)

Note:

(1)	Major exchange-traded banks includes banks traded on NYSE, NYSEAM and NASDAQ exchanges.

To perform this analysis, Stephens reviewed publicly available financial information as of and for the last twelve month period ended September 30th, 2024, or the most recently reported period available, and the market trading multiples of the selected public companies based on December 13th, 2024 closing prices. The financial data included in the table presented below may not correspond precisely to the data reported in historical financial statements as a result of the assumptions and methods used by Stephens to compute the financial data presented. The table below contains information reviewed and utilized by Stephens in its analysis:

												Price
Company	Ticker	Total Assets ($M)	Loans / Deposits (%)	TCE / TA (%)	NIB / Total Deposits (%)	NPAs / Assets(1) (%)	Core ROAA (%)		Core ROATCE (%)		Market Cap ($M)	Tang. BV (x)		MRQ Core EPS (x)	25 EPS (x)
Renasant Corp.	RNST	$17,959	87.0%	9.8%	24%	0.68%	0.91%		10.4%		$2,319	1.40		14.0	24.7
Pacific Premier Bancorp	PPBI	17,910	83.1%	11.8%	32%	0.22%	0.84%		7.7%		2,619	1.30		17.4	20.2
Hope Bancorp, Inc.	HOPE	17,354	92.5%	10.1%	25%	0.60%	0.59%		6.2%		1,603	0.94		15.6	12.1
TowneBank	TOWN	17,188	79.5%	9.8%	30%	0.04%	1.08%		11.7%		2,693	1.68		15.0	14.1
ServisFirst Bancshares Inc.	SFBS	16,449	93.9%	9.5%	20%	0.24%	1.44%		15.7%		5,107	3.28		21.1	18.0
Cmnty Finl System Inc	CBU	16,405	76.1%	5.7%	27%	0.37%	1.16%		23.2%		3,504	3.96		18.9	16.9
Banner Corp.	BANR	16,189	82.9%	9.0%	35%	0.25%	1.15%		13.5%		2,459	1.74		13.6	14.5
Hilltop Holdings Inc.	HTH	15,926	73.9%	12.2%	26%	0.59%	—		—		2,051	1.08		—	20.6
International Bancshares Corp.	IBOC	15,892	70.9%	15.8%	39%	0.81%	2.54%		16.7%		4,342	1.76		10.9	—
CVB Financial Corp.	CVBF	15,403	71.0%	9.7%	59%	0.15%	1.31%		15.5%		3,172	2.23		14.6	16.2
Seacoast Bnkg Corp. of FL	SBCF	15,168	83.4%	9.6%	28%	0.58%	0.94%		10.4%		2,446	1.78		17.4	18.2
Enterprise Financial Services	EFSC	14,954	88.9%	9.5%	32%	0.22%	1.41%		15.2%		2,198	1.59		10.8	13.2
NBT Bancorp Inc.	NBTB	13,840	85.5%	8.4%	30%	0.24%	1.18%		14.7%		2,438	2.17		15.5	15.1
Dime Community Bancshares Inc.	DCOM	13,747	95.4%	7.3%	29%	0.36%	—		—		1,498	1.36		—	12.2
First Financial Bankshares	FFIN	13,583	65.7%	10.2%	28%	0.47%	1.67%		17.6%		5,746	4.29		25.9	24.8
OceanFirst Financial Corp.	OCFC	13,488	99.2%	8.7%	16%	0.21%	0.74%		8.5%		1,134	1.01		11.7	12.0
First Foundation Inc.	FFWM	13,377	78.5%	7.0%	21%	0.33%	0.32%		4.5%		602	0.53		11.2	14.0
BancFirst Corp.	BANF	13,313	71.3%	10.6%	34%	0.58%	1.84%		17.8%		4,154	2.99		17.6	20.3
Veritex Holdings Inc.	VBTX	13,043	87.5%	9.3%	24%	0.49%	1.05%		11.8%		1,615	1.38		12.1	13.5
FB Financial Corp.	FBK	12,920	86.4%	10.4%	20%	0.55%	1.33%		13.3%		2,589	1.97		15.1	15.7
Live Oak Bancshares Inc.	LOB	12,607	86.2%	7.6%	2%	0.42%	0.38%		—		2,010	1.99		44.5	17.0
First Bancorp	FBNC	12,153	76.3%	8.4%	32%	0.29%	0.67%		8.6%		1,957	2.01		24.4	14.9
75th Percentile		$16,351	76.1%	10.1%	32%	0.24%	1.35%		15.6%		$3,052	2.13		17.9	18.2
Median		$15,061	83.2%	9.6%	28%	0.37%	1.11%		13.3%		$2,442	1.75		15.3	15.7
25th Percentile		$13,405	87.4%	8.4%	24%	0.57%	0.81%		9.5%		$1,970	1.37		13.2	14.0
Northwest Bancshares, Inc.	NWBI	14,354	93.6%	8.6%	21%	0.54%	0.88	%(2)	10.6	%(2)	1,826	1.51x	(2)	14.5	14.0

Source: S&P Global Market Intelligence, FactSet.

Note: Market data as of 12/13/2024. Financial data as of the most recent quarter reported. Bank-level data used where consolidated BHC data not available. Core defined by S&P Global Market Intelligence.

(1)	NPAs/Assets excludes restructured loans from nonperforming assets.
(2)	Core earnings is based on GAAP financials and adjusted for nonrecurring items.

Relevant Mid-Atlantic and Ohio Transactions Analysis:

Stephens reviewed certain publicly available transaction multiples and related financial data for bank and thrift transactions announced since January 1st, 2022, where (i) the target was headquartered in the Mid-Atlantic (DC, DE, MD, NJ, NY, and PA) or Ohio, (ii) the deal value was publicly disclosed, (iii) the target’s assets were between $500 million and $4 billion, and (iv) the stock consideration was greater than 50% of the total consideration, excluding TBB Investments LLC / Berkshire Bancorp, Inc. (investor group transaction). The following transactions were selected by Stephens because each target’s relative asset size, financial performance and operations, among other factors, was reasonably similar to Penns Woods; however, no selected company or transaction below was identical or directly comparable to Penns Woods or the proposed Merger (in each transaction, the acquirer is listed first, the target is listed second and the transaction announcement date is noted parenthetically):

•	Mid Penn Bancorp, Inc. / William Penn Bancorp. (11/1/2024)

•	NBT Bancorp Inc. / Evans Bancorp Inc. (9/9/2024)

•	German American Bancorp Inc. / Heartland BancCorp (7/29/2024)

•	ACNB Corp. / Traditions Bancorp (7/24/2024)

•	Peoples Financial Services / FNCB Bancorp, Inc. (9/27/2023)

•	First Bank / Malvern Bancorp Inc. (12/14/2022)

•	Summit Financial Group Inc. / PSB Holding Corp. (12/12/2022)

•	Citizens Financial Services / HV Bancorp Inc. (10/19/2022)

•	First Commonwealth Financial / Centric Financial Corp. (8/30/2024)

•	Brookline Bancorp Inc. / PCSB Financial Corp. (5/24/2022)

•	Fulton Financial Corp. / Prudential Bancorp, Inc. (3/2/2022)

•	Farmers National Banc Corp. / Emclaire Financial Corp. (3/24/2022)

Stephens considered these selected transactions to be reasonably similar, but not identical or directly comparable, to the proposed Merger. A complete analysis involves complex considerations and qualitative judgments concerning differences in the selected transactions and other factors that could affect the transaction values in those selected transactions as compared with the proposed Merger. Mathematical analysis (such as determining the median) is not in itself a meaningful method of using selected transaction data. Stephens compared certain proposed transaction multiples of the proposed Merger to the 25th percentile, median and 75th percentile transaction multiples of the selected transactions:

				Transaction Multiples					Target Financial Data
Acquirer	Target	Annc. Date	Deal Value ($MM)	Target Price/ TBV (x)	Price/ MRQ EPS(2) (x)	Price/ LTM EPS(2) (x)	Core Deposit Prem. (%)		Total Assets ($MM)	TCE/ TA (%)	NPAs/ Assets (%)	LTM ROAA (%)
Mid Penn Bancorp Inc.	William Penn Bancorp.	11/1/2024	$126	1.01	NM	NM	.06	%(3)	$812	15.2%	0.4%	(0.0%)
NBT Bancorp Inc.	Evans Bancorp Inc.	9/9/2024	236	1.32	20.04	12.17	3.7%		2,257	7.8%	1.3%	0.9%
German American Bancorp Inc.	Heartland BancCorp	7/29/2024	347	2.12	17.06	16.21	15.7%		1,920	8.1%	0.1%	1.1%
ACNB Corp.	Traditions Bancorp	7/24/2024	87	1.28	11.94	16.35	3.2%		859	7.8%	0.5%	0.6%
Peoples Financial Services	FNCB Bancorp Inc.	9/27/2023	128	1.02	11.42	7.99	.03	%(3)	1,862	6.7%	0.3%	0.9%
First Bank	Malvern Bancorp Inc	12/14/2022	150	1.02	14.56	21.35	.06	%(3)	1,044	14.0%	0.6%	0.6%
Summit Financial Group Inc.	PSB Holding Corp.	12/12/2022	53	1.35	11.01	12.10	3.2%		594	6.4%	—	0.7%
Citizens Financial Services	HV Bancorp Inc.	10/19/2022	68	1.55	23.95	21.76	5.7%		571	7.2%	0.5%	0.5%
First Commonwealth Financial	Centric Financial Corp.	8/30/2022	138	1.31	11.66	14.81	4.8%		1,036	9.6%	1.2%	0.9%
Brookline Bancorp Inc.	PCSB Financial Corp.	5/24/2022	320	1.18	23.04	20.32	3.3%		1,985	13.7%	0.4%	0.8%
Farmers National Banc Corp.	Emclaire Financial Corp	3/24/2022	107	1.42	9.93	10.36	4.1%		1,060	7.0%	0.3%	1.0%
Fulton Financial Corp.	Prudential Bancorp Inc.	3/2/2022	138	1.07	18.81	17.87	1.7%		1,084	11.8%	1.2%	0.7%
75th Percentile			$172	1.37	19.43	19.10	4.3%		$1,876	12.3%	0.3%	0.9%
Median			$133	1.30	14.56	16.21	3.2%		$1,052	8.0%	0.5%	0.8%
25th Percentile			$102	1.06	11.54	12.14	1.4%		$847	7.2%	0.9%	0.6%
Northwest Bancshares, Inc.	Penns Woods Bancorp, Inc.								2,259	8.3%	0.2%	1.0	%(4)

Source: S&P Global Market Intelligence, Company documents. Note: Transaction data as of deal announcement date. “—” means data not available or not applicable.

Only includes whole bank M&A.

(1)	MOE as defined by S&P Global Market Intelligence.
(2)	Any multiples < 0.0x and >25.0x are considered NM (not meaningful).
(3)	Core deposits calculated as bank-level total deposits less time deposits greater than $100K.
(4)	Core earnings is based on GAAP financials and adjusted for nonrecurring items.

Relevant New York and Pennsylvania Transactions Analysis:

Stephens reviewed certain publicly available transaction multiples and related financial data for bank and thrift transactions announced since January 1st, 2020, where (i) the target was headquartered in New York or Pennsylvania, (ii) the deal value was publicly disclosed, (iii) the target’s assets were under $10 billion, and (iv) the stock consideration was greater than 50% of the total consideration, excluding mergers-of-equals transactions (as defined by S&P Global Market Intelligence). The following transactions were selected by Stephens because each target’s relative asset size, financial performance and operations, among other factors, was reasonably similar to Penns Woods; however, no selected company or transaction below was identical or directly comparable to Penns Woods or the proposed Merger (in each transaction, the acquirer is listed first, the target is listed second and the transaction announcement date is noted parenthetically):

•	Mid Penn Bancorp, Inc. / William Penn Bancorp. (11/1/2024)

•	NBT Bancorp Inc. / Evans Bancorp Inc. (9/9/2024)

•	ConnectOne Bancorp Inc. / The First of Long Island Corp. (9/5/2024)

•	ACNB Corp. / Traditions Bancorp (7/24/2024)

•	Peoples Financial Services / FNCB Bancorp, Inc. (9/27/2023)

•	First Bank / Malvern Bancorp Inc. (12/14/2022)

•	Citizens Financial Services / HV Bancorp Inc. (10/19/2022)

•	First Commonwealth Financial / Centric Financial Corp. (8/30/2024)

•	Brookline Bancorp Inc. / PCSB Financial Corp. (5/24/2022)

•	Farmers National Banc Corp. / Emclaire Financial Corp. (3/24/2022)

•	Fulton Financial Corp. / Prudential Bancorp, Inc. (3/2/2022)

•	Valley National Bancorp / Westchester Bank Holding Corp. (6/29/2021)

•	WSFS Financial Corp. / Bryn Mawr Bank Corp. (3/10/2021)

•	Fidelity D & D Bancorp Inc. / Landmark Bancorp Inc. (2/26/2021)

•	Hanover Bancorp, Inc. / Savoy Bank (8/27/2020)

•	Norwood Financial Corp. / UpState New York Bancorp Inc. (1/9/2020)

Stephens considered these selected transactions to be reasonably similar, but not identical or directly comparable, to the proposed Merger. A complete analysis involves complex considerations and qualitative judgments concerning differences in the selected transactions and other factors that could affect the transaction values in those selected transactions as compared with the proposed Merger. Mathematical analysis (such as determining the median) is not in itself a meaningful method of using selected transaction data. Stephens compared certain proposed transaction multiples of the proposed Merger to the 25th percentile, median and 75th percentile transaction multiples of the selected transactions:

				Transaction Multiples					Target Financial Data
Acquirer	Target	Annc. Date	Deal Value ($MM)	Target Price/ TBV (x)	Price/ MRQ EPS(2) (x)	Price/ LTM EPS(2) (x)	Core Deposit Prem. (%)		Total Assets ($MM)	TCE/ TA (%)	NPAs/ Assets (%)	LTM ROAA (%)
Mid Penn Bancorp Inc.	William Penn Bancorp.	11/1/2024	$126	1.01	NM	NM	.06	%(3)	$812	15.2%	0.4%	(0.0%)
NBT Bancorp Inc.	Evans Bancorp Inc.	9/9/2024	236	1.32	20.04	12.17	3.7%		2,257	7.8%	1.3%	0.9%
ConnectOne Bancorp Inc.	The Frst of Long Island Corp.	9/5/2024	281	0.74	14.63	12.66	(3.1%)		4,209	8.9%	0.1%	0.5%
ACNB Corp.	Traditions Bancorp	7/24/2024	87	1.28	11.94	16.35	3.2%		859	7.8%	0.5%	0.6%
Peoples Financial Services	FNCB Bancorp Inc.	9/27/2023	128	1.02	11.42	7.99	.03	%(3)	1,862	6.7%	0.3%	0.9%
First Bank	Malvern Bancorp Inc	12/14/2022	150	1.02	14.56	21.35	.06	%(3)	1,044	14.0%	0.6%	0.6%
Citizens Financial Services	HV Bancorp Inc.	10/19/2022	68	1.55	23.95	21.76	5.7%		571	7.2%	0.5%	0.5%
First Commonwealth Financial	Centric Financial Corp.	8/30/2022	138	1.31	11.66	14.81	4.8%		1,036	9.6%	1.2%	0.9%
Brookline Bancorp Inc.	PCSB Financial Corp.	5/24/2022	320	1.18	23.04	20.32	3.3%		1,985	13.7%	0.4%	0.8%
Farmers National Banc Corp.	Emclaire Financial Corp	3/24/2022	107	1.42	9.93	10.36	4.1%		1,060	7.0%	0.3%	1.0%
Fulton Financial Corp.	Prudential Bancorp Inc.	3/2/2022	138	1.07	18.81	17.87	1.7%		1,084	11.8%	1.2%	0.7%
Valley National Bancorp	Bank Leumi Le-Israel Corp.	9/23/2021	1,181	1.35	13.54	19.27	4.5%		8,351	10.5%	0.6%	0.8%
Mid Penn Bancorp Inc.	Riverview Financial Corp.	6/30/2021	125	1.21	10.19	12.18	2.3%		1,215	8.5%	1.0%	0.7%
Valley National Bancorp	Westchester Bank Holding Corp.	6/29/2021	220	1.69	13.57	18.05	8.7%		1,313	10.1%	0.2%	1.1%
WSFS Financial Corp.	Bryn Mawr Bank Corp.	3/10/2021	990	2.29	15.93	NM	13.6%		5,432	8.1%	0.2%	0.6%
Fidelity D & D Bancorp Inc.	Landmark Bancorp Inc.	2/26/2021	44	1.21	20.38	NM	3.0%		354	10.2%	0.4%	0.4%
Hanover Bancorp Inc.	Savoy Bank	8/27/2020	63	1.49	18.91	13.03	16.5%		597	7.1%	0.9%	1.1%
Norwood Financial Corp.	UpState New York Bancorp Inc.	1/9/2020	80	1.78	18.54	17.29	20.6%		440	10.6%	1.3%	1.1%
75th Percentile			$232	1.47	18.91	18.66	5.4%		$1,954	10.5%	0.3%	0.9%
Median			$133	1.30	14.63	16.35	3.5%		$1,072	9.3%	0.5%	0.8%
25th Percentile			$92	1.10	11.94	12.42	1.9%		$824	7.8%	1.0%	0.6%
Northwest Bancshares, Inc.	Penns Woods Bancorp, Inc.								2,259	8.3%	0.2%	1.0	%(4)

Source: S&P Global Market Intelligence, Company documents. Note: Transaction data as of deal announcement date. “—” means data not available or not applicable.

Only includes whole bank M&A.

(1)	MOE as defined by S&P Global Market Intelligence.
(2)	Any multiples < 0.0x and >25.0x are considered NM (not meaningful).
(3)	Core deposits calculated as bank-level total deposits less time deposits greater than $100K.
(4)	Core earnings is based on GAAP financials and adjusted for nonrecurring items.

Discounted Cash Flow Analysis – Penns Woods:

Stephens performed a standalone discounted cash flow analysis to estimate a range of implied equity values for Penns Woods based upon the discounted net present value of the projected after-tax free cash flows for Penns Woods for the projected period. In this analysis, Stephens used (i) financial information and data provided by Penns Woods and (ii) financial forecasts and projections provided by the executive management team of Penns Woods. See the section below entitled “THE MERGER—Certain Unaudited Prospective Financial Information” beginning on page 53 for additional information regarding the unaudited prospective financial information used by Stephens in performing its analysis. Stephens determined the projected amount of cash flow for Penns Woods assuming (i) annual dividend payments, including projected additional dividends for earnings and excess capital (if any) above a tangible common equity to tangible asset ratio of 9.0% from 2024 to 2029, and (ii) a standalone terminal value assuming a price to last-twelve-months Core (as defined by S&P Global Market Intelligence) earnings per share multiple (“Earnings Multiple”) of 12.5x. Stephens discounted the projected cash flows from (i) and (ii) above at Penns Woods’ estimated cost of equity to calculate a net present value range for such projected cash flows.

In selecting a terminal Earnings Multiple for Penns Woods, Stephens considered the range of Earnings Multiples of Penns Woods and of the comparable public companies of Penns Woods set forth in the section entitled “Relevant Public Companies Analysis – Penns Woods” for the last ten years. Exercising its professional judgment, Stephens selected 12.5x as the terminal Earnings Multiple for Penns Woods. The following table summarizes the terminal value of Penns Woods that Stephens calculated by applying the selected terminal Earnings Multiple to Penns Woods’ estimated net income at December 31, 2029:

2029 Penns Woods Net Income	$32.2
x Terminal Multiple	12.5x

Terminal Value	$402.3

The following table summarizes the forecasted free cash flows for Penns Woods that Stephens calculated by adding (i) the net present value of projected annual dividend payments, including projected additional dividends for earnings and excess capital (if any) above a tangible common equity to tangible asset ratio of 9.0% from 2024 to 2029, and (ii) the present value of Penns Woods’ implied standalone terminal value at the end of such period:

	Actuals 9/30/2024	To Year End 12/31/2024	To Close 6/30/2025	Projected
($ in thousands)				12/31/2025	12/31/2026	12/31/2027	12/31/2028	12/31/2029
Net Income to Common		$5,019	$10,063	$11,920	$24,181	$26,599	$29,259	$32,185
Plus: After tax Interest on Distributed Cash Flows (4.25% cost of cash)		$0	$0	$0	$0	$0	$0	$0
Adjusted Net Income to Common		$5,019	$10,063	$11,920	$24,181	$26,599	$29,259	$32,185
T angible Assets (TA)	$2,242,667	$2,326,344	$2,401,350	$2,470,832	$2,719,563	$2,993,164	$3,294,126	$3,625,183
Beginning Tangible Common Equity (TCE)	$0	$187,111	$189,739	$195,019	$202,156	$216,670	$233,600	$253,190
Plus: Net Income to Common	$0	$5,019	$10,063	$11,920	$24,181	$26,599	$29,259	$32,185
Less: Dividends	$0	($2,417)	($4,835)	($4,835)	($9,670)	($9,670)	($9,670)	($9,670)
Less: Additional Dividends (TCE excess over 9.0%)	$0	$0	$0	$0	$0	$0	$0	$0
Amortization of Intangibles	$0	$26	$52	$52	$3	$0	$0	$0
End of Period TCE	$187,111	$189,739	$195,019	$202,156	$216,670	$233,600	$253,190	$275,705
TCE / TA	8.34%	8.16%	8.12%	8.18%	7.97%	7.80%	7.69%	7.61%
Discounted Cash Flow:
Capital Outflows / (Contributions) for Earnings and Excess Capital Above a Tangible Common Equity to T angible Asset Ratio of 9.0%	0	2,417	4,835	4,835	9,670	9,670	9,670	9,670
Terminal Value								402,316

Free Cash Flows	0	2,344	4,413	4,149	7,343	6,498	5,749	5,087

Stephens considered discount rates from 12.0% to 14.0% for Penns Woods. Based on this analysis, Stephens derived a range for the implied equity value of Penns Woods from $27.90 per share to $35.22 per share.

The discounted cash flow analysis is a widely used valuation methodology, but the results of this methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, capital levels, and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Penns Woods. The actual results may vary from the projected results, any of these assumptions might not be realized in future operations and the variations may be material.

Miscellaneous:

The preparation of a fairness opinion is a complex process and is not susceptible to a partial analysis or summary description. Stephens believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying its opinion. In addition, Stephens considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to significance and relevance of each analysis and factor, so the results from any particular analysis described above should not be taken to be the view of Stephens.

In performing its analyses, Stephens made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of Penns Woods. The analyses performed by Stephens are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty.

Stephens is serving as financial adviser to Penns Woods in connection with the proposed Merger and is entitled to receive from Penns Woods reimbursement of its expenses and a fee in the amount of 1.275% of the aggregate transaction consideration received by Penns Woods or its common stockholders at the closing of the proposed Merger for Stephens’ services as financial advisor to Penns Woods, a significant portion of which is contingent upon the consummation of the proposed Merger. Stephens also received a fee in the amount of $700,000 from Penns Woods upon rendering its fairness opinion, which opinion fee will be credited in full against the fee which will become payable to Stephens upon the closing of the proposed merger. Penns Woods has also agreed to indemnify Stephens against certain claims and liabilities that could arise out of Stephens’ engagement, including certain liabilities that could arise out of Stephens’ providing its fairness opinion.

Affiliates and employees of Stephens Inc. own an investment interest in the common stock of Northwest in an amount less than 0.1% of the outstanding common stock of Northwest. Stephens issues periodic research reports regarding the business and prospects of Northwest, and Stephens makes a market in the stock of Northwest. Stephens has not received other fees for providing investment banking services to Northwest or Penns Woods within the past two years. Stephens expects to pursue future investment banking services assignments with participants in the proposed Merger.

In the ordinary course of its business, Stephens Inc. and its affiliates and employees at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt, equity or derivative securities of participants in the proposed Merger.

Certain Unaudited Prospective Financial Information

Prospective Financial Information Regarding Penns Woods

In performing its financial analysis with respect to Penns Woods on a standalone basis, Stephens used the following prospective financial information regarding Penns Woods: (i) estimated earnings per share for Penns Woods of $2.91 for the year ending 2025, $3.21 for the year ending 2026, and $3.53 for the year ending 2027; and (ii) an estimated annual earnings per share growth rate through the year ending 2029 of 10%.

The following table presents certain unaudited prospective financial information regarding Penns Woods on a stand-alone basis from October 1, 2024 through December 31, 2029, which Stephens used in its net present value analysis in connection with developing its fairness opinion.

	3 Months Ended To Year End 12/31/2024	Full Year Projections Ended
		12/31/2025	12/31/2026	12/31/2027	12/31/2028	12/31/2029
Net Income ($000s)	$5,019	$21,983	$24,181	$26,599	$29,259	$32,185
Earnings per Share	$0.67	$2.91	$3.21	$3.53	$3.88	$4.27
Total Assets ($000s)	$2,342,901	$2,487,285	$2,736,013	$3,009,614	$3,310,576	$3,641,633

The foregoing prospective financial information regarding Penns Woods was provided to Stephens by the executive management team of Penns Woods and was approved by Penns Woods for use by Stephens in connection with developing its fairness opinion.

Prospective Financial Information Regarding Northwest

In performing its financial analysis with respect to Northwest on a standalone basis, Stephens used the following prospective financial information regarding Northwest: (i) estimated annual asset growth rate of 4.2% in 2025, 4.3% in 2026 and 4.4% in 2027 and thereafter; (ii) estimated net income available to the Northwest’s stockholders of $130 million for the year ending 2025 and $145 million for the year ending 2026; and (iii) assumed net income growth rate of approximately 4.8% for 2027 and thereafter.

The following table presents certain unaudited prospective financial information for Northwest on a stand-alone basis from October 1, 2024 through December 31, 2029.

	3 Months Ended To Year End 12/31/2024	Full Year Projections Ended
		12/31/2025	12/31/2026	12/31/2027	12/31/2028	12/31/2029
Net Income ($000s)	$31,842	$129,917	$145,201	$152,126	$159,382	$166,983
Earnings per Share	$0.25	$1.02	$1.14	$1.19	$1.25	$1.31
Total Assets ($000s)	$2,342,901	$2,487,285	$2,736,013	$3,009,614	$3,310,576	$3,641,633

The foregoing prospective financial information regarding Northwest was based on analyst consensus earnings estimates for the years ending 2024 to 2026 and on internal company estimates provided to Stephens by the executive management team of Northwest for the years thereafter and was approved by Northwest for use by Stephens in connection with developing its fairness opinion.

Estimated Synergies Attributable to the Merger

The executive management team of Northwest and the executive management team of Penns Woods developed and provided to their respective boards of directors prospective financial information relating to the anticipated strategic, financial and operational benefits to, and synergies estimated to be realized following the completion of the proposed Merger beginning in 2025. Such prospective financial information also was provided by Penns Woods to Stephens and approved by Penns Woods for Stephens’ use and reliance in connection with Stephens’ financial analyses and opinions as described in this joint proxy statement/prospectus under “THE MERGER—Fairness Opinion of Penns Woods’ Financial Advisor” beginning on page 38.

Such prospective financial information included, among other things, (i) annual pre-tax cost savings of approximately 40% of Penns Woods’ total operating expense, phased in 75% during 2025 and 100% thereafter; (ii) one-time, pre-tax cash transaction costs of $36 million, fully reflected in tangible book value at the completion of the proposed Merger; and (iii) estimated purchase accounting adjustments and adjustments for CECL accounting standards. Such prospective financial information assumed a hypothetical June 30, 2025 closing date for the proposed Merger.

Regulatory Approvals Required

To complete the Merger and Subsidiary Bank Mergers, Northwest and Penns Woods need to obtain approvals or consents from, or make filings with, a number of U.S. federal and state bank and other regulatory authorities. Subject to the terms of the Merger Agreement, Northwest and Penns Woods have agreed to cooperate with each other and use reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by the Merger Agreement (including the Merger and the Subsidiary Bank Mergers), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and governmental entities. These approvals include, among others, the approval, nonobjection and/or waivers of the Merger by the Federal Reserve and the Subsidiary Bank Mergers by the FDIC and the DoBS. Northwest will submit an application or waiver request to the Federal Reserve for approval or nonobjection of the Merger and an application to the Federal Reserve and DoBS for approval of the Subsidiary Bank Mergers for approval.

The approval of any regulatory applications merely implies the satisfaction of regulatory criteria for approval, which does not include review of the adequacy or fairness of the Merger Consideration to Penns Woods shareholders. Furthermore, regulatory approvals do not constitute or imply any endorsement or recommendation of the Merger or the terms of the Merger Agreement.

Northwest and Penns Woods believe that the Merger does not raise significant regulatory concerns and that they will be able to obtain all requisite regulatory approvals. However, there can be no assurance that all of the regulatory approvals described herein will be obtained and, if obtained, there can be no assurances regarding the timing of the approvals, the companies’ ability to obtain the approvals on satisfactory terms or the absence of litigation challenging such approvals. In addition, there can be no assurance that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have an adverse effect on the financial condition, results of operations, assets or business of the combined company following completion of the Merger. There can likewise be no assurances that U.S. federal or state regulatory or competition authorities will not attempt to challenge the Merger or, if such a challenge is made, what the result of such challenge will be.

Interests of Penns Woods’ Directors and Officers in the Merger

As described below, some of Penns Woods’ directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of Penns Woods’ shareholders generally. The Penns Woods board of directors was aware of these interests and considered them in approving the Merger Agreement.

Executive Employment Agreements: Prior to the Effective Date, Penns Woods shall cause certain of its executive employment agreements to be amended or terminated in form or substance satisfactory to Northwest, and will cause employees subject to the relevant agreements to execute settlement and releases in forms mutually agreeable to Penns Woods and Northwest, contingent upon Penns Woods and/or Northwest paying amounts described in the applicable agreements, stating that all amounts due and obligations under each agreement have been fully paid, fulfilled and/or waived.

Change In Control Payments

Upon the consummation of the Merger, and subject to certain other conditions, cash severance payments will be paid to Penns Woods’ named executive officers pursuant to change in control features in their existing employment agreements, as described in “THE MERGER–Interests of Penns Woods’ Directors and Officers in the Merger–Golden Parachute Compensation” on page 56.

Stock Option Grants

Penns Woods has awarded executive officers options to purchase Penns Woods common stock, which are subject to vesting over a specified period. Upon the consummation of the Merger, options outstanding immediately prior to such time will vest in full and be converted automatically in the right to receive a cash payment in an amount equal to, for each option, the product of (i)(A) the average of the closing sales price of Northwest common stock on the Nasdaq Global Select Market® as published in The Wall Street Journal for the five (5) consecutive full trading days ending on the trading day immediately preceding the Effective Date multiplied by the Exchange Ratio less (B) the current exercise price per share of such Penns Woods option, as may have been adjusted pursuant to the Merger Agreement, and (ii) the number of shares of Penns Woods common stock underlying such option.

Indemnification and Directors’ and Officers’ Liability Insurance

Subject to compliance with applicable state and federal laws, Northwest will indemnify each person who served as a director or officer of Penns Woods or its subsidiaries on or after the date of the Merger Agreement and before the Effective Time to the fullest extent provided by Penns Woods’ governing documents, from and against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding by reason of the fact that the person was an officer or director of Penns Woods or its subsidiaries. In addition, the Merger Agreement provides that, prior to the Merger, Penns Woods will purchase a directors’ and officers’ and company liability insurance policy to be effective for up to six (6) years following the Effective Date, with a premium not to exceed over 200% greater than that contained in Penns Woods’ 2024 policy.

Director Appointment

Effective at the Effective Time, and contingent upon the closing of the Merger, Richard A. Grafmyre, a current Penns Woods’ director, will be appointed to serve on the board of directors of Northwest, Board to fill a vacancy in the 2026 class of director slate, or Northwest will otherwise increase the size of the board by one to effectuate Mr. Grafmyre’s inclusion in the 2026 class of directors slate, subject to Northwest’s standard corporate governance practices and standard director evaluation process. For additional details on the Northwest board seat to be held by a former director of Penns Woods following the Merger, please see “THE MERGER AGREEMENT—Director Appointment” on page 66.

Golden Parachute Compensation

The discussion and table below reflect the estimated amount of compensation and benefits that each of the named executive officers of Penns Woods is entitled to receive where the compensation or benefits are based on or otherwise relate to the Merger. This compensation is referred to as “golden parachute compensation” by the applicable SEC disclosure rules and is the subject of the Penns Woods advisory (non-binding) proposal on specified compensation, as described in “PROPOSALS SUBMITTED TO PENNS WOODS SHAREHOLDERS—Penns Woods Advisory (Non-binding) Proposal on Specified Compensation” on page 28.

Richard A. Grafmyre (Chief Executive Officer of Penns Woods), Brian L. Knepp (President and Chief Financial Officer of Penns Woods), Aron M. Carter (Senior Vice President – Chief Risk Officer of Penns Woods) and Michelle M. Karas (Senior Vice President, Secretary and Chief Data Officer of Penns Woods) (the named executive officers) each have an employment agreement with Penns Woods and one of the Subsidiary Banks, under which the named executive officer is entitled to severance benefits if such officer’s employment is terminated without “cause” or if such officer resigns for “good reason,” as those terms are defined in such officer’s employment agreement. The Merger increases the amount of the severance benefits Messrs. Grafmyre, Knepp, and Carter and Ms. Karas are entitled to receive because it constitutes a “Change in Control” under the employment agreements. The obligation of Penns Woods and the Subsidiary Banks to pay the severance benefits is subject to several conditions, including the named executive officer’s execution of a general release of claims.

As a result of the foregoing assumptions, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

GOLDEN PARACHUTE COMPENSATION

Name	Cash (1) ($)	Equity(2) ($)	Pension/ Non-Qualified Deferred Compensation ($)	Perquisites/ Benefits (3) ($)	Total ($)
Richard A. Grafmyre	$2,285,612	$621,391	—	$44,640	$2,951,643
Brian L. Knepp	$663,030	$657,791	—	$57,752	$1,378,574
Aron M. Carter	$360,186	$159,277	—	$58,223	$577,686
Michelle M. Karas	$360,853	$159,277	—	$22,925	$543,055

(1)

The amounts in this column reflect the value of the cash severance payable in lump sum under the employment agreement each of Penns Woods’ named executive officers has with Penns Woods and, as applicable, Jersey Shore Bank described above. All amounts paid may be reduced to avoid excess parachute payments under Section 280G of the Internal Revenue Code. Cash severance is a multiple of salary and averages of bonuses. The average bonuses used in calculating the above amounts were based on bonuses earned during 2022 and 2023 and assume 2024 bonuses will be $325,000 for Mr. Grafmyre, $70,000 for Mr. Knepp, none for Mr. Carter and $1,000 for Ms. Karas. The amounts reflected under this column for Messrs. Grafmyre, Knepp, and Carter and Ms. Karas will only be realized if the named executive officer’s termination without cause or resignation for good reason occurs concurrently with or within a specified period after the completion of the Merger.

(2)

The amounts in this column reflect the value of the unvested options to purchase Penns Woods common stock that have been awarded to each of the named executive officers under the 2020 Penns Woods Bancorp, Inc. Equity Incentive Plan. In the above table, the average of the closing sales price of Northwest common stock on Nasdaq for the five consecutive full trading days ending on the trading day immediately preceding the closing date of the Merger has been estimated at $12.974 per share, which is the average of the closing sales price of Northwest common stock on Nasdaq for the five consecutive full trading days ending on February 19, 2025.

(3)

The amounts in this column are based on health and welfare benefits payable as severance benefits for a period of up to twenty-four (24) months under the employment agreement each of the named executive officers has with Penns Woods and, if applicable, Jersey Shore Bank. The payments reflected under this column are only realized upon the named executive officer’s termination without cause or resignation for good reason.

Material U.S. Federal Income Tax Consequences of the Merger

This section describes the intended, material U.S. federal income tax consequences of the Merger to Northwest, Penns Woods, and U.S. holders of Penns Woods common stock who exchange their shares for shares of Northwest common stock pursuant to the Merger. Northwest and Penns Woods intend for the Merger to be treated as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code, except with respect to any cash received instead of fractional shares of common stock of the combined company, and Northwest and Penns Woods intend that each will be a “party to the reorganization” within the meaning of Section 368(b) of the Internal Revenue Code. Northwest has received an opinion of Dinsmore & Shohl LLP, substantially to the effect that, on the basis of facts, representations and assumptions set forth in that opinion (including factual representations contained in certificates of officers of Northwest and Penns Woods), the Merger constitutes a reorganization under Section 368(a) of the Internal Revenue Code.

The following discussion assumes that the U.S. Internal Revenue Service (“IRS”) and the courts agree that the Merger is a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code, and that Northwest and Penns Woods are each a “party to the reorganization” within the meaning of Section 368(b) of the Internal Revenue Code. However, Northwest and Penns Woods have not requested and do not intend to request any ruling from the IRS as to the U.S. federal income tax consequences of the Merger, and the tax opinion to be delivered in connection with the Merger is not binding on the IRS or any court or other administrative body. Consequently, there is no assurance of the accuracy of the anticipated U.S. federal income tax consequences to Northwest, Penns Woods, and the shareholders of Penns Woods described in this proxy statement/prospectus. In addition, if any of the facts, representations or assumptions upon which the opinion is based are inconsistent with the actual facts, the U.S. federal income tax consequences of the Merger could be adversely affected. The actual tax consequences to you of the Merger may be complex and will depend upon your specific situation and upon factors that are not within the control of Northwest or Penns Woods. You should consult with your own tax advisor as to the tax consequences of the Merger in light of your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign, and other tax laws, your basis in any Northwest common stock received in the Merger, your holding period with respect to any Northwest common stock received in the Merger, your tax return reporting requirements, or the applicability and effect of any proposed changes in any tax laws.

The following discussion is based on the Internal Revenue Code, existing and proposed Treasury Department regulations promulgated thereunder and published judicial and administrative rulings and decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this discussion. This summary does not address any tax consequences of the Merger under state, local or foreign laws, or any federal laws other than those pertaining to income tax.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of Penns Woods common stock who, for U.S. federal income tax purposes, is:

•	an individual citizen or resident of the U.S.;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the U.S. or any state thereof or the District of Columbia;

•

a trust if (i) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Department regulations to be treated as a United States person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Penns Woods common stock, the tax treatment of a partner generally will depend on the status of the partners and the activities of the partnership. If you are a partnership, or a partner in such partnership, holding Penns Woods common stock, you should consult your tax advisors.

This discussion is applicable only to those U.S. resident Penns Woods shareholders that hold their Penns Woods common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code (generally, property held for investment), and does not address all of the U.S. federal income tax consequences that may be relevant to particular Penns Woods shareholders in light of their individual circumstances or to Penns Woods shareholders that are subject to special rules, such as:

•	financial institutions;

•	S corporations or other pass-through entities and investors in those through entities;

•	retirement plans, individual retirement accounts or other tax-deferred accounts;

•	insurance companies;

•	mutual funds;

•	tax-exempt organizations;

•	dealers in securities or foreign currencies;

•	traders in securities who elect to use the mark-to-market method of accounting;

•	regulated investment companies;

•	real estate investment trusts;

•	holders of Penns Woods common stock subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	persons that hold Penns Woods common stock as part of a straddle, hedge, constructive sale, conversion transaction or other risk management transaction;

•	persons who purchase or sell their Penns Woods common stock as part of a wash sale;

•	expatriates or persons that have a functional currency other than the U.S. dollar;

•	persons who are not U.S. holders;

•	expatriates of the United States;

•	persons that have a functional currency other than the U.S. dollar;

•

holders that hold (or that held, directly or constructively, at any time during the five year period ending on the date of the disposition of the Penns Woods common stock pursuant to the merger) 5% or more of the outstanding Penns Woods common stock; and

•	persons that acquired their Penns Woods common stock through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan.

In addition, the discussion does not address any alternative minimum tax, U.S. federal estate or gift tax or any state, local or foreign tax consequences of the Merger, nor does it address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or any consequences under the Foreign Account Tax Compliance Act of 2010 (including the Treasury Department regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith). Determining the actual tax consequences of the Merger may be complex. They will depend on specific situations and on factors that are not within the control of Penns Woods or Northwest. All holders of Penns Woods common stock should consult their tax advisors as to the specific tax consequences of the Merger to them, including the applicability and effect of the alternative minimum tax and any state, local, foreign, and other tax laws, your basis in any Northwest common stock received in the Merger, your holding period with respect to any Northwest common stock received in the Merger, your tax return reporting requirements, or the applicability and effect of any proposed changes in any tax laws.

The following discussion summarizes the matters addressed in the tax opinion of Dinsmore & Shohl LLP filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part.

Reorganization Treatment

The Merger is intended to be a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code, and Northwest and Penns Woods are each intended to be a “party to the reorganization” within the meaning of Section 368(b) of the Internal Revenue Code. If the intended reorganization treatment is respected by the Internal Revenue Service and the courts, then the material federal income tax consequences described below are anticipated.

Federal Income Tax Consequences to Northwest and Penns Woods

No Gain or Loss. No gain or loss will be recognized by Northwest or Penns Woods as a result of the Merger.

Tax Basis. The aggregate tax basis of the assets of Penns Woods in the hands of Northwest will be the same as the aggregate tax basis of such assets in the hands of Penns Woods immediately prior to the Merger.

Holding Period. The holding period of the assets of Penns Woods to be received by Northwest will include the period during which such assets were held by Penns Woods.

Exchange Solely for Northwest Common Shares

A U.S. holder of Penns Woods common stock that exchanges all of its Penns Woods common stock solely for Northwest common stock pursuant to the Merger will not recognize gain or loss in connection with such exchange (except with respect to cash in lieu of fractional shares of Northwest common stock as discussed in more detail under “Cash in Lieu of Fractional Shares” below). A U.S. holder’s aggregate tax basis in the Northwest common stock received in the Merger in exchange for its Penns Woods common stock (including any fractional shares deemed received by the U.S. holder under the treatment discussed below in “Cash in Lieu of Fractional Shares”) generally will equal such U.S. holder’s aggregate tax basis in the Penns Woods common stock surrendered by such U.S. holder in the Merger. The holding period for the Northwest common stock received by such U.S. holder in the Merger in exchange for its Penns Woods common stock (including any fractional shares deemed received by the U.S. holder under the treatment discussed below in “Cash in Lieu of Fractional Shares”) generally will include the holding period for the Penns Woods common stock exchanged therefor.

Cash in Lieu of Fractional Shares

A U.S. holder of Penns Woods common stock that receives cash in lieu of a fractional share of Northwest common stock generally will be treated as having received such fractional share and then having received such cash in redemption of such fractional share. Gain or loss generally will be recognized based on the difference between the amount of cash received in lieu of the fractional share and the portion of the U.S. holder’s aggregate adjusted basis in the Penns Woods common stock surrendered which is allocable to the fractional share. Subject to possible dividend treatment (as discussed in more detail under “Possible Dividend Treatment”, below), such gain or loss generally will be long-term capital gain or loss if the U.S. holder held such stock as a capital asset at the time of the Merger and the U.S. holder’s holding period for its Penns Woods shares exceeds one year at the effective time of the Merger. The Internal Revenue Code contains limitations on the extent to which a taxpayer may deduct capital losses from ordinary income.

Possible Dividend Treatment

In some cases, if a U.S. holder of Penns Woods common stock actually or constructively owns Northwest common stock other than the Northwest common stock received pursuant to the Merger, the gain recognized by such holder could be treated as having the effect of the distribution of a dividend under tests set forth in the Internal Revenue Code, in which case such gain would be treated as dividend income. This could happen, for example, because of ownership of additional Northwest common stock by such holder, ownership of Northwest common stock by a person related to such holder, or a share repurchase by Northwest from other holders of Northwest common stock. Because the possibility of dividend treatment depends primarily upon each holder’s particular circumstances, including the application of certain constructive ownership rules, U.S. holders of Penns Woods common stock should consult their tax advisors regarding the application of the foregoing rules to their particular circumstances.

Backup Withholding and Reporting Requirements

Under certain circumstances, cash payments made to a U.S. holder of Penns Woods common stock pursuant to the Merger may be subject to backup withholding at a rate of 28% of the cash payable to the holder, unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Department regulations, and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a holder under the backup withholding rules are not an additional tax and will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the Internal Revenue Service.

A U.S. holder of Penns Woods common stock owning at least 5% (by vote or value) of the outstanding shares of Penns Woods common stock or having a basis of $1,000,000 or more in its Penns Woods common stock, immediately before the Merger, is required to file a statement with such holder’s U.S. federal income tax return setting forth such holder’s tax basis in and the fair market value of shares of the Penns Woods common stock exchanged by such holder pursuant to the Merger. In addition, all U.S. holders of Penns Woods common stock will be required to retain records pertaining to the Merger.

The preceding discussion of material U.S. federal income tax consequences of the Merger is included in this proxy statement/prospectus for general information only, and is intended only as a summary of material U.S. federal income tax consequences of the Merger. It is not a complete analysis or discussion of all potential tax effects that may be important to you and is not tax advice.

Each Penns Woods shareholder should consult with his, her or its own tax advisor regarding the specific tax consequences to the shareholder of the Merger, including the application and effect of state, local and foreign income and other tax laws.

Accounting Treatment

The Merger will be accounted for under the acquisition method of accounting in accordance with generally accepted accounting principles in the United States. Under the acquisition method of accounting, the assets and liabilities of Penns Woods will be recorded and assumed at estimated fair values at the time the Merger is consummated. The excess of the estimated fair value of Northwest common stock issued and the cash proceeds paid over the net fair values of the assets acquired, including identifiable intangible assets, and liabilities assumed will be recorded as goodwill and will not be deductible for income tax purposes. Goodwill will be subject to an annual test for impairment and the amount impaired, if any, will be charged as an expense at the time of impairment.

Resale of Northwest Common Stock

Northwest has registered its common stock to be issued in the Merger with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). No restrictions on the sale or other transfer of Northwest common stock issued in the Merger will be imposed solely as a result of the Merger, except for restrictions on the transfer of Northwest common stock issued to any Penns Woods shareholder who may become an “affiliate” of Northwest for purposes of Rule 144 under the Securities Act. The term “affiliate” is defined in Rule 144 under the Securities Act and generally includes executive officers, directors and shareholders beneficially owning 10% or more of the outstanding Northwest common stock.

Employee Matters

Participation by Penns Woods Employees in Northwest’s Employee Benefit Program(s): The Merger Agreement provides that employees of Penns Woods or the Subsidiary Banks who become employees of Northwest as a result of the Merger will participate in the employee benefit plans sponsored by Northwest for

Northwest’s employees. Employees of Penns Woods or the Subsidiary Banks will receive credit for their years of service with Penns Woods or the Subsidiary Banks, as applicable, for participation and vesting purposes under the applicable Northwest employee benefit plans, including credit for years of service and for seniority under Northwest’s paid time off program, but subject to the eligibility and other terms of such plans. In addition, Northwest will use commercially reasonable efforts to waive all restrictions and limitations on pre-existing conditions to the extent the group health plan and insurance policy of Northwest or Northwest Bank permit (or may be amended to permit).

Severance: Subject to any applicable regulatory restrictions, Northwest has agreed to pay to each employee of Penns Woods or the Subsidiary Banks who (i) is not subject to an existing contract providing for severance and/or a change in control payment, (ii) is an employee of Penns Woods or the Subsidiary Banks immediately before the Effective Time, (iii) has been an employee of Penns Woods or the Subsidiary Banks for at least six (6) months prior to the Effective Time, (iv) is not offered continued employment by Northwest or any of its subsidiaries for nine months after the Effective Time, and (v) signs and delivers Northwest’s standard form of termination and release agreement, a severance amount and accrued and then unpaid personal time off through the date of such separation. The severance amount will be equal to two (2) weeks’ base pay in effect at the time of termination multiplied by the number of whole years of service of such employee with Penns Woods or the Subsidiary Banks, less applicable local, state and federal tax withholding; provided, however, that the minimum severance payment will equal six (6) weeks of base pay, and the maximum severance payment will not exceed twenty-six (26) weeks of base pay. Further, for any employee of Penns Woods or the Subsidiary Banks participating in Penns Woods’ group health program at the Effective Time who is entitled to a severance payment, the employee will be able to purchase health insurance coverage for the employee at the full premium rate for the remaining COBRA period.

Termination of Penns Woods 401(k) Plan: Penns Woods is required to terminate the Penns Woods 401(k) Plan effective immediately prior to the Effective Time. In addition, as soon as feasible after the closing of the Merger, Northwest will take commercially reasonable steps to allow employees of Penns Woods and the Subsidiary Banks who continue as employees of Northwest and its subsidiaries to participate in the Northwest 401(k) Plan and to accept roll-overs of benefits from the Penns Woods 401(k) Plan to the Northwest 401(k) Plan.

Retention Arrangements: The Merger Agreement provides for retention or stay bonus payments to be allocated amongst certain of Penns Woods’ or its affiliates’ employees in such amounts and to such employees as reviewed and approved by Northwest.

Employee Stock Purchase Plan: Following the execution of the Merger Agreement, Penns Woods suspended all operations of the Penns Woods employee stock purchase plan for any pay periods after the pay period ended December 13, 2024 until the Effective Time, such that no further contributions, purchases, or issuance of shares of Penns Woods common stock could occur with respect to pay periods ending after December 13, 2024.

Cash Incentive Plan: Pursuant to the Penns Woods performance-based cash incentive plan, and consistent with past practice, Penns Woods may pay eligible employees (i) their 2024 cash incentive bonuses, if applicable, and (ii) for the calendar year 2025, up to an aggregate of $200,000 in cash incentive bonuses, provided that, measured as of June 30, 2025, (A) adjusted return on equity is 9% or greater, and (B) consolidated net loan charge-offs are less than 30 basis points. If Penns Woods is only able to satisfy condition (A) or (B) of the foregoing, but not both conditions, the 2025 bonus pool will be reduced by 50%.

Executive Employment Agreements: Additionally, prior to the Effective Date, Penns Woods shall cause certain of its executive employment agreements to be amended or terminated in form or substance satisfactory to Northwest. See the section “Interests of Penns Woods’ Directors and Officers in the Merger” for more detail on the termination or amendment of the agreements on page 55.

Option Cash-Out: The Merger Agreement provides for all options outstanding under the Penns Woods equity incentive plan to vest in full immediately prior to the Effective Time. At the Effective Time, the vested options will convert automatically by nature of the Merger into the right to receive an amount of cash. For additional information on the vesting, conversion, and related consideration, please see the section titled “THE MERGER AGREEMENT—Option Cash-Out” on page 65.

THE MERGER AGREEMENT

The following is a description of the material terms of the Merger Agreement. A complete copy of the Merger Agreement is attached as Annex A to this proxy statement/prospectus and is incorporated into this proxy statement/prospectus by reference. We encourage you to read the Merger Agreement carefully, as it is the legal document that governs the Merger.

The Merger Agreement contains representations and warranties of Penns Woods and Northwest. The assertions embodied in those representations and warranties are qualified by information contained in confidential disclosure schedules that the parties delivered in connection with the execution of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from the standard of materiality generally applicable to statements made by a corporation to shareholders or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.

The Merger and Subsidiary Bank Mergers

Pursuant to the terms and subject to the conditions of the Merger Agreement, upon filing the applicable articles of merger and statement of merger, Penns Woods will merge with and into Northwest, with Northwest surviving the Merger and continuing as a Maryland corporation and a registered financial holding company. Immediately after the Merger or at such later time specified by Northwest, Northwest will cause Luzerne Bank to be merged with and into Northwest Bank, with Northwest Bank surviving the Merger and continuing as a Pennsylvania-chartered savings bank. Immediately thereafter, Northwest will cause Jersey Shore Bank to be merged with and into Northwest Bank, with Northwest Bank surviving the Merger and continuing as a Pennsylvania-chartered savings bank.

Effective Time

Northwest and Penns Woods will cause the Effective Date to occur as soon as practicable after the last of the conditions set forth in the Merger Agreement have been satisfied or waived. Unless Northwest and Penns Woods otherwise unanimously consent, the Effective Date will not be later than December 31, 2025 or after the date or dates on which any regulatory authority approval or extension thereof expires. The Merger will become effective at the time at the later of the filing of the statement of merger with the Pennsylvania Department of State Bureau of Corporations and Charitable Organizations or the articles of merger with the State Department of Assessments and Taxation of Maryland (the “Effective Time”).

Northwest and Penns Woods currently anticipate closing the Merger and filing the statement of merger with the Pennsylvania Department of State Bureau of Corporations and Charitable Organizations and the articles of merger with the State Department of Assessments and Taxation of Maryland in the third quarter of 2025.

Merger Consideration

Under the terms of the Merger Agreement, holders of share of Penns Woods common stock (other than treasury shares) will receive 2.385 shares of Northwest common stock for each share of Penns Woods common stock they hold immediately prior to the Effective Time.

Northwest will not issue any fractional shares of common stock in connection with the Merger. Instead, each holder of Penns Woods common stock who would otherwise be entitled to receive a fraction of a share Northwest common stock (after taking into account all shares of Penns Woods common stock owned by such holder at the Effective Time) will receive cash (rounded to the nearest cent), without interest, in an amount equal to the fractional share of Northwest common stock to which such holder would otherwise be entitled to multiplied by the average of the closing-sale prices of Northwest common stock on the Nasdaq Global Select Market® as published in The Wall Street Journal for the five (5) consecutive full trading days ending on the trading day preceding the Effective Date.

At the Effective Time, shares of Penns Woods’ common stock will no longer be outstanding and will automatically be cancelled and cease to exist, and holders of Penns Woods common stock will cease to be, and will have no rights as, shareholders of Penns Woods, other than (i) to receive the Merger Consideration pursuant to the terms and conditions of the Merger Agreement, (ii) to receive cash, without interest, in lieu of a fractional share of Northwest common stock to which such holder would otherwise be entitled, or (iii)  to receive any dividend or other distribution which the holder thereof has the right to receive pursuant to the Merger Agreement.

Option Cash-Out

Under the terms of the Merger Agreement, all options outstanding under the Penns Woods equity incentive plan shall, immediately prior to the Effective Time, vest in full and cease to represent an option to purchase shares of Penns Woods common stock. At the Effective Time, the vested options will convert automatically by virtue of the Merger into the right to receive an amount of cash equal to the product of (A) the average closing-sale prices of Northwest common stock on the Nasdaq Global Select Market® as published in The Wall Street Journal for the five (5) consecutive full trading days ending on the trading day preceding the Effective Date multiplied by 2.385, less the current exercise price per share of the options, as adjusted pursuant to the terms of the Merger Agreement; and (B) the number of shares of Penns Woods common stock underlying such options.

The Penns Woods equity incentive plan will be terminated at the Effective Time.

Surrender of Certificates

Northwest will engage the Exchange Agent to handle the exchange of Penns Woods common stock for the Merger Consideration. As promptly as practicable after the Effective Time, but no later than five (5) business days after the Effective Time, the Exchange Agent will mail to each holder of Penns Woods common stock a letter of transmittal for use in the exchange along with instructions explaining how to surrender Penns Woods common stock certificates to the Exchange Agent. Penns Woods shareholders that surrender their certificates to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, will receive (i) the new certificates representing that number of whole shares of Northwest common stock to which such former holder of Penns Woods common stock shall have become entitled, and (ii) a check representing the amount of any cash in lieu of a fractional share and any dividends or distributions which such holder has the right to receive pursuant to the Merger Agreement. The old certificates of Penns Woods common stock will have been cancelled. No interest will be paid or accrued on the Northwest common stock or cash in lieu of fractional shares, dividends, or distributions payable to holders of the former Penns Woods certificates. Penns Woods shareholders that do not exchange their Penns Woods common stock will not be entitled to receive the Merger Consideration or any dividends or other distributions by Northwest until their certificates are surrendered. After surrender of the certificates representing Penns Woods common stock, any unpaid dividends or distributions with respect to Northwest common stock represented by the certificates will be paid without interest.

If any Penns Woods stock certificate has been lost, stolen, or destroyed, the transmittal materials received from the Exchange Agent will explain the steps that the Penns Woods shareholder must take including the posting by such shareholder of a bond in such amount as Northwest or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such certificate.

Indemnification and Directors’ and Officers’ and Company Liability Insurance

After the Effective Time for a period of six (6) years and subject to compliance with applicable state and federal laws, Northwest will indemnify each person who served as a director or officer of Penns Woods or its subsidiaries on or after December 16, 2024 (the date of the Merger Agreement) and before the Effective Time to the fullest extent provided by Penns Woods’ governing documents, from and against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding by reason of the fact that the person was an officer or director of Penns Woods or any of its subsidiaries or serving as a director or officer of another Person. In addition, the Merger Agreement provides that, prior to the Effective Date, Penns Woods will procure a policy of directors’ and officers’ and company liability insurance with respect to actions, omissions, events, matters or circumstances occurring prior to the Effective Time as currently maintained by Penns Woods (“Tail Policy”) to be effective for a period of up to six (6) years following the Effective Time, on terms no less advantageous than those contained in Penns Woods’ existing policy. However, the combined company is not obligated to expend an amount in excess of 200% of the 2024 premium paid by Penns Woods on an aggregate basis.

Director Appointment

Effective at the Effective Time, and contingent upon the closing of the Merger, Richard A. Grafmyre, a current Penns Woods director, will be appointed to serve on the board of directors of Northwest, to fill a vacancy in the 2026 class of director slate, or Northwest will otherwise increase the size of the board by one to effectuate Mr. Grafmyre’s inclusion in the 2026 class of directors slate, subject to Northwest’s standard corporate governance practices and standard director evaluation process. Northwest will, subject to its standard corporate governance practices, nominate and recommend Mr. Grafmyre for election at the next applicable annual meeting of the shareholders of Northwest following the Effective Time. In the event that, at the next annual meeting following the Effective Time, Mr. Grafmyre is unable to continue to satisfy Northwest’s director eligibility requirements, resigns or elects not to be nominated, Northwest will select one of the former members of the Penns Woods board to be nominated as replacement for Mr. Grafmyre, subject to Northwest’s standard corporate governance practices and the standard director nomination process. The replacement director will be selected in consultation with the Penns Woods director with input from other former members of the Penns Woods board. Additionally, at the Effective Time, Northwest will cause Northwest Bank to increase the number of directors on the Northwest Bank board by one (1), and, subject to Northwest and Northwest Bank’s standard corporate governance and director evaluation, selection, and nomination practices, will appoint Mr. Grafmyre, or the replacement Penns Woods director, to the Northwest Bank board, so long as Mr. Grafmyre, or the replacement Penns Woods director, as applicable, is a member of the Northwest board.

NASDAQ Stock Listing

Northwest common stock is currently listed on the Nasdaq Global Select Market® under the symbol “NWBI.” The shares to be issued to Penns Woods shareholders as Merger Consideration also will be eligible for trading on the Nasdaq Global Select Market®. Northwest shall cause the shares of Northwest common stock to be issued in the Merger to be approved for listing as of the Effective Time.

Treatment of Certain Subsidiaries and Investments

Prior to the Effective Date, Penns Woods shall, after consultation with Northwest, commence winding down the activities and distribution of underlying assets to Penns Woods, or otherwise dissolve, Woods Investment Company, Inc., Woods Real Estate Development Company, Inc. and United Insurance Solutions, LLC. Penns Woods shall take, and shall cause Jersey Shore Bank to take, or cause to be taken, all such actions necessary to ensure that these wind downs and distributions, or other dissolutions, comply with applicable laws, Penns Woods will keep Northwest apprised of the status. The form of any and all documentation related to the wind downs and distributions or other dissolutions will be subject to the prior approval of Northwest. Additionally, Penns Woods, or Jersey Short Bank, as applicable, will use reasonable best efforts to assist Northwest with the transition of The M Group, Inc.’s securities, advisory and other service offerings to Northwest’s service partner, LPL Financial.

Conditions to Consummation of the Merger

Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of Northwest and Penns Woods to complete the Merger are subject to the fulfillment or written waiver of each of the following conditions:

•	the Merger Agreement and the Merger must be duly adopted and approved by the requisite vote of the shareholders of Penns Woods;

•

all regulatory approvals required to consummate the Merger and the transactions contemplated thereby must have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain (i) any conditions, restrictions or requirements which the Northwest board of directors reasonably determines would, either before or after the Effective Time, have a material adverse effect on Northwest and its subsidiaries taken as a whole after giving effect to the consummation of the Merger, or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the Northwest board of directors reasonably determines would, either before or after the Effective Time, be unduly burdensome. For purposes of this condition, any regulatory approval that does not result in the termination of all outstanding regulatory orders applicable to Penns Woods and/or its subsidiaries, if any, prior to or at the Effective Time shall be deemed to have a material adverse effect on Northwest and its subsidiaries taken as a whole after giving effect to the consummation of the Merger;

•

no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by the Merger Agreement;

•	the Northwest common stock to be issued in the Merger must be authorized for listing on the Nasdaq Global Select Market®;

•	this registration statement and proxy statement/prospectus must have been declared effective by the SEC and must not be subject to any stop order or any threatened stop order by the SEC; and

•	Penns Woods procures the Tail Policy.

Conditions to Obligation of Penns Woods. Penns Woods will not be required to complete the Merger unless the following conditions are fulfilled or waived in writing:

•

that (i) certain fundamental representations and warranties of Northwest contained in the Merger Agreement must be true and correct in all material respects, subject to the Merger Agreement, as of the date of the Merger Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak as some other date must be true and correct as of such date and any representation and warranty that is qualified by absence of a material adverse effect shall be true and correct in all respects); and (ii) all other representations and warranties, without giving effect to any qualification as to materiality or material adverse effect, must be true and correct, as of the date of the Merger Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak as some other date must be true and correct as of such date and any representation and warranty that is qualified by absence of a material adverse effect shall be true and correct in all respects), provided, however, that such nonfundamental representations and warranties shall be determined to be true and correct unless failure to be true or correct has had or reasonably would be expected to have a material adverse effect on Northwest, and Penns Woods shall have received a certificate, dated as of the Effective Date, signed on behalf of Northwest by the CEO or CFO of Northwest to such effect;

•	Northwest must have performed in all material respects all obligations required to be performed by Northwest under the Merger Agreement at or prior to the Effective Time, and Penns Woods must have received a certificate, dated as of the effective date, signed on behalf of Northwest by its CEO or CFO to such effect; and

•

Penns Woods must have received a written opinion from its counsel dated as of the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in the written opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Conditions to Obligation of Northwest. Northwest will not be required to consummate the Merger unless the following conditions are also fulfilled or waived in writing:

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that (i) certain fundamental representations and warranties of Penns Woods contained in the Merger Agreement must be true and correct in all material respects, subject to the Merger Agreement, as of the date of the Merger Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak as some other date must be true and correct as of such date and any representation and warranty that is qualified by absence of a material adverse effect shall be true and correct in all respects); and (ii) all other representations and warranties, without giving effect to any qualification as to materiality or material adverse effect, must be true and correct, as of the date of the Merger Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak as some other date must be true and correct as of such date and any representation and warranty that is qualified by absence of a material adverse effect shall be true and correct in all respects), provided, however, that such nonfundamental representations and warranties shall be determined to be true and correct unless failure to be true or correct has had or reasonably would be expected to have a material adverse effect on Penns Woods, and Northwest shall have received a certificate, dated as of the Effective Date, signed on behalf of Penns Woods by the CEO or CFO of Northwest to such effect;

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Penns Woods must have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time, and Northwest must have received a certificate, dated as of the Effective Date, signed on behalf of Penns Woods by its CEO or CFO to such effect;

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Penns Woods must have obtained the consent or approval of each person (other than governmental authorities) whose consent or approval is required under the Merger Agreement or under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument in connection with the transactions contemplated by the Merger Agreement, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, in Northwest’s reasonable estimate, have a material adverse effect, after the Effective Time, on the combined company, including any consent or approval required for the assignment of any material contracts under the Merger Agreement;

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Northwest must have received a statement executed on behalf of Penns Woods, dated as of the Effective Date, that satisfies the requirements of regulations of the United States Department of Treasury Regulations (“Treasury Regulations”) Section 1.1445-2(c)(3), (in a form reasonably applicable to Northwest) certifying that the Penns Woods common stock do not represent United States real property interests within the meaning of Section 897 of the Internal Revenue Code and the Treasury Regulations promulgated thereunder;

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there must not have been any condemnation, eminent domain or similar proceedings commenced or threatened in writing by any governmental authority with respect to any real estate owned by Penns Woods or any of its subsidiaries, including real estate acquired in connection with foreclosure;

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Northwest must have received a written opinion from its counsel dated as of the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in the written opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended; and

•

receipt of executed releases in a form mutually agreed upon by Northwest and Penns Woods for Penns Woods employees subject to certain executive employment agreements stating that all amounts due and any obligations under each agreement have been fully paid, fulfilled, and/or waived.

Northwest or Penns Woods can waive in writing any of the conditions listed above, unless the waiver is prohibited by law.

Representations and Warranties

Penns Woods has made customary representations and warranties in the Merger Agreement relating to:

•	corporate organization, standing and authority;

•	capital structure;

•	corporate authority and enforceability of the Merger Agreement;

•	consents and regulatory approvals;

•	compliance with SEC reporting requirements;

•	financial statements, material adverse effect, and internal controls;

•	litigation;

•	regulatory matters;

•	compliance with laws;

•	material contracts and any associated defaults;

•	brokerage and finder’s fees;

•	employee benefit plans and employee matters;

•	labor matters;

•	takeover laws;

•	environmental matters;

•	tax matters;

•	use of risk management instruments;

•	books and records;

•	insurance;

•	title to real property and assets;

•	loans;

•	repurchase agreements;

•	investment securities portfolio;

•	deposit insurance;

•	intellectual property and information security;

•	Bank Secrecy Act, anti-money laundering and Office of Foreign Assets Control and customer information;

•	Community Reinvestment Act compliance;

•	related party transactions;

•	prohibited payments;

•	receipt of Stephens’ fairness opinion;

•	absence of undisclosed liabilities;

•	occurrence of material adverse effects;

•	tax treatment of Merger; and

•	absence of untrue statements or omissions of material fact.

Northwest has made customary representations and warranties in the Merger Agreement relating to:

•	corporate organization, standing and authority;

•	capital structure;

•	no ownership of Penns Woods’ common stock;

•	corporate authority and enforceability of the Merger Agreement;

•	consents and regulatory approvals;

•	compliance with SEC reporting requirements;

•	financial statements, material adverse effect, and internal controls;

•	regulatory matters;

•	litigation;

•	compliance with laws;

•	brokerage and finder’s fees;

•	takeover laws;

•	tax treatment of Merger;

•	absence of material adverse effect;

•	taxes and tax returns; and

•	absence of untrue statements or omissions of material fact.

Penns Woods’ Conduct of Business Pending the Merger

From the date of the Merger Agreement until the Effective Time of the Merger, except as expressly contemplated or permitted by the Merger Agreement or as disclosed in the Penns Woods disclosure schedule, as required by law, or required by an applicable regulatory order, without the prior written consent of Northwest, Penns Woods shall not, and shall cause its subsidiaries not to:

•

conduct the business of Penns Woods and its subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their respective business organizations and assets and maintain their respective rights, franchises and existing relations with customers, suppliers, vendors, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse effect on Penns Woods’ ability to perform any of its obligations under the Merger Agreement or prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement, or enter into any new line of business or materially change its lending, investment, underwriting, risk, asset liability management or other banking and operating policies, except as required by applicable law or policies imposed by any governmental authority or by any applicable regulatory order;

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issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional Penns Woods common stock or other capital stock of Penns Woods except (i) upon the exercise of options issued and outstanding as of December 16, 2024 and (ii) in accordance with their present terms or pursuant to the terms of the Penns Woods employee stock purchase plan with respect to issuances required by the terms of the plan through the pay period ended December 13, 2024;

•	enter into any agreement or amendment to the equity incentive plan or employee stock purchase plan except as required by the Merger Agreement, with respect to the foregoing;

•	permit any additional new grants of any options, other rights or similar stock-based employee rights under the employee stock purchase plan, the equity incentive plan, or any other plan or program;

•	effect any recapitalization, reclassification, stock split, or similar change in capitalization;

•

make, declare, pay or set aside for payment any dividend or distribution on any shares of Penns Woods common stock, except for its normal and customary quarterly cash dividend in the amount of $0.32 per share for each full calendar quarter preceding the Effective Date, subject to coordinating with Northwest regarding issuance of any dividend in the quarter in which the Merger closes to ensure holders of Penns Woods common stock do not receive two (2) dividends in such quarter as result of the Merger;

•	directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of capital stock of Penns Woods;

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enter into, modify, amend, renew or terminate any employment, consulting, severance, retention, change in control or similar agreements or arrangements with any director, consultant, officer or employee of Penns Woods or any of its subsidiaries;

•	hire or engage any full-time employee or consultant, other than as replacements for positions existing as of December 16, 2024;

•

grant any salary or wage increase or bonus or increase of any employee benefit (including incentive or bonus payments), except for: (i) changes that are required by applicable law or otherwise permitted under benefit plans subject to the terms of the Merger Agreement, (ii) annual merit increases in the salaries and wages of employees of Penns Woods and its subsidiaries not to exceed an aggregate average increase of more than 3.0% of the aggregate cost of all employee annual base salaries and wages, and (iii) pursuant to the Penns Woods performance-based cash incentive plan as described in the section captioned “Employee Matters—Cash Incentive Plan” on page 50 of this proxy statement/prospectus.;

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enter into, establish, adopt, amend, modify, make any contributions to or terminate (except (i) as may be required by applicable law, (ii) as contemplated by the Merger Agreement, or (iii) pursuant to the regular annual renewal of insurance contracts) any compensation and benefit plan, including the equity incentive plan, or any other pension, retirement, phantom stock, stock purchase, savings, profit sharing, deferred compensation, change in control, salary continuation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract (including related administrative services contracts), plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, consultant, officer or employee of Penns Woods or any of its subsidiaries, or take any action to accelerate the payment of benefits or the vesting or exercisability of options, restricted stock, phantom stock or other compensation or benefits payable thereunder;

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sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets or any business to any person other than a wholly owned subsidiary, or cancel, release or assign any indebtedness of any person other than a wholly owned subsidiary or any claims against any person other than a wholly owned subsidiary, in each case other than in the ordinary course, consistent with past practices, including any debt collection or foreclosure transactions;

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acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice or purchases of securities incident to Penns Woods’ securities portfolio in the ordinary course of business and consistent with past practice) all or any portion of the assets, business, deposits or properties of any other person;

•	amend the organizational and governing documents of Penns Woods and/or its subsidiaries;

•	implement or adopt any change in its accounting principles, practices or methods other than as may be required by generally accepted accounting principles;

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(i) terminate, amend, or waive any provision of, any material contract (“Material Contract”); (ii) make any change in any instrument or agreement governing the terms of any of its securities, or material lease or any other Material Contract, other than normal renewals of leases and other Material Contracts without material adverse changes of terms with respect to Penns Woods; (iii) enter into any Material Contract that (A) would constitute a Material Contract if it were in effect on the date of the Merger Agreement or (B) that has a term of one year or longer and that requires payments or other obligations by Penns Woods or any Penns Woods subsidiary of $150,000 or more under the Material Contract; or (iv) enter into any Material Contract if the Material Contract, in the aggregate with all Material Contracts entered into by Penns Woods or any Penns Woods subsidiary from and after the date of the Merger Agreement, would result in aggregate required payments by Penns Woods or any Penns Woods subsidiary in excess of $350,000;

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settle any claim, suit, action or proceeding brought against Penns Woods, except for any claim, action or proceeding which does not involve precedent for other material claims, suits, actions or proceedings and which involves solely money damages in an amount, individually not to exceed $300,000 or in the aggregate not to exceed $750,000 for all such claims, actions or proceedings, and provide notice to Northwest of at least five (5) business days before commencing any litigation other than in the ordinary course of business;

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take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in the Merger Agreement being or becoming untrue at any time at or prior to the Effective Time, (ii) any of the conditions to consummation of the Merger set forth in the Merger Agreement not being satisfied, or (iii) a violation of any provision of the Merger Agreement except, in each case, as may be required by applicable law or by any governmental authority;

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implement or adopt any material change in its interest rate and other risk management policies, procedures or practices, fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk, fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk, or fail to follow its existing policies or practices with respect to managing its fiduciary risks;

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other than in the ordinary course, consistent with past practice, incur any indebtedness, contract for the incurrence of any indebtedness, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity (it being understood and agreed that incurrence of indebtedness in the ordinary course, consistent with past practices shall include the creation of deposit liabilities, issuance of letters of credit, purchases of federal funds, borrowings from any of the Federal Home Loan Banks, borrowings from the Federal Reserve Bank, advances on existing lines of credit, sales of certificates of deposit, and entry into repurchase agreements);

•	make or purchase any indirect or brokered loans in excess of $1 million;

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purchase from or sell to any financial institution or other non-depository lender an interest in a loan in excess of $1 million, except for such credit facilities made to borrowers in the Penns Woods’ territory secured by collateral located in Penns Woods’ territory in the ordinary course and consistent with past practices;

•	make, or commit to make, any capital expenditures that exceed by more than (5%) Penns Woods’ capital expenditure budget set forth at the time of signing of the Merger Agreement;

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enter into any new line of business, change in any material respect Penns Woods’ lending, investment, underwriting, risk and asset liability management and other banking and operating, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital applicable with respect to its loan portfolio or any segment thereof);

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except for commitments issued prior to the date of the Merger Agreement which have not yet expired, make or acquire any new loan or issue a commitment (including a letter of credit) for any new loan or renew or extend an existing commitment for any loan, or amend or modify any loan, (including in any manner that would result in any additional extension of credit, principal forgiveness, or effect any uncompensated release of collateral), except (A) loans for which a commitment to make or acquire was entered into prior to the date of the Merger Agreement; and (B)(i) unsecured loans or commitments for unsecured loans less than $250,000 individually, and (ii) secured loans or commitments for secured loans less than $2,000,000 individually, and (iii) loans or commitments for loans greater than $500,000 if immediately after making the loan the person obtaining the loan and the person’s affiliates would have loans owed to Jersey Shore Bank and Luzerne Bank that is, in the aggregate, less than $5,000,000, in each case, in compliance with the underwriting policies and related loan policies of Jersey Shore Bank or Luzerne Bank, as applicable, in effect as of the date of this Agreement; provided, however, for any new loan or commitment (including a letter of credit) for any new loan or renewal or extension of existing commitments or amendment or modification of any loan, (including in any manner that would result in any additional extension of credit, principal forgiveness, or effect any uncompensated release of collateral) in excess of the limits described in clause (B) hereof, Northwest shall have been deemed to have consented to any loan in excess of such amount if Northwest does not object to any such proposed loan in writing within two (2) business days of receipt by Northwest of a request by Penns Woods to exceed such limit along with all financial or other data that Northwest may reasonably request in order to evaluate such loan;

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restructure or materially change its investment securities portfolio or its portfolio duration, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, or invest in any mortgage-backed or mortgage-related securities which would be considered “high risk” securities under applicable regulatory pronouncements, provided, however, than Penns Woods and its subsidiaries will not be prohibited from maintaining and monitoring their securities portfolios or purchasing or selling securities in the ordinary course of business consistent with investment policies;

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except for non-exclusive licenses and the expiration of intellectual property in the ordinary course, sell, assign, dispose of, abandon, allow to expire, license or transfer any material intellectual property of Penns Woods and its subsidiaries;

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(i) fail to prepare and file or cause to be prepared or filed in a timely manner consistent with past practice all tax returns that are required to be filed (with extensions) at or before the Effective Time, (ii) fail to timely pay any tax due (whether or not required to be shown on any such tax returns), or (iii) make, change or revoke any tax election or tax accounting method, file any amended tax return, settle any tax claim or assessment, consent to the extension or waiver of any statute of limitations with respect to taxes (or offer or agree to do any of the foregoing or surrender its rights to any of the foregoing or to claim any refund of taxes or file any amended tax return);

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open, close or relocate any branch office, ATMs, loan production office or other significant office or operations facility of Penns Woods or its subsidiaries at which business is conducted, or fail to use commercially reasonable efforts to maintain and keep their respective properties and facilities in their present condition and working order, ordinary wear and tear excepted;

•	increase or decrease the rate of interest paid on time deposits or certificates of deposit, except in a manner consistent with past practices;

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with respect to loans in excess of $300,000, foreclose upon or otherwise cause Penns Woods or any of its subsidiaries to take title to or possession or control of any real property or entity on such property without first obtaining a Phase I environmental site assessment thereon which indicates that the property is free of hazardous material, provided, however that no such report will be required to be obtained with respect to single-family residential real property of five acres or less to be foreclosed upon unless Penns Woods has reason to believe such real property may contain any such hazardous material;

•	cause or permit any material change in the amount or general composition of deposit liabilities;

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not take, or fail to take, any action that would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code; or

•	agree to, commit to, or adopt any resolutions of the board in support of any of the foregoing.

Northwest’s Conduct of Business Pending the Merger

From the date of the Merger Agreement until the Effective Time, except as expressly contemplated or permitted by the Merger Agreement or required by law or required by an applicable regulatory order, without the prior written consent of Penns Woods, Northwest shall not, and shall cause its subsidiaries not to:

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conduct the business of Northwest and its subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their respective business organizations and assets and maintain their respective rights, franchises and existing relations with customers, suppliers, vendors, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse effect upon Northwest’s ability to perform any of its obligations under the Merger Agreement or prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement;

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amend the Northwest governing documents in a manner that would adversely affect the holders of Penns Woods common stock, or adversely affect the holders of Penns Woods common stock relative to other holders of Northwest common stock;

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not take, or fail to take, any action that would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, as amended;

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take any action that is intended or is reasonably likely to result in any of its representations or warranties set forth in the Merger Agreement becoming materially inaccurate at any time at or prior to the Effective Time, any of the conditions to consummation of the Merger in the Merger Agreement not being satisfied, a violation of any provision of the Merger Agreement except, in each case, as may be required by applicable law or by any governmental authority, or a delay in the consummation of the transactions contemplated by the Merger Agreement; or

•	agree or commit to do any of the foregoing.

Expenses of the Merger

Northwest and Penns Woods are each required to bear their own expenses incurred by it in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement.

Termination of the Merger Agreement

Termination by mutual consent. Northwest and Penns Woods may mutually consent to terminate the Merger Agreement and abandon the Merger at any time before the Merger is effective, if the boards of directors of Northwest and Penns Woods both approve the termination by vote of a majority of the members of their entire boards of directors.

Termination by either Northwest or Penns Woods. The Merger Agreement may be terminated at any time prior to the Effective Time by Northwest or Penns Woods upon written notice to the other party, if either board of directors so determines by vote of a majority of the members of the entire board of directors, in the event of the following circumstances:

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(i) a breach by the other party of any representation or warranty contained in the Merger Agreement, which breach cannot be or has not been cured within forty-five (45) days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any covenants or agreements contained in the Merger Agreement, which breach cannot be or has not been cured within forty-five (45) days after the giving of written notice to the breaching party of such breach; provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, in the reasonable opinion of the non-breaching party, to result in a material adverse effect under the terms and conditions provided in the Merger Agreement;

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if the Merger is not been consummated by December 31, 2025 (or such later date as to which Penns Woods and Northwest may mutually agree in writing), except to the extent that the failure of the Merger then to be consummated arises out of or results from the failure of the party seeking to terminate pursuant to the Merger Agreement in breach of such party’s obligations, covenants and agreements under the Merger Agreement;

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if any governmental authority whose approval is required for consummation of the Merger and the other transactions contemplated by the Merger Agreement shall have been denied and the denial has become final and nonappealable;

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if any governmental authority whose approval is required for consummation of the Merger and the other transactions contemplated by the Merger Agreement shall have requested, directed or advised Northwest or Penns Woods to withdraw its application for approval of the Merger; or

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if any governmental authority of competent jurisdiction shall have issued a final nonappealable law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger or the Subsidiary Bank Merger.

Termination by Penns Woods or Northwest with regards to the Penns Woods shareholder vote. Either Penns Woods or Northwest may terminate the Merger Agreement if the requisite vote of the Penns Woods shareholders shall not have been obtained at the meeting of the Penns Woods shareholders duly convened therefor or at any adjournment or postponement thereof; provided that no party may terminate the Merger Agreement if the party has breached in any material respect any of its obligations under the Merger Agreement, in each case in a manner that primarily caused the failure to obtain the requisite vote of the Penns Woods shareholders at the meeting of the Penns Woods shareholders duly convened or at any adjournment or postponement thereof.

Termination by Northwest. Northwest may terminate the Merger Agreement and abandon the Merger at any time before the requisite vote of the Penns Woods shareholders is obtained if:

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the Penns Woods board of directors shall have failed to include the Penns Woods recommendation in this proxy statement/prospectus, or withdrawn, modified or qualified the Penns Woods recommendation in a manner adverse to Northwest, or publicly disclosed that it intends to do so, or failed to recommend against acceptance of a tender offer or exchange offer constituting an acquisition proposal that has been publicly disclosed within five (5) business days after the commencement of the tender or exchange offer, in any case whether or not permitted by the terms of the Merger Agreement;

•

the Penns Woods board of directors shall have recommended or endorsed an acquisition proposal or publicly disclosed its intention to do so, or failed to issue a press release announcing its unqualified opposition to the acquisition proposal within five (5) business days after the acquisition proposal is publicly announced; or

•	Penns Woods or its board of directors has breached its obligations related to the shareholder vote or acquisition proposals in the Merger Agreement in any material respect.

Termination by Penns Woods. Penns Woods may terminate the Merger Agreement and abandon the Merger:

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if the Penns Woods board (or a duly authorized committee thereof) has authorized acceptance of a superior acquisition proposal, and Penns Woods has complied in all respects with the Merger Agreement; provided, that this right of Penns Woods to terminate the Merger Agreement is conditioned on and subject to the prior payment by Penns Woods to Northwest of a termination fee (as described in THE MERGER AGREEMENT – Acquisition Proposals and Termination Fee) in accordance with the Merger Agreement. Any purported termination on these grounds shall be void and of no force or effect if Penns Woods has not have paid and Northwest has not received the termination fee; or

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by written notice to Northwest if, and only if, prior to the Effective Time and during the time period specified in the Merger Agreement, the market value of Northwest common stock drops below certain pre-determined thresholds while the Nasdaq Bank Index does not; subject, however, to Northwest’s right to cure by providing notice to Penns Woods that Northwest intends to proceed with the Merger by paying additional consideration.

Support Agreements

Under the Merger Agreement, the directors of Penns Woods executed support agreements pursuant to which they agreed to vote their shares of Penns Woods common stock owned directly or indirectly, and to request their spouses to consent to such agreement to the extent of such spouse’s interest in such shares in favor of the Merger.

Acquisition Proposals and Termination Fee

Pursuant to the Merger Agreement, Penns Woods shall not, and shall cause any of its subsidiaries and the officers, directors, employees, advisors and other agents of Penns Woods and its subsidiaries not to, directly or indirectly (i) solicit, initiate, encourage, facilitate (including by way of providing information) or induce any inquiry, proposal or offer with respect to, or the making or completion of, any acquisition proposal, or any inquiry, proposal or offer that is reasonably likely to lead to any acquisition proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person or group any confidential or nonpublic information with respect to or in connection with, an acquisition proposal, (iii) take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an acquisition proposal, (iv) approve, endorse or recommend, or propose to approve, endorse or recommend any acquisition proposal or any agreement related thereto, (v) enter into any agreement contemplating or otherwise relating to any acquisition transaction or acquisition proposal, (vi) enter into any agreement or agreement in principle requiring, directly or indirectly, Penns Woods to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder, or (vii) propose or agree to do any of the foregoing; unless the Penns Woods board of directors determines in good faith, after consultation with Penns Woods’ outside legal and financial advisors, that (a) such acquisition proposal constitutes or is reasonably capable of becoming a superior proposal, and (b) the failure of the Penns Woods board to take such action would cause the Penns Woods board to violate its fiduciary duties to the shareholders of Penns Woods under applicable law.

As promptly as practicable (but in no event more than 24 hours) following receipt of any acquisition proposal or any request for nonpublic information or inquiry that would reasonably be expected to lead to any acquisition proposal, Penns Woods must (i) advise Northwest in writing of the receipt of such acquisition proposal, request or inquiry and the terms and conditions of such acquisition proposal, request or inquiry, (ii) must promptly provide to Northwest a written summary of the material terms of such acquisition proposal, request or inquiry including the identity of the person or group making the acquisition proposal, and (iii) must keep Northwest promptly apprised of the status of any related developments, discussions and negotiations on a current basis.

If Penns Woods terminates the Merger Agreement with the intention of entering into or accepting an alternate proposal or commits a willful breach of the Merger Agreement, and within twelve (12) months after the date of termination of the Merger Agreement enters a definitive agreement for a separate acquisition (whether or not it is the superior proposal), then, Penns Woods must pay to Northwest a termination fee of $10 million (the “Termination Fee”). Additionally, the Termination Fee will be payable from Penns Woods to Northwest if Penns Woods accepts a superior proposal or if Northwest is permitted to terminate the Merger Agreement pursuant to certain terms specified in the Merger Agreement.

Notwithstanding the foregoing, at any time prior to the Penns Woods shareholder meeting, Penns Woods may accept or approve a superior acquisition proposal, thereby withdrawing its recommendation of the Merger to its shareholders, if, and only if: (i) Penns Woods has complied with the relevant terms of the Merger Agreement; (ii) Penns Woods has determined, in good faith, and after consultation with financial advisors and outside legal counsel, that the acquisition proposal was a superior proposal, after taking into account any proposed modification to the Merger Agreement by Northwest; (iii) the acquisition was unsolicited and constitutes a superior proposal after taking into account any amendment or modification proposed to the Merger Agreement by Northwest; (iv) Penns Woods provided at least five (5) business days written notice to Northwest and specified the terms and conditions of the proposal to Northwest; (v) during the notice period, Penns Woods and its advisors negotiated with Northwest in good faith; and (vi) the Penns Woods board of directors concluded, in good faith, after such negotiations, that the acquisition proposal continues to constitute a superior proposal. If any revisions are made to the superior proposal during the notice period, Penns Woods shall deliver a new written notice to Northwest giving rise to a new five (5)  business day notice period.

Amendment

The Merger Agreement may be amended or modified by Northwest and Penns Woods at any time before or after the receipt of the requisite vote of the Penns Woods shareholders, provided, however, that after the receipt of the requisite vote of the Penns Woods shareholders, there may not be, without further approval of such shareholders of Penns Woods, any amendment of the Merger Agreement that requires such further approval under applicable law. The Merger Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of Northwest and Penns Woods.

COMPARISON OF CERTAIN RIGHTS OF PENNS WOODS SHAREHOLDERS AND NORTHWEST STOCKHOLDERS

If the Merger is completed, shareholders of Penns Woods will receive Northwest common stock in the Merger and, therefore, will become stockholders of Northwest and will cease to be shareholders of Penns Woods. Northwest is organized under the laws of the State of Maryland and Penns Woods is organized under the laws of the Commonwealth of Pennsylvania. The following is a summary of the material differences between (1) the current rights of holders of Penns Woods common stock under Pennsylvania law and Penns Woods’ Articles of Incorporation, as amended (“Penns Woods’ Articles of Incorporation”) and Penns Woods’ Bylaws and (2) the current rights of holders of Northwest common stock under Maryland law and Northwest’s Articles of Incorporation and Bylaws.

Northwest and Penns Woods believe that this summary describes the material differences between the rights of holders of Northwest common stock as of the date of this proxy statement/prospectus and the rights of holders of Penns Woods common stock as of the date of this proxy statement/prospectus. The following chart compares certain rights of the holders of shares of Penns Woods’ common stock to the rights of holders of Northwest common stock in areas where those rights are materially different. This summary, however, does not purport to be a complete description of such differences and is qualified in its entirety by reference to the relevant provisions of Pennsylvania law, the relevant provisions of Maryland law, and the respective corporate governance instruments of Penns Woods and Northwest. Copies of Northwest’s and Penns Woods’ governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see the section entitled “WHERE YOU CAN FIND MORE INFORMATION” at the forepart of this document.

Penns Woods Bancorp, Inc.	Northwest Bancshares, Inc.

Authorized Capital Stock

Authorized Capital. Penns Woods’ Articles of Incorporation authorize Penns Woods to issue up to (i) 22,500,000 shares of common stock, $5.55 par value per share; and (ii) 3,000,000 shares of preferred stock.

As of the record date, there were no shares of preferred stock outstanding, and there were 7,612,878 shares of common stock outstanding.

Authorized Capital. Northwest’s Articles of Incorporation authorizes Northwest to issue up to (i) 50,000,000 shares of preferred stock, par value one cent $0.01 per share; and (ii) 500,000,000 shares of common stock, par value $0.01 per share.

As of February 19, 2025, there were no preferred shares outstanding, and there were 127,514,857 shares of common stock outstanding.

Dividends: Holders of Penns Woods common stock are entitled to receive dividends ratably when, as and if declared by its board of directors from funds legally available therefor, subject to, and which may be adversely affected by, the rights, preferences and privileges of holders of any preferred shares that its board of directors may designate and issue in the future.	Dividends: Holders of Northwest common stock are entitled to receive dividends when, as and if declared by its board of directors from funds legally available therefor, subject to, and which may be adversely affected by, the rights, preferences and privileges of holders of any preferred shares that its board of directors may designate and issue in the future.

Board of Directors

Number of Directors. According to Penns Woods’ Bylaws, the number of directors shall not be less five nor more than twenty-five (25) shareholders, with the exact number to be fixed by resolution of a majority vote of the full board of directors. The number of directors of Penns Woods is currently fixed at thirteen (13).

Number of Directors. According to Northwest’s Bylaws, the number of directors shall never be less than the minimum number of directors allowed by law and may increase or be fixed upon a majority vote of the directors. The number of directors of Northwest is currently fixed at twelve (12).

The number of directors may be changed by the affirmative vote of a majority of the Northwest board

A vacancy in the board of directors, including a vacancy resulting from an increase in the number of directors, by the remaining members of the board of directors, even though less than a quorum.	of directors. No decrease in the number of directors shall shorten the term of any incumbent director. The directors may fill a vacancy that is created by an increase in the number of directors, death, resignation, or removal by an affirmative vote of two-thirds of the remaining directors.

Classification of Directors. Penns Woods’ Articles of Incorporation and Penns Woods’ Bylaws provide for three classes of directors. Directors are elected to serve for a three-year term and until their successors are duly elected and qualified, or until their earlier resignation, removal from office, or death. As a result of this classification, only one third of the entire board of directors stands for election in any one year and a minimum of two annual meetings would be required to elect a majority of the board of directors.	Classification of Directors. Northwest’s Articles and Bylaws provide for three classes of directors, excluding directors elected by holders of preferred stock. Directors are elected to serve for a three-year term and until their successors are duly elected and qualified, or until their earlier resignation, removal from office, or death. As a result of this classification, only one third of the entire board of directors stands for election in any one year and a minimum of two annual meetings would be required to elect a majority of the board of directors.

Removal of Directors. Under Pennsylvania law, directors can be removed from office by a vote of shareholders only for cause.	Removal of Directors. Northwest’s Bylaws allow for directors to be removed by a majority vote of the shareholders entitled to vote in the election of directors and only for cause. The board of directors has the right to remove any director from the board upon a director’s unexcused absence of three consecutive, regularly-scheduled meetings of the board.

Voting and Shareholder Matters

Required Vote to Pass Certain Actions. Except as discussed below under “Other Anti-Takeover Provisions,” Penns Woods’ organizational documents do not contain a comparable provision to Northwest’s related to general voting authorization.	Required Vote to Pass Certain Actions. Northwest’s Articles of Incorporation generally requires the affirmative vote of not less than a majority of the voting power of its stockholders to pass an action, unless expressly provided otherwise in the articles or by statute.

Cumulative Voting. No holder of Penns Woods stock is entitled to the right of cumulative voting in the election of directors.	Cumulative Voting: No holder of Northwest stock is entitled to the right of cumulative voting in the election of directors.

Calling of Special Meetings of Shareholders. Pursuant to Penns Woods’ Bylaws, special meetings of shareholders may only be called by the Chairman of Penns Woods’ board of directors, by Penns Woods’ board of directors, or by the President of Penns Woods.	Calling of Special Meetings of Stockholders. Pursuant to Northwest’s Bylaws, special meetings of stockholder may be called by the president, by the board of directors, or by the secretary at the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.

Advance Notice Requirements for Shareholder Proposals and Director Nominations. Penns Woods’ Bylaws provide that notice of any proposal by a shareholder which the shareholder desires to submit to a vote at an annual meeting, including any director nominations, must made by notice in writing, delivered	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Northwest’s Bylaws provide that notice of any proposal by a stockholder which the stockholder desires to submit to vote at an annual meeting, including any director nominations, must be made by notice in writing, and

or mailed by first class United States mail, postage prepaid, to the Secretary of Penns Woods not less than ninety (90) days nor more than one hundred and fifty (150) days prior to any annual meeting of shareholders. Penns Woods’ Bylaws also specify requirements as to the contents of the shareholder’s notice or nomination. If notice is not provided in accordance with these provisions, a shareholder’s proposal will not appear on the meeting agenda.	received by the secretary of Northwest not less than eighty (80) and no more than ninety (90) days prior to any annual meeting of the stockholders. Northwest’s Bylaws also specify requirements as to the contents of the stockholders’ notice or nomination. If notice is not provided in accordance with these provisions, a stockholder’s proposal will not be transacted on at the meeting.

Anti-Takeover Provisions and Other Matters

Other Anti-Takeover Provisions. Certain provisions of Penns Woods’ Articles of Incorporation, Penns Woods’ Bylaws and the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”), may have the have the effect of delaying, deferring, or preventing a change in control of Penns Woods.	Other Anti-Takeover Provisions. Certain provisions of Northwest’s Articles of Incorporation, Northwest’s Bylaws and the MGCL, may have the effect of delaying, deferring or preventing a change in control of Northwest.

Pennsylvania Anti-Takeover Provisions. Certain anti-takeover provisions of the PBCL apply to Pennsylvania registered corporations (e.g., publicly traded companies) including those relating to (1) control share acquisitions, (2) disgorgement of profits by certain controlling persons, (3) business combination transactions with interested shareholders, and (4) the rights of shareholders to demand fair value for their stock following a control transaction. Pennsylvania law allows corporations to opt-out of these anti-takeover sections under certain circumstances, but Penns Woods has not opted out of any of these anti-takeover provisions. A general summary of the applicable anti-takeover provisions is set forth below.	Maryland Anti-Takeover Provisions. Certain anti-takeover provisions of the MGCL apply to Maryland registered corporations (e.g. publicly traded companies) including those relating to (1) control share acquisitions, business combinations with interested stockholders, and (3) unsolicited takeovers. Maryland law allows corporations to opt-out of these anti-takeover sections under certain circumstances. Northwest has not opted out of the sections of the MGCL related to business combinations with interested stockholders, but has opted out of the provisions related control share acquisitions and has only partially opted into the unsolicited takeovers. A general summary of the applicable anti-takeover provisions is set forth below.

Control Share Acquisitions. Pennsylvania law regarding control share acquisitions relates to the act of acquiring for the first time voting power over voting shares (other than (i) shares owned continuously by the same natural person since January 1, 1988, (ii) shares beneficially owned by any natural person or trust, estate, foundation or similar entity to the extent such shares were acquired solely by gift, inheritance, bequest, device or other testamentary distribution, directly or indirectly, from a natural person who beneficially owned the shares prior to January 1, 1988 or (iii) shares acquired pursuant to a stock split, stock dividend or similar distribution with respect to shares that have been beneficially owned continuously since their issuance by Penns Woods by the shareholder that acquired them from Penns Woods or that were acquired from such shareholder pursuant to (ii) above) equal to: (a) at least 20% but less than 33 1/3%; (b) at least 33 1/3% but less than 50%; or (c) 50% or more of the voting power of the corporation. Once a	Control Share Acquisitions. As stated above, pursuant to Northwest’s Bylaws, it has opted out of the provisions of the MGCL related to control share acquisitions.

control share acquisition has occurred, then all shares in excess of the triggering threshold, plus shares purchased at any time with the intention of acquiring such voting power or shares purchased within 180 days of the date the triggering threshold was exceeded, are considered control shares. Control shares cannot vote either until their voting rights have been restored by two separate votes of the shareholders, as described below, or until they have been transferred to a person who is not an affiliate of the transferor and does not thereby also become the holder of control shares.

The holder of control shares may wait until the next annual or special meeting after the acquisition took place to submit the question of the restoration of voting rights to the shareholders, or the acquiring person may accelerate the process by agreeing to underwrite the cost of a special meeting of shareholders for that purpose. In either case, the acquiring person is required to furnish for distribution to the shareholders an information statement containing a detailed disclosure concerning the acquiring person, its intentions with respect to ownership of securities of the corporation and other matters. As an alternative, a person submitting a bona fide written offer to make a control share acquisition may request prospective approval by the shareholders of the exercise of the voting rights of the shares proposed to be acquired, provided that the control share acquisition is consummated within 90 days after shareholder approval is obtained. Two shareholder votes are required to approve the restoration of voting rights. First, the approval of a majority of all voting power must be obtained. Second, the approval of a majority of all disinterested shareholders must be obtained.

For a period of 24 months after the later of (a) a control share acquisition by an acquiring person who does not properly request consideration of voting rights, or (b) the denial of such a request or lapse of voting rights, the corporation may redeem all the control shares at the average of the high and low public market sales price of the shares on the date notice of the call for redemption is given by the corporation.

Disgorgement of Profits by Certain Controlling Persons. Pennsylvania law regarding disgorgement of profits by certain controlling persons applies in the event that (a) any person or group directly or indirectly publicly discloses or causes to be disclosed that the person or group may seek to acquire control of the corporation, or (b) a person or group acquires, offers to acquire or directly or indirectly publicly discloses or	Disgorgement of Profits by Certain Controlling Persons. Northwest’s governing documents and Maryland law do not provide a comparable provision.

causes to be disclosed an intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation received by the person or group during such 18-month period will belong to the corporation if the securities that were sold were acquired during the 18-month period after or within 24 months prior to becoming a controlling person.

Business Combination Transactions with Interested Shareholders. Pennsylvania law regarding business combination transactions with interested shareholders provides that a person who acquires the direct or indirect beneficial ownership of shares entitled to cast at least 20% of the votes entitled to be cast for the election of directors or an affiliate or associate of the corporation who at any time within the prior five years was the beneficial owner, directly or indirectly, of 20% of the voting shares of the corporation is an “interested shareholder.” A corporation subject to this provision may not effect mergers or certain other business combinations with the interested shareholder for a period of five years, unless:

•  the business combination or the acquisition of stock by means of which the interested shareholder became an interested shareholder is approved by the corporation’s board of directors prior to such stock acquisition;

•  the business combination is approved by the affirmative vote of the holders of all the outstanding common shares of the corporation; or

•  the business combination is approved by the affirmative vote of the holders of a majority of all shares entitled to vote, excluding votes of shares held by the interested shareholders or their affiliates, and at the time of such vote, the interested shareholder is the beneficial owner of at least 80% of the voting shares of the corporation. This exception applies only if the value of the consideration to be paid by the interested shareholder in connection with the business combination satisfies certain fair price requirements.

After the five-year restricted period, an interested shareholder of the corporation may engage in a business combination with the corporation if (a) the business combination is approved by the affirmative vote of a majority of the shares other than those beneficially

Business Combination Transactions with Interested Stockholders. Maryland law regarding business combinations with interested stockholders provides that an “interested stockholder” is a person that (i) is a beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting stock of the corporation after the date on which the corporation had 100 or more owners of its stock, or (ii) is an affiliate or associate of the corporation and was the beneficial owner, directly or indirectly, of 10% or more of the voting power of then then outstanding stock of the corporation at any time within the two year period immediately prior to the date in question and after the date at which the corporation had 100 or more beneficial owners of its stock. Unless an exemption is available under the MGCL, a corporation subject to this provision may not engage in any business combination with any interested stockholder or any affiliate of the interested stockholder for a period of five years following the most recent date on which the interested stockholder became an interested stockholder.

After the five year restricted period, an interested stockholder of the corporation may engage in a business combination with the corporation if (a) it is recommended by the board of directors, and (b) approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by outstanding shares of voting stock of the corporation, voting together as a single voting group, and (2) two-thirds of the votes entitled to be cast by holders of voting stock other than voting stock held by the interested stockholder who will (or whose affiliate will) be a party to the business combination or by an affiliate or associate of the interested stockholder, voting together as a single group.

owned by the interested shareholder and its affiliates, or (b) the merger is approved at a shareholders meeting and certain fair price requirements are met.

Rights of Shareholders to Demand Full Value for their Stock Following Control Transaction. Under Pennsylvania law, a control transaction is an acquisition by a person or group of the voting power over at least 20% of the voting shares of the corporation. Subject to exceptions, if a Pennsylvania registered corporation is subject to a control transaction, the controlling person or group must provide prompt notice of the transaction to the court and each shareholder of record holding voting shares. Any holder of voting shares may make a written demand on the controlling person or group for payment in cash of the fair value of each voting share at the date on which the control transaction occurs. The minimum value that a shareholder can receive is the highest price paid per share by the controlling person or group within the 90-day period ending on and including the date of the control transaction. If any shareholder believes the fair value of her shares is higher than the price offered by the controlling person or group, the shareholder may file a petition with the court seeking appraisal of the shares.	Rights of Shareholders to Demand Full Value for their Stock Following Control Transaction. Pursuant to Northwest’s Articles of Incorporation, stockholders are not entitled to appraisal rights, unless otherwise approved by a majority of the board of directors, and Maryland law does not provide a comparable provision for control transactions.

Blank Check Preferred Stock. Penns Woods’ Articles of Incorporation provide for the issuance of preferred stock having terms established by Penns Woods’ board of directors without shareholder approval.	Blank Check Preferred Stock. Northwest’s Articles of Incorporation provide for the issuance of preferred stock, and the board may establish from time to time the number of shares to be included in each such series, and to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each such series.

Board of Directors May Oppose Any Take-Over Offer. Penns Woods’ Articles of Incorporation provide that the board of directors may, if it deems it advisable, oppose a tender, or other offer for Penns Woods’ securities, whether the contemplated payment is in cash or in the securities of a corporation, or some other form of consideration. When considering whether to oppose an offer, the board of directors may consider any pertinent issues, including any or all of the following:

•  whether the offer price is acceptable based on the historical and present operating results or financial condition of Penns Woods;

•  whether a more favorable price could be obtained for Penns Woods’ securities in the future;

Board of Directors May Oppose Any Take-Over Offer. Northwest’s Articles of Incorporation provide that the board of directors may, if it deems advisable, oppose a tender or other offer for Northwest’s securities, whether the contemplated payment is in in cash or in the securities of a corporation, or some other form of consideration, When considering whether to oppose an offer, the board of directors may consider any pertinent issues, including any or all of the following:

•  the economic effect, both immediate and long-term, upon Northwest’s stockholders, including stockholders, if any, who do not participate in the transaction;

•  the social and economic effect on the present and future employees, creditors and

• the impact which an acquisition of Penns Woods would have on the employees, depositors and customers of Penns Woods and its subsidiaries in the community which they serve;	customers of, and others dealing with, Northwest and its subsidiaries and on the communities in which Northwest and its subsidiaries operate or are located;

•  the reputation and business practices of the offeror and its management and affiliates as they would affect the employees, depositors and customers of Penns Woods and its subsidiaries and the future value of Penns Woods’ stock;

•  the value of the securities (if any) which the offeror is offering in exchange for Penns Woods’ securities, based on an analysis of the worth of Penns Woods as compared to the corporation or other entity whose securities are being offered; and

•  any antitrust or other legal and regulatory issues that are raised by the offer.

If the board of directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including:

•  advising shareholders not to accept the offer;

•  litigation against the offeror;

•  filing complaints with governmental and regulatory authorities;

•  acquiring the authorized but unissued securities or treasury stock or granting options with respect thereto;

•  acquiring a Corporation to create an antitrust or other regulatory problem for the offeror; and

•  obtaining a more favorable offer from another individual or entity.

•  whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of Northwest;

•  whether a more favorable price could be obtained for Northwest’s stock or other securities in the future;

•  the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of Northwest and its subsidiaries;

•  the future value of the stock or any other securities of Northwest or the other entity to be involved in the proposed transaction;

•  any antitrust or other legal and regulatory issues that are raised by the proposal;

•  the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•  the ability of Northwest to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the board of directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any or all of the following:

•  advising stockholders not to accept the proposal; instituting litigation against the party making the proposal;

•  filing complaints with governmental and regulatory authorities;

•  acquiring the stock or any of the securities of Northwest;

•  selling or otherwise issuing authorized but unissued stock or other securities or granting options or rights with respect thereto; and

•  obtaining a more favorable offer from another individual or entity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF PENNS WOODS

The following table sets forth information with respect to the Penns Woods common shares beneficially owned by each director of Penns Woods and by certain executive officers of Penns Woods. The table also shows the number of shares owned by the directors and executive officers as a group as of February 10, 2025. Except as otherwise indicated, each person shown in the table has sole or shared voting and investment power with respect to the common stock indicated. The business address of each director and executive officer of Penns Woods is 300 Market Street, P.O. Box 967, Williamsport, Pennsylvania 17703-0967. Penns Woods does not have owners of more than 5% of shares of Penns Woods common stock.

	Common Shares
Name and Position(s) of Directors or Executive Officer	Number of Shares of Beneficially Owned(1)		Percent of Common Shares Outstanding
Directors and Executive Officers
Daniel K. Brewer Director	13,690		*
Aron M. Carter Senior Vice President	29,349(2)		*
Michael J. Casale, Jr. Director	35,121(3)		*
William J. Edwards Director	52,322		*
Richard A. Grafmyre Director and Chief Executive Officer	139,730(4)		1.83%
D. Michael Hawbaker Director	12,478(5)		*
Michelle M. Karas Senior Vice President, Secretary and Chief Data Officer	29,289(6)		*
Cameron W. Kephart Director	9,290(7)		*
Brian L. Knepp Director, President and Chief Financial Officer	185,961(8)		2.42%
Charles E. Kranich Director	37,598		*
Robert Q. Miller Director	8,487		*
John G. Nackley Director	17,304(9)		*
R. Edward Nestlerode, Jr. Chairman of the Board of Directors	50,553	(10)	*
Jill F. Schwartz Director	24,000		*
Directors and Executive Officers as a Group (14 persons)	645,372	(11)	8.16%

[1]

The information contained in this column is based upon information furnished to Penns Woods by the named individuals and the shareholder records of Penns Woods. Except where otherwise indicated, this column represents the number of shares beneficially owned, which includes shares as to which a person has sole or shared voting and/or investment power. As of February 10, 2025, there were 7,612,878 shares of Penns Woods common stock issued and outstanding.
[2]	Includes options to purchase 27,500 shares.
[3]	Includes 4,864 shares held individually and 30,257 shares held jointly with his spouse.
[4]	Includes 41,430 shares held individually, 800 shares held by his spouse and options to purchase 97,500 shares.
[5]	Includes 6,228 shares held individually and 6,250 shares held jointly with his spouse.
[6]	Includes options to purchase 26,000 shares.
[7]	Includes 6,678 shares held individually and 2,612 shares held jointly with his spouse.
[8]	Includes 11,738 shares held individually, 10,869 shares held jointly with his spouse and options to purchase 140,600 shares.
[9]	Includes 16,304 shares held individually and 1,000 shares held by his spouse.
[10]	Includes 25,694 shares held individually, 18,217 shares held jointly with his spouse, 2,977 shares held by his spouse, and 3,665 shares held by Nestlerode Contracting Co., Inc.
[11]	Includes vested options to purchase 291,640 shares.

EXPERTS

Northwest

The consolidated financial statements of Northwest Bancshares, Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Penns Woods

The consolidated financial statements of Penns Woods appearing in Penns Woods’ Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by S.R. Snodgrass, P.C., an independent registered public accounting firm, as set forth in its report thereon, included in such Annual Report and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Dinsmore & Shohl LLP has rendered an opinion that the Northwest common stock to be issued to the Penns Woods shareholders in connection with the Merger have been duly authorized and, if issued as contemplated by the Merger Agreement, will be validly issued, fully paid and non-assessable under the laws of the State of Maryland. Certain U.S. federal income tax consequences relating to the Merger will also be passed upon by Dinsmore & Shohl LLP and Stevens & Lee P.C.

PENNS WOODS SHAREHOLDER PROPOSAL DEADLINES

Penns Woods does not anticipate holding a 2025 annual meeting of Penns Woods shareholders if the Merger is completed on the expected timeline. However, if the Merger is not completed within the expected time frame, or at all, Penns Woods may hold an annual meeting of its shareholders in 2025. Penns Woods’ Proxy Statement filed with the SEC on March 26, 2024 provides that the deadline for Penns Woods to receive proposals that shareholders seek to include in the proxy statement for Penns Woods’ 2025 annual meeting was November 26, 2024.

Generally, a shareholder proposal submitted after November 24, 2024, or which does not otherwise meet the requirements of the SEC, will not be included in the Penns Woods’ proxy statement for the annual meeting to be held in 2025, but may be presented for consideration at the annual meeting if submitted to the secretary of Penns Woods not less than ninety (90) days or more than one hundred fifty (150) days prior to the annual meeting. Any proposal must contain certain information required by Penns Woods’ Bylaws.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows Northwest and Penns Woods to incorporate certain information into this document by reference to other information that has been filed with the SEC. This means that Northwest and Penns Woods can disclose important business and financial information to you by referring you to another document filed separately with the SEC. The information that Northwest and Penns Woods incorporate by reference is deemed to be part of this proxy statement/prospectus, except for any information that is superseded by information in this document. The documents that are incorporated by reference contain important information about Northwest and Penns Woods and you should read this document together with any other documents incorporated by reference in this document.

Northwest

This document incorporates by reference the following documents that have previously been filed with the SEC by Northwest (File No. 001-34582):

•	Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 23, 2024;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 3, 2024;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 5, 2024;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 7, 2024;

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on March 8, 2024;

•

Current Reports on Form 8-K filed with the SEC on each of February 26, 2024, April  19, 2024, June  18, 2024, August  5, 2024, October  8, 2024, November  22, 2024, December  17, 2024 (solely with respect to Item 8.01), and December 20, 2024; and

•

The description of Northwest’s common stock, $0.01 par value per share, contained as an Exhibit in Northwest’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 23, 2024.

Penns Woods

This document incorporates by reference the following documents that have previously been filed with the SEC by Penns Woods (File No. 000-17077):

•	Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 13, 2024;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 15, 2024;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 14, 2024;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on and November 14, 2024;

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on March 26, 2024;

•	Current Reports on Form 8-K filed with the SEC on each of May 8, 2024 (solely with regards to Item 5.07), June 4, 2024, December 17, 2024 (solely with regards to Item 8.01), and December 20, 2024; and

•

The description of Penns Woods’ common stock, $5.55 par value per share, contained as an Exhibit in Penns Woods’ Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 13, 2024.

In addition, Northwest and Penns Woods are incorporating by reference any documents they may file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended after the date of this document and prior to the date of each company’s special meeting of shareholders.

Northwest and Penns Woods each file annual, quarterly and special reports, proxy statements and other business and financial information with the SEC. You may obtain the information incorporated by reference and any other materials Northwest and Penns Woods file with the SEC without charge by following the instructions in the section entitled “WHERE YOU CAN FIND MORE INFORMATION” in the forepart of this document.

Neither Northwest nor Penns Woods has authorized anyone to give any information or make any representation about the Merger or its companies that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

Annex A

AGREEMENT AND PLAN OF MERGER

dated as of

December 16, 2024

by and between

NORTHWEST BANCSHARES, INC.

and

PENNS WOODS BANCORP, INC.

ARTICLE I Certain Definitions		A-1
1.01.	Certain Definitions	A-1

ARTICLE II The Merger		A-9
2.01	The Parent Merger	A-9
2.02.	Effectiveness of Parent Merger	A-10
2.03.	Effective Date and Effective Time	A-10
2.04.	Closing	A-10
2.05.	The Subsidiary Bank Mergers	A-10

ARTICLE III Merger Consideration		A-11
3.01.	Conversion of PWOD Common Stock	A-11
3.02.	Exchange and Payment Procedures	A-12
3.03.	PWOD Options	A-14
3.04.	Tax Consequences	A-14

ARTICLE IV Actions Pending Consummation of Merger		A-14
4.01.	Forbearances of PWOD	A-14
4.02.	Forbearances of NWBI	A-18

ARTICLE V Representations and Warranties		A-19
5.01.	Representations and Warranties of PWOD	A-19
5.02.	Representations and Warranties of NWBI	A-36

ARTICLE VI Covenants		A-41
6.01.	Commercially Reasonable Efforts	A-41
6.02.	Shareholder Approval	A-41
6.03.	Registration Statement; Proxy Statement/Prospectus	A-41
6.04.	Public Announcements	A-42
6.05.	Access; Information	A-42
6.06.	Acquisition Proposal	A-43
6.07.	Takeover Laws.	A-45
6.08.	Certain Policies	A-45
6.09.	Regulatory Applications	A-46
6.10.	Employment Matters; Employee Benefits	A-46
6.11.	Notification of Certain Matters; Disclosure Supplements	A-48
6.12.	Data Conversion	A-49
6.13.	Consents	A-49
6.14.	Insurance Coverage	A-49
6.15.	Dividends	A-49
6.16.	Confidentiality	A-49
6.17.	Regulatory Matters	A-50
6.18.	Indemnification	A-50
6.19.	Environmental Assessments	A-50
6.20.	Litigation and Claims	A-51
6.21.	NASDAQ Listing	A-51
6.22.	Other Subsidiaries and Investments	A-51
6.23.	Board Seat	A-51
6.24.	Absence of Control	A-52
6.25.	Tax Treatment	A-52
6.26.	Regulatory Filings	A-52
6.27.	Estoppel Certificates	A-52

A-i

ARTICLE VII Conditions to Consummation of the Merger		A-52
7.01.	Conditions to Each Party’s Obligation to Effect the Merger	A-52
7.02.	Conditions to Obligation of PWOD	A-53
7.03.	Conditions to Obligation of NWBI	A-54

ARTICLE VIII Termination		A-55
8.01.	Termination	A-55
8.02.	Effect of Termination and Abandonment; Enforcement of Agreement	A-56

ARTICLE IX Miscellaneous		A-57
9.01.	No Survival	A-57
9.02.	Amendment	A-57
9.03.	Extension; Waiver	A-57
9.04.	Counterparts	A-58
9.05.	Confidential Supervisory Information	A-58
9.06.	Governing Law; Jurisdiction	A-58
9.07.	Waiver of Jury Trial	A-58
9.08.	Expenses	A-58
9.09.	Notices	A-58
9.10.	Entire Understanding	A-59
9.11.	Assignment; Third-Party Beneficiaries	A-59
9.12.	Interpretation	A-60
9.13.	Specific Performance	A-60
9.14.	Severability	A-60
9.15.	Delivery by Electronic Transmission	A-60

EXHIBIT A	Form of Support Agreement	A-62
EXHIBIT B	Form of Luzerne Bank Merger Agreement	A-72
EXHIBIT C	Form of Jersey Shore State Bank Merger Agreement	A-77

A-ii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of December 16, 2024 (this “Agreement”), by and between NORTHWEST BANCSHARES, INC., a Maryland corporation (“NWBI”), and PENNS WOODS BANCORP, INC., a Pennsylvania corporation (“PWOD”).

WITNESSETH

WHEREAS, NWBI is a registered bank holding company under the Banking Holding Company Act of 1956, as amended (“BHCA”) and owns all of the outstanding shares of Northwest Bank, Pennsylvania-chartered savings bank (“Northwest Bank”);

WHEREAS, PWOD is a registered bank holding company under the BHCA and owns all of the outstanding shares of Luzerne Bank, a Pennsylvania-chartered state bank (“Luzerne Bank”), and Jersey Shore State Bank, a Pennsylvania-chartered state bank (“Jersey Shore State Bank”);

WHEREAS, the Boards of Directors of NWBI and PWOD believe that the merger of PWOD with and into NWBI, followed by the subsidiary bank mergers of Luzerne Bank and Jersey Shore State Bank with and into Northwest Bank, each in accordance with the terms and subject to the conditions of this Agreement, would be in the best interests of NWBI and PWOD and their respective shareholders;

WHEREAS, the Boards of Directors of NWBI and PWOD have each approved this Agreement and the transactions contemplated hereby;

WHEREAS the parties intend this merger to qualify as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement is intended to be and is adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code;

WHEREAS, as an inducement for NWBI to enter into this Agreement, the directors of PWOD have entered into Support Agreements with NWBI (the “Support Agreements”), each dated as of the date of this Agreement, in the form attached to this Agreement as Exhibit A, pursuant to which such directors have agreed, among other matters, to vote all of the shares of PWOD Common Stock beneficially owned by such individuals in favor of the Merger upon the terms and subject to the conditions set forth in the Support Agreement; and

WHEREAS, the parties also desire to provide in this Agreement for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the promises and of the mutual covenants, representations, warranties and agreements contained herein, NWBI and PWOD, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, NWBI and PWOD hereby agree as follows:

ARTICLE I

Certain Definitions

1.01. Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

“Acceptance of Superior Proposal” has the meaning set forth in Section 6.06(d).

“Acquisition Proposal” has the meaning set forth in Section 6.06(f)(ii).

“Acquisition Transaction” has the meaning set forth in Section 6.06(f)(iii).

“Affiliate” or “Affiliates” has the meaning set forth in Rule 12b-2 under the Exchange Act.

“Agreement” has the meaning set forth in the Preamble, as amended or modified from time to time in accordance with Section 9.02.

“Associate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

“BHCA” has the meaning set forth in the Recitals to this Agreement.

“Business Data” means all data, information, and works of authorship in any medium collected, generated, or used in the conduct of the business of the PWOD and its Subsidiaries, including all proprietary information of or relating to the business and all Personal Information in the possession, custody, or control of PWOD and its Subsidiaries, or otherwise held or processed on PWOD and its Subsidiaries behalf, respectively.

“Chosen Courts” has the meaning set forth in Section 9.06.

“Closing” has the meaning set forth in Section 2.04.

“Closing Date” has the meaning set forth in Section 2.04.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” has the meaning set forth in the Recitals to this Agreement.

“Compensation and Benefit Plans” has the meaning set forth in Section 5.01(l)(i).

“Consultants” has the meaning set forth in Section 5.01(l)(i).

“Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 or 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and COBRA or similar state law, and (v) under corresponding or similar provisions of foreign laws or regulations.

“Data Conversion” has the meaning set forth in Section 6.12.

“Determination Date” shall mean any date following the first date on which all regulatory approvals (and waivers, if applicable) necessary for consummation of the Merger have been received (disregarding any waiting period) and prior to the Effective Date.

“Determination Letter” has the meaning set forth in Section 6.10(c).

“Directors” has the meaning set forth in Section 5.01(l)(i).

“Effective Date” means the date on which the Effective Time occurs.

“Effective Time” means the effective time of the Parent Merger, as provided for in Section 2.03.

“Employees” has the meaning set forth in Section 5.01(l)(i).

“Environmental Laws” means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations promulgated thereunder.

“ERISA Affiliate” means any corporation, entity or trade or business (whether or not incorporated) that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes PWOD or any of its Subsidiaries, or that is a member of the same “controlled group” as PWOD or any of its Subsidiaries pursuant to Section 4001(a)(14) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agent” has the meaning set forth in Section 3.02(a).

“Exchange Fund” has the meaning set forth in Section 3.02(a).

“Exchange Ratio” has the meaning set forth in Section 3.01(a).

“Executive Employment Agreements” shall mean and refer collectively to the following: the (i) Amended and Restated Employment Agreement, by and between PWOD and Richard A. Grafmyre, dated March 9, 2021, as amended, (ii) Amended and Restated Employment Agreement by and between PWOD and Brian L. Knepp, dated December 31, 2018, as amended, (iii) Employment Agreement by and among PWOD, Jersey Shore State Bank and Aron M. Carter, dated February 1, 2014, (iv) Employment Agreement by and among PWOD, Jersey Shore State Bank and Michelle M. Karas, dated February 1, 2014, (v) Employment Agreement, by and among PWOD, United Insurance Solutions, LLC and Christine M. Barto, dated October 15, 2019, (vi) Non-Solicitation/Non-Competition and Change in Control Agreement, by and among PWOD, Luzerne Bank and Jack W. Jones, dated February 15, 2021, (vii) Amended and Restated Employment Agreement, by and among PWOD, Jersey Shore State Bank and Karen S. Young, dated July 23, 2019, as amended, (viii) Employment Agreement, by and among PWOD, Luzerne Bank and Robert O. Neher, dated February 15, 2022, and (ix) Non-Solicitation/Non-Competition and Change in Control Agreement, by and among PWOD, Jersey Shore State Bank and Gerald J. Seman, dated March 30, 2015.

“Executive Employment Agreements Payment Obligations” has the meaning set forth in Section 6.10(g).

“FDIA” means the Federal Deposit Insurance Act, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“Final Index Price” means the average of the daily closing value of the Index for the ten consecutive trading days immediately preceding the Determination Date.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“Governmental Authority” means any court, arbitration panel, administrative agency or commission or other federal, state or local governmental authority or instrumentality (including, without limitation, any Regulatory Authority).

“Group” has the meaning set forth in Section 13(d) under the Exchange Act.

“Hazardous Materials” means, collectively, (a) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and regulations promulgated thereunder, (b) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended through the date hereof, or regulations promulgated thereunder, and (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any applicable federal, state or local law relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material.

“Index” means the NASDAQ Bank Index or, if such Index is not available, such substitute or similar index as substantially replicates the NASDAQ Bank Index.

“Index Ratio” means the Final Index Price divided by the Initial Index Price.

“Information” has the meaning set forth in Section 6.16.

“Initial Index Price” means $4,733.44, the closing value of the Index on December 16, 2024.

“IRS” has the meaning set forth in Section 5.01(l)(ii).

“Intellectual Property” means copyrights, patents, trademarks, service marks, service names, trade names, brand names, internet domain names, logos together with all goodwill associated therewith, registrations and applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property right.

“Jersey Shore State Bank” has the meaning set forth in the Recitals to this Agreement

“Jersey Shore State Bank Merger” has the meaning set forth in Section 2.05(b).

“Jersey Shore State Bank Merger Agreement” has the meaning set forth in Section 2.05(b).

“Knowledge” means, with respect to NWBI, the Knowledge of any officer of NWBI with the title of Chief Executive Officer, President or Chief Financial Officer, and, with respect to PWOD, the Knowledge of any officer of PWOD, Luzerne Bank and Jersey Shore State Bank with the title of Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Chief Credit Officer, Bank Secrecy Act Officer, Chief Lending Officer, Chief Risk Officer, Director of Internal Audit or Compliance Officer, Chief Data Officer. An officer of NWBI or PWOD shall be deemed to have “Knowledge” of a particular fact or matter if such officer is actually aware of such fact or matter or a prudent individual would be reasonably expected to discover or otherwise become aware of such fact or matter in the course of such officer’s duties.

“Lien” means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

“Litigation” has the meaning set forth in Section 6.20.

“Loan” or “Loans” means any loans, loan agreements, loan commitments, letters of credit, credit facility, credit enhancements, notes, guarantees, interest bearing assets or any other extensions of credit (including any amendments, renewals, extensions or modifications thereto).

“Luzerne Bank” has the meaning set forth in the Recitals to this Agreement

“Luzerne Bank Merger” has the meaning set forth in Section 2.05(a).

“Luzerne Bank Merger Agreement” has the meaning set forth in Section 2.05(a).

“Material Adverse Effect” means, with respect to NWBI, or PWOD, as the context may require, any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate (i) has been or would reasonably be likely to be (a) material and adverse to the business, properties, assets, liabilities, results of operations or financial condition of NWBI and its Subsidiaries, taken as a whole, or (b) material and adverse to the business, properties, assets, liabilities, results of operations or financial condition of PWOD and its Subsidiaries, taken as a whole, or (ii) would reasonably be likely to materially impair the ability of either NWBI or PWOD to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (A) changes, after the date hereof, in GAAP or applicable bank regulatory accounting requirements; (B) changes, after the date hereof, in laws, rules or regulations of general applicability to companies in the industries in which the party and its Subsidiaries operate, or interpretations thereof by courts or Governmental Authorities; (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to the party or its Subsidiaries; (D) changes, after the date hereof, resulting from hurricanes, earthquakes, tornados, floods or other natural disasters or from any outbreak of any disease or other public health event; (E) public disclosure of the execution of this Agreement, or consummation of the transactions contemplated hereby (including any effect on a party’s relationships with its customers or employees) or actions expressly required by this Agreement in contemplation of the transactions contemplated hereby; (F) expenses incurred by the party and its Subsidiaries in connection with the consummation of the transaction contemplated by this Agreement; and (G) the occurrence of any natural or man-made disaster; except, with respect to subclauses (A), (B), (C), (D) and (G), to the extent that the effects of the change are disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of the party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which the party and its Subsidiaries operate).

“Material Contracts” has the meaning set forth in Section 5.01(j)(ii).

“Merger” collectively refers to the Parent Merger and the Subsidiary Bank Mergers, as set forth in Sections 2.01 and 2.05.

“Merger Consideration” has the meaning set forth in Section 3.01(a).

“MGCL” means the Maryland General Corporation Law.

“Notifying Party” has the meaning set forth in Section 6.11(a).

“NASDAQ” has the meaning set forth in Section 3.02(b)(v).

“New Certificate” has the meaning set forth in Section 3.02(a).

“Next Annual Meeting” has the meaning set forth in Section 6.23.

“Northwest Bank” has the meaning set forth in the Recitals to this Agreement.

“Notice Period” has the meaning set forth in Section 6.06(d)(ii).

“NWBI” has the meaning set forth in the Preamble to this Agreement.

“NWBI Articles” means the Articles of Incorporation of NWBI, as amended.

“NWBI Board” means the Board of Directors of NWBI.

“NWBI Bylaws” means the amended and restated bylaws of NWBI.

“NWBI Common Stock” means shares of common stock, $0.01 par value, of NWBI.

“NWBI Common Stock Closing Price” has the meaning set forth in Section 3.02(b)(v).

“NWBI Disclosure Schedule” has the meaning set forth in Section 5.02.

“NWBI Equity Incentive Plan” means the Northwest Bancshares, Inc. 2022 Equity Incentive Plan.

“NWBI Market Price” shall mean the volume average weighted closing sale price of a NWBI Common Share on NASDAQ during the 20 consecutive trading days immediately preceding the date of this Agreement.

“NWBI Market Value” means, as of any specified date, the average of the volume weighted daily closing sales prices of a share of NWBI Common Stock as reported on NASDAQ for the ten consecutive trading days immediately preceding such specified date.

“NWBI SEC Reports” has the meaning set forth in Section 5.02(f)(ii).

“Old Certificates” has the meaning set forth in Section 3.01(b).

“Other Subsidiaries Actions” has the meaning set forth in Section 6.22.

“PABCL” means the Pennsylvania Business Corporation Law, Title 15 of the Pennsylvania Consolidated Statutes, as amended, the Pennsylvania Associations Code, as amended, and the Pennsylvania Entity Transaction Law, 15 Pa. C.S. §3.11 et seq., as amended.

“PADOBS” means the Pennsylvania Department of Banking and Securities.

“PADOS” means the Pennsylvania Department of State Bureau of Corporations and Charitable Organizations.

“Parent Merger” has the meaning set forth in Section 2.01(a).

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Personal Information” means data or information in any medium that alone or in combination with other information allows the identification of an individual or that that otherwise is personal data, protected health information, or other data regulated under applicable Privacy and Information Security Requirements, including by way of example: name, street address, telephone number, e-mail address, photograph, social security number, bank account number, pin code, race, gender, religion, political affiliation, sexual orientation, driver’s license number, passport number or customer or account number, IP address, or any persistent identifier.

“Privacy and Information Security Requirements” means all (a) applicable laws relating to privacy, information security, or the Processing of Personal Information; (b) all applicable laws concerning the security of PWOD’s and its Subsidiaries’ products, services and Systems; (c) all contracts to which PWOD’s or its Subsidiaries’ is a party or is otherwise bound that relate to Personal Information or protecting the security or privacy of information or Systems, (d) PWOD’s or its Subsidiaries’ internal and posted policies and notices relating to Personal Information and/or the privacy and the security of PWOD’s or its Subsidiaries’ products, services, Systems and Business Data, and (e) to the extent applicable, the Payment Card Information Data Security Standards and any industry self-regulatory principles regarding direct marketing, telemarketing, and online behavioral advertising.

“Processing” means any operation or set of operations that is performed upon Personal Information or other Business Data, whether or not by automatic means, such as collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction.

“Phase I” has the meaning set forth in Section 6.19.

“Proxy Statement/Prospectus” has the meaning set forth in Section 5.01(d)(i).

“PWOD” has the meaning set forth in the Preamble to this Agreement.

“PWOD 401(k) Plan” has the meaning set forth in Section 6.10(c).

“PWOD Adjusted ROE” means PWOD’s consolidated return on equity as would otherwise be reported in PWOD’s SEC Reports, as adjusted for expenses incurred by PWOD in connection with consummation of the Merger, which may include, but are not limited to, balance sheet adjustments, subsidiary restructurings or dispositions, legal fees, financial advisory fees, contract terminations, accruals and/or payments in connection with any severance or retention payments.

“PWOD Articles” means the Articles of Incorporation of PWOD, as amended.

“PWOD Board” means the Board of Directors of PWOD.

“PWOD Bylaws” means the bylaws of PWOD, as amended.

“PWOD Common Stock” means the shares of common stock, $5.55 par value of PWOD.

“PWOD Director” has the meaning set forth in Section 6.23.

“PWOD Director Compensation Plan” means the Penns Woods Bancorp, Inc. 2020 Non-Employee Director Compensation Plan.

“PWOD Disclosure Schedule” has the meaning set forth in Section 5.01.

“PWOD Equity Incentive Plan” means Penns Woods Bancorp, Inc. 2020 Equity Incentive Plan.

“PWOD ESPP” has the meaning set forth in Section 4.01(b)(i).

“PWOD Group” has the meaning set forth in Section 5.01(p)(vii).

“PWOD Meeting” has the meaning set forth in Section 5.01(d)(i).

“PWOD Options” has the meaning set forth in Section 3.03(a).

“PWOD Preferred Stock” has the meaning set forth in Section 5.01(b)(i).

“PWOD Recommendation” has the meaning set forth in in Section 6.02(b).

“PWOD Stock” has the meaning set forth in Section 5.01(b)(i).

“PWOD’s SEC Reports” has the meaning set forth in Section 5.01(e)(ii).

“PWOD’s Territory” means, for purposes of this Agreement, the geographic area comprising the Commonwealth of Pennsylvania.

“Registration Statement” has the meaning set forth in Section 5.01(d)(i).

“Regulatory Authorities” or “Regulatory Authority” has the meaning set forth in Section 5.01(h)(i).

“Regulatory Order” has the meaning set forth in Section 5.01(h)(i).

“Related Parties” has the meaning set forth in Section 5.01(bb).

“Related Party Agreements” has the meaning set forth in Section 5.01(bb).

“Representatives” means, with respect to any Person, such Person’s directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

“Requisite PWOD Vote” has the meaning set forth in Section 5.01(c)(i).

“Rights” means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person.

“Sarbanes-Oxley Act” has the meaning set forth in Section 5.01(e)(ii).

“SDAT” means the State Department of Assessments and Taxation of Maryland.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Security Incident” means (a) any unauthorized access, acquisition, interruption, alteration or modification, loss, theft, corruption or other unauthorized Processing of Personal Information or other Business Data, (b) inadvertent, unauthorized, and/or unlawful sale, or rental of Personal Information or other Business Data, or (c) any breach of the security of or other unauthorized access to or use of or other compromise to the integrity or availability of the Systems.

“Subsidiary” has the meanings ascribed to it in Section 2(d) of the BHCA.

“Subsidiary Bank Mergers” has the meaning set forth in Section 2.05(b).

“Subsidiary Bank Merger Agreements” has the meaning set forth in Section 2.05(b).

“Subsidiary Bank Merger Certificates” has the meaning set forth in Section 2.05(c).

“Superior Proposal” has the meaning set forth in Section 6.06(f)(i).

“Support Agreements” has the meaning set forth in the Recitals to this Agreement.

“Surviving Corporation” has the meaning set forth in Section 2.01(a).

“Systems” has the meaning set forth in Section 5.01(y)(ii)(A).

“Tail Policy” has the meaning set forth in Section 6.18(b).

“Takeover Laws” has the meaning set forth in Section 5.01(n).

“Tax” and “Taxes” means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, commercial activity, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment and all other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date and any transferee liability in respect of any such items.

“Tax Returns” means any return, amended return, statement, form, claim for refund or other report (including elections, declarations, disclosures, schedules, estimates and information returns) with respect to any Tax, including any amendments thereof.

“Termination Date” has the meaning set forth in Section 8.01(c).

“Termination Fee” has the meaning set forth in Section 8.02(b)(i).

“Third Party Service Provider” shall mean a third party that provides outsourcing or other data or IT-related services for PWOD and its Subsidiaries, including any third party that the PWOD and its Subsidiaries engages to Process Personal Information on behalf of PWOD and its Subsidiaries and/or to develop software on behalf of PWOD and its Subsidiaries.

“Treasury” means the United States Department of Treasury.

“Treasury Shares” means PWOD Stock held by PWOD or any of its Subsidiaries other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

“2025 Bonus Pool” has the meaning set forth in Section 6.10(i).

ARTICLE II

The Merger

2.01 The Parent Merger.

(a) The Parent Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, PWOD shall merge with and into NWBI (the “Parent Merger”), NWBI shall survive the Parent Merger and continue to exist as a Maryland corporation (NWBI, as the surviving corporation in the Parent Merger, is sometimes referred to herein as the “Surviving Corporation”), and the separate corporate existence of PWOD shall cease. At the Effective Time:

(i) The NWBI Articles, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until amended in accordance with the MGCL;

(ii) The NWBI Bylaws, as in effect immediately prior to the Effective Time, shall be the regulations of the Surviving Corporation until amended in accordance with the MGCL;

(iii) Subject to Section 6.23, each individual serving as a director of NWBI immediately prior to the Effective Time shall remain a director of the Surviving Corporation for the balance of the term for which such individual was elected and shall serve as such until his or her successor is duly elected and qualified in the manner provided for in the NWBI Articles and the NWBI Bylaws or as otherwise provided by the MGCL or until his or her earlier death, resignation or removal in the manner provided in the NWBI Articles or the NWBI Bylaws or as otherwise provided by the MGCL; and

(iv) At and after the Effective Time, each share of NWBI Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Parent Merger.

(b) Option to Change Method of Merger. NWBI shall be empowered, at any time prior to the Effective Time, to change the method or structure of effecting the Parent Merger and/or the Subsidiary Bank Merger (including the provisions of Article II), if and to the extent NWBI deems such change to be necessary, appropriate or desirable; provided that no such change shall (i) alter or change the Exchange Ratio or the number of shares of NWBI Common Stock received by holders of PWOD Common Stock in exchange for each share of PWOD Common Stock, (ii) cause the Merger to fail to qualify as a “reorganization” under Section 368(a)(1)(A) of the Code or, (iii) materially impede or delay the consummation of the transactions contemplated by this Agreement in a timely manner. The parties agree to reflect any such change referred to in the immediately preceding subsections (i) – (iii) in an appropriate amendment to this Agreement executed by both parties in accordance with Section 9.02.

(c) Stock Splits, Etc. In the event NWBI changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of NWBI Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding NWBI Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately and appropriately adjusted; provided that, for purposes of clarification no such adjustment shall be made with regard to NWBI Common Stock if NWBI issues additional shares of NWBI Common Stock and receives fair market value consideration for such shares.

2.02. Effectiveness of Parent Merger. At and after the Effective Time, the Parent Merger shall have the effects prescribed in the MGCL and PABCL.

2.03. Effective Date and Effective Time. On or (if agreed by PWOD and NWBI) prior to the Closing Date, NWBI and PWOD shall cause to be filed the articles of merger with the SDAT and the statement of merger with the PADOS. The Parent Merger shall become effective (such date, the “Effective Date”) upon the later to occur of the following: (i) the later of the filing of the articles of merger with the SDAT and the statement of merger with the PADOS; or (ii) such later date and time as may be set forth in such articles of merger and statement of merger (such time hereinafter referred to as the “Effective Time”).

2.04. Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will occur by electronic exchange of documents at 10:00 am, Columbus, Ohio time, on a date as soon as reasonably practicable to be mutually agreed upon by NWBI and PWOD, and after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof). The date on which the Closing occurs is referred to as the “Closing Date”.

2.05. The Subsidiary Bank Mergers.

(a) Immediately following the Parent Merger, or at such later time as NWBI may determine, Luzerne Bank will merge with and into Northwest Bank (the “Luzerne Bank Merger”). Northwest Bank shall be the surviving entity in the Luzerne Bank Merger and, following the Luzerne Bank Merger, the separate corporate existence of Luzerne Bank shall cease and Northwest Bank shall survive and continue to exist as a Pennsylvania-chartered state bank. Promptly after the date of this Agreement, Northwest Bank and Luzerne Bank shall enter into an agreement and plan of merger in substantially the form attached hereto as Exhibit B (the “Luzerne Bank Merger Agreement”).

(b) Immediately following the Luzerne Bank Merger, or at such later time as NWBI may determine, Jersey Shore State Bank will merge with and into Northwest Bank (the “Jersey Shore State Bank Merger”, and

together with the Luzerne Bank Merger, the “Subsidiary Bank Mergers”). Northwest Bank shall be the surviving entity in the Jersey Shore State Bank Merger and, following the Jersey Shore State Bank Merger, the separate corporate existence of Jersey Shore State Bank shall cease and Northwest Bank shall survive and continue to exist as a Pennsylvania-chartered state bank. Promptly after the date of this Agreement, Northwest Bank and Jersey Shore State Bank shall enter into an agreement and plan of merger in substantially the form attached hereto as Exhibit C (the “Jersey Shore State Merger Agreement”, and together with the Luzerne Bank Merger Agreement, the “Subsidiary Bank Merger Agreements”).

(c) Each of NWBI and PWOD shall approve the Subsidiary Bank Merger Agreements and the Subsidiary Bank Mergers as the sole shareholders of each subsidiary bank, respectively. Prior to the Effective Time, PWOD shall cause Luzerne Bank and Jersey Shore State Bank, respectively, and NWBI shall cause Northwest Bank, to execute such certificates or articles of merger and such other documents and certificates as are necessary to effectuate the Subsidiary Bank Mergers (“Subsidiary Bank Merger Certificates”). The Subsidiary Bank Mergers shall become effective at such time and date as specified in the Subsidiary Bank Merger Agreements in accordance with applicable law, or at such other time as shall be provided by applicable law. The Parent Merger and the Subsidiary Bank Mergers shall sometimes collectively be referred to herein as the “Merger.”

ARTICLE III

Merger Consideration

3.01. Conversion of PWOD Common Stock.

At the Effective Time, by virtue of the Parent Merger and without any action on the part of NWBI, PWOD, or the holder of any of shares of PWOD Common Stock:

(a) Subject to Section 3.02 and except as otherwise provided by paragraph (b) of this Section 3.01, each share of PWOD Common Stock (other than Treasury Shares) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 2.385 shares of NWBI Common Stock (the “Exchange Ratio” and such shares, the “Merger Consideration”).

(b) All of the shares of PWOD Common Stock converted into the right to receive the Merger Consideration pursuant to Section 3.01 shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each, an “Old Certificate,” it being understood that any reference herein to “Old Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of PWOD Common Stock) previously representing any such shares of PWOD Common Stock shall thereafter represent only the right to receive (i) the Merger Consideration, (ii) cash in lieu of a fractional share which the shares of PWOD Common Stock represented by such Old Certificate have been converted into the right to receive pursuant to Section 3.01(a) and Sections 3.02(b)(v), and (iii) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 3.02, in each case without any interest thereon. Old Certificates previously representing shares of PWOD Common Stock shall be exchanged for certificates or, at NWBI’s option, evidence of shares in book entry form representing whole shares of NWBI Common Stock as set forth in Section 3.01(a) (together with any dividends or distributions with respect thereto and cash in lieu of fractional shares issued in consideration therefor) upon the surrender of such Old Certificates in accordance with Section 3.02, without any interest thereon. If, between the date of this Agreement and the Effective Time, the outstanding shares of PWOD Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities, in any such case as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or there shall be any extraordinary dividend or extraordinary distribution, except to the extent that any such increase is due to the exercise of PWOD Options or issuances under the PWOD ESPP for any pay periods on or before the PWOD pay period ended December 13, 2024, an appropriate and proportionate adjustment shall be made to the Exchange Ratio to give holders of PWOD Common Stock the same economic effect as contemplated by this Agreement prior to such event; provided, that nothing in this sentence shall be construed to permit PWOD to take any action with respect to its securities that is prohibited by the terms of this Agreement.

(c) Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of PWOD Common Stock that are owned by PWOD (in each case other than shares (i) held in trust accounts, managed accounts, mutual funds or similar accounts, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties, or (ii) held, directly or indirectly, as a result of debts previously contracted) shall be cancelled and cease to exist and no Merger Consideration shall be delivered or exchanged therefor.

3.02. Exchange and Payment Procedures.

(a) Exchange Fund. At or prior to the Effective Time, NWBI shall deposit, or shall cause to be deposited, with Equinti Trust Company or such other exchange agent as mutually agreed upon by NWBI and PWOD (the “Exchange Agent”), for the benefit of the holders of Old Certificates for exchange in accordance with this Article III, (i) certificates or evidence of shares in book-entry form, representing shares of NWBI Common Stock to be issued to holders of PWOD Common Stock (collectively, referred to herein as “New Certificates”), (ii) cash in an amount sufficient to pay cash in lieu of any fractional shares and (iii) cash payment due to holders of the PWOD Options pursuant to Section 3.03 (such New Certificates and cash described in the foregoing clauses (i) and (ii), together with any dividends or distributions with respect thereto payable in accordance with Section 3.02(b)(ii), being hereinafter referred to as the “Exchange Fund”).

(b) Exchange Procedures.

(i) As promptly as practicable after the Effective Time, but in no event later than five (5) business days thereafter, PWOD shall cause the Exchange Agent to mail to each holder of record of one or more Old Certificates representing shares of PWOD Common Stock immediately prior to the Effective Time that have been converted at the Effective Time into the right to receive the Merger Consideration, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon proper delivery of the Old Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Old Certificates in exchange for certificates representing the number of whole shares of NWBI Common Stock and any cash in lieu of fractional shares, as applicable, which the shares of PWOD Common Stock represented by such Old Certificate or Old Certificates shall have been converted into the right to receive pursuant to this Agreement as well as any dividends or distributions to be paid pursuant to Section 3.02(b)(ii). From and after the Effective Time, upon proper surrender of an Old Certificate or Old Certificates for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Old Certificate or Old Certificates shall be entitled to receive in exchange therefor, as applicable, (1) a New Certificate representing that number of whole shares of NWBI Common Stock to which such holder of PWOD Common Stock shall have become entitled pursuant to the provisions of Section 3.01 and (2) a check representing the amount of (x) any cash in lieu of a fractional share which such holder has the right to receive in respect of the Old Certificate or Old Certificates surrendered pursuant to the provisions of this Article III and (y) any dividends or distributions which the holder thereof has the right to receive pursuant to this Section 3.02(b), and the Old Certificate or Old Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the NWBI Common Stock or any cash in lieu of fractional shares or dividends or distributions payable to holders of Old Certificates. Until surrendered as contemplated by this Section 3.02(b), each Old Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the number of whole shares of NWBI Common Stock which the shares of PWOD Common Stock represented by such Old Certificate have been converted into the right to receive and any cash in lieu of fractional shares or in respect of dividends or distributions as contemplated by this Section 3.02(b).

(ii) No dividends or other distributions declared with respect to NWBI Common Stock shall be paid to the holder of any unsurrendered Old Certificate until the holder thereof shall surrender such Old Certificate in accordance with Section 3.02(b). After the surrender of an Old Certificate in accordance with

Section 3.02(b), the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the whole shares of NWBI Common Stock which the shares of PWOD Common Stock represented by such Old Certificate have been converted into the right to receive (after giving effect to Section 6.15).

(iii) For any New Certificate representing shares of NWBI Common Stock that is to be issued in a name other than that in which the Old Certificate or Old Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Old Certificate or Old Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes required by reason of the issuance of a New Certificate representing shares of NWBI Common Stock in any name other than that of the registered holder of the Old Certificate or Old Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(iv) After the Effective Time, there shall be no transfers on the stock transfer books of PWOD of the shares of PWOD Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for New Certificates representing shares of NWBI Common Stock, cash in lieu of fractional shares and dividends or distributions that the holder presenting such Old Certificates is entitled to, as provided in Article III.

(v) Notwithstanding anything to the contrary contained herein, no New Certificates or scrip representing fractional shares of NWBI Common Stock shall be issued upon the surrender for exchange of Old Certificates or otherwise pursuant to this Agreement, no dividend or distribution with respect NWBI Common Stock shall be payable on or with respect to any fractional share, and fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of NWBI. In lieu of the issuance of any fractional share, NWBI shall pay to each former shareholder of PWOD who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing-sale prices of NWBI Common Stock on The NASDAQ Stock Market LLC (“NASDAQ”) as reported by The Wall Street Journal for the five (5) consecutive full trading days ending on the trading day immediately preceding the Closing Date (or, if not reported therein, in another authoritative source mutually agreed upon by NWBI and PWOD) (the “NWBI Common Stock Closing Price”) by (ii) the fraction of a share (rounded to the nearest one-thousandth when expressed in decimal form) of NWBI Common Stock which such holder would otherwise be entitled to receive pursuant to Section 3.01(a). The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares is not separately bargained-for-consideration, but merely represents a mechanical rounding off for the purposes of avoiding the expense and inconvenience that would otherwise be caused by the issuance of fractional shares.

(vi) Any portion of the Exchange Fund that remains unclaimed by the shareholders of PWOD for six (6) months after the Effective Time shall be paid to the Surviving Corporation. Any former holders of PWOD Common Stock who have not theretofore exchanged their Old Certificates pursuant to Section 3.02 shall thereafter look only to the Surviving Corporation for payment of the shares of NWBI Common Stock and cash in lieu of any fractional shares and any unpaid dividends and distributions on the NWBI Common Stock deliverable in respect of each former share of PWOD Common Stock that such holder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of NWBI, PWOD, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of shares of PWOD Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

(vii) Each of NWBI and the Exchange Agent shall be entitled to deduct and withhold from any Merger Consideration otherwise payable pursuant to this Agreement all amounts required to be deducted and withheld with respect to the making of the Merger Consideration payment under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by NWBI or the Exchange Agent, as the case may be, the withheld amounts (i) will be paid over by NWBI or the Exchange Agent to the appropriate governmental authority and (ii) will be treated for all purposes of this Agreement as having been paid to the Person in respect of which the deduction and withholding was made.

(viii) In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Old Certificate to be lost, stolen or destroyed and, if required by NWBI, the posting by such Person of a bond in such amount as NWBI or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Old Certificate the shares of NWBI Common Stock, and any cash in lieu of fractional shares and dividends or distributions deliverable in respect thereof pursuant to this Agreement.

(ix) The Surviving Corporation may from time to time, in the case of one or more Persons, waive one or more of the rights provided to it in this Article III to withhold certain payments, deliveries and distributions; and no such waiver shall constitute a waiver of its rights to withhold any such payment, delivery or distribution in the case of any Person.

3.03. PWOD Options.

(a) At the Effective Time, all rights with respect to options that are outstanding under the PWOD Equity Incentive Plan immediately prior to the Effective Time (the “PWOD Options”) will vest in full and then cease to represent an option to purchase shares of PWOD Common Stock and will be converted automatically by virtue of the Merger and without any action required on the part of the holder of the PWOD Option into the right to receive an amount of cash equal to the product of (i)(A) the NWBI Common Stock Closing Price multiplied by the Exchange Ratio less (B) the current exercise price per share of such PWOD Option as adjusted for previously declared stock splits and stock dividends subsequent to the issuance of the PWOD Option but prior to the date hereof and (ii) the number of shares of PWOD Common Stock underlying such PWOD Option (the “Option Cash-Out Amount”). All payments pursuant to this Section 3.03(a) shall be made at or as soon as practicable following the Effective Time, in accordance with the Company’s ordinary payroll practices, and shall be subject to any applicable withholding.

(b) PWOD shall not make any grants of PWOD Options following the execution of this Agreement.

(c) PWOD shall ensure that the PWOD Equity Incentive Plan is terminated as of the Effective Time and no future rights remain under such plan other than with respect to the right to receive the Option Cash-Out Amount set forth in Section 3.03(a). The PWOD Board or any applicable committee of the PWOD shall make such adjustments and amendments to or make such determinations with respect to the PWOD Options and shall adopt any resolutions and take any and all actions necessary to effect the foregoing provisions of this Section 3.03.

3.04. Tax Consequences. For federal income tax purposes, the Parent Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Department regulation sections 1.368-2(g) and 1.368-3(a).

ARTICLE IV

Actions Pending Consummation of Merger

4.01. Forbearances of PWOD. From the date hereof until the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in

Section 4.01 of the PWOD Disclosure Schedule (it being understood that any disclosures made with respect to a subsection of this Section 4.01 shall be deemed to qualify (1) any other subsection of this Section 4.01 specifically referenced or cross-referenced, and (2) any other subsections of this Section 4.01 to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other subsections)) or as required by law or regulation or by any Governmental Authority or as required by an applicable Regulatory Order, without the prior written consent of NWBI (such consent not to be unreasonably withheld, conditioned or delayed), PWOD shall not, and shall cause its Subsidiaries not to:

(a) Ordinary Course. Conduct the business of PWOD and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their respective business organizations and assets and maintain their respective rights, franchises and existing relations with customers, suppliers, vendors, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse effect upon PWOD’s ability to perform any of its obligations under this Agreement or prevent or materially delay the consummation of the transactions contemplated by this Agreement, or enter into any new line of business or materially change its lending, investment, underwriting, risk, asset liability management or other banking and operating policies, except as required by applicable law or policies imposed by any Governmental Authority or by any applicable Regulatory Order.

(b) Capital Stock. (i) Issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional PWOD Common Stock or other capital stock of PWOD, except (A) upon the exercise or fulfillment of PWOD Options issued and outstanding as of the date of this Agreement pursuant to the PWOD Equity Incentive Plan in accordance with their present terms and (B) pursuant to the terms of the PWOD Employee Stock Purchase Plan (the “PWOD ESPP”) with respect to issuances required by the terms of such Plan through the PWOD pay period ended December 13, 2024, (ii) enter into any agreement, or amend or modify the PWOD Equity Incentive Plan or the PWOD ESPP, except as otherwise set forth in this Agreement, (iii) with respect to the foregoing, permit any additional PWOD Common Stock to become subject to new grants of PWOD Options, other rights or similar stock-based employee rights under the PWOD Equity Incentive Plan, the PWOD ESPP (except as provided herein), or any other plan or program, or (iv) effect any recapitalization, reclassification, stock split, or similar change in capitalization.

(c) Dividends; distributions; adjustments. (i) Make, declare, pay or set aside for payment any dividend or distribution on any shares of its capital stock, other than dividends payable by Subsidiaries of PWOD, except for its normal and customary quarterly cash dividend in the amount of $0.32 per share of PWOD Common Stock for each full calendar quarter preceding the Effective Date subject to Section 6.15, or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

(d) Compensation; Employment Agreements. Enter into, modify, amend, renew or terminate any employment, consulting, severance, retention, change in control, or similar agreements or arrangements with any director, consultant, officer or employee of PWOD or any of its Subsidiaries, hire or engage any full-time employee or consultant, other than as replacements for positions existing on the date hereof, or grant any salary or wage increase or bonus or increase any employee benefit (including incentive or bonus payments) except as otherwise set forth in Section 6.10(i), that exceed, in the aggregate, 3% of the aggregate cost of all employee annual base salaries and wages in effect as of the date hereof.

(e) Benefit Plans. Enter into, establish, adopt, amend, modify, make any contributions to or terminate (except (i) as may be required by applicable law, (ii) as contemplated by this Agreement, or (iii) pursuant to the regular annual renewal of insurance contracts) any Compensation and Benefit Plan, including the PWOD Equity Incentive Plan, or any other pension, retirement, phantom stock, stock purchase, savings, profit sharing, deferred compensation, change in control, salary continuation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract (including related administrative services contracts), plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, consultant, officer or employee of PWOD or any of its Subsidiaries, grant any equity or equity-based awards, or take any action to accelerate the payment of benefits or the vesting or exercisability of any options, restricted stock, phantom stock or other compensation or benefits payable thereunder.

(f) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets or any business to any Person other than a wholly owned Subsidiary, or cancel, release or assign any indebtedness of any Person other than a wholly owned Subsidiary or any claims against any Person other than a wholly owned Subsidiary, in each case other than in the ordinary course, consistent with past practices, including any debt collection or foreclosure transactions.

(g) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice or, in the ordinary course of business, consistent with past practices, purchases of securities incident to PWOD’s securities porfolio, subject to Section 4.01(r)) all or any portion of the assets, business, deposits or properties of any other Person.

(h) Governing Documents. Amend the PWOD Articles, the PWOD Bylaws or the organizational and governing documents of PWOD’s Subsidiaries.

(i) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP.

(j) Material Contracts. (i) Terminate, amend, or waive any provision of, any Material Contract; (ii) make any change in any instrument or agreement governing the terms of any of its securities, or material lease or any other Material Contract, other than normal renewals of leases and other Material Contracts without material adverse changes of terms with respect to PWOD; (iii) enter into any contract that (A) would constitute a Material Contract if it were in effect on the date of this Agreement or (B) that has a term of one year or longer and that requires payments or other obligations by PWOD or any PWOD Subsidiary of $150,000 or more under the contract; or (iv) enter into any contract if the contract, in the aggregate with all contracts entered into by PWOD or any PWOD Subsidiary from and after the date of this Agreement, would result in aggregate required payments by PWOD or any PWOD Subsidiary in excess of $350,000.

(k) Claims. (i) Settle any claim, suit, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, suits, actions or proceedings and which involves solely money damages in an amount, individually not to exceed $300,000 or, in the aggregate, not to exceed $750,000, for all such claims, actions or proceedings; and (ii) PWOD shall provide written notice to NWBI at least five (5) business days before commencing any litigation other than in the ordinary course of business.

(l) Adverse Actions. Take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied, or (iii) a violation of any provision of this Agreement except, in each case, as may be required by applicable law or by any Governmental Authority.

(m) Risk Management. Except pursuant to applicable law or as required by any Governmental Authority, (i) implement or adopt any material change in its interest rate or other risk management policies, procedures or practices, (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk, (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk and any other risk, or (iv) fail to follow its existing policies or practices with respect to managing its fiduciary risks.

(n) Borrowings. Other than in the ordinary course, consistent with past practice, incur any indebtedness, contract for the incurrence of any indebtedness, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of indebtedness of any other individual, corporation or other entity (it being understood and agreed that incurrence of indebtedness in the ordinary course, consistent with past practices shall include the creation of deposit liabilities, use of brokered deposits, purchases of federal funds, borrowings from any of the Federal Home Loan Banks, borrowings from the Federal Reserve Bank, advances on existing lines of credit, sales of certificates of deposit, and entry into repurchase agreements).

(o) Indirect Loans; Participations. (i) Make or purchase any indirect or brokered Loans, or (ii) purchase from or sell to any financial institution or non-depository lender an interest in a Loan, except for such credit facilities made to borrowers in PWOD Territory which are secured by collateral located in PWOD’s Territory in the ordinary course and consistent with past practices, in each case in excess of $1,000,000.

(p) Capital Expenditures. Make, or commit to make, any capital expenditures in excess of five percent (5%) PWOD’s capital expenditure budget set forth in Section 4.01(p) of the PWOD Disclosure Schedule.

(q) Lending. (i) Enter into any new line of business, change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital applicable with respect to its loan portfolio or any segment thereof); or (ii) except for commitments issued prior to the date of this Agreement which have not yet expired, make or acquire any new Loan or issue a commitment (including a letter of credit) for any new Loan or renew or extend an existing commitment for any Loan, or amend or modify any Loan, (including in any manner that would result in any additional extension of credit, principal forgiveness, or effect any uncompensated release of collateral), except (A) Loans for which a commitment to make or acquire was entered into prior to the date of this Agreement; and (B)(i) unsecured Loans or commitments for unsecured Loans less than $250,000 individually, and (ii) secured Loans or commitments for secured Loans less than $2,000,000 individually, and (iii) Loans or commitments for Loans greater than $500,000 if immediately after making the Loan the Person obtaining the Loan and the Person’s Affiliates would have Loans owed to Jersey Shore State Bank and Luzerne Bank that is, in the aggregate, less than $5,000,000, in each case, in compliance with the underwriting policies and related Loan policies of Jersey Shore State Bank or Luzerne Bank, as applicable, in effect as of the date of this Agreement; provided, however, for any new Loan or commitment (including a letter of credit) for any new Loan or renewal or extension of existing commitments or amendment or modification of any Loan, (including in any manner that would result in any additional extension of credit, principal forgiveness, or effect any uncompensated release of collateral) in excess of the limits described in clause (B) hereof, NWBI shall have been deemed to have consented to any Loan in excess of such amount if NWBI does not object to any such proposed loan in writing within two (2) business days of receipt by NWBI of a request by PWOD to exceed such limit along with all financial or other data that NWBI may reasonably request in order to evaluate such Loan.

(r) Investment Securities Portfolio. Restructure or materially change its investment securities portfolio or its portfolio duration, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, or invest in any mortgage-backed or mortgage-related securities which would be considered “high risk” securities under applicable regulatory pronouncements; provided, that nothing herein shall prohibit PWOD and its Subsidiaries from maintaining and monitoring its securities portfolio, or purchasing or selling securities in the ordinary course of business consistent with its investment policies.

(s) Intellectual Property. Except for non-exclusive licenses and the expiration of Intellectual Property in the ordinary course, sell, assign, dispose of, abandon, allow to expire, license or transfer any material Intellectual Property of PWOD and its Subsidiaries.

(t) Taxes. (i) Fail to prepare or file or cause to be prepared or filed in a timely manner consistent with past practice all Tax Returns that are required to be filed (with extensions) at or before the Effective Time, (ii) fail to timely pay any Tax due (whether or not required to be shown on any such Tax Returns), or (iii) make, change or revoke any Tax election or Tax accounting method, file any amended Tax Return, settle any Tax claim or assessment or consent to the extension or waiver of any statute of limitations with respect to Taxes (or offer or agree to do any of the foregoing or surrender its rights to do any of the foregoing or to claim any refund of Taxes or file any amended Tax Return).

(u) Offices and Facilities. (i) Open, close or relocate any branch office, ATMs, loan production office or other significant office or operations facility of PWOD or its Subsidiaries at which business is conducted, or (ii) fail to use commercially reasonable efforts to maintain and keep their respective properties and facilities in their present condition and working order, ordinary wear and tear excepted.

(v) Interest Rates. Increase or decrease the rate of interest paid on time deposits or certificates of deposit, except in a manner consistent with past practices.

(w) Foreclosures. With respect to Loans in excess of $300,000, PWOD shall not foreclose upon or otherwise cause PWOD or any of its Subsidiaries to take title to or possession or control of any real property or entity thereon without first obtaining a Phase I thereon which indicates that the property is free of Hazardous Material; provided, however, that no such report shall be required to be obtained with respect to single-family residential real property of five acres or less to be foreclosed upon unless PWOD has reason to believe that such real property may contain any such Hazardous Material.

(x) Deposit Liabilities. Cause or permit any material change in the amount or general composition of deposit liabilities.

(y) Reorganization 368(a). Not take, or fail to take, any action that would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(z) Commitments. Agree to take, make any commitment to take, or adopt any resolutions of PWOD Board in support of, any of the actions prohibited by this Section 4.01.

4.02. Forbearances of NWBI. From the date hereof until the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in Section 4.02 of the NWBI Disclosure Schedule (it being understood that any disclosures made with respect to a subsection of this Section 4.02 shall be deemed to qualify (1) any other subsection of this Section 4.02 specifically referenced or cross-referenced, and (2) any other subsections of this Section 4.02 to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other subsections)) or as required by law or regulation or by any Governmental Authority or as required by an applicable Regulatory Order, without the prior written consent of PWOD (such consent not to be unreasonably withheld, conditioned or delayed), NWBI shall not, and shall cause its Subsidiaries not to:

(a) Ordinary Course. Conduct the business of NWBI and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their respective business organizations and assets and maintain their respective rights, franchises and existing relations with customers, suppliers, vendors, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse effect upon NWBI’s ability to perform any of its obligations under this Agreement or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(b) Governing Documents. Amend the NWBI Articles or the NWBI Bylaws in a manner that would materially and adversely affect the holders of PWOD Common Stock, or adversely affect the holders of PWOD Common Stock relative to other holders of NWBI Common Stock.

(c) Reorganization 368(a). Not take, or fail to take, any action that would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code

(d) Adverse Actions. Take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming materially inaccurate at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied, (iii) a violation of any provision of this Agreement except, in each case, as may be required by applicable law or by any Governmental Authority, or (iv) a delay in the consummation of the transactions contemplated by this Agreement.

(e) Commitments. Agree to take, make any commitment to take, or adopt any resolutions of NWBI Board in support of, any of the actions prohibited by this Section 4.02.

ARTICLE V

Representations and Warranties

5.01. Representations and Warranties of PWOD. Except (a) as disclosed in the disclosure schedule delivered by PWOD to NWBI concurrently herewith (the “PWOD Disclosure Schedule”); provided that (i) the mere inclusion of an item in the PWOD Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by PWOD that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect and (ii) any disclosures made with respect to a section of Section 5.01 shall be deemed to qualify (A) any other section of Section 5.01 specifically referenced or cross-referenced in such disclosure and (B) any other sections of Section 5.01 to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections), or (b) as disclosed in any PWOD’s SEC Reports filed with or furnished to the SEC by PWOD since December 31, 2023, and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature, and except with respect to matters that relate to the representations and warranties contained in Sections 5.01(a), 5.01(b)(i), 5.01(c)(ii), 5.01(k) and 5.01(ff)), PWOD hereby represents and warrants to NWBI as follows:

(a) Organization, Standing and Authority.

(i) PWOD is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is a bank holding company duly registered with the FRB under the BHCA. PWOD has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted in all material respects. PWOD is duly qualified to do business and is in good standing in any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Section 5.01(a)(i) of the PWOD Disclosure Schedule sets forth the foreign jurisdictions in which PWOD conducts business, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on PWOD.

(ii) Except as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on PWOD, each Subsidiary of PWOD (A) is duly organized and validly existing under the laws of its jurisdiction of organization, (B) is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing and (C) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Subsidiary of PWOD to pay dividends or distributions, except, in the case of a Subsidiary that is an insured depository institution, for restrictions on dividends or distributions generally applicable to all such regulated entities. The deposit accounts of each of Luzerne Bank and Jersey Shore State Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to the Knowledge of PWOD, threatened. Section 5.01(a)(ii) of the PWOD Disclosure Schedule sets forth a true and complete list of all Subsidiaries of PWOD as of the date hereof.

(b) Capital Structure of PWOD.

(i) As of November 30, 2024, the authorized capital stock of PWOD consists of (A) 22,500,000 PWOD Common Stock, of which 7,555,082 shares are currently issued and outstanding and (B) 3,000,000 shares of preferred stock, with no par value, of which no shares are issued and outstanding (“PWOD Preferred Stock”). The PWOD Common Stock and PWOD Preferred Stock are collectively referred to herein as “PWOD Stock.” As of November 30, 2024, there are: (A) 510,225 shares of Treasury Shares held by PWOD or otherwise owned by PWOD or its Subsidiaries; (B) 750,000 shares of PWOD Common Stock reserved for issuance pursuant to the PWOD Equity Incentive Plan (of which, collectively, 654,400 shares are reserved for issuance for outstanding PWOD Options as of November 30, 2024), (C) 45,880 shares of PWOD Common Stock reserved for issuance pursuant to the PWOD Director Compensation Plan, and (D) 1,431,015 shares of PWOD Common Stock reserved for issuance pursuant to the PWOD ESPP. No shares of PWOD Preferred Stock are issued and outstanding or reserved for issuance. All of the issued and outstanding PWOD Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the PWOD Options and PWOD Equity Incentive Plan, PWOD does not have, and is not bound by, any other outstanding or issued stock awards, restricted stock or any other similar instruments or Rights with respect to any shares of PWOD Stock.

(ii) The PWOD Options have been granted in compliance in all material respects with the terms of the applicable PWOD Equity Incentive Plan and all applicable laws. With respect to each of the PWOD Options outstanding as of the date hereof, the name of each optionee, the date of each option to purchase PWOD Common Stock granted, the number of shares subject to each such option and the price at which each such option may be exercised are set forth in Section 5.01(b) of the PWOD Disclosure Schedule. The exercise price of each PWOD Option is no less than the fair market value of a share of PWOD Common Stock determined on the date of grant of such stock option (and as of any later modification thereof within the meaning of Section 409A of the Code). Each PWOD Option intended to qualify as an “incentive stock option” under Section 422 of the Code has been structured to so qualify.

(iii) Neither PWOD nor any of its Subsidiaries have any authorized, issued, or outstanding bonds, debentures, notes or other indebtedness for which the holders thereof have the right to vote on any matters on which the shareholders have the right to vote. There are no registration rights, and there is no voting trust, proxy, rights agreement, “poison pill” anti-takeover plan or other agreement or understanding to which PWOD is a party or by which it is bound with respect to any equity security of any class of PWOD or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

(c) Authority; No Violation.

(i) PWOD has full corporate power and authority to execute and deliver this Agreement and, subject to shareholder approval and other actions described below, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Parent Merger and the Subsidiary Bank Mergers have been duly and validly approved by the PWOD Board. The PWOD Board has determined, subject to Section 6.06 of this Agreement, that the Parent Merger, on the terms and conditions set forth in this Agreement, is in the best interests of PWOD and its shareholders and has directed that this Agreement and the transactions contemplated hereby be submitted to PWOD’s shareholders for approval (with the PWOD Board’s recommendation in favor of approval) at a meeting of the shareholders, and has adopted a resolution to the foregoing effect. Except for the approval of this Agreement by the affirmative vote of holders of a majority of all votes cast at a meeting of shareholders called therefor (the “Requisite PWOD Vote”), and the adoption and approval of the Subsidiary Bank Merger Agreements by PWOD as sole shareholder of Luzerne Bank and Jersey Shore State Bank, respectively, no other corporate proceedings on the part of PWOD are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by PWOD and (assuming due authorization, execution and delivery by NWBI) constitutes a valid and binding obligation of PWOD, enforceable against PWOD in accordance with its terms (except in all cases as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

(ii) Neither the execution and delivery of this Agreement by PWOD nor the consummation by PWOD of the transactions contemplated hereby, including the Parent Merger and the Subsidiary Bank Merger, nor compliance by PWOD with any of the terms or provisions hereof, will (A) violate any provision of the PWOD Articles or PWOD Bylaws or (B) assuming that the consents and approvals referred to in Section 5.01(d) are duly obtained, (1) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to PWOD, or any PWOD Subsidiaries, or any of their respective properties or assets, or (2) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or payments, rebates, or reimbursements required under, or result in the creation of any Lien upon any of the respective properties or assets of PWOD or any PWOD Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which PWOD or any PWOD Subsidiary is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (2) above) for such violations, conflicts, breaches or defaults which would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on PWOD.

(d) Consents and Regulatory Approvals.

(i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by PWOD or any of its Subsidiaries in connection with the execution, delivery or performance by PWOD of this Agreement or the consummation of the transactions contemplated hereby, including the Merger, except for (A) filings of applications, waivers or notices, as applicable, with Regulatory Authorities to approve the transactions contemplated by the Agreement, (B) filing with the SEC and declaration of effectiveness of a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act including the proxy statement/prospectus (the “Proxy Statement/Prospectus”) relating to the meeting, including any adjournments or postponements thereof, of PWOD shareholders to be held in connection with this Agreement and the Merger (the “PWOD Meeting”), (C) obtaining the Requisite PWOD Vote, (D) the filing of the articles of merger with the SDAT and the statement of merger with the PADOS, and filing the Subsidiary Bank Merger Certificates with the Applicable Regulatory Authorities, and (E) receipt of the approvals set forth in Section 7.01(b).

(ii) As of the date hereof, PWOD is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

(e) SEC Reports.

(i) PWOD has timely filed all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto, that it was required to file with the SEC, and all such reports, registration statements, proxy statements, other materials and amendments have complied in all material respects with all legal requirements relating thereto, and has paid all fees and assessments due and payable in connection therewith.

(ii) An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by PWOD pursuant to the

Securities Act or the Exchange Act since December 31, 2021 and prior to the date of this Agreement (the “PWOD’s SEC Reports”) is publicly available. No such PWOD’s SEC Report, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), and considering all amendments to any of PWOD’s SEC Report filed prior to the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all PWOD’s SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of PWOD has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). As of the date hereof, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of PWOD’s SEC Reports.

(f) Financial Statements; Material Adverse Effect; Internal Controls.

(i) The financial statements of PWOD and its Subsidiaries included (or incorporated by reference) in PWOD’s SEC filings (including the related notes, where applicable) (A) have been prepared from, and are in accordance with, the books and records of PWOD and its Subsidiaries, (B) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of PWOD and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), (C) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (D) have been prepared in accordance with GAAP, consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. As of the date hereof, the books and records of PWOD and its Subsidiaries have been maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. As of the date hereof, S.R. Snodgrass, P.C. has not resigned (or informed PWOD that it intends to resign) or been dismissed as independent public accountants of PWOD as a result of or in connection with any disagreements with PWOD on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(ii) Neither PWOD nor any of its Subsidiaries has incurred any liability or obligation of any nature whatsoever, except for (A) those liabilities that are reflected or reserved against on the consolidated balance sheet of PWOD included in its Quarterly Report on Form 10-Q for period ended September 30, 2024 (including any notes thereto), (B) liabilities incurred in the ordinary course of business consistent in nature and amount with past practice since September 30, 2024 and (C) in connection with this Agreement and the transactions contemplated hereby.

(iii) Since December 31, 2023, (A) PWOD and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice, and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events is reasonably likely to have a Material Adverse Effect with respect to PWOD or any of its Subsidiaries.

(iv) PWOD and each of its Subsidiaries maintains a system of “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) reasonably designed and maintained to ensure that all information (both financial and non-financial) required to be disclosed by PWOD in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to PWOD’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of PWOD required under the Exchange Act with respect to such reports. PWOD has disclosed, based on its most recent evaluation prior to the date of this Agreement, to PWOD’s outside auditors and the audit committee of the PWOD Board (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that would be reasonably likely to adversely affect PWOD’s ability to accurately record, process, summarize and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in PWOD’s internal controls over financial reporting. Since December 31, 2022, neither PWOD, its Subsidiaries nor any director, officer, employee, auditor, accountant or representative of PWOD or its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of PWOD or its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that PWOD or its Subsidiaries has engaged in questionable accounting or auditing practices.

(g) Litigation. Except as set forth in Section 5.01(g) of the PWOD Disclosure Schedule, there is no suit, action, investigation, claim, proceeding or review pending, or to PWOD’s Knowledge, threatened against or affecting it or any of its Subsidiaries or any of the current or former directors or executive officers of it or any of its Subsidiaries (and it is not aware of any basis for any such suit, action, investigation, claim, proceeding or review) (i) that involves a Governmental Authority, or (ii) that, individually or in the aggregate, is (A) material to it and its Subsidiaries, taken as a whole, or is reasonably likely to result in a material restriction on its or any of its Subsidiaries’ businesses or, after the Effective Time, the business of NWBI or any of its Affiliates, or (B) reasonably likely to materially prevent or delay it from performing its obligations under, or consummating the transactions contemplated by, this Agreement. There is no injunction, order, award, judgment, settlement, decree or regulatory restriction imposed upon or entered into by PWOD, any of its Subsidiaries or the assets of it or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to NWBI or any of its Affiliates) that is or could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on PWOD.

(h) Regulatory Matters.

(i) Neither PWOD nor any of its Subsidiaries nor any of their respective properties is a party to or is subject to any order, decree, formal or informal agreement, memorandum of understanding or similar arrangement with, or a commitment letter, board resolution or similar submission to, or extraordinary supervisory letter (any of the foregoing, a “Regulatory Order”) from any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the FDIC, the FRB, and the PADOBS) or the supervision or regulation of it or any of its Subsidiaries (collectively, the “Regulatory Authorities”).

(ii) Neither PWOD nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, formal or informal agreement, memorandum of understanding, commitment letter, board resolution, supervisory letter or similar submission.

(i) Compliance with Laws. PWOD, and each of the PWOD Subsidiaries hold, and have held at all times since December 31, 2021, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding the applicable license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on PWOD, and, to the Knowledge of PWOD, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened. PWOD and each of its Subsidiaries have complied in all material respects with and are not in default or violation under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Authority relating to PWOD or any of the PWOD Subsidiaries, including without limitation all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer Loans.

(j) Material Contracts; Defaults.

(i) Except as set forth in the PWOD Disclosure Schedule listed under Section 5.01(j)(i), neither PWOD nor any of its Subsidiaries is a party to or is bound by any contract or agreement (whether written or verbal) of the following types as of the date of this Agreement, and no such contract or agreement is presently being negotiated or discussed:

(A) any contract involving commitments to others to make capital expenditures or purchase or sales in excess $150,000 in any one case or $300,000 in the aggregate in any period of 12 consecutive months;

(B) any contract relating to any direct or indirect indebtedness of PWOD or any of its Subsidiaries for borrowed money (including loan agreements, lease purchase arrangements, guarantees, agreements to purchase goods or services or to supply funds or other undertakings relating to the extension of credit but excluding all Loans), or any conditional sales contracts, equipment lease agreements and other security arrangements with respect to personal property with an obligation in excess of $100,000 in any one case or $150,000 in the aggregate in any period of 12 consecutive months;

(C) any employment, severance, consulting or management services contract or any confidentiality or nondisclosure contract with any director, officer, employee or consultant of PWOD or any of its Subsidiaries;

(D) any contract containing covenants limiting the freedom of PWOD or any of its Subsidiaries to compete in any line of business or with any Person or in any area or territory;

(E) any partnership, joint venture, limited liability company arrangement or other similar agreement;

(F) any profit sharing, phantom stock award, stock option, stock purchase, stock appreciation, deferred compensation, issuance, or other plan or arrangement for the benefit of PWOD’s or any of its Subsidiaries’ current or former directors, officers, employees or consultants;

(G) any license agreement, either as licensor or licensee, or any other contract of any type relating to any Intellectual Property, except for license agreements relating to off-the-shelf software or software components pursuant to a non-negotiable standard form or “shrink wrap” license agreement;

(H) any contract with any insider of PWOD or any of its Subsidiaries or any arrangement under which PWOD or any of its Subsidiaries has advanced or loaned any amount to any of their respective insiders or immediate family member of any insider (the terms “insider” and “immediate family member” have the meanings given to them under Regulation O (12 C.F.R. Part 215) as promulgated by the FRB);

(I) any contract, whether exclusive or otherwise, with any sales agent, representative, franchisee or distributor;

(J) other than this Agreement and any ancillary agreements being executed in connection with this Agreement, any contract providing for the acquisition or disposition of any portion of the assets, properties or securities of PWOD or any of its Subsidiaries;

(K) any contract that requires the payment of royalties;

(L) any contract pursuant to which PWOD or any of its Subsidiaries has any obligation to share revenues or profits derived from PWOD or any of its Subsidiaries with any other Person;

(M) any contract between (i) PWOD or any of its Subsidiaries, on the one hand, and any officer, director, employee or consultant of PWOD or any of its Subsidiaries, on the other hand, and (ii) PWOD or any of its Subsidiaries, on the one hand, and any Associate or other Affiliate of any director, officer, employee or consultant of PWOD or any of its Subsidiaries, on the other hand; and

(N) any contract that is a “material contract” (as defined in Item 601(b)(10) of Regulation S-K of the SEC);

(O) any other legally binding contract not of the type covered by any of the other items of this Section 5.01(j) involving money or property and having an obligation in excess of $150,000 in the aggregate in any period of 12 consecutive months or which is otherwise not in the ordinary and usual course of business.

(ii) “Material Contracts” shall mean those contracts on the PWOD Disclosure Schedule listed under Section 5.01(j)(i). True, complete and correct copies of all of the Material Contracts have been provided to NWBI. All of the Material Contracts are in full force and effect and are legal, valid, binding and enforceable in accordance with their terms (A) as to PWOD or any of its Subsidiaries, as the case may be, and (B) to the Knowledge of PWOD, as to the other parties to such Material Contracts. Except as disclosed in the PWOD Disclosure Schedule, PWOD and/or its Subsidiaries, as applicable, and to the Knowledge of PWOD, each other party to the Material Contracts, has performed and is performing all material obligations, conditions and covenants required to be performed by it under the Material Contracts. Neither PWOD nor its Subsidiaries, and to the Knowledge of PWOD, no other party, is in violation, breach or default of any material obligation, condition or covenant under any of the Material Contracts, and neither PWOD nor its Subsidiaries, and to the Knowledge of PWOD, no other party, has received any notice that any of the Material Contracts will be terminated or will not be renewed. Neither PWOD nor any of its Subsidiaries has received from or given to any other Person any notice of default or other violation under any of the Material Contracts, nor, to the Knowledge of PWOD, does any condition exist or has any event occurred which with notice or lapse of time or both would constitute a default under any of the Material Contracts.

(k) Brokerage and Finder’s Fees. Except as set forth in Section 5.01(k) of the PWOD Disclosure Schedule, neither PWOD nor any of its Subsidiaries has engaged or employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder’s fee, commission or other similar form of compensation (including any break-up or termination fee) in connection with this Agreement or the transactions contemplated hereby.

(l) Employee Benefit Plans; Employee Matters.

(i) Section 5.01(l) of the PWOD Disclosure Schedule contains a complete and accurate list of all salary, commissions, bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment, retention, change in control, severance agreements, and all similar practices, policies and arrangements, whether written or unwritten, that are currently effective (including frozen plans) or were in effect at any time in the previous five years, in which any employee or former employee (the “Employees”), consultant or former consultant (the “Consultants”) or director or former director (the “Directors”) of PWOD, any of its Subsidiaries or any ERISA Affiliate participates, sponsors or contributes, or to which any such Employees, Consultants or Directors are a party or under which PWOD, its Subsidiaries or any ERISA Affiliate has any present or future liability (the “Compensation and Benefit Plans”).

Neither PWOD nor any of its Subsidiaries nor any ERISA Affiliate has any commitment to create any additional Compensation and Benefit Plan or to terminate, modify or change any existing Compensation and Benefit Plan except as contemplated under this Agreement or as required by applicable law. No Compensation and Benefit Plan holds any PWOD Common Stock.

(ii) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (“IRS”) or has been adopted on a pre-approved plan which is the subject of a favorable opinion letter from the IRS on which the plan sponsor of such plan is entitled to rely, and no circumstances exist which are likely to result in revocation of any such favorable determination letter or opinion letter. There is no pending or, to the Knowledge of PWOD, threatened legal action, suit or claim relating to the Compensation and Benefit Plans. Neither PWOD nor any of its Subsidiaries nor any ERISA Affiliate has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject PWOD, any of its Subsidiaries or any ERISA Affiliate to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA. To the Knowledge of PWOD, no event has occurred or circumstance exists that could result in a material increase in premium cost of a Compensation and Benefit Plan that is insured, or a material increase in benefit cost of such Compensation and Benefit Plans that are self-insured.

(iii) Except as set forth in Section 5.01(l) of the PWOD Disclosure Schedule, none of the Compensation and Benefit Plans are, and none of PWOD, its Subsidiaries or any ERISA Affiliate has at any time sponsored, maintained, contributed to or had any liability with respect to any plan that is, (A) subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (B) a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA, (C) a “multiple employer plan” within the meaning of Section 413(c) of the Code, or (D) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. No Compensation and Benefit Plan listed in Section 5.01(l) of the PWOD Disclosure Schedule has failed to satisfy the minimum funding standards of Section 302 of ERISA or Sections 412, 418(b) or 430 of the Code, and none of the assets of PWOD or any ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under Section 303 of ERISA or Sections 430 or 436 of the Code. The Pension Benefit Guaranty Corporation has not instituted, and is not expected to institute, any proceedings to terminate any Compensation and Benefit Plan. No liability under Title IV of ERISA has been, or is expected to be, incurred by PWOD, any of its Subsidiaries or any ERISA Affiliate. No notice of a “reportable event,” within the meaning of Section 4043 of ERISA, has been required to be filed for any Compensation and Benefit Plan. To the Knowledge of PWOD, there is no pending investigation or enforcement action by the U.S. Department of Labor, the IRS or any other Governmental Authority with respect to any Compensation and Benefit Plan. There does not exist, nor do any circumstances exist that could result in, any Controlled Group Liability of PWOD or any of its Subsidiaries now or following the Closing.

(iv) All contributions required to be made under the terms of any Compensation and Benefit Plan or any employee benefit arrangements under any collective bargaining agreement to which PWOD or any of its Subsidiaries was or is a party have been timely made or have been reflected on financial statements in PWOD’s SEC Reports.

(v) Neither PWOD nor any of its Subsidiaries has any obligations to provide post-employment health or life insurance or other post-employment death benefits under any Compensation and Benefit Plan, other than benefits mandated by COBRA or similar state law, and each such Compensation and Benefit Plan may be amended or terminated without incurring liability thereunder. There has been no communication to

Employees by PWOD or its Subsidiaries that would reasonably be expected to promise or guarantee such Employees’ post-employment health or life insurance or other post-employment death benefits on a permanent basis.

(vi) Neither PWOD, any of its Subsidiaries nor any ERISA Affiliate maintain any Compensation and Benefit Plans covering leased or foreign (i.e., non-United States) Employees, independent contractors or non-employees.

(vii) With respect to each Compensation and Benefit Plan, if applicable, PWOD has provided to NWBI, true and complete copies of existing (A) Compensation and Benefit Plan documents and amendments thereto, including a written description of any Compensation and Benefit Plan or any other employee benefit obligation that is not otherwise in writing, and all board actions approving the same, (B) trust instruments, insurance contracts, including renewal notices, and other funding instruments, (C) the three most recent Forms 5500 filed with the IRS (including all schedules thereto and the opinions of independent accountants), (D) the most recent actuarial report and financial statement, (E) the most recent summary plan description, wrap document and summaries of material modifications, (F) any notices to or from the IRS, Department of Labor or the Pension Benefit Guaranty Corporation or forms filed with the Pension Benefit Guaranty Corporation (other than for premium payments), (G) the most recent determination letter or opinion letter issued by the IRS, (H) any Form 5310 or Form 5330 filed with the IRS, (I) the most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests), (J) all contracts with third party administrators, actuaries, investment managers, compensation consultants and other independent contractors that relate to a Compensation and Benefit Plan, and (K) copies of all material correspondence or other communications with any Governmental Authority.

(viii) Except as set forth in the PWOD Disclosure Schedule listed under Section 5.01(l)(viii), neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement would, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment or benefit (including severance pay, retention bonuses, change in control benefits or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan, or (C) result in any material increase in benefits payable , or any other obligation pursuant to, under any Compensation and Benefit Plan.

(ix) Neither PWOD, any of its Subsidiaries nor any ERISA Affiliate maintains any compensation plans, programs or arrangements the benefits or payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the Treasury regulations issued thereunder.

(x) As a result, directly or indirectly, of the execution of this Agreement or the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of NWBI, PWOD or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment or otherwise provide for any benefit that would be characterized as an “excess parachute payment” to an individual who is a “disqualified individual” (as such terms are defined in Section 280G of the Code and applicable regulations thereunder) or which would violate 12 U.S.C. Section 1828(k) or regulations thereunder.

(xi) (i) PWOD and each of its Subsidiaries are and have been in compliance with all applicable federal, state and local laws, regulations, ordinances and rulings respecting employment and employment practices, terms and conditions of employment, and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, (ii) neither PWOD nor any of its Subsidiaries are engaged in any unfair labor practice or other employment and/or wage-related policy, practice or action in violation of any federal, state or local law, regulation, ordinance or ruling, including without limitation those related to wages and hours under the Fair Labor Standards Act (FLSA), and (iii) there is no unfair labor practice or employment-related complaint against PWOD or any of its Subsidiaries pending or, to the Knowledge of PWOD, threatened before any state or federal court, the National Labor Relations Board, the Equal Employment Opportunity Commission (EEOC) or any other federal, state or local administrative body relating to employment or employment-related policies, practices or conditions.

(xii) Each Compensation and Benefit Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) complies with and has been established, documented, operated and maintained in form and operation, in accordance with Section 409A of the Code and the Treasury Regulations and other official guidance issued thereunder and no amounts under any such nonqualified deferred compensation plan is or has been subject to the interest and additional tax set forth under Section 409A(a)(1)(B) of the Code. Neither PWOD nor any of its Subsidiaries has any actual or potential obligation to indemnify, reimburse or otherwise gross-up any Person for any taxes, interest or penalties that may be imposed, incurred or accelerated under Section 409A or 4999 of the Code.

(m) Labor Matters. Neither PWOD nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is PWOD, or any of its Subsidiaries, the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel PWOD or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to PWOD’s Knowledge, threatened, nor is PWOD aware of any activity involving its or any of its Subsidiaries’ employees seeking to certify a collective bargaining unit or engaging in other organizational activity. PWOD and its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours.

(n) Takeover Laws. PWOD has taken all action required to be taken by PWOD in order to exempt this Agreement, the Support Agreements and the transactions contemplated hereby and thereby from, (i) the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination” or other anti-takeover laws and regulations of the Commonwealth of Pennsylvania including Sections 2541 through 2575 of the PABCL (“Takeover Laws”), and (ii) any applicable provisions of the PWOD Articles, the PWOD Bylaws and/or the governing documents of any PWOD Subsidiary.

(o) Environmental Matters. To PWOD’s Knowledge, neither the conduct, the operation of PWOD, or any of its Subsidiaries, nor any condition of any property presently or previously owned, leased, operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien violates, or violated, Environmental Laws; to PWOD’s Knowledge, no condition exists or has existed or event has occurred with respect to any of them, or any such property, that is reasonably likely to result in liability under Environmental Laws. Neither PWOD nor any of its Subsidiaries has received any notice from any Person that PWOD, its Subsidiaries, or the operation or condition of any property ever owned, leased, operated, or held as collateral, or in a fiduciary capacity, by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Hazardous Materials at, on, beneath, or originating from any such property.

(p) Tax Matters.

(i) (A) All Tax Returns that were or are required to be filed by or with respect to PWOD and its Subsidiaries have been duly and timely filed, or an appropriate extension has been granted, and all such Tax Returns are true, correct and complete in all material respects, (B) all Taxes due (whether or not required to be shown to be due on the Tax Returns referred to in clause (i)(A) of this Section 5.01(p)) have been paid in full, and (C) no unexpired waivers of statutes of limitation have been given by or requested with respect to any Taxes of PWOD or its Subsidiaries. PWOD has made available to NWBI true and correct copies of the United States federal income Tax Returns filed by PWOD and its Subsidiaries for each of the three most recent fiscal years. Neither PWOD nor any of its Subsidiaries has any liability with respect to any Taxes in excess of the amounts accrued with respect thereto that are reflected in the financial statements in PWOD’s SEC Reports or that have arisen in the ordinary and usual course of business since December 31, 2021. The accruals and reserves for Taxes reflected in financial statements in PWOD’s SEC Reports are adequate for the periods covered. There are no Liens for Taxes upon the assets of PWOD or any of its Subsidiaries other than Liens for current Taxes not yet due and payable.

(ii) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated by this Agreement.

(iii) PWOD and its Subsidiaries have withheld or collected and paid over to the appropriate Governmental Authorities, or are properly holding for such payment, all Taxes required by law to be withheld or collected.

(iv) No claim has ever been made by any Governmental Authority in a jurisdiction where PWOD or any of its Subsidiaries do not file Tax Returns that PWOD, or any of its Subsidiaries, is or may be subject to taxation by that jurisdiction nor is there any factual basis for any such claim.

(v) Neither PWOD nor any of its Subsidiaries has applied for any ruling from any Governmental Authority with respect to Taxes nor entered into a closing agreement (or similar arrangement) with any Governmental Authority.

(vi) Neither PWOD nor any of its Subsidiaries has been audited by any Governmental Authority for taxable years ending on or subsequent to December 31, 2015. No Tax audit or administrative or judicial Tax proceedings of any Governmental Authority are pending or being conducted with respect to PWOD or any of its Subsidiaries and, to the Knowledge of PWOD, no such audit or other proceeding has been threatened. No Governmental Authority has asserted, is now asserting, or, to the Knowledge of PWOD, is threatening to assert against PWOD or any of its Subsidiaries any deficiency or claim for additional Taxes.

(vii) Neither PWOD nor any of its Subsidiaries (A) is a party to any Tax allocation or sharing agreement (other than a tax allocation agreement between and among PWOD and its Subsidiaries), (B) has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than an affiliated group of which PWOD is or was the common parent corporation (the “PWOD Group”), or (C) has any liability for the Taxes of any Person (other than members of the PWOD Group) as a transferee or successor, by contract, or otherwise.

(viii) Neither PWOD nor any of its Subsidiaries has agreed to any extension of time with respect to any Tax Return or a Tax assessment or deficiency, and no such extension of time has been requested.

(ix) Neither PWOD nor any of its Subsidiaries has agreed, nor is it required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise that will affect its liability for Taxes.

(x) There are no joint ventures, partnerships, limited liability companies, or other arrangements or contracts to which PWOD or its Subsidiaries is a party that could be treated as a partnership for Tax purposes.

(xi) Except as set forth on Section 5.01(p) of the PWOD Disclosure Schedule, neither PWOD nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted, or could result, individually or in the aggregate, in the payment of “excess parachute payments” within the meaning of Section 280G of the Code.

(xii) None of the assets of Luzerne Bank or Jersey Shore State Bank are “tax exempt use property” or “tax exempt bond financed property” within the meaning of Section 168 of the Code and neither Luzerne Bank or Jersey Shore State Bank is a party to a “long-term contract” within the meaning of Section 460 of the Code.

(xiii) PWOD has not taken any action and is not aware of any fact or circumstance that would reasonably be expected to prevent the Parent Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(xiv) Neither PWOD nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code.

(xv) Neither PWOD nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(xvi) Neither PWOD nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) installment sale or open transaction disposition made prior to the Closing; (ii) prepaid amount or deferred revenue received prior to the Closing outside the ordinary course of business; or (iii) excess loss account described in the Treasury Regulations under Section 1502 (or any corresponding or similar provision of state or local applicable Laws) occurring or existing prior to the Closing.

(xvii) Neither PWOD nor any of its Subsidiaries will be required to make any payment after the Closing Date as a result of an election under Section 965(h) of the Code.

(q) Risk Management Instruments. Neither PWOD nor any of its Subsidiaries is a party to or otherwise bound by any interest rate swaps, caps, floors, option agreements, futures or forward contracts or other similar risk management arrangements.

(r) Books and Records. The books of account, minute books, stock record books, and other records of PWOD and its Subsidiaries, all of which have been made available to NWBI, are complete and correct in all material respects and have been maintained in accordance with sound business practices and, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of PWOD and its Subsidiaries, including the maintenance of an adequate system of internal controls that is sufficient to provide reasonable assurances that transactions are executed in accordance with management’s authorization, that transactions are recorded as necessary, that access to assets is permitted only in accordance with management’s authorization, and that the recorded accountability for assets is compared at reasonable intervals and appropriate action is taken with respect to any differences. The minute books of PWOD and its Subsidiaries contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the PWOD Board and the governing bodies of its Subsidiaries, and committees of the PWOD Board and the governing bodies of its Subsidiaries, and no meeting of any such shareholders, PWOD Board and the governing bodies of its Subsidiaries, or committee has been held for which minutes have been prepared and are not contained in such minute books.

(s) Insurance. Section 5.01(s) of the PWOD Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by PWOD or its Subsidiaries. PWOD and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as is prudent in accordance with safe and sound industry practices. All such insurance policies are in full force and effect; PWOD and its Subsidiaries are not in material default thereunder, all claims thereunder have been filed in due and timely fashion and PWOD and its Subsidiaries will cause to be filed in due and timely fashion any claims that have not yet been filed as of the date of this Agreement or which arise before the Effective Time of the Merger.

(t) Title to Real Property and Assets.

(i) Section 5.01(t) of the PWOD Disclosure Schedule lists and describes all real property, and any leasehold interest in real property, owned or held by PWOD or its Subsidiaries. PWOD and its Subsidiaries have good and marketable title, free and clear of all Liens, to all of the properties and assets, real and personal, reflected on the financial statements in PWOD’s SEC Reports as being owned by PWOD as of September 30, 2024, or acquired after such date, except (A) statutory Liens for amounts not yet due and payable, (B) pledges to secure deposits and other Liens incurred in the ordinary course of banking business, (C) with respect to real property, such imperfections of title, easements, encumbrances, Liens, charges, defaults or equitable interests, if any, as do not affect the use of properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (D) dispositions and encumbrances in the ordinary course of business. No portion of any real property owned by PWOD or its Subsidiaries is (I) operated as a nonconforming use under applicable zoning codes, or (II) located in either a “Special Flood Hazard Area” pursuant to the Federal Insurance Rate Maps created by the Federal Emergency Management Agency or an area which is inundated by a “100 year” flood as provided by any Governmental Authority and does not have flood or similar type of insurance.

(ii) Each lease agreement set forth on Section 5.01(t) of the PWOD Disclosure Schedule is valid, legally binding, in full force and effect, and enforceable in accordance with its terms. There is not under any such lease agreements any default by PWOD or its Subsidiaries, or to the Knowledge of PWOD, to the other party under any such lease agreement which with notice or lapse of time, or both, would constitute a default. The consummation of the transactions contemplated hereby will not result in a breach or default under any such lease agreements. Neither PWOD nor any of its Subsidiaries has received written notice that the landlord under such lease agreements, as applicable, would refuse to renew such lease agreement upon expiration of the period thereof upon substantially the same terms, except for rent increases consistent with past experience or market rentals.

(iii) The real property owned or leased by PWOD or its Subsidiaries complies in all material respects with all applicable private agreements, zoning codes, ordinances and requirements and other governmental laws and regulations relating thereto and there are no litigation or condemnation proceedings pending or, to PWOD’s Knowledge, threatened with respect to any such real property. All licenses and permits necessary for the occupancy and use of the real property owned or leased by PWOD or its Subsidiaries, as used in the ordinary course, consistent with past practices of PWOD and its Subsidiaries, have been obtained and are in full force and effect. All buildings, structures and improvements located on, fixtures contained in, and appurtenances attached to the real property owned or leased by PWOD or its Subsidiaries are in good condition and repair, subject to normal wear and tear, and no condition exists which materially interferes with the economic value or use thereof.

(iv) All leases pursuant to which PWOD or its Subsidiaries, as lessee, leases personal property (except for leases that have expired by their terms or that PWOD or its Subsidiaries has agreed to terminate since the date hereof) are valid without default thereunder by the lessee or the lessor.

(u) Loans.

(i) The allowance for credit losses as reflected on PWOD’s most financial statements filed with the SEC was, in the reasonable opinion of PWOD’s management, (A) adequate to meet all reasonably anticipated loan and lease losses, net of recoveries related to loans previously charged off as of those dates, (B) consistent with GAAP and reasonable and sound banking practices and (C) in conformance with recommendations and comments in reports of examination in all material respects.

(ii) Each Loan of PWOD and PWOD Subsidiaries (A) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (B) to the extent carried on the books and records of PWOD and PWOD Subsidiaries as a secured Loan, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected and (C) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to enforceability as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies. Section 5.01(u) of the PWOD Disclosure Schedule lists each Loan that has as of the date hereof an outstanding balance of $500,000 or more and that (A) is over 90 days or more delinquent in payment of principal or interest, (B) is classified by PWOD or its Subsidiaries as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit

Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, (C) has undergone troubled debt restructuring, or (D) is entirely or predominantly unsecured.

(iii) Each outstanding Loan of PWOD and the PWOD Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of PWOD and the PWOD Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules.

(iv) None of the agreements pursuant to which PWOD or any of the PWOD Subsidiaries has sold Loans or pools of Loans, or participations in Loans or pools of Loans, contains any obligation to repurchase the Loans or interests therein solely on account of a payment default by the obligor on the Loan (other than first payment defaults and other than mortgage Loans sold to government sponsored entities).

(v) There are no outstanding Loans made by PWOD or any of the PWOD Subsidiaries to any “executive officer” or other “insider” (as each term is defined in Regulation O promulgated by the FRB) of PWOD or the PWOD Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom, which are listed in Section 5.01(u) of the PWOD Disclosure Schedule.

(vi) Neither PWOD nor any of the PWOD Subsidiaries is (A) now nor has it ever been since January 1, 2021, subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Authority or Regulatory Authority relating to the origination, sale or servicing of mortgage or consumer Loans, and (B) aware of any actual or threatened claim, proceeding or investigation with respect thereto by any Person.

(v) Repurchase Agreements. With respect to all agreements, since January 1, 2021, pursuant to which PWOD or its Subsidiaries has purchased securities subject to an agreement to resell, if any, PWOD or any of its Subsidiaries, as the case may be, has a valid, perfected first Lien in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

(w) Investment Securities Portfolio. All investment securities held by PWOD or its Subsidiaries, as reflected in the financial statements in PWOD’s SEC Reports, are carried in accordance with GAAP consistent with the applicable guidelines issued by the Regulatory Authorities. PWOD and each of its Subsidiaries, as applicable, have good, valid and marketable title to all securities held by them, respectively, except securities held in any fiduciary or agency capacity, free and clear of any Lien, except as set forth in the financial statements in PWOD’s SEC Reports and except to the extent any such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of PWOD or its Subsidiaries.

(x) Deposit Insurance. All of the deposits held by PWOD or any PWOD Subsidiary (including the records and documentation pertaining to the held deposits) have been established and are held in compliance in all material respects with (i) all applicable policies, practices and procedures of PWOD or the PWOD Subsidiary, as applicable and (ii) all applicable laws. The deposit accounts of PWOD and any PWOD Subsidiary are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination or revocation of the insurance are pending or, to PWOD’s Knowledge, threatened.

(y) Intellectual Property’ Privacy; Information Security.

(i) PWOD and its Subsidiaries own or has a valid license to use (in each case, free and clear of any Liens other than any permitted Liens) all material Intellectual Property necessary to carry on its business as it is currently conducted. Each of PWOD and its Subsidiaries is the owners of or has a license, with the right to sublicense, to any Intellectual Property sold or licensed to a third party by PWOD and its Subsidiaries in connection with its business operations, and each of PWOD and its Subsidiaries has the right to convey by sale or license any Intellectual Property so conveyed. Neither PWOD nor its Subsidiaries is in default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or, to the Knowledge of PWOD, threatened, which challenge the rights of PWOD and/or its Subsidiaries with respect to Intellectual Property used, sold or licensed by PWOD and/or its Subsidiaries in the course of its business, nor has any Person claimed or alleged any rights to such Intellectual Property. To the Knowledge of PWOD, the conduct of the business of each of PWOD and its Subsidiaries and the use of any Intellectual Property by each entity does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any other person. No Person has asserted to PWOD and/or its Subsidiaries in writing that PWOD and/or its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such Person. The validity, continuation and effectiveness of all licenses and other agreements relating to Intellectual Property used by PWOD or its Subsidiaries in the course of its business and the current terms thereof will not be affected by the transactions contemplated by this Agreement, the use of each of PWOD and its Subsidiaries trademarks will be transferred to NWBI or its Subsidiaries in connection with the transactions contemplated by this Agreement and after the Effective Time, no Person besides NWBI shall have right and title to such trademarks and trade names.

(ii) (A) The computer, information technology and data processing systems, facilities and services used by PWOD and its Subsidiaries, including all software, hardware, networks, communications facilities, platforms and related systems and services (collectively, the “Systems”), are sufficient for the conduct of the respective businesses of PWOD and its Subsidiaries as currently conducted, and (B) the Systems are in good working condition to effectively perform all computing, information technology and data processing operations necessary for the operation of the respective businesses of PWOD and its Subsidiaries as currently conducted. There have not been any actual, suspected, or alleged Security Incidents or actual or alleged claims related to Security Incidents, and there are no facts or circumstances which could reasonably serve as the basis for any such allegations or claims. There are no known data security, information security, or other technological vulnerabilities with respect to any PWOD and its Subsidiaries or with respect to the Systems that could adversely impact their operations or cause a Security Incident. PWOD and its Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable safeguards consistent with best practices in the banking industry in which PWOD and its Subsidiaries operate to ensure that the Systems are secure from loss, damage, and unauthorized access, use, modification, or other misuse and free from any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials. Each of PWOD and its Subsidiaries has implemented commercially reasonable backup and disaster recovery policies, procedures and systems consistent with generally accepted industry standards and sufficient to reasonably maintain the operation of the respective businesses of the PWOD and its Subsidiaries in all material respects. Each of PWOD and its Subsidiaries has implemented and maintained commercially reasonable measures and procedures designed to mitigate the risks of cybersecurity breaches and attacks. Without limiting the generality of the foregoing, PWOD and its Subsidiaries information security programs are designed to (i) identify internal and external risks to the security of the Personal Information, Business Data, and Systems; and (ii) implement, monitor and improve adequate and effective safeguards to control those risks. PWOD and its Subsidiaries have timely and reasonably remediated and addressed any and all material audit or security assessment findings relating to its implementation of administrative, technical, and physical security measures. Each of PWOD’s and its Subsidiaries’ employees have received training regarding information security that is relevant to each such employee’s role and responsibility within the business and such employee’s access to Personal Information, Business Data and Systems.

(iii) Each of PWOD and its Subsidiaries and, to PWOD’s Knowledge, each Third Party Service Provider, has (i) at all times and remains in compliance with all Privacy and Security Requirements, and (ii) taken commercially reasonable measures to ensure that all Personal Information in its possession or control is protected against loss, damage, and unauthorized access, use, modification, or other misuse. There has been no loss, damage, or unauthorized access, use, modification, or other misuse of any such Personal Information by PWOD and its Subsidiaries or any other Person. PWOD and its Subsidiaries have implemented and maintain documented policies and procedures to ensure compliance with the Privacy and Information Security Requirements. Each of PWOD and its Subsidiaries has provided all requisite notices and obtained all required consents, and satisfied all other requirements, necessary for the conduct of the business as currently conducted and in connection with the consummation of the transaction contemplated hereunder. The consummation of the transaction contemplated hereunder will comply with the Privacy and Information Security Requirements.

(iv) Each of PWOD and its Subsidiaries has contractually obligated all Third Party Service Providers to appropriate contractual terms relating to the protection and use of Personal Information and Systems, including obligations to (i) comply with applicable Privacy and Information Security Requirements, (ii) implement an appropriate information security program that includes reasonable administrative, technical, and physical safeguards, and (iii) restrict processing of Personal Information and ensure the return or adequate disposal or destruction of Personal Information. Each of PWOD and its Subsidiaries has taken reasonable measures to ensure that Third Party Service Providers have complied with their contractual obligations.

(v) There is not currently pending or threatened litigation against PWOD and its Subsidiaries, including by any privacy regulator or other Regulatory Authority, with respect to privacy, cybersecurity, or the Processing of Personal Information, and there are no facts upon which such litigation could be based.

(vi) Each of PWOD and its Subsidiaries has taken commercially reasonable measures to protect the confidentiality of all trade secrets that are included in the Intellectual Property owned by them, and, to the Knowledge of PWOD, such trade secrets have not been disclosed by PWOD and its Subsidiaries to any Person except pursuant to appropriate nondisclosure agreements.

(vii) Each current or former employee, consultant or contractor of PWOD and its Subsidiaries who has contributed to the creation or development of any Intellectual Property owned by PWOD and its Subsidiaries has executed a nondisclosure and assignment-of-rights agreement for the benefit of PWOD and/or its Subsidiaries, and PWOD and/or its Subsidiaries are the owner of all rights in and to all Intellectual Property created by each such employee, consultant or contractor in performing services for PWOD and/or its Subsidiaries vesting all rights in work product created in PWOD and its Subsidiaries.

(z) Bank Secrecy Act, Anti-Money Laundering and OFAC and Customer Information. PWOD is not aware of, has not been advised of, and has no reason to believe that any facts or circumstances exist, which would cause PWOD or any of its Subsidiaries to be deemed (i) to be operating in violation of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering law, or (ii) not to be in satisfactory compliance in any material respect with the applicable privacy and customer information requirements contained in any federal and state privacy laws, including without limitation, in Title V of the Gramm-Leach-Bliley Act. PWOD is not aware of any facts or circumstances that would cause PWOD to believe that any non-public customer information has been disclosed to or accessed by an unauthorized third party in a manner that would cause PWOD or any of its Subsidiaries to undertake any material remedial action. The PWOD Board (or, where appropriate, the governing bodies of its Subsidiaries) has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with the Patriot Act and such anti-money laundering program meets the requirements of the Patriot Act and the regulations thereunder, and PWOD (or its Subsidiaries) has complied in all material respects with any requirements to file reports and other necessary documents as required by the Patriot Act and the regulations thereunder.

(aa) CRA Compliance. Neither PWOD nor any of its Subsidiaries has received any notice of non-compliance with the applicable provisions of the Community Reinvestment Act and the regulations promulgated thereunder, and each of Luzerne Bank and Jersey Shore State Bank has received a CRA rating of satisfactory or better as a result of its most recent CRA examination. Neither PWOD nor any of its Subsidiaries has Knowledge of any fact or circumstance or set of facts or circumstances which could cause PWOD or any of its Subsidiaries to receive notice of non-compliance with such provisions or cause the CRA rating of any PWOD Subsidiary to fall below “satisfactory.”

(bb) Related Party Transactions. Neither PWOD nor any of its Subsidiaries has entered into any transactions with any Affiliate of PWOD or its Subsidiaries or any Affiliate of any Director or officer of PWOD or its Subsidiaries (collectively, the “Related Parties”) required to be disclosed pursuant to Section 404 of Regulation S-K that have not been so reported. None of the Related Parties presently (i) owns, directly or indirectly, any interest in (excepting not more than 5% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, customer, distributor, sales agent, or supplier of PWOD or any of its Affiliates, (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property that PWOD or any of its Subsidiaries uses or the use of which is necessary for conduct of their business, (iii) has brought any action against, or owes any amount to, PWOD or its Subsidiaries, or (iv) on behalf of PWOD or any of its Subsidiaries, has made any payment or commitment to pay any commission, fee or other amount to, or purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other Person of which any officer or director of PWOD or its Subsidiaries, is a partner or shareholder (excepting stock holdings solely for investment purposes in securities of publicly held and traded companies). Section 5.01(bb) of the PWOD Disclosure Schedule contains a complete list of all contracts between PWOD, its Subsidiaries and any Related Party (collectively, the “Related Party Agreements”) entered into on or prior to the date of this Agreement or contemplated under this Agreement to be entered into before the Effective Date (other than those contracts entered into after the date of this Agreement for which NWBI has given its prior written consent). Neither Luzerne Bank nor Jersey Shore State Bank is a party to any transaction with any Related Party on other than arm’s-length terms.

(cc) Prohibited Payments. None of PWOD, or the PWOD Subsidiaries, or to the Knowledge of PWOD, any Director, officer, Employee, agent or other Person acting on behalf of PWOD or any of the PWOD Subsidiaries has, directly or indirectly, (i) used any funds of PWOD or any of the PWOD Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of PWOD or any of the PWOD Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of PWOD or any of the PWOD Subsidiaries, (v) made any fraudulent entry on the books or records of PWOD or any of the PWOD Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for PWOD or any of the PWOD Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for PWOD or any of the PWOD Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

(dd) Fairness Opinion. The PWOD Board has received the written opinion of Stephens Inc. to the effect that, as of the date hereof, the Merger Consideration to be received by the PWOD shareholders in the Parent Merger is fair to the holders of PWOD Common Stock from a financial point of view.

(ee) Absence of Undisclosed Liabilities. Neither PWOD nor any of its Subsidiaries has any liability (whether accrued, absolute, contingent or otherwise) that, either individually or when combined with all liabilities as to similar matters, would have a Material Adverse Effect on PWOD on a consolidated basis, except as disclosed in the financial statements in PWOD’s SEC Reports.

(ff) Material Adverse Effect. PWOD has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since December 31, 2023, that has had or could reasonably be expected to have a Material Adverse Effect on PWOD or any of its Subsidiaries.

(gg) Tax Treatment of Merger. As of the date of this Agreement, PWOD is not aware of any fact or state of affairs relating to PWOD that could cause the Merger not to be treated as a “reorganization” under Section 368(a) of the Code

(hh) PWOD Information. The information provided in writing by PWOD relating to PWOD and its Subsidiaries that is to be contained in the Registration Statement, the Proxy Statement/Prospectus, any filings or approvals under applicable state securities laws, any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act, or in any other document filed with any other Governmental Authorities in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading and will comply in all material respects with the provisions of the Securities Act, the Exchange Act, the rules and regulations thereunder, and any other governing laws or regulations, as applicable. No representation or warranty by PWOD, and no statement by PWOD in any certificate, agreement, schedule or other document furnished or to be furnished in connection with the transactions contemplated by this Agreement, was or will be inaccurate, incomplete or incorrect in any material respect as of the date furnished or contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to NWBI.

5.02. Representations and Warranties of NWBI. Except (a) as disclosed in the disclosure schedule delivered by NWBI to PWOD concurrently herewith (the “NWBI Disclosure Schedule”); provided that (i) the mere inclusion of an item in the NWBI Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by NWBI that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect and (ii) any disclosures made with respect to a section of Section 5.02 shall be deemed to qualify (A) any other section of Section 5.02 specifically referenced or cross-referenced in such disclosure and (B) any other sections of Section 5.02 to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections), or (b) as disclosed in any NWBI’s SEC Reports filed with or furnished to the SEC by NWBI since December 31, 2023, and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature, and except with respect to matters that relate to the representations and warranties contained in Sections 5.02(a), 5.02(b), 5.02(d)(ii), 5.02(k) and 5.02(n)), NWBI hereby represents and warrants to PWOD as follows:

(a) Organization, Standing and Authority.

(i) NWBI is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and is a financial holding company duly registered with the FRB under the BHCA. NWBI has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted in all material respects. NWBI is duly qualified to do business and is in good standing in any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on NWBI.

(ii) Except as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on NWBI, each Subsidiary of NWBI (A) is duly organized and validly existing under the laws of its jurisdiction of organization, (B) is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing and (C) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Subsidiary of NWBI to pay dividends or distributions, except, in the case of a Subsidiary that is an insured depository institution, for restrictions on dividends or distributions generally applicable to all such regulated entities. The deposit accounts of Northwest Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to the Knowledge of NWBI, threatened.

(b) Capital Structure of NWBI. As of November 30, 2024, the authorized capital stock of NWBI consists of 500,000,000 NWBI Common Stock, of which 127,499,453 shares are outstanding and 50,000,000 shares of preferred stock, $0.01 par value, none of which are outstanding. The outstanding NWBI Common Stock have been duly authorized, are validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of any preemptive rights. As of the date hereof, NWBI has available the following number of NWBI Common Stock for issuance 3,500,000 for the NWBI Equity Incentive Plan.

(c) Ownership of PWOD Common Stock. As of the date of this Agreement, NWBI and its Subsidiaries do not beneficially own any of the outstanding PWOD Common Stock.

(d) Authority; No Violation.

(i) NWBI has full corporate power and authority to execute and deliver this Agreement and, subject to the other actions described below, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Parent Merger and the Subsidiary Bank Mergers have been duly and validly approved by the NWBI Board. The NWBI Board has determined that the Parent Merger, on the terms and conditions set forth in this Agreement, is in the best interests of NWBI and its shareholders and has adopted a resolution to the foregoing effect. Except for the approval of this Agreement, the transactions contemplated herein, and the adoption and approval of the Subsidiary Bank Merger Agreements by NWBI, as Northwest Bank’s sole shareholder, no other corporate proceedings on the part of NWBI are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by NWBI and (assuming due authorization, execution and delivery by NWBI) constitutes a valid and binding obligation of NWBI, enforceable against NWBI in accordance with its terms (except in all cases as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization). The NWBI Common Stock to be issued in the Merger have been validly authorized and, when issued, will be validly issued, fully paid and nonassessable, and no current or past shareholder of NWBI will have any preemptive right or similar rights in respect thereof.

(ii) Neither the execution and delivery of this Agreement by NWBI, nor the consummation by NWBI of the transactions contemplated hereby, including the Merger and the Subsidiary Bank Mergers, nor NWBI’s compliance with any of the terms or provisions hereof, will (A) violate any provision of the NWBI Articles or the NWBI Bylaws, or (B) assuming that the consents and approvals referred to in Section 5.02(e) are duly obtained, (1) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to NWBI, any of the NWBI Subsidiaries or any of their respective properties or assets or (2) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of NWBI or any of the NWBI Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which NWBI or any of the NWBI Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (2) above) for such violations, conflicts, breaches or defaults which would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on NWBI.

(e) Consents and Regulatory Approvals.

(i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by NWBI or any of its Subsidiaries in connection with the execution, delivery or performance by NWBI of this Agreement or the consummation of the transactions contemplated hereby, including the Merger, except for (A) the filings of applications, waivers or notices, as applicable, with Regulatory Authorities to approve the transactions contemplated by the Agreement, (B) the filing of the Registration Statement, (C) the filing of the articles of merger with the SDAT pursuant to the MGCL and statement of merger with the PADOS pursuant to the PABCL, and filing the Subsidiary Bank Merger Certificates, (D) any approvals and notices required with respect to the NWBI Common Stock to be issued as part of the Merger Consideration under the rules of NASDAQ and (E) the receipt of the approvals set forth in Section 7.01(b).

(ii) As of the date hereof, NWBI is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

(f) SEC Reports.

(i) NWBI has timely filed all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto, that it was required to file with the SEC, and all such reports, registration statements, proxy statements, other materials and amendments have complied in all material respects with all legal requirements relating thereto, and has paid all fees and assessments due and payable in connection therewith.

(ii) An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by NWBI pursuant to the Securities Act or the Exchange Act since December 31, 2021 and prior to the date of this Agreement (the “NWBI’s SEC Reports”) is publicly available. No such SEC Report, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), and considering all amendments to any NWBI’s SEC Report filed prior to the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all NWBI’s SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto.

(g) Financial Statements; Material Adverse Effect; Internal Controls.

(i) The financial statements of NWBI and its Subsidiaries included (or incorporated by reference) in NWBI’s SEC Reports (including the related notes, where applicable) (A) have been prepared from, and are in accordance with, the books and records of NWBI and its Subsidiaries, (B) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of NWBI and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), (C) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (D) have been prepared in accordance with GAAP, consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. As of the date hereof, the books and records of NWBI and its Subsidiaries have been maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. As of the date hereof, KPMG, LLP has not resigned (or informed NWBI that it intends to resign) or been dismissed as independent public accountants of NWBI as a result of or in connection with any disagreements with NWBI on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(ii) Neither NWBI nor any of its Subsidiaries has incurred any material liability or obligation of any nature whatsoever, except for (A) those liabilities that are reflected or reserved against on the consolidated balance sheet of NWBI included in its Quarterly Report on Form 10-Q for period ended September 30, 2024 (including any notes thereto), (B) liabilities incurred in the ordinary course of business consistent in nature and amount with past practice since September 30, 2024 and (C) in connection with this Agreement and the transactions contemplated hereby.

(h) Regulatory Matters.

(i) Neither NWBI nor Northwest Bank nor any of their respective properties is a party to or is subject to a Regulatory Order from any Regulatory Authority.

(ii) Neither NWBI nor Northwest Bank has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, formal or informal agreement, memorandum of understanding, commitment letter, board resolution, supervisory letter or similar submission.

(i) Litigation. Except as has not had, and would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on NWBI, no litigation, claim or other proceeding before any court or Governmental Authority is pending against NWBI or Northwest Bank, and, to NWBI’s Knowledge, no such litigation, claim or other proceeding has been threatened, and there is no judgment, decree, injunction, rule or order of any Governmental Authority outstanding against NWBI.

(j) Compliance with Laws. NWBI and each of its Subsidiaries (i) are in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, and (ii) hold, and have held at all times since December 31, 2021, all licenses, franchises, permits and authorizations which are necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to applicable law, except where the failure to hold such license, franchise, permit or authorization or to pay such fees or assessments has not had and would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on NWBI and, to NWBI’s Knowledge, no suspension or cancellation of any such necessary license, franchise, permit or authorization has, prior to the date hereof, been threatened in writing, and (iii) have not received any notification or communication from any Governmental Authority (A) asserting that NWBI or any of its Subsidiaries are not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces, or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor do any grounds for any of the foregoing exist). NWBI and each of its Subsidiaries have complied in all material respects with, and are not in default or violation in any material respect of, any applicable law relating to NWBI or any of its Subsidiaries.

(k) Brokerage and Finder’s Fees. Except for Janney Montgomery Scott, NWBI has not engaged or employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder’s fee, commission or other similar form of compensation (including any break-up or termination fee) in connection with this Agreement or the transactions contemplated hereby.

(l) Takeover Laws. NWBI has taken all action required to be taken by NWBI in order to exempt this Agreement, the Support Agreements and the transactions contemplated hereby and thereby from, and this Agreement, the Support Agreements and the transactions contemplated hereby and thereby are exempt from, (i) the requirements of any Takeover Laws, and (ii) any applicable provisions of the NWBI Articles, the NWBI Bylaws and/or the governing documents of Northwest Bank.

(m) Tax Treatment of Merger. As of the date of this Agreement, NWBI is not aware of any fact or state of affairs relating to NWBI that could cause the Merger not to be treated as a “reorganization” under Section 368(a) of the Code.

(n) Material Adverse Effect. NWBI has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since December 31, 2023, that has had or could reasonably be expected to have a Material Adverse Effect on NWBI or any of its Subsidiaries.

(o) Taxes and Tax Returns. Each of NWBI and its Subsidiaries has duly and timely filed (including all applicable extensions) all income and other material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. Neither NWBI nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return (other than extensions to file Tax Returns obtained in the ordinary course). All material Taxes of NWBI and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of NWBI and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. Neither NWBI nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any material Tax that remains in effect. Neither NWBI nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and, to the knowledge of NWBI, there are no threatened in writing or pending disputes, claims, audits, examinations or other proceedings regarding any material Tax of NWBI and its Subsidiaries or the assets of NWBI and its Subsidiaries. NWBI has not entered into any private letter ruling requests, closing agreements or gain recognition agreements with respect to a material amount of Taxes requested or executed in the last three (3) years. Neither NWBI nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among NWBI and its Subsidiaries or agreements or arrangements the principal purpose of which is not Taxes). Neither NWBI nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return for which the statute of limitations is open (other than a group the common parent of which was NWBI) or (B) has any liability for the Taxes of any person (other than NWBI or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither NWBI nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Neither NWBI nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b). Neither NWBI nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) installment sale or open transaction disposition made prior to the Closing; (ii) prepaid amount or deferred revenue received prior to the Closing outside the ordinary course of business; or (iii) excess loss account described in the Treasury Regulations under Section 1502 (or any corresponding or similar provision of state or local applicable Laws) occurring or existing prior to the Closing. Neither NWBI nor any of its Subsidiaries will be required to make any payment after the Closing Date as a result of an election under Section 965(h) of the Code.

(p) NWBI Information. The information provided in writing by NWBI relating to NWBI and its Subsidiaries that is to be contained in the Registration Statement, the Proxy Statement/Prospectus, any filings or approvals under applicable state securities laws, any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act, or in any other document filed with any other Governmental Authorities in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading and will comply in all material respects with the provisions of the Securities Act, the Exchange Act, the rules and regulations thereunder, and any other governing laws or regulations, as applicable. No representation or warranty by NWBI, and no statement by NWBI in any certificate, agreement, schedule or other document furnished or to be furnished in connection with the transactions contemplated by this Agreement, was or will be inaccurate, incomplete or incorrect in any material respect as of the date furnished or contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to PWOD.

ARTICLE VI

Covenants

6.01. Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of PWOD and NWBI shall use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

6.02. Shareholder Approval.

(a) PWOD shall take all action necessary in accordance with applicable law and its organizational documents to duly call, give notice of, convene and, as soon as practicable after the Registration Statement is declared effective, hold a meeting of its shareholders and, except as otherwise provided herein, use its reasonable best efforts to take such other actions necessary to obtain the relevant shareholder approvals, in each case as promptly as practicable for the purpose of obtaining the Requisite PWOD Vote. PWOD shall cooperate and keep NWBI informed on a current basis regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement/Prospectus to the shareholders of PWOD. Each member of the PWOD Board shall have executed and delivered to NWBI a Support Agreement concurrently with the execution of this Agreement.

(b) Subject to Section 6.06, PWOD shall solicit, and use its reasonable best efforts to obtain, the Requisite PWOD Vote at the PWOD Meeting. Subject to Section 6.06(d), PWOD shall (i) through the PWOD Board, recommend to its shareholders adoption of this Agreement (the “PWOD Recommendation”), and (ii) include such recommendation in the Proxy Statement/Prospectus. PWOD hereby acknowledges its obligation to submit this Agreement to its shareholders at the PWOD Meeting as provided in this Section 6.02. If requested by NWBI, PWOD will engage a proxy solicitor, reasonably acceptable to NWBI, to assist in the solicitation of proxies from shareholders relating to the Requisite PWOD Vote.

6.03. Registration Statement; Proxy Statement/Prospectus.

(a) Upon the execution and delivery of this Agreement, NWBI and PWOD shall promptly cause the Registration Statement to be prepared and NWBI shall cause the Registration Statement to be filed with the SEC. NWBI and PWOD shall use their commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable after the filing thereof. The parties shall cooperate in responding to and considering any questions or comments from the SEC staff regarding the information contained in the Registration Statement. If, at any time after the Registration Statement is filed with the SEC, and prior to the Effective Time, any event relating to PWOD or NWBI is discovered by PWOD or NWBI, as applicable, which should be set forth in an amendment of, or a supplement to, the Registration Statement, the discovering party shall promptly inform the other party with all relevant information relating to such event, whereupon NWBI shall promptly cause an appropriate amendment to the Registration Statement to be filed with the SEC. Upon the effectiveness of such amendment, each of PWOD and NWBI (if prior to the meeting of the shareholders pursuant to Section 6.02 hereof) will take all necessary action as promptly as practicable to permit an appropriate amendment or supplement to be transmitted to the shareholders entitled to vote at such meeting. NWBI shall also use reasonable best efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and PWOD shall furnish all information concerning PWOD and the holders of PWOD Common Stock as may be reasonably requested in connection with any such action. PWOD and NWBI shall each furnish the other with all information concerning each other and its directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement.

(b) NWBI and PWOD each agrees to use its commercially reasonable efforts and to cooperate with the other party in all reasonable respects to prepare the Proxy Statement/Prospectus for filing with the SEC and, when the Registration Statement is effective, for distribution to the PWOD shareholders.

(c) If either party becomes aware prior to the Effective Time of any information that would cause any of the statements in the Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, that party shall promptly inform the other thereof and take the necessary steps to correct the Proxy Statement/Prospectus.

6.04. Public Announcements. Neither PWOD nor NWBI shall, and neither PWOD nor NWBI shall permit any of their respective Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement, or, except as otherwise specifically provided in this Agreement, any disclosure of nonpublic information to a third party, concerning, the transactions contemplated by this Agreement without the prior consent (which shall not be unreasonably withheld, conditioned or delayed) of NWBI, in the case of a proposed announcement, statement or disclosure by PWOD, or PWOD, in the case of a proposed announcement, statement or disclosure by NWBI; provided that either NWBI or PWOD may, without the prior consent of the other party (but after prior consultation with the other party to the extent practicable under the circumstances) issue or cause the publication of any press release or other public announcement to the extent required by applicable law or by the rules of the SEC, NASDAQ or other applicable stock exchange on which its securities are listed or Governmental Entity or, with respect to Section 6.06, for statements that are reasonably necessary to confirm its rights under this Agreement with respect to any litigation between the parties.

6.05. Access; Information.

(a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, PWOD shall, and shall cause each of its Subsidiaries to, afford Representatives of NWBI, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, and, during such period, PWOD shall, and shall cause its Subsidiaries to, make available to NWBI (i) a copy of each report, schedule, registration statement and other documents filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking or insurance laws, and (ii) all other information concerning its business, properties and personnel as NWBI may reasonably request, including periodic updates of the information provided in Section 5.01(hh). PWOD shall invite one Representative of NWBI selected by NWBI from time to time to attend, solely as an observer, all meetings of the PWOD Board (and committees thereof), Luzerne Bank board and Jersey Shore State Bank board after the date of this Agreement; provided, however, that in no event shall such NWBI Representative be invited to or permitted to attend any executive session of PWOD’s Board, Luzerne Bank’s board or Jersey Shore State Bank’s board or any meeting at which PWOD reasonably determines that such attendance is inconsistent with the fiduciary obligations, attorney-client privilege or confidentiality requirements of the PWOD Board, Luzerne Bank’s board or Jersey Shore State Bank’s board, as applicable. Upon the reasonable request of PWOD, NWBI shall furnish such reasonable information about it and its business as is relevant to PWOD and its shareholders in connection with the transactions contemplated by this Agreement. Neither PWOD nor NWBI, nor any of their Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of such party or its Subsidiaries or contravene any law, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b) Neither PWOD nor NWBI shall, nor shall either party’s Representatives, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement, and such information will be subject to the confidentiality provisions of Section 6.16.

(c) In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly upon request cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party’s obligation to consummate the transactions contemplated by this Agreement.

(d) During the period from the date of this Agreement to the Effective Time, as soon as reasonably practicable after they become available, but in no event more than 30 days after the end of each calendar month ending after the date hereof, PWOD will furnish to NWBI (i) consolidated financial statements (including balance sheets, statements of operations and stockholders’ equity) of PWOD or any of its Subsidiaries (to the extent available) as of and for such month then ended, (ii) internal management reports showing actual financial performance against plan and previous period, and (iii) to the extent permitted by applicable law, any reports provided to the PWOD Board or any committee thereof relating to the financial performance and risk management of PWOD or any of its Subsidiaries.

6.06. Acquisition Proposal.

(a) From the date of this Agreement through the first to occur of the Effective Time or the termination of this Agreement, except as provided in Section 6.06(b), PWOD shall not, and shall cause any of its Subsidiaries and the officers, directors, employees, advisors and other agents of PWOD and its Subsidiaries not to, directly or indirectly (i) solicit, initiate, encourage, facilitate (including by way of providing information) or induce any inquiry, proposal or offer with respect to, or the making or completion of, any Acquisition Proposal, or any inquiry, proposal or offer that is reasonably likely to lead to any Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person or Group any confidential or nonpublic information with respect to or in connection with, an Acquisition Proposal, (iii) take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal, (iv) approve, endorse or recommend, or propose to approve, endorse or recommend any Acquisition Proposal or any agreement related thereto, (v) enter into any agreement contemplating or otherwise relating to any Acquisition Transaction or Acquisition Proposal, (vi) enter into any agreement or agreement in principle requiring, directly or indirectly, PWOD to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder, or (vii) propose or agree to do any of the foregoing.

(b) Notwithstanding anything to the contrary in Section 6.06(a), if PWOD or any of its Representatives receives an unsolicited bona fide Acquisition Proposal that did not result from or arise in connection with a breach of Section 6.06(a), PWOD and its Representatives may, and permit its Subsidiaries and its Subsidiaries’ Representatives to, take any action described in Section 6.06(a)(ii) and participate in negotiations or discussions regarding the foregoing, if, and only if, the PWOD Board determines in good faith, after consultation with PWOD’s outside legal and financial advisors, that (i) such Acquisition Proposal constitutes or is reasonably capable of becoming a Superior Proposal, and (ii) the failure of the PWOD Board to take such action would cause the PWOD Board to violate its fiduciary duties to PWOD under applicable Law; provided, that PWOD receives from such Person or Group an executed confidentiality agreement containing terms no less favorable to the disclosing party than the confidentiality terms of this Agreement.

(c) As promptly as practicable (but in no event more than 24 hours) following receipt of any Acquisition Proposal or any request for nonpublic information or inquiry that would reasonably be expected to lead to any Acquisition Proposal, PWOD shall (i) advise NWBI in writing of the receipt of any Acquisition Proposal, request or inquiry and the terms and conditions of such Acquisition Proposal, request or inquiry, (ii) promptly provide to NWBI a written summary of the material terms of such Acquisition Proposal, request or inquiry including the identity of the Person or Group making the Acquisition Proposal, and (iii) keep NWBI promptly apprised of any related developments, discussions and negotiations (including providing NWBI with a copy of all material documentation and correspondence relating thereto) on a current basis. PWOD agrees that it shall simultaneously provide to NWBI any information concerning PWOD that may be provided (pursuant to Section 6.06(b)) to any other Person or Group in connection with any Acquisition Proposal which has not previously been provided to NWBI.

(d) Notwithstanding anything herein to the contrary, at any time prior to the PWOD Meeting, PWOD may accept or approve a Superior Proposal thereby withdrawing its recommendation of the Agreement (“Acceptance of Superior Proposal”), if and only if (i) from and after the date hereof, PWOD has complied with Sections 6.02 and 6.06, and (ii) the PWOD Board has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would cause it to violate its fiduciary duties under applicable law; provided, that the PWOD Board may not effect a Acceptance of Superior Proposal unless:

(i) PWOD shall have received an unsolicited bona fide written Acquisition Proposal and the PWOD Board shall have concluded in good faith (after consultation with PWOD’s financial advisors and outside legal counsel) that such Acquisition Proposal is a Superior Proposal, after taking into account any amendment or modification to this Agreement agreed to or proposed by NWBI;

(ii) PWOD shall have provided prior written notice to NWBI at least five (5) business days in advance (the “Notice Period”) of taking such action, which notice shall advise NWBI that the PWOD Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (including the identity of the Person or Group making the Superior Proposal);

(iii) during the Notice Period, PWOD shall, and shall cause its financial advisors and outside counsel to, negotiate with NWBI in good faith (to the extent NWBI desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that such Superior Proposal ceases to constitute a Superior Proposal; and

(iv) the PWOD Board shall have concluded in good faith (after consultation with PWOD’s financial advisors and outside legal counsel) that, after considering the results of such negotiations and giving effect to any proposals, amendments or modifications offered or agreed to by NWBI, if any, that such Acquisition Proposal continues to constitute a Superior Proposal.

If during the Notice Period any revisions are made to the Superior Proposal, PWOD shall deliver a new written notice to NWBI giving rise to a new five (5) business day Notice Period and shall again comply with the requirements of this Section 6.06(d) with respect to such new written notice.

(e) Nothing contained in this Agreement shall prevent PWOD from complying with Rule 14d-9 and Rule 14e-2 under the Exchange; provided, however, that any such disclosure relating to an Acquisition Proposal shall be deemed a change in PWOD Recommendation unless PWOD Board reaffirms PWOD Recommendation in such disclosure.

(f) As used in this Agreement:

(i) “Superior Proposal” means any bona fide written Acquisition Proposal on terms which the PWOD Board determines in good faith, after consultation with PWOD’s outside legal counsel and independent financial advisors, and taking into account all the legal, financial, regulatory and other aspects of such Acquisition Proposal, including as to certainty and timing of consummation, would, if consummated, result in a transaction that is more favorable to the holders of PWOD Common Stock from a financial point of view than the terms of this Agreement (in each case, taking into account any revisions to this Agreement made or proposed by NWBI); provided that for purposes of the definition of “Superior Proposal,” the references to “25% or more” in the definition of Acquisition Proposal or Acquisition Transaction shall be deemed to be references to “50% or more.”

(ii) “Acquisition Proposal” means any proposal, offer, inquiry, or indication of interest (whether binding or non-binding, and whether communicated to PWOD or publicly announced to PWOD’s shareholders) by any Person or Group (in each case other than NWBI or any of its Affiliates) relating to an Acquisition Transaction involving PWOD or any of its present or future consolidated Subsidiaries, or any combination of such Subsidiaries, the purchase assets of which constitute 25% or more of the consolidated assets of PWOD as reflected on PWOD’s consolidated statement of condition prepared in accordance with GAAP.

(iii) “Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving (A) any acquisition (whether direct or indirect, including by way of merger, share exchange, consolidation, business combination or other similar transaction) or purchase from PWOD by any Person or Group, other than NWBI or any of its Affiliates, of 25% or more in interest of the total outstanding voting securities of PWOD or any of its Subsidiaries (measured by voting power), or any tender offer or exchange offer that if consummated would result in any Person or Group, other than NWBI or any of its Affiliates, beneficially owning 25% or more in interest of the total outstanding voting securities of PWOD or any of its Subsidiaries (measured by voting power), or any merger, consolidation, share exchange, business combination or similar transaction involving PWOD pursuant to which the shareholders of PWOD immediately preceding such transaction would hold less than 50% of the equity interests in the surviving or resulting entity of such transaction (or, if applicable, the ultimate parent thereof) (measured by voting power), (B) any sale or lease or exchange, transfer, license, acquisition or disposition of a business, deposits or assets that constitute 25% or more of the consolidated assets, business, revenues, net income, assets or deposits of PWOD, or (C) any liquidation or dissolution of PWOD or any of its Subsidiaries.

6.07. Takeover Laws. No party hereto shall take any action that would cause the transactions contemplated by this Agreement or the Support Agreements to be subject to requirements imposed by the Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) this Agreement, the Support Agreements and the transactions contemplated by this Agreement from or, if necessary, challenge the validity or applicability of, the Takeover Law, as now or hereafter in effect.

6.08. Certain Policies. A reasonable time before the Effective Time and subject to the proviso below, PWOD shall, upon the request of NWBI, (i) modify and change its loan, investment portfolio, asset liability management and real estate valuation policies and practices (including, but not limited to, loan classifications and levels of reserves) so that such policies and practices may be applied on a basis that is consistent with those of NWBI, and (ii) evaluate the need for any reserves including, but not limited to, reserves relating to any outstanding litigation, any Tax audits or any liabilities to be incurred upon cancellation of any contracts as a result of the Merger; provided, however, that PWOD shall not be obligated to take any such action pursuant to this Section 6.08 unless and until NWBI acknowledges that all conditions to its obligation to consummate the Merger have been satisfied (including, but not limited to, the receipt of the regulatory approvals required by Section 7.01(b)) and certifies to PWOD that NWBI’s representations and warranties, subject to Section 5.02, are true and correct as of such date and that NWBI is otherwise in material compliance with this Agreement; provided further, however, that PWOD shall not be obligated to take any such action pursuant to this Section 6.08 if such action would be clearly inconsistent with GAAP or applicable law. PWOD’s representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 6.08.

6.09. Regulatory Applications.

(a) NWBI and PWOD and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to allow NWBI to prepare, submit and file all applications and requests for regulatory approval, to timely effect all filings and to obtain all consents, approvals and/or authorizations of all the Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement. In exercising the rights under this Section 6.09, each of the parties hereto agrees to act reasonably and as promptly as practicable. NWBI agrees that it will consult with PWOD with respect to the obtaining of all material consents, approvals and authorizations from the Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement and to keep PWOD apprised of the status of material matters relating to obtainment of such consents, approvals and/or authorizations from the Regulatory Authorities. PWOD shall have the right to review in advance, subject to applicable laws relating to the exchange of information, all material written information submitted to the Regulatory Authorities in connection with the transactions contemplated by this Agreement. Notwithstanding the forgoing sentence, PWOD shall not have any right to review and/or inspect any competitively sensitive business or other proprietary information submitted by NWBI to any Regulatory Authority, including, but not limited to any business plan and/or financial data or analysis prepared by NWBI in relation to such consents, approvals and/or authorizations from the Regulatory Authorities.

(b) PWOD agrees, upon request, to furnish NWBI with all information concerning itself, Luzerne Bank, Jersey Shore State Bank and their other direct and indirect Subsidiaries, and their directors, officers and shareholders and such other matters as may be reasonably necessary, advisable and/or required in connection with any filing, notice or application made by or on behalf of NWBI or any of its Subsidiaries to any Regulatory Authority.

6.10. Employment Matters; Employee Benefits.

(a) It is understood and agreed that nothing in this Section 6.10 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give PWOD’s or any of its Subsidiaries’ employees any rights other than as employees at will under applicable law, and PWOD’s and its Subsidiaries’ employees shall not be deemed to be third-party beneficiaries of this Agreement. Employees of PWOD or any of its Subsidiaries who become employees of NWBI as a result of the Merger shall participate in the employee benefit plans sponsored by NWBI for NWBI’s similarly-situated employees with credit for their years of service with PWOD or its Subsidiaries for participation and vesting purposes under NWBI’s applicable plans, to the extent such plans permit, or as required by applicable law, including credit for years of service and for seniority under vacation and sick pay plans and programs, to the extent recognized by PWOD and its Subsidiaries under comparable plans immediately prior to the Effective Time, but subject to the eligibility and other terms of such plans. Notwithstanding the foregoing, no such crediting of service shall operate to duplicate any benefits with respect to the same period of service, and such crediting of service shall not apply with respect to any new NWBI employee benefit plans established after the date hereof that do not provide credit to any participant therein for any service accrued prior to such plan’s effective date. In addition, to the extent PWOD’s employees participate in NWBI’s group health plan, NWBI agrees to use commercially reasonable efforts to waive all restrictions and limitations for pre-existing conditions under NWBI’s group health plan and applicable insurance policy to the extent that NWBI’s group health plan and insurance policy permit such waiver and to provide each employee of PWOD and its Subsidiaries with full credit under NWBI’s group health plan for the year in which the Closing occurs, for any deductible or co-payment already incurred by any employee of PWOD and its Subsidiaries under the applicable Compensation and Benefit Plan which is a group health plan and for any other out-of-pocket expenses that count against any maximum out-of-pocket expense provision of the applicable NWBI’s group health plan.

(b) Subject to any applicable regulatory restrictions, NWBI shall pay to each employee of PWOD or its Subsidiaries who (i) is not subject to an existing contract providing for severance and/or a change in control payment, (ii) is an employee of PWOD or any of its Subsidiaries immediately before the Effective Time, (iii) has been an employee of PWOD or any of its Subsidiaries for at least six (6) months prior to the Effective Time, (iv) is not offered continued employment by NWBI or any of its Subsidiaries after the Effective Time, and (v) signs and delivers NWBI’s standard form of termination and release agreement, a severance amount equal to (A) two (2) weeks of pay, at their base rate of pay in effect at the time of termination, multiplied by the number of whole years of service of such employee with PWOD or any of its Subsidiaries and (B) accrued and then unpaid personal time off through the date of such separation, in each case, less applicable local, state and federal tax withholding; provided, however, that the minimum severance payment shall equal six (6) weeks of base pay, and the maximum severance payment shall not exceed 26 weeks of base pay, without regard to payment of accrued but unpaid personal time off. Such severance pay shall be paid in a lump sum within 14 days following the employee’s termination, provided that such employee has not been terminated for cause. For any employee of PWOD or its Subsidiaries participating in PWOD’s group health program at the Effective Time who is entitled to a severance payment, the employee will be able to purchase health insurance coverage at the full premium rate for the entire COBRA period.

(c) A reasonable time before the Effective Time, but in any event only after the receipt of the last to be obtained of either the Requisite PWOD Vote and the regulatory approvals required by Section 7.01(b) of this Agreement, the PWOD Board shall adopt a resolution (i) approving the termination of its and/or the applicable Subsidiaries’ 401(k) Plan(s) (the “PWOD 401(k) Plan”) effective as of a date preceding the Effective Date, and (ii) approving the adoption of any amendments to the PWOD 401(k) Plan sufficient to terminate the PWOD 401(k) Plan and to provide for distributions in cash and necessary to comply with all applicable laws. No distributions from the PWOD 401(k) Plan will be made in connection with its termination prior to the receipt of an IRS favorable determination letter that the PWOD 401(k) Plan is qualified under Section 401(k) of the Code as of its termination date (the “Determination Letter”) , if NWBI, in its discretion, applies for a Determination Letter. NWBI agrees to take all commercially reasonable steps necessary or appropriate to accept roll-overs of benefits from the PWOD 401(k) Plan to the NWBI 401(k) plan for employees of PWOD and its Subsidiaries who continue as employees of NWBI and its Subsidiaries after the Effective Time, subject to the provisions of the NWBI 401(k) Plan.

(d) To the extent requested by NWBI, PWOD or its appropriate Subsidiary shall execute and deliver such instruments and take such other actions as NWBI may reasonably require in order to cause the amendment, termination and/or liquidation of any Compensation and Benefit Plan other than the PWOD 401(k) Plan, on terms that are in accordance with the applicable amendment, termination and/or liquidation provisions of such Compensation and Benefit Plan and in accordance with applicable law and effective prior to the Effective Time. With respect to any such Compensation and Benefit Plan for which the amendment or termination of such plan requires the consent of the participants of such plan, PWOD or its appropriate Subsidiary shall use it reasonable best efforts to obtain such consent as necessary to amend or terminate such plan as requested by NWBI.

(e) Prior to the Effective Time, PWOD may make offers of retention or stay bonus payments to certain employees of PWOD and its Affiliates pursuant to retention or stay bonus agreements, the forms of which shall be acceptable to NWBI; provided, however, that (i) the total aggregate amount of payments made pursuant to this Section 6.10(e) shall not exceed the amount set forth in Section 6.10(e) of the PWOD Disclosure Schedule or such other amount mutually agreed to by the Parties, and (ii) NWBI has reviewed and approved the applicable allocation of amounts and list of recipients of such amounts.

(f) On and after the date hereof, any broad-based employee notices or communication materials (including any website posting) to be provided or communicated by PWOD with respect to employment, compensation or benefits matters addressed in this Agreement or related, directly or indirectly, to the transactions contemplated by this Agreement shall be subject to the prior review and comment of NWBI, and PWOD shall consider in good faith revising such notice or communication to reflect any comments or advice that NWBI timely provides.

(g) Immediately upon execution of this Agreement, PWOD shall suspend all operations of the PWOD ESPP for any pay periods after the PWOD pay period ended December 13, 2024 and until the Effective Time,

such that no further contributions, purchases, or issuance of PWOD Common Stock under the PWOD ESPP shall occur with respect to pay periods ending after December 13, 2024. PWOD shall take all necessary actions, including providing required notices to participants and complying with applicable laws, to effectuate such suspension of the PWOD ESPP.

(h) Prior to the Effective Date, PWOD shall cause the Executive Employment Agreements to be amended/terminated, in form and substance satisfactory to NWBI and shall cause such employees subject to Executive Employment Agreements to execute settlement and releases in a form mutually agreed upon by NWBI and PWOD, stating that, contingent upon PWOD or NWBI, as applicable, paying all such amounts described in the applicable Executive Employment Agreement to such employee, all amounts due and any obligations under each Executive Employment Agreement (“Executive Employment Agreement Payment Obligations”) have been fully paid, fulfilled and/or waived. In no event shall the Executive Employment Agreement Payment Obligations exceed the amount provided for under the applicable Executive Employment Agreement, payable pursuant to the Compensation and Benefit Plans, or as otherwise contemplated herein.

(i) Pursuant to PWOD’s performance-based cash incentive plan (the “Cash Incentive Plan”) and consistent with past practices, PWOD may pay eligible employees, such eligibility and performance requirements set forth in the Cash Incentive Plan (each an “Eligible Employee”) each such Eligible Employee (i) their 2024 cash incentive bonuses, if applicable, and (ii) for calendar year 2025, up to an aggregate of $200,000 in cash incentive bonuses (the “2025 Bonus Pool”), provided that, measured as of June 30, 2025 (A) PWOD Adjusted ROE is equal to 9% or greater, and (B) PWOD’s consolidated net loan charge-offs are less than 30 basis points (0.30%); provided further, that the 2025 Bonus Pool will be reduced by 50% if PWOD is only able to satisfy the criteria in either (ii)(A) or (ii)(B) of this paragraph, but not both.

(j) Nothing in this Agreement shall confer upon any employee, director or consultant of PWOD or any of the PWOD Subsidiaries or Affiliates any right to continue in the employ or service of NWBI, any NWBI Subsidiary or affiliate thereof, or shall interfere with or restrict in any way the rights of PWOD, NWBI or any Subsidiary or Affiliate thereof to discharge or terminate the services of any employee, director or consultant of PWOD or any of its Subsidiaries or Affiliates at any time for any reason whatsoever, with or without cause (subject to the provisions of Article IV of this Agreement). Without limiting the generality of Section 9.11, except as set forth in Section 6.18, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, including, without limitation, any current or former employee, director or consultant of PWOD or any of the PWOD Subsidiaries or Affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement amends, or will be deemed to amend (or prevent the amendment or termination of) any Compensation and Benefit Plan or any employee benefit plan sponsored, maintained or contributed to by NWBI or its Affiliates. NWBI and its Affiliates shall be entitled to modify any compensation or benefits provided to, and any other terms or conditions of employment of, any of its employees in its discretion.

6.11. Notification of Certain Matters; Disclosure Supplements.

(a) NWBI and PWOD (for purposes of this Section 6.11, the “Notifying Party”) shall each promptly advise the other party of any change or event (i) that has had or is reasonably likely to have a Material Adverse Effect on the Notifying Party or (ii) which the Notifying Party believes would or would be reasonably likely to cause or constitute a material breach of any of the Notifying Party’s representations, warranties or covenants contained herein that reasonably could be expected to give rise, either individually or in the aggregate, to the failure of a condition set forth in Article VII; provided that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.11 or the failure of any condition set forth in Article VII to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Article VII to be satisfied.

(b) NWBI and PWOD shall each promptly supplement, amend and update, upon the occurrence of any change prior to the Effective Time, and as of the Effective Time, the NWBI Disclosure Schedule and the PWOD Disclosure Schedule (as applicable) with respect to any matters or events hereafter arising which, if in existence or having occurred as of the date of this Agreement, would have been required to be set forth or described in the NWBI Disclosure Schedule or the PWOD Disclosure Schedule (as applicable) or this Agreement and including, without limitation, any fact which, if existing or known as of the date hereof, would have made any of the representations or warranties of NWBI or PWOD (as applicable) contained herein materially incorrect, untrue or misleading. No supplement, amendment or update to the NWBI Disclosure Schedule or PWOD Disclosure Schedule (as applicable) shall (i) cure any breach of a representation or warranty existing as of the date of this Agreement or any breach of a covenant in this Agreement after the execution of this Agreement; or (ii) affect a party’s rights with respect to termination under Article VIII of this Agreement.

6.12. Data Conversion. To the extent permitted by applicable law, from and after the date hereof, the parties shall use their commercially reasonable efforts to facilitate data sharing and the integration of PWOD with the business of NWBI following consummation of the transactions contemplated hereby, and shall meet on a regular basis to discuss and plan for the conversion of the data processing and related electronic information technology system (the “Data Conversion”) to those used by NWBI. PWOD agrees to use all commercially reasonable efforts to promptly commence and aid NWBI preparations for implementation of the Data Conversion, with the goal of effecting the Data Conversion on or about July 25, 2025. The parties agree to cooperate in preparing for the Data Conversion, including by providing reasonable access to data, information systems, and personnel having expertise with their and their respective Subsidiaries’ information and data systems.

6.13. Consents. PWOD shall use its reasonable best efforts to obtain any required consents to the transactions contemplated by this Agreement, which are set forth in Section 6.13 of the PWOD Disclosure Schedules.

6.14. Insurance Coverage. PWOD shall cause the policies of insurance listed in the PWOD Disclosure Schedule to remain in effect until the Effective Time.

6.15. Dividends. In the calendar quarter in which the Closing occurs, each of NWBI and PWOD shall coordinate with the other the declaration of any dividends in respect of NWBI Common Stock and PWOD Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of PWOD Common Stock shall not receive two dividends, or fail to receive one dividend, in any quarter with respect to their shares of PWOD Common Stock and any shares of NWBI Common Stock any such holder receives in exchange therefor in the Merger.

6.16. Confidentiality. Except for the use of information in connection with the Proxy Statement/Prospectus described in Section 6.03 hereof and any other governmental filings required in order to complete the transactions contemplated by this Agreement, all information (collectively, the “Information”) received by each of PWOD and NWBI pursuant to the terms of this Agreement shall be kept in strictest confidence and not used for any purpose other than a mutually acceptable transaction contemplated hereby; provided that, subsequent to the mailing of the Proxy Statement/Prospectus to the shareholders of PWOD, this Section 6.16 shall not apply to Information included in the Proxy Statement/Prospectus to be sent to the shareholders of PWOD under Section 6.03. PWOD and NWBI agree that the Information will be used only for the purpose of completing the transactions contemplated by this Agreement. PWOD and NWBI agree to hold the Information in strictest confidence and shall not use such Information for any purpose other than a mutually acceptable transaction contemplated hereby, and shall not disclose directly or indirectly any of such Information except when, after and to the extent such Information (i) is or becomes generally available to the public other than through the failure of PWOD or NWBI to fulfill its obligations hereunder, (ii) is demonstrated as already known to the party receiving the Information on a nonconfidential basis prior to the disclosure, or (iii) is subsequently disclosed to the party receiving the Information on a nonconfidential basis by a third party having no obligation of confidentiality to the party disclosing the Information, provided nothing herein shall prohibit a party from making any disclosure required by law. In the event the transactions contemplated by this Agreement are not consummated, PWOD and NWBI agree to return upon request all copies of the Information (including all copies, summaries, memorandum thereof) provided to the other promptly and destroy all electronic copies of such Information.

6.17. Regulatory Matters. NWBI, PWOD and each of their Subsidiaries shall cooperate and each of them agrees to use its reasonable best efforts to remediate any order, decree, formal or informal agreement, memorandum of understanding or similar agreement by PWOD or any Subsidiary with, or a commitment letter, board resolution or similar submission by PWOD or any Subsidiary to, or supervisory letter from any Regulatory Authority to PWOD or Subsidiary, to the satisfaction of such Regulatory Authority.

6.18. Indemnification.

(a) For a period of six (6) years after the Effective Date, to the fullest extent permitted by applicable law, the Surviving Corporation shall indemnify and hold harmless, in each case to the fullest extent such persons are indemnified or held harmless as of the date of this Agreement by PWOD pursuant to the PWOD Articles, the PWOD Bylaws, or the governing or organizational documents of any PWOD Subsidiary, each person who is now, or who has been at any time prior to the date hereof, or who becomes after the date hereof but prior to the Effective Time, a director or officer of PWOD or a PWOD Subsidiary (in each case, when acting in such capacity) (collectively, the “PWOD Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising out of the fact that such person is or was a director or officer of PWOD or any of its Subsidiaries and pertaining to matters, acts or omissions existing or occurring at or prior to the Effective Time, including matters, acts or omissions occurring in connection with the approval of this Agreement and the transactions contemplated by this Agreement; provided, that, in the case of advancement of expenses, any PWOD Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such PWOD Indemnified Party is not entitled to indemnification.

(b) Before the Effective Date, PWOD shall procure a policy of officers’ and directors’ and company liability insurance with respect to actions, omissions, events, matters or circumstances occurring prior to the Effective Time as currently maintained by PWOD (“Tail Policy”) to be effective for a period of six (6) years after the Effective Time, on terms no less advantageous than those contained in PWOD’s existing directors’ and officers’ and company’s liability insurance policy; provided, however, that the Surviving Corporation shall not be obligated to expend, on an aggregate basis, an amount in excess of 200% of the current annual premium paid as of the date hereof by PWOD for such insurance.

(c) The obligations of the Surviving Corporation, NWBI or PWOD under this Section 6.18 shall not be terminated or modified after the Effective Time in a manner so as to adversely affect any PWOD Indemnified Party or any other person entitled to the benefit of this Section 6.18 without the prior written consent of the affected PWOD Indemnified Party or affected person.

(d) The provisions of this Section 6.18 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each PWOD Indemnified Party and his or her heirs and representatives. If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or Surviving Corporation of such consolidation or merger, or (ii) transfers all or substantially all of its assets or deposits to any other person or engages in any similar transaction, then in each such case, the Surviving Corporation will cause proper provision to be made so that the successors and assigns of the Surviving Corporation will expressly assume the obligations set forth in this Section 6.18.

6.19. Environmental Assessments. PWOD hereby agrees to permit NWBI to engage, at the expense of NWBI, a qualified consultant, mutually agreeable to PWOD and NWBI, to conduct a Phase I Environmental Site Assessment in accordance with the requirements of ASTM E1527-05 “Standard Practice for Environmental Site

Assessments: Phase I Environmental Site Assessment Practice (“Phase I”) or such other lesser standard of review as determined by NWBI in its sole discretion, of each parcel of real estate owned by PWOD or any Subsidiary, including real estate acquired by Luzerne Bank or Jersey Shore State Bank, upon foreclosure.

6.20. Litigation and Claims. Each of NWBI and PWOD shall, to the extent permitted under applicable law and regulation, promptly notify the other party in writing of any action, arbitration, audit, hearing, investigation, litigation, suit, subpoena or summons issued, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator pending or, to the Knowledge of NWBI or PWOD, as applicable, threatened against NWBI, PWOD or any of their respective Subsidiaries or any of their current or former directors or executive officers relating to the transactions contemplated by this Agreement (“Litigation”), and shall give the other party the opportunity to participate (at such other’s party’s expense) in the defense or settlement of any such Litigation. Each party shall give the other the right to review and comment on all filings or responses to be made by such party in connection with any such Litigation, and will in good faith take such comments into account. No party shall agree to settle any such Litigation without the other party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that the other party shall not be obligated to consent to any settlement which does not include a full release of such other party and its affiliates or which imposes an injunction or other equitable relief after the Effective Time upon the Surviving Corporation or any of its affiliates.

6.21. NASDAQ Listing. NWBI shall cause the NWBI Common Stock to be issued in the Merger to be approved for listing on NASDAQ as of the Effective Time.

6.22. Other Subsidiaries and Investments.

(a) Prior to the Effective Date, PWOD shall, after consultation with NWBI, commence winding down the activities and distribution of underlying assets to PWOD or otherwise dissolve Woods Investment Company, Inc., Woods Real Estate Development Company, Inc. and United Insurance Solutions, LLC. The actions contemplated by this Section 6.22(a) are referred to herein as the “Other Subsidiaries Actions”. PWOD shall take, and shall cause its Jersey Shore State Bank to take, or cause to be taken, all such actions necessary to ensure that the Other Subsidiaries Actions comply with all applicable laws, and PWOD will keep NWBI apprised of the status of matters relating to the Other Subsidiaries Actions. The form of any and all documentation relating to the Other Subsidiaries Actions shall be subject to the prior approval of NWBI.

(b) PWOD or Jersey Shore State Bank, as applicable, shall use reasonable best efforts to assist NWBI with the transition of The M Group, Inc.’s securities, advisory and other service offerings to NWBI’s service partner, LPL Financial. PWOD shall, and shall cause its Subsidiaries, take, or cause to be taken, all such actions necessary to facilitate such transition to LPL Financial as a service partner.

6.23. Board Seat. Prior to the Effective Time, but effective only as of the Effective Time and contingent upon Closing, NWBI shall appoint Richard A. Grafmyre, a current PWOD director (the “PWOD Director”), to the NWBI Board to fill a vacancy in the 2026 class of director slate, or otherwise increase the size of the board of NWBI by one (1) to effectuate the PWOD Director inclusion in the 2026 class of directors slate, subject to NWBI’s standard corporate governance practices and the standard director evaluation, selection and nomination process of NWBI’s nominating and corporate governance committee. NWBI shall, subject to its standard corporate governance practices and the standard director evaluation, selection and nomination process of NWBI’s nominating and corporate governance committee, nominate and recommend the PWOD Director, for election at the next applicable annual meeting of the shareholders of NWBI following the Effective Time (the “Next Annual Meeting”). In the event that at the Next Annual Meeting, the PWOD Director is unable to continue to satisfy NWBI’s director eligibility requirements, resigns or elects not to be nominated, NWBI shall select one of the former members of the PWOD Board to be nominated as replacement for the current PWOD Director, subject to NWBI’s standard corporate governance practices and the standard director evaluation, selection and nomination process of NWBI’s nominating and corporate governance committee. The replacement PWOD

Director shall be selected in consultation with PWOD Director with input from other former members of the PWOD Board. In addition, effective as of the Effective Time, NWBI will cause Northwest Bank to take such steps necessary to increase by one (1) the number of directors constituting the Northwest Bank Board and appoint the PWOD Director to the Northwest Bank Board, subject to NWBI’s and Northwest Bank’s standard corporate governance practices and standard director evaluation, selection and nomination process, and PWOD Director, or replacement PWOD Director, as applicable, shall remain a director of Northwest Bank so long as the PWOD Director or the replacement PWOD Director, as applicable, is a member of the NWBI Board.

6.24. Absence of Control. It is the intent of the parties to this Agreement that NWBI, by reason of this Agreement, shall not be deemed (until consummation of the transactions contemplated herein) to control, directly or indirectly, PWOD or any of its Subsidiaries and shall not exercise or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of PWOD or any of its Subsidiaries. Prior to the Effective Time, PWOD shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

6.25. Tax Treatment. No party hereto shall take any action inconsistent with the treatment of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code. Each of NWBI and PWOD agrees to take such action as may be reasonably required, if such action may be reasonably taken, to reverse the impact of past actions which would adversely impact the ability of the Merger to be characterized as a tax free reorganization under Section 368(a) of the Code.

6.26. Regulatory Filings. Each of PWOD and NWBI shall prepare, submit and timely file all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto, that it is required to file with the SEC, and all such reports, registration statements, proxy statements, other materials and amendments shall comply in all material respects with all legal requirements relating thereto, and each party shall pay all fees and assessments due and payable in connection therewith. Notwithstanding the forgoing, should the Effective Date fall within 45 days of the end of any calendar quarter, PWOD shall use commercially reasonable efforts to prepare and file, on an accelerated basis, any and all reports with the SEC on or before the Effective Date, including but not limited any Quarterly Report on Form 10-Q. NWBI shall have the right to review in advance, subject to applicable laws relating to the exchange of information, all material written information submitted to the Regulatory Authorities in connection with such filings after the date hereof. Notwithstanding the forgoing sentence, NWBI shall not have any right to review and/or inspect any competitively sensitive business or other proprietary information or any confidential supervisory information submitted by PWOD to any Regulatory Authority, including, but not limited to any business plan and/or financial data or analysis prepared by PWOD in relation to such filings.

6.27. Estoppel Certificates. After the receipt of the last to be obtained of either the Requisite PWOD Vote and the regulatory approvals required by Section 7.01(b) of this Agreement, PWOD shall use commercially reasonably efforts to obtain an estoppel certificate, in such form as is acceptable to NWBI, for each lease agreement set forth in Section 5.01(t) of the PWOD Disclosure Schedule from the applicable counterparty for the benefit of NWBI.

ARTICLE VII

Conditions to Consummation of the Merger

7.01. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each of NWBI and PWOD to consummate the Merger is subject to the fulfillment or written waiver by NWBI and PWOD, as the case may be, prior to the Effective Time of each of the following conditions:

(a) Shareholder Approval. This Agreement and the Merger shall have been duly adopted and approved by the requisite vote of the shareholders of PWOD.

(b) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain (i) any conditions, restrictions or requirements which the NWBI Board reasonably determines would either before or after the Effective Time have a Material Adverse Effect on NWBI and its Subsidiaries taken as a whole after giving effect to the consummation of the Merger, or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the NWBI Board reasonably determines would either before or after the Effective Time be unduly burdensome. For purposes of this Section 7.01(b), any regulatory approval that does not result in the termination of all outstanding Regulatory Orders applicable to PWOD and/or its Subsidiaries, if any, prior to or at the Effective Time shall be deemed to have a Material Adverse Effect on NWBI and its Subsidiaries taken as a whole after giving effect to the consummation of the Merger.

(c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

(d) Listing of NWBI Common Stock. The NWBI Common Stock to be issued in the Parent Merger shall have been authorized for listing on NASDAQ.

(e) Effectiveness of Registration Statement and Proxy Statement/Prospectus. The Registration Statement and Proxy Statement/Prospectus shall have been declared effective by the SEC and shall not be subject to any stop order or any threatened stop order by the SEC.

(f) Tail Policy. PWOD shall have procured the Tail Policy in accordance with the terms and subject to the conditions of Section 6.18(b).

7.02. Conditions to Obligation of PWOD. The obligation of PWOD to consummate the Merger is also subject to the fulfillment or written waiver by PWOD prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of NWBI set forth in Section 5.02(a), Section 5.02(b), Section 5.02(c), Section 5.02(d), and Section 5.02(k) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of NWBI set forth in this Agreement in each case, read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Section 5.02) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date); provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on NWBI. PWOD shall have received a certificate dated as of the Closing Date and signed on behalf of NWBI by the Chief Executive Officer or the Chief Financial Officer of NWBI to the foregoing effect.

(b) Performance of Obligations of NWBI. NWBI shall have performed in all material respects all obligations required to be performed by NWBI under this Agreement at or prior to the Effective Time, and PWOD shall have received a certificate, dated the Effective Date, signed on behalf of NWBI by the Chief Executive Officer or the Chief Financial Officer of NWBI to such effect.

(c) Tax Opinions. PWOD shall have obtained an opinion of Stevens & Lee, P.C., in form and substance reasonably acceptable to the parties, dated on or about the Effective Date, to the effect that the Parent Merger effected pursuant to this Agreement will constitute a reorganization within the meaning of Section 368(a) of the Code. Such opinion shall be based upon factual representations received by counsel from PWOD and NWBI, which representations may take the form of written certifications.

7.03. Conditions to Obligation of NWBI. The obligation of NWBI to consummate the Merger is also subject to the fulfillment or written waiver by NWBI prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of PWOD set forth in Section 5.01(a), Section 5.01(b), Section 5.01(c), Section 5.01(d), Section 5.01(k), Section 5.01(r), Section 5.01(t) and Section 5.01(u) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date),. All other representations and warranties of PWOD set forth in this Agreement (in each case, read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Section 5.01) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date); provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on PWOD. NWBI shall have received a certificate dated as of the Closing Date and signed on behalf of PWOD by the Chief Executive Officer or the Chief Financial Officer of PWOD to the foregoing effect.

(b) Performance of Obligations of PWOD. PWOD shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and NWBI shall have received a certificate, dated the Effective Date, signed on behalf of PWOD by the Chief Executive Officer or the Chief Financial Officer of PWOD to such effect.

(c) Consents. PWOD shall have obtained the consent or approval of each Person (other than Governmental Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any Loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, in NWBI’s reasonable estimate have a Material Adverse Effect, after the Effective Time, on the Surviving Corporation, including any consent or approval required for the assignment of any Material Contracts as set forth on Section 6.13 of the PWOD Disclosure Schedules.

(d) FIRPTA Certification. NWBI shall have received a statement executed on behalf of PWOD, dated as of the Effective Date, satisfying the requirements of Treasury Regulations Section 1.1445-2(c)(3) (in a form reasonably acceptable to NWBI certifying that the PWOD Common Stock do not represent United States real property interests within the meaning of Section 897 of the Code and the Treasury regulations promulgated thereunder.

(e) Real Estate. There shall have been no condemnation, eminent domain or similar proceedings commenced or threatened in writing by any Government Authority with respect to any real estate owned by PWOD or any of its Subsidiaries, including real estate acquired in connection with foreclosure.

(f) Tax Opinion. NWBI shall have obtained an opinion of Dinsmore & Shohl LLP, in form and substance reasonably acceptable to the parties, dated on or about the Effective Date, to the effect that the Parent

Merger effected pursuant to this Agreement will constitute a reorganization within the meaning of Section 368(a) of the Code. Such opinion shall be based upon factual representations received by counsel from PWOD and NWBI, which representations may take the form of written certifications.

(g) Releases. Receipt of executed releases in a form mutually agreed upon by NWBI and PWOD from any PWOD employee subject to an Executive Employment Agreement stating that all amounts due and any obligations under each Executive Employment Agreement has been fully paid, fulfilled and/or waived.

ARTICLE VIII

Termination

8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Requisite PWOD Vote:

(a) By the mutual written consent of NWBI and PWOD, if the board of directors of each so determines by vote of a majority of the members of its entire board.

(b) By either NWBI or PWOD (provided, that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained herein), if its board of directors so determines by vote of a majority of the members of the entire board, in the event that there shall have been a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of PWOD, in the case of a termination by NWBI, or NWBI, in the case of a termination by PWOD, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.03, in the case of a termination by NWBI, or Section 7.02, in the case of a termination by PWOD, and which is not cured within forty-five (45) days following written notice to PWOD, in the case of a termination by NWBI, or NWBI, in the case of a termination by PWOD, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the Termination Date).

(c) By either NWBI or PWOD, if its board of directors so determines by vote of a majority of the members of its entire board, if the Merger shall not have been consummated on or before December 31, 2025 (the “Termination Date”), unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such party set forth herein or any other breach by such party of this Agreement.

(d) By either PWOD or NWBI upon written notice to the other party, if its board of directors so determines by a vote of a majority of the members of its entire board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied and the denial has become final and nonappealable, (ii) any Governmental Authority whose approval is required for consummation of the Merger and the other transactions contemplated by this Agreement shall have requested, directed or advised NWBI or PWOD to withdraw its application for approval of the Merger, or (iii) any Governmental Authority of competent jurisdiction shall have issued a final nonappealable law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the Parent Merger or the Subsidiary Bank Mergers.

(e) By either PWOD or NWBI if the Requisite PWOD Vote shall not have been obtained at the PWOD Meeting duly convened therefor or at any adjournment or postponement thereof; provided, that no party may terminate this Agreement pursuant to this Section 8.01(e) if the party has breached in any material respect any of its obligations under Sections 6.02, 6.03 and 6.06 of this Agreement, in each case in a manner that primarily caused the failure to obtain the Requisite PWOD Vote at the PWOD Meeting or at any adjournment or postponement thereof.

(f) By:

(i) PWOD if (A) the PWOD Board (or a duly authorized committee thereof) has authorized an Acceptance of Superior Proposal, and (B) PWOD has complied in all respects with Section 6.06; or

(ii) NWBI prior to the time the Requisite PWOD Vote is obtained, if (A) the PWOD Board shall have (1) failed to include the PWOD Recommendation in the Proxy Statement/Prospectus, or withdrawn, modified or qualified the PWOD Recommendation in a manner adverse to NWBI, or publicly disclosed that it intends to do so, or failed to recommend against acceptance of a tender offer or exchange offer constituting an Acquisition Proposal that has been publicly disclosed within five (5) business days after the commencement of the tender or exchange offer, in any case whether or not permitted by the terms hereof or (2) recommended or endorsed an Acquisition Proposal or publicly disclosed its intention to do so, or failed to issue a press release announcing its unqualified opposition to the Acquisition Proposal within five (5) business days after an Acquisition Proposal is publicly announced, or (B) PWOD or its Board of Directors has breached its obligations under Section 6.02 or Section 6.06 in any material respect.

Any purported termination pursuant to this Section 8.01(f) shall be void and of no force or effect if PWOD shall not have paid, and NWBI shall not have received, the Termination Fee as required pursuant to Section 8.02(b)(ii).

(g) By written notice of PWOD to NWBI if, and only if, both of the following conditions are satisfied at any time during the five-day period commencing on the Determination Date, such termination to be effective on the tenth day following the Determination Date:

(i) the NWBI Market Value on the Determination Date is less than the NWBI Market Price multiplied by 0.80; and

(ii) the number obtained by dividing the NWBI Market Value on the Determination Date by the NWBI Market Price shall be less than the Index Ratio minus 0.20;

subject, however, to the following three sentences: If PWOD elects to exercise its termination right pursuant to this Section 8.01(g), it shall give prompt written notice thereof to NWBI. During the five business day period commencing with NWBI’s receipt of such notice, NWBI shall have the option to increase the Exchange Ratio to equal a quotient, the numerator of which is equal to the product of the NWBI Market Price, the Exchange Ratio (as then in effect), and the Index Ratio minus 0.20 and the denominator of which is equal to the NWBI Market Value on the Determination Date. If within such five business day period, NWBI delivers written notice to PWOD that it intends to proceed with the Parent Merger by paying such additional consideration as contemplated by the preceding sentence, and notifies PWOD of the revised Exchange Ratio, then no termination shall have occurred pursuant to this Section 8.01(g), and this Agreement shall remain in full force and effect in accordance with its terms (except that the Exchange Ratio shall have been so modified).

8.02. Effect of Termination and Abandonment; Enforcement of Agreement.

(a) In the event of termination of this Agreement pursuant to Section 8.01, no party to this Agreement shall have any liability or further obligation to any other party hereunder except that (i) Section 6.04, Section 6.16, this Section 8.02, and Article IX shall survive any termination of this Agreement; and (ii) notwithstanding anything to the contrary contained in this Agreement, neither NWBI nor PWOD shall be relieved or released from any liabilities or damages arising out of its fraud or willful and material breach of any provision of this Agreement occurring prior to termination.

(b) the event that:

(i) (A) after the date of this Agreement and prior to the termination of this Agreement, a bona fide written Acquisition Proposal shall have been made known to senior management or the PWOD Board or has been made directly to the PWOD shareholders generally or any Person shall have publicly announced (and, in each case, not unconditionally withdrawn) an Acquisition Proposal with respect to PWOD, and (1) thereafter this Agreement is terminated by either NWBI or PWOD pursuant to Section 8.01(e), or (2) thereafter this Agreement is terminated by NWBI pursuant to Section 8.01(b) as a result of a willful breach by PWOD; and (B) prior to the date that is twelve (12) months after the date of the termination of this Agreement, PWOD enters into a definitive agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then PWOD shall, on the earlier of the date it enters into the definitive agreement and the date of consummation of the transaction, pay NWBI, by wire transfer of same day funds (to an account designated in writing by NWBI), a fee equal to $10,000,000 (the “Termination Fee”); and

(ii) this Agreement is terminated by PWOD or NWBI pursuant to Section 8.01(f), then PWOD shall pay NWBI, by wire transfer of same day funds (to an account designated in writing by NWBI), the Termination Fee no later than two (2) business days after the termination of this Agreement.

(c) Each party acknowledges that the agreements contained in Section 8.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if PWOD fails promptly to pay the Termination Fee, and, in order to obtain the payment NWBI commences a suit which results in a judgment against PWOD for payment of any such amount, PWOD shall pay the costs and expenses of NWBI (including reasonable attorneys’ fees and expenses) in connection with the suit. In addition, if PWOD fails to pay the Termination Fee, then PWOD shall pay interest on the overdue amounts (for the period commencing as of the date that the overdue amount was originally required to be paid and ending on the date that the overdue amount is actually paid in full) at a rate per annum equal to the “prime rate” (as published in the Wall Street Journal) in effect on the date on which the payment was required to be made for the period commencing as of the date that the overdue amount was originally required to be paid. The Termination Fee constitutes liquidated damages and not a penalty, and, except in the case of fraud or willful and material breach of this Agreement, shall be (together with the amounts specified in this Section 8.02(c)) the sole monetary remedy of NWBI in the event of a termination of this Agreement specified in the section under circumstances where the Termination Fee is payable and is paid in full.

ARTICLE IX

Miscellaneous

9.01. No Survival. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for Section 6.18 and for those other obligations, covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

9.02. Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto at any time before or after the receipt of the Requisite PWOD Vote; provided, however, that after the receipt of the Requisite PWOD Vote, there may not be, without further approval of such shareholders of PWOD, any amendment of this Agreement that requires such further approval under applicable law. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each of the parties.

9.03. Extension; Waiver.

At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions for its benefit contained herein; provided, however, that after the receipt of the Requisite PWOD Vote, there may not be, without further approval of such shareholders of PWOD, any extension or waiver of this Agreement or any portion thereof that requires such further approval under applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

9.04. Counterparts. This Agreement may be executed in counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.05. Confidential Supervisory Information. Notwithstanding any other provision of this Agreement, no disclosure, representation, or warranty shall be made (or other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information (including “confidential supervisory information” as defined in any regulation or rule adopted or promulgated by a Regulatory Authority) by any party to this Agreement to the extent prohibited by applicable law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply.

9.06. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to any applicable conflicts of law principles. Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court located in Columbus, Franklin County, Ohio (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.09.

9.07. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT THE PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.07.

9.08. Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

9.09. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or if by email, upon confirmation of receipt, (ii) on the first (1st) business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (iii) on the earlier of confirmed receipt or the fifth (5th) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to PWOD, to:	Penns Woods Bancorp, Inc. 300 Market Street, P.O. Box 967 Williamsport, Pennsylvania 17703 Attention: Richard A. Grafmyre, Chief Executive Officer Email:

With a copy (which shall not constitute notice) to:

Stevens & Lee, P.C. 111 North Sixth Street Reading, Pennsylvania 19603 Attention: David W. Swartz, Esquire Sunjeet S. Gill, Esquire Email: David.Swartz@stevenslee.com Sunjeet.Gill@stevenslee.com

If to NWBI, to:	Northwest Bancshares, Inc. 3 Easton Oval Suite 500 Columbus, Ohio 43219 Attention: Louis J. Torchio, President & Chief Executive Office Email: Louis.Torchio@Northwest.com

With a copy to:	Northwest Bancshares, Inc. 200 West Beaver Avenue State College, PA 16801 Attention: Richard K. Laws, Executive Vice President, Chief Counsel and Corporate Secretary Email: Richard.Laws@Northwest.com

9.10. Entire Understanding. This Agreement, the Subsidiary Bank Merger Agreements, the Support Agreements and any separate agreement entered into by the parties on even date herewith represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than such Support Agreements or any such separate agreement).

9.11. Assignment; Third-Party Beneficiaries.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.18, this Agreement (including the documents and instruments referred to herein) is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Notwithstanding any other provision in this Agreement to the contrary, no consent, approval or agreement of any third-party beneficiary will be required to amend, modify or waive any provision of this Agreement.

9.12. Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to “the date hereof” shall mean the date of this Agreement.

9.13. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms of this Agreement, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

9.14. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

9.15. Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

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AGREEMENT AND PLAN OF MERGER

Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

PENNS WOODS BANCORP, INC.

By	/s/ Richard A. Grafmyre
Richard A. Grafmyre, CEO

NORTHWEST BANCSHARES, INC.

By	/s/ Louis J. Torchio
Louis J. Torchio, President and CEO

Exhibit A

Form of Support Agreement

See attached.

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”), is entered into as of     , 2024, by and among Northwest Bancshares, Inc., a bank holding company incorporated under Maryland law (“NWBI”), Penns Woods Bancorp, Inc., a bank holding company incorporated under Pennsylvania law (“PWOD”), and      (“Shareholder”).

WHEREAS, concurrently with the execution and delivery of this Agreement, NWBI and PWOD are entering into an Agreement and Plan of Merger, dated as of the date of this Agreement (as amended or supplemented from time to time, the “Merger Agreement”), pursuant to which, among other things, PWOD shall be merged with and into NWBI, upon the terms and subject to the conditions set forth in the Merger Agreement. Capitalized terms not otherwise defined in this Agreement shall have meanings provided in the Merger Agreement.

WHEREAS, as of the date of this Agreement, Shareholder is the record or beneficial owner of, and has the power to vote, the number of shares of PWOD Common Stock set forth, and in the manner reflected, on Attachment A (the shares listed on Attachment A, together with all shares of PWOD Common Stock subsequently acquired by the Shareholder during the term of this Agreement, are referred to in this Agreement as the “Owned Shares”).

WHEREAS, as an inducement and condition to entering into the Merger Agreement, NWBI has required that Shareholder agree, and Shareholder has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follow:

ARTICLE I

VOTING AGREEMENT

Section 1.1 Agreement to Vote. Shareholder hereby agrees that, during the time this Agreement is in effect, at the PWOD Meeting, and at any other meeting of the shareholders of PWOD, however called, or any adjournment or postponement thereof, Shareholder shall:

(a) appear at each meeting or otherwise cause the Owned Shares to be counted as present at each meeting for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, all of the Owned Shares (i) in favor of (A) the adoption and approval of the Parent Merger, the Merger Agreement and the transactions contemplated thereby, (B) any other matter that is required to facilitate the transactions contemplated by the Merger Agreement and (C) any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes to approve the Parent Merger, the Merger Agreement and the transactions contemplated thereby; (ii) against any action or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of PWOD contained in the Merger Agreement or of Shareholder contained in this Agreement; and (iii) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Parent Merger or the transactions contemplated by the Merger Agreement or the performance by Shareholder of Shareholder’s obligations under this Agreement.

Section 1.2 Shareholder Capacity. Notwithstanding anything to the contrary contained in this Agreement, Shareholder makes no agreement or understanding in this Agreement in Shareholder’s capacity as a director or officer, as applicable, of PWOD or any PWOD Subsidiary, and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Shareholder in Shareholder’s capacity as such a director or officer, as applicable, of PWOD or any PWOD Subsidiary, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit or restrict Shareholder from exercising in a manner consistent with the terms of the Merger Agreement Shareholder’s fiduciary duties as a director or officer, as applicable, to PWOD, the PWOD Subsidiaries or their respective shareholders.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Shareholder represents and warrants to NWBI as follows:

Section 2.1 Authority; Authorization.

(a) Shareholder has all requisite power, right, authority and capacity to execute and deliver this Agreement, to perform Shareholder’s obligations under this Agreement, and to consummate the transactions contemplated by this Agreement.

(b) This Agreement has been duly and validly executed and delivered by Shareholder, and the execution, delivery and performance of this Agreement by Shareholder and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Shareholder, and no other actions or proceedings on the part of Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement.

(c) Assuming the authorization, execution and delivery of this Agreement by NWBI and PWOD, this Agreement constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms.

(d) If Shareholder is married and the Owned Shares set forth by the name of Shareholder on the signature page to this Agreement constitute property are owned jointly with Shareholder’s spouse, this Agreement has been executed by Shareholder’s spouse and constitutes the valid and binding agreement of Shareholder’s spouse. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform this Agreement.

Section 2.2 Non-Contravention. The execution and delivery of this Agreement by Shareholder does not, and the consummation of the transactions contemplated by this Agreement and the compliance with the provisions of this Agreement will not (a) to the knowledge of Shareholder, require Shareholder to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (b) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Shareholder, (c) conflict with or violate any organizational document, law, rule, regulation, order, judgment or decree applicable to Shareholder, or (d) violate any other agreement to which Shareholder is a party including, without limitation, any voting agreement, shareholder agreement, irrevocable proxy or voting trust. The Owned Shares are not, with respect to the voting or transfer of the Owned Shares, subject to any other agreement, including any voting agreement, shareholder agreement, irrevocable proxy or voting trust.

Section 2.3 Ownership of Securities. On the date of this Agreement, the Owned Shares set forth on Attachment A to this Agreement are owned of record or beneficially by Shareholder in the manner reflected on Attachment A, include all of the shares of PWOD Common Stock owned of record or beneficially by Shareholder, and are free and clear of any proxy or voting restriction (other than as created by this Agreement). As of the date of this Agreement, Shareholder has, and at the PWOD Meeting or any other shareholder meeting of PWOD in connection with the Parent Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement (except respecting Owned Shares that Shareholder is permitted to Transfer (as defined in Section 3.2(a) below) pursuant to this Agreement), Shareholder will have, sole voting power and sole dispositive power with respect to all of the Owned Shares. For purposes of this Agreement, the term “beneficial ownership” shall be interpreted in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

Section 2.4 Absence of Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of Shareholder, threatened against or affecting Shareholder or any of its affiliates before or by any governmental authority that could reasonably be expected to impair the ability of Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement on a timely basis.

Section 2.5 Reliance by NWBI. Shareholder understands and acknowledges that NWBI is entering into the Merger Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement.

ARTICLE III

COVENANTS

Section 3.1 No Solicitation; Notice of Acquisitions; Proposals Regarding Prohibited Transactions.

(a) Shareholder agrees, that during the term of this Agreement, Shareholder shall not, and shall not permit any investment banker, financial advisor, attorney, accountant or other representative retained by Shareholder, directly or indirectly, to (i) take any of the actions specified in Section 6.06 of the Merger Agreement, except as permitted by such Section 6.06 of the Merger Agreement, or (ii) participate in, directly or indirectly, a “solicitation” of “proxies” (as those terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any shares of PWOD Common Stock in connection with any vote or other action on any matter of a type described in Section 1.1(b) of this Agreement, other than to recommend that shareholders of PWOD vote in favor of the adoption and approval of the Merger Agreement and the Parent Merger and as otherwise expressly permitted by this Agreement or the Merger Agreement. Except as permitted by the Merger Agreement, Shareholder agrees immediately to cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any persons other than NWBI with respect to any possible Acquisition Proposal and will take all necessary steps to inform any investment banker, financial advisor, attorney, accountant or other representative retained by him, her or it of the obligations undertaken by Shareholder pursuant to this Section 3.1.

(b) Shareholder hereby agrees to notify NWBI promptly (and, in any event, within 24 hours) in writing of the number of any additional shares of PWOD Common Stock of which Shareholder acquires beneficial or record ownership on or after the date hereof.

Section 3.2 Restrictions on Transfer and Proxies; Non-Interference.

(a) Shareholder agrees that it will not, prior to the termination of this Agreement, Transfer or agree to Transfer any Owned Shares other than with NWBI’s prior written consent. For purposes of this Agreement, “Transfer” shall mean to, other than in connection with the Parent Merger or the other transactions contemplated by the Merger Agreement, offer, sell, contract to sell, pledge (without the consent of NWBI), assign, distribute by gift or donation, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), except for a sale or surrender of shares as part of an exercise of an existing stock option, directly or indirectly, any shares of capital stock of PWOD or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction. Notwithstanding the foregoing, Shareholder may make gifts of Owned Shares during the term of this Agreement if the donee enters into an agreement containing covenants governing the voting and transfer of the transferred Owned Shares equivalent to those set forth in this Agreement.

(b) Shareholder hereby covenants and agrees that, except for this Agreement, it (i) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Owned Shares, (ii) has not granted, and except for proxies granted as contemplated by Section 1.1(b), shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Owned Shares, and (iii) has not taken any action, and shall not take any action at any time while this Agreement remains in effect, that would or is reasonably likely to (A) make any representation or warranty contained in this Agreement untrue or incorrect in any material respect or (B) have the effect of preventing Shareholder from performing its obligations under this Agreement.

Section 3.3 Stop Transfer. Shareholder agrees that it shall not request that PWOD register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Owned Shares, unless the transfer is made in compliance with this Agreement.

Section 3.4 Further Assurances; Cooperation.

(a) Shareholder, without further consideration, will (i) use all reasonable efforts to cooperate with NWBI and PWOD in furtherance of the transactions contemplated by the Merger Agreement, (ii) promptly execute and deliver all additional documents that may be reasonably necessary in furtherance of the transactions contemplated by the Merger Agreement, and take all reasonable actions as are necessary or appropriate to consummate the transactions contemplated by the Merger Agreement, and (iii) promptly provide any information, and make all filings, reasonably requested by NWBI for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Merger Agreement (including filings with any Regulatory Authorities).

(b) Shareholder consents to the publication and disclosure in the Proxy Statement (and, as and to the extent otherwise required by law or any Regulatory Authority or Governmental Authority, in any other documents or communications provided by NWBI or PWOD to any Regulatory Authority or Governmental Authority or to security holders of NWBI or PWOD) of Shareholder’s identity and beneficial and record ownership of the Owned Shares, the nature of Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and the Merger Agreement and any additional requisite information regarding the relationship of Shareholder with NWBI and the NWBI Subsidiaries and/or PWOD, and the PWOD Subsidiaries.

(c) Except as otherwise required by law, nothing in this Agreement will restrict the Shareholder from transferring, pledging or disposing of any shares of NWBI Common Stock owned or obtained by exchange for the Owned Shares for NWBI Common Stock after the Effective Time.

ARTICLE IV

TERMINATION

Section 4.1 Termination. This Agreement shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the closing of the transaction contemplated by the Merger Agreement in accordance with its terms and (iii) the date that is twelve (12) months following the Effective Time.

Section 4.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 4.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no termination of this Agreement shall relieve any party to this Agreement from any liability for any breach of this Agreement occurring prior to the termination of this Agreement or any obligations under this Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.1 Amendment; Waivers. Any provision of this Agreement may be amended or waived if, and only if, the amendment or waiver is in writing and signed (a) in the case of an amendment, by the parties hereto, and (b) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver the applicable right, power or privilege, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of the applicable right, power or privilege or the exercise of any other right, power or privilege.

Section 5.2 Expenses. Subject to Section 5.8, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring the expenses.

Section 5.3 Notices. All notices, requests, instructions or other communications or documents to be given or made hereunder by one party to the other party shall be in writing and (a) served by personal delivery upon the party for whom it is intended, (b) sent by an internationally recognized overnight courier service upon the party for whom it is intended, or (c) sent by email, provided that the transmission of the e-mail is promptly confirmed:

If to Shareholder:  The address provided on Attachment A hereto.

If to PWOD, to:	Penns Woods Bancorp, Inc. 300 Market Street, P.O. Box 967 Williamsport, Pennsylvania 17703 Attention: Richard A. Grafmyre, Chief Executive Officer Email: Richard.grafmyre@pwod.com

With a copy (which shall not constitute notice) to:	Stevens & Lee, P.C. 111 North Sixth Street Reading, Pennsylvania 19603 Attention: David W. Swartz, Esquire Sunjeet S. Gill, Esquire Email: David.Swartz@stevenslee.com Sunjeet.Gill@stevenslee.com

If to NWBI, to:	Northwest Bancshares, Inc. 3 Easton Oval Suite 500 Columbus, Ohio 43219 Attention: Louis J. Torchio, President & CEO Email: Louis.Torchio@Northwest.com

With a copy to:	Dinsmore & Shohl LLP 191 W. Nationwide Boulevard, Suite 200 Columbus, Ohio 43215 Attention: Christian Gonzalez Email: christian.gonzalez@dinsmore.com

Section 5.4 Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. Neither this Agreement, nor any of the rights and obligations under this Agreement, shall be transferred by Shareholder without the prior written consent of NWBI.

Section 5.5 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party to this Agreement and their respective successors, heirs, and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 5.6 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, the invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in the applicable jurisdiction, and this Agreement shall be reformed, construed and enforced in the applicable jurisdiction so that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

Section 5.7 Specific Performance; Remedies. Each of the parties to this Agreement agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that NWBI would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Agreement, in addition to any other remedy to which NWBI may be entitled (including monetary damages), NWBI shall be entitled to seek injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement. Shareholder further agrees that neither NWBI nor any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.7, and Shareholder irrevocably waives any right it may have to require the obtaining, furnishing or posting of any bond or similar instrument. All rights, powers and remedies provided under this Agreement or otherwise available in respect of this Agreement at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 5.8 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to any applicable conflicts of law principles. Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court located in Columbus, Franklin County, Ohio (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 5.8. Notwithstanding any other provision in this Agreement, in the event of any action arising out of or resulting from this Agreement, the prevailing party shall be entitled to recover its costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the action.

Section 5.9 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT THE PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.9.

Section 5.10 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 5.11 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile, email of a PDF copy, or other electronic means) all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 5.12 Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by email delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any agreement or instrument entered into in connection with this Agreement shall raise the use of a facsimile machine or email delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any defense based on the foregoing.

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SUPPORT AGREEMENT

Signature Page

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day first written above.

SHAREHOLDER		NORTHWEST BANCSHARES, INC.

By:
Name:		Louis J. Torchio, President and CEO

SHAREHOLDER’S SPOUSE		PENNS WOODS BANCORP, INC.

By:
Name:		Richard A. Grafmyre, CEO and Director

Attachment A

Shareholder	Address and Email	Owned Shares

Exhibit B

Form of Luzerne Bank Merger Agreement

See attached.

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

NORTHWEST BANK

AND

LUZERNE BANK

This is an Agreement and Plan of Bank Merger (this “Agreement”) dated as of     , 2024, by and between Northwest Bank, a Pennsylvania-charted savings bank, being located in Warren, county of Warren, in the Commonwealth of Pennsylvania (“Northwest Bank”), and Luzerne Bank, a Pennsylvania-chartered bank, being located in Luzerne, county of Luzerne, in the Commonwealth of Pennsylvania (“Luzerne Bank”).

RECITALS

A. Northwest Bancshares, Inc., a Maryland corporation owning all of the outstanding shares of Northwest Bank (“NWBI”), and Penns Woods Bancorp, Inc., a Pennsylvania corporation owning all of the outstanding shares of Luzerne Bank (“PWOD”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated December 16, 2024, pursuant to which PWOD will merge with and into NWBI, with NWBI being the surviving corporation (“Parent Merger”).

B. The Merger Agreement contemplates that immediately following, the consummation of the Parent Merger, or at such later time as NWBI may determine, Luzerne Bank will be merged with and into Northwest Bank, with Northwest Bank being the surviving entity (the “Luzerne Bank Merger”).

C. In consideration of the recitals and the mutual agreements, covenants and undertakings contained herein and for the purpose of setting forth the terms and conditions of the Luzerne Bank Merger, the parties, intending to be legally bound, agree as follows:

AGREEMENTS

1. Luzerne Bank Merger. At the Effective Time (as hereinafter defined) and upon the terms and conditions set forth in this Agreement, Luzerne Bank shall be merged with and into Northwest Bank, and Northwest Bank shall continue in existence as the surviving corporation of the merger (the “Surviving Bank”).

2. Statement of Merger. Subject to consummation of the Parent Merger and the other provisions of this Agreement, immediately after the Parent Merger or at such later time as NWBI may determine, and upon receipt of all required shareholder and regulatory approvals, Northwest Bank and Luzerne Bank shall cause articles of merger (the “Articles of Merger”) and such other documents and certificates as are necessary to be executed and delivered to the Pennsylvania Department of Banking and Securities for filing with the Pennsylvania Department of State.

3. Effective Time. The date and time specified in the Statement of Merger filed with the Pennsylvania Department of State Bureau of Corporations and Charitable Organizations shall be deemed the effective time of the Luzerne Bank Merger (the “Effective Time”).

4. Articles of Incorporation and Bylaws. The Articles of Incorporation of Northwest Bank, as in effect at the Effective Time, shall be the Articles of Incorporation of the Surviving Bank, until they shall thereafter be altered, amended, or repealed in accordance with law. Until amended or repealed as therein provided, the Bylaws of Northwest Bank in effect at the Effective Time shall be the Bylaws of the Surviving Bank.

5. Directors and Officers. At the Effective Time, (i) the officers of Northwest Bank shall be the officers of the Surviving Bank and (ii) the directors of Northwest Bank plus the PWOD Director (as defined in Section 6.23 of the Merger Agreement) shall be the directors of the Surviving Bank, in each case to serve in such capacities until their successors have been duly elected or appointed or until their earlier death, resignation or removal from office.

6. Names and Offices. The name of the Surviving Bank shall be “Northwest Bank.” The main office of the Surviving Bank shall be the main office of Northwest Bank immediately prior to the Effective Time. All branch offices of Northwest Bank and offices of Luzerne Bank which were in lawful operation immediately prior to the Effective Time shall be the branch offices of the Surviving Bank upon consummation of the Luzerne Bank Merger, subject to the opening or closing of any offices which may be authorized by Northwest Bank or Luzerne Bank and applicable regulatory authorities after the date hereof.

7. Conversion of Luzerne Bank Capital Stock. At the Effective Time, each issued and outstanding share of Luzerne Bank capital stock shall automatically by virtue of the Luzerne Bank Merger be canceled without payment.

8. Northwest Bank Capital Stock. The shares of Northwest Bank capital stock issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall not be affected by the Luzerne Bank Merger.

9. Certain Effects of Merger. At the Effective Time, in addition to the effects otherwise provided by the laws of the United States and the Commonwealth of Pennsylvania, Northwest Bank and Luzerne Bank shall become a single corporation and the separate existence of Luzerne Bank shall cease. The Surviving Bank shall possess all the rights, privileges, powers and franchises of both a public and private nature of Luzerne Bank subject to all of its restrictions, disabilities and duties, and shall also possess all of the property (real, personal and mixed) and all debts due to Luzerne Bank. All other things or belonging to Luzerne Bank shall be vested in the Surviving Bank; and all property, rights, privileges, powers and franchises and all and every other interest shall thereafter be the property of the Surviving Bank, and the title to any real estate vested by deed or otherwise in Luzerne Bank shall not revert or be in any way impaired by reason of the Luzerne Bank Merger. All rights of creditors and all liens of Luzerne Bank shall be preserved unimpaired, and all debts, liabilities and duties of Luzerne Bank shall at the Effective Time become obligations of the Surviving Bank and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

10. Termination. This Agreement shall be terminated upon the agreement of the parties hereto. In addition, this Agreement shall terminate automatically upon termination of the Merger Agreement prior to the consummation of the Parent Merger.

11. Conditions. The respective obligations of each party hereto to effect the Luzerne Bank Merger shall be subject to: (a) the consummation of the Parent Merger; and (b) the receipt of all approvals and consents of regulatory authorities required by law to effect the Luzerne Bank Merger.

12. Amendment. On or before the Effective Time, the parties may amend, modify or supplement this Plan of Merger in the manner as may be agreed upon between the parties in writing.

13. Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts (including by facsimile or other electronic means), each of which shall be deemed to be an original but all of which together shall constitute one agreement.

14. Governing Law. This Agreement shall be governed in all respects by the laws of the Commonwealth of Pennsylvania.

15. Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party that is entitled to the benefit thereof.

16. Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date set forth above.

NORTHWEST BANK		LUZERNE BANK

By:		By:
	Louis J. Torchio, President and CEO		Richard A. Grafmyre, CEO

Exhibit C

Form of Jersey Shore State Bank Merger Agreement

See attached.

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

NORTHWEST BANK

AND

JERSEY SHORE STATE BANK

This is an Agreement and Plan of Bank Merger (this “Agreement”) dated as of     , 2024, between Northwest Bank, a Pennsylvania-charted savings bank, being located in Warren, county of Warren, in the Commonwealth of Pennsylvania (“Northwest Bank”), and Jersey Shore State Bank, a Pennsylvania-chartered bank, being located in Jersey Shore, county of Lycoming, in the Commonwealth of Pennsylvania (“Jersey Shore State Bank”).

RECITALS

A. Northwest Bancshares, Inc., a Maryland corporation owning all of the outstanding shares of Northwest Bank (“NWBI”), and Penns Woods Bancorp, Inc., a Pennsylvania corporation owning all of the outstanding shares of Jersey Shore State Bank (“PWOD”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated December 16, 2024, pursuant to which PWOD will merge with and into NWBI, with NWBI being the surviving corporation (“Parent Merger”).

B. The Merger Agreement contemplates that immediately following, the consummation of the Parent Merger, or at such later time as NWBI may determine, Jersey Shore State Bank will be merged with and into Northwest Bank, with Northwest Bank as the surviving entity (the “Jersey Shore State Bank Merger”).

C. In consideration of the recitals and the mutual agreements, covenants and undertakings contained herein and for the purpose of setting forth the terms and conditions of the Jersey Shore State Bank Merger, the parties, intending to be legally bound, agree as follows:

AGREEMENTS

1. Jersey Shore State Bank Merger. At the Effective Time (as hereinafter defined) and upon the terms and conditions set forth in this Agreement, Jersey Shore State Bank shall be merged with and into Northwest Bank, and Northwest Bank shall continue in existence as the surviving corporation of the merger (the “Surviving Bank”).

2. Statement of Merger. Subject to consummation of the Parent Merger and the other provisions of this Agreement, immediately after the Parent Merger or at such later time as NWBI may determine, and upon receipt of all required shareholder and regulatory approvals, Northwest Bank and Jersey Shore State Bank shall cause articles of merger (the “Articles of Merger”) and such other documents and certificates as are necessary to be executed and delivered to the Pennsylvania Department of Banking and Securities for filing with the Pennsylvania Department of State.

3. Effective Time. The date and time specified in the Statement of Merger filed with the Pennsylvania Department of State Bureau of Corporations and Charitable Organizations shall be deemed the effective time of the Jersey Shore State Bank Merger (the “Effective Time”).

4. Articles of Incorporation and Bylaws. The Articles of Incorporation of Northwest Bank, as in effect at the Effective Time, shall be the Articles of Incorporation of the Surviving Bank, until they shall thereafter be altered, amended, or repealed in accordance with law. Until amended or repealed as therein provided, the Bylaws of Northwest Bank in effect at the Effective Time shall be the Bylaws of the Surviving Bank.

5. Directors and Officers. At the Effective Time (i.) the officers of Northwest Bank shall be the officers of the Surviving Bank and (ii) the directors of Northwest Bank plus PWOD Director (as defined in Section 6.23 of the Merger Agreement) shall be the directors of the Surviving Bank, in each case to serve in such capacities until their successors shall have been duly elected or appointed or until their earlier death, resignation or removal from office.

6. Names and Offices. The name of the Surviving Bank shall be “Northwest Bank.” The main office of the Surviving Bank shall be the main office of Northwest Bank immediately prior to the Effective Time. All branch offices of Northwest Bank and offices of Jersey Shore State Bank which were in lawful operation immediately prior to the Effective Time shall be the branch offices of the Surviving Bank upon consummation of the Jersey Shore State Bank Merger, subject to the opening or closing of any offices which may be authorized by Northwest Bank or Jersey Shore State Bank and applicable regulatory authorities after the date hereof.

7. Conversion of Jersey Shore State Bank Capital Stock. At the Effective Time, each issued and outstanding share of Jersey Shore State Bank capital stock shall automatically by virtue of the Jersey Shore State Bank Merger be canceled without payment.

8. Northwest Bank Capital Stock. The shares of Northwest Bank capital stock issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall not be affected by the Jersey Shore State Bank Merger.

9. Certain Effects of Merger. At the Effective Time, in addition to the effects otherwise provided by the laws of the United States and the Commonwealth of Pennsylvania, Northwest Bank and Jersey Shore State Bank shall become a single corporation and the separate existence of Jersey Shore State Bank shall cease. The Surviving Bank shall possess all the rights, privileges, powers and franchises of both a public and private nature of Jersey Shore State Bank subject to all of its restrictions, disabilities and duties, and shall also possess all of the property (real, personal and mixed) and all debts due to Jersey Shore State Bank. All other things or belonging to Jersey Shore State Bank shall be vested in the Surviving Bank; and all property, rights, privileges, powers and franchises and all and every other interest shall thereafter be the property of the Surviving Bank, and the title to any real estate vested by deed or otherwise in Jersey Shore State Bank shall not revert or be in any way impaired by reason of the Jersey Shore State Bank Merger. All rights of creditors and all liens of Jersey Shore State Bank shall be preserved unimpaired, and all debts, liabilities and duties of Jersey Shore State Bank shall at the Effective Time become obligations of the Surviving Bank and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

10. Termination. This Agreement shall be terminated upon the agreement of the parties hereto. In addition, this Agreement shall terminate automatically upon termination of the Merger Agreement prior to the consummation of the Parent Merger.

11. Conditions. The respective obligations of each party hereto to effect the Jersey Shore State Bank Merger shall be subject to: (a) the consummation of the Parent Merger; and (b) the receipt of all approvals and consents of regulatory authorities required by law to effect the Jersey Shore State Bank Merger.

12. Amendment. On or before the Effective Time, the parties may amend, modify or supplement this Plan of Merger in the manner as may be agreed upon between the parties in writing.

13. Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts (including by facsimile or other electronic means), each of which shall be deemed to be an original but all of which together shall constitute one agreement.

14. Governing Law. This Agreement shall be governed in all respects by the laws of the Commonwealth of Pennsylvania.

15. Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party that is entitled to the benefit thereof.

16. Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date set forth above.

NORTHWEST BANK		JERSEY SHORE STATE BANK

By:		By:
	Louis J. Torchio, President and CEO		Richard A. Grafmyre, CEO

Annex B

December 16, 2024

Board of Directors

Penns Woods Bancorp, Inc.

300 Market Street

PO Box 967

Williamsport, PA 17703

Dear Members of the Board:

We have acted as your financial advisor in connection with the proposed merger (the “Transaction”) of Penns Woods Bancorp, Inc. (the “Company”) with and into Northwest Bancshares, Inc. (the “Buyer”). You have requested that we provide our opinion (the “Opinion”) as investment bankers as to whether the consideration to be received by the common stockholders of the Company (solely in their capacity as such, the “Shareholders”) in the Transaction is fair to them from a financial point of view.

Pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by and between the Company and the Buyer, and subject to the terms, conditions and limitations set forth therein, we understand that, subject to potential adjustments as described in the Agreement, each outstanding share of the Company’s common stock will be converted into the right to receive 2.3850 shares of the Buyer’s common stock. The terms and conditions of the Transaction are more fully set forth in the Agreement.

In connection with developing our Opinion we have:

(i)	reviewed certain publicly available financial statements and reports regarding the Company and the Buyer;

(ii)	reviewed certain audited financial statements regarding the Company and the Buyer;

(iii)

reviewed certain internal financial statements, management reports and other financial and operating data concerning the Company and the Buyer prepared by management of the Company and management of the Buyer, respectively;

(iv)

reviewed, on a pro forma basis, in reliance upon financial projections and other information and assumptions concerning the Company and the Buyer provided by management of the Company and management of the Buyer, as applicable, and upon consensus research estimates concerning the Buyer, the effect of the Transaction on the balance sheet, capitalization ratios, earnings and tangible book value both in the aggregate and, where applicable, on a per share basis of the Buyer;

(v)	reviewed the reported prices and trading activity for the common stock of the Company and the Buyer;

(vi)	compared the financial performance of the Company and the Buyer with that of certain other publicly-traded companies and their securities that we deemed relevant to our analysis of the Transaction;

(vii)	reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that we deemed relevant to our analysis of the Transaction;

(viii)	reviewed the most recent draft of the Agreement and related documents provided to us by the Company;

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(ix)

discussed with management of the Company and management of the Buyer the operations of and future business prospects for the Company and the Buyer, respectively and the anticipated financial consequences of the Transaction to the Company and the Buyer, respectively;

(x)	assisted in your deliberations regarding the material terms of the Transaction and your negotiations with the Buyer; and

(xi)	performed such other analyses and provided such other services as we have deemed appropriate.

We have relied on the accuracy and completeness of the information, financial data and financial forecasts provided to us by the Company and the Buyer and of the other information reviewed by us in connection with the preparation of our Opinion, and our Opinion is based upon such information. We have not independently verified or undertaken any responsibility to independently verify the accuracy or completeness of any of such information, data or forecasts. Management of the Company and management of the Buyer have assured us that they are not aware of any relevant information that has been omitted or remains undisclosed to us. We have not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of the Company or of the Buyer, and we have not been furnished with any such evaluations or appraisals; nor have we evaluated the solvency or fair value of the Company or of the Buyer under any laws relating to bankruptcy, insolvency or similar matters. We have not assumed any obligation to conduct any physical inspection of the properties, facilities, assets or liabilities (contingent or otherwise) of the Company or the Buyer. We have not received or reviewed any individual loan or credit files nor have we made an independent evaluation of the adequacy of the allowance for loan and lease losses of the Company or the Buyer. We have not made an independent analysis of the effects of potential future changes in the rate of inflation or of prevailing rates of interest or other market developments or disruptions, or of the effects of any global conflicts or hostilities or any other disaster or adversity, on the business or prospects of the Company or the Buyer. With respect to the financial projections or forecasts prepared by management of the Company and management of the Buyer, including the forecasts of potential cost savings and potential synergies, we have also assumed that such financial projections or forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of management of the Company and management of the Buyer, respectively, as to the future financial performance of the Company and the Buyer, respectively, and provide a reasonable basis for our analysis. We recognize that such financial projections or forecasts are based on numerous variables, assumptions and judgments that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions) and that actual results could vary significantly from such projections or forecasts, and we express no opinion as to the reliability of such financial projections, forecasts or estimates or the assumptions upon which they are based.

As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We are familiar with the Company and the Buyer. Affiliates and employees of Stephens Inc. own an investment interest in the common stock of the Buyer in an amount less than 0.1% of the outstanding common stock of the Buyer. We issue periodic research reports regarding the business and prospects of the Buyer, and we make a market in the stock of the Buyer. We have not received fees for providing investment banking services to the Company or the Buyer within the past two years. We serve as financial adviser to the Company in connection with the Transaction, and we are entitled to receive from the Company reimbursement of our expenses and a fee for our services as financial adviser to the Company, a significant portion of which is contingent upon the consummation of the Transaction. We are also entitled to receive a fee from the Company for providing our Opinion to the Board of Directors of the Company. The Company has also agreed to indemnify us for certain liabilities arising out of our engagement, including certain liabilities that could arise out of our providing this Opinion letter. We expect to pursue future investment banking services assignments with participants in this Transaction. In the ordinary course of business, Stephens Inc. and its affiliates and employees at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt, equity or derivative securities of any participants in the Transaction.

B-2

We are not legal, accounting, regulatory, or tax experts, and we have relied solely, and without independent verification, on the assessments of the Company and its other advisors with respect to such matters. We have assumed, with your consent, that the Transaction will not result in any materially adverse legal, regulatory, accounting or tax consequences for the Company or its shareholders and that any reviews of legal, accounting, regulatory or tax issues conducted as a result of the Transaction will be resolved favorably to the Company and its shareholders. We do not express any opinion as to any tax or other consequences that might result from the Transaction.

The Opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on the date hereof and on the information made available to us as of the date hereof. Market price data used in connection with this Opinion is based on reported market closing prices as of December 13, 2024. It should be understood that subsequent developments may affect this Opinion and that we do not have any obligation to update, revise or reaffirm this Opinion or otherwise comment on events occurring after the date hereof. We further note that volatility or disruptions in the credit and financial markets relating to, among other things, potential future changes in the rate of inflation or prevailing rates of interest or other market developments or disruptions, or the effects of any global conflicts or hostilities or any other disaster or adversity, may or may not have an effect on the Company or the Buyer, and we are not expressing an opinion as to the effects of such volatility or disruptions on the Transaction or any party to the Transaction. We further express no opinion as to the prices at which shares of the Buyer’s or Company’s common stock may trade at any time subsequent to the announcement of the Transaction.

In connection with developing this Opinion, we have assumed that, in all respects material to our analyses:

(i)	the Transaction and any related transactions will be consummated on the terms of the latest draft of the Agreement provided to us, without material waiver or modification;

(ii)	the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct;

(iii)	each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

(iv)	all conditions to the completion of the Transaction will be satisfied within the time frames contemplated by the Agreement without any waivers;

(v)

that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the Transaction and any related transactions, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the Transaction to the Shareholders;

(vi)

there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company or the Buyer since the date of the most recent financial statements made available to us, and that no legal, political, economic, regulatory or other development has occurred that will adversely impact the Company or the Buyer; and

(vii)	the Transaction will be consummated in a manner that complies with applicable law and regulations.

This Opinion is directed to, and is for the use and benefit of, the Board of Directors of the Company (in its capacity as such) solely for purposes of assisting with its review and deliberations regarding the Transaction. Our Opinion does not address the merits of the underlying decision by the Company to engage in the Transaction, the merits of the Transaction as compared to other alternatives potentially available to the Company or the relative effects of any alternative transaction in which the Company might engage, nor is it intended to be a recommendation to any person or entity as to any specific action that should be taken in connection with the Transaction, including with respect to how to vote or act with respect to the Transaction. This Opinion is not intended to confer any rights or remedies upon any other person or entity. In addition, except as explicitly set

B-3

forth in this letter, you have not asked us to address, and this Opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company. We have not been asked to express any opinion, and do not express any opinion, as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or to any group of such officers, directors or employees, whether relative to the compensation to other shareholders of the Company or otherwise.

Our Fairness Opinion Committee has approved the Opinion set forth in this letter. Neither this Opinion nor its substance may be disclosed by you to anyone other than your advisors without our written permission. Notwithstanding the foregoing, this Opinion and a summary discussion of our underlying analyses and role as financial adviser to the Company may be included in communications to shareholders of the Company, provided that this Opinion letter is reproduced in its entirety, and we approve of the content of such disclosures prior to any filing, distribution or publication of such shareholder communications and prior to distribution of any amendments thereto.

Based on the foregoing and our general experience as investment bankers, and subject to the limitations, assumptions and qualifications stated herein, we are of the opinion, on the date hereof, that the consideration to be received by the Shareholders in the Transaction is fair to them from a financial point of view.

Very truly yours,

STEPHENS INC.

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Part II

Information Not Required In Prospectus

Item 20.	Indemnification of Directors and Officers.

(a) Maryland Corporations Law

Section 2-405.2 of the Maryland Corporations and Associations Code (“MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation or its stockholders for money damages except: (1) to the extent it is proven that the director or officer actually received an improper benefit or profit, for the amount of the improper benefit or profit; or (2) to the extent that a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding that the director’s or officer’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Section 2-418 of the MGCL permits a Maryland corporation to indemnify a director or officer who is made a party to any proceeding by reason of service in that capacity against judgments, penalties, fines, settlements and reasonable expenses actually incurred unless it is established that: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit; or (3) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that his conduct was unlawful. The MGCL provides that where a director or officer is a defendant in a proceeding by or in the right of the corporation, the director or officer may not be indemnified if he or she is found liable to the corporation. The MGCL also provides that a director or officer may not be indemnified in respect of any proceeding alleging improper personal benefit in which he or she was found liable on the grounds that personal benefit was improperly received. A director or officer found liable in a proceeding by or in the right of the corporation or in a proceeding alleging improper personal benefit may petition a court to nevertheless order indemnification of expenses if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

Section 2-418 of the MGCL provides that unless limited by the charter of a Maryland corporation, a director or an officer who is successful on the merits or otherwise in defense of any proceeding must be indemnified against reasonable expenses. Section 2-418 also provides that a Maryland corporation may advance reasonable expenses to a director or an officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

(b) Articles of Incorporation of Northwest

Articles 10 and 11 of Northwest’s Articles of Incorporation also set forth circumstances under which directors, officers, employees and agents of Northwest may be insured or indemnified against liability which they incur in their capacities as such:

ARTICLE 10. Indemnification, etc. of Directors and Officers.

A. Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.

C. Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D. Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E. Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F. Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ARTICLE 11. Limitation of Liability.

An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

(c) Insurance

Northwest maintains insurance policies under which directors and officers of Northwest are insured, within the limits and subject to the limitations of such policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of Northwest.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits

See Index to Exhibits below.

(b) Financial Statement Schedules

All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under related instructions or are inapplicable and, therefore, have been omitted.

Item 22.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d)

That every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f)

The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the proxy statement/prospectus which forms a part of the registration statement pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)

The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

INDEX TO EXHIBITS

Exhibit Number#	Document	Exhibit Location

2.1	Agreement and Plan of Merger, dated as of December 16, 2024, as amended, by and between Northwest Bancshares, Inc. and Penns Woods Bancorp, Inc.	Included as Annex A to the proxy statement/prospectus, which forms a part of this Registration Statement on Form S-4

3.1	Articles of Incorporation of Northwest Bancshares, Inc.	Incorporated by reference to Northwest’s Registration Statement on Form S-1 (File No. 333-161805), filed with the SEC on September 9, 2009)

3.2	Articles of Amendment to Articles of Incorporation	Incorporated by reference to Northwest’s Registration Statement on Form S-1 (File No. 333-161805), filed with the SEC on September 9, 2009

3.3	Amended and Restated Bylaws of Northwest Bancshares, Inc.	Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-161805), filed with the SEC on September 9, 2009

3.4	Amendment No. 1 to Amended and Restate Bylaws of Northwest Bancshares, Inc.	Incorporated by reference to Northwest’s Current Report on Form 8-K (File No. 001-34582), filed with the SEC on November 22, 2024

4.1	Form of Common Stock Certificate	Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-161805), filed with the SEC on September 9, 2009

5.1	Opinion of Dinsmore & Shohl LLP regarding the legality of the securities being registered	Filed herewith

8.1	Opinion of Dinsmore & Shohl LLP regarding certain tax matters	Filed herewith

8.2	Opinion of Stevens & Lee P.C. regarding certain tax matters	Filed herewith

10.1	Amendment and Restatement of Deferred Compensation Plan for Outside Directors Of Northwest Savings Bank and Eligible Affiliates	Incorporated by reference to Northwest’s Annual Report on Form 10-K (File No. 000-23817), filed with the SEC on March 4, 2009

10.2	Retirement Plan for Outside Directors of Northwest Savings Bank and Eligible Affiliates	Incorporated by reference to Northwest’s Annual Report on Form 10-K (File No. 000-23817), filed with the SEC on March 4, 2009

10.3	Amended and Restated Northwest Savings Bank Nonqualified Supplemental Retirement Plan	Incorporated by reference to Northwest’s Annual Report on Form 10-K (File No. 000-23817), filed with the SEC on March 4, 2009

Exhibit Number#	Document	Exhibit Location

10.4	Annual Performance Award Plan	Incorporated by reference to Northwest’s Current Report on Form 8-K (File No. 001-34582), filed with the SEC on September 16, 2020

10.5	Northwest Bancorp, Inc. 2008 Stock Option Plan	Incorporated by reference to Northwest’s Definitive Proxy Statement for the 2008 Annual Meeting of Shareholders (File No. 000-23817), filed with the SEC on April 11, 2008.

10.6	Amended and Restated Northwest Savings Bank and Affiliates Upper Managers Bonus Deferred Compensation Plan	Incorporated by reference to Northwest’s Annual Report on Form 10-K (File No. 000-23817), filed with the SEC on March 4, 2009

10.7	Employment Agreement for John J. Golding	Incorporated by reference to Northwest’s Current Report on Form 8-K (File No. 001-34582), filed with the SEC on April 4, 2020.

10.8	Employment Agreement for Mark T. Reitzes	Incorporated by reference to Northwest’s Annual Report on Form 10-K (File No. 001-34582), filed with the SEC on February 26, 2021

10.9	Northwest Bancshares, Inc. 2011 Equity Incentive Plan	Incorporated by reference to Appendix A to the Definitive Proxy Statement for Northwest’s 2011 Annual Meeting of Shareholders (File No. 001-34582), filed with the SEC on March 21, 2011

10.10	Northwest Bancshares, Inc. 2018 Equity Incentive Plan	Incorporated by reference to Appendix A to the Definitive Proxy Statement for Northwest’s 2018 Annual Meeting of Shareholders (File No. 001-34582), filed with the SEC on March 7, 2018

10.11	Form of Non-Qualified Stock Option Award Agreement under the 2018 Equity Incentive Plan	Incorporated by reference to Northwest’s Current Report on Form 8-K (File No. 001-34582), filed with the SEC on July 2, 2020

10.12	Form of Incentive Stock Option Award Agreement under the 2018 Equity Incentive Plan	Incorporated by reference to Northwest’s Current Report on Form 8-K (File No. 001-34582), filed with the SEC on July 2, 2020

10.13	Form of Restricted Stock Award Agreement under the 2018 Equity Incentive Plan	Incorporated by reference to Northwest’s Current Report on Form 8-K (File No. 001-34582), filed with the SEC on May 14, 2018

10.14	Form of Amendment to Employee Agreement	Incorporated by reference to Northwest’s Current Report on Form 8-K (File No. 001-34582), filed with the SEC on November 16, 2021

Exhibit Number#	Document	Exhibit Location

10.15	Employment Agreement by and between Northwest Bank, Northwest Bancshares, Inc. and Louis J. Torchio	Incorporated by reference to Northwest’s Current Report on Form 8-K (File No. 001-34582), filed with the SEC on August 17, 2022

10.16	Employment Agreement by and between Northwest Bank, Northwest Bancshares, Inc. and William W. Harvey Jr.	Incorporated by reference to Northwest’s Current Report on Form 8-K (File No. 001-34582), filed with the SEC on August 17, 2022

10.17	Northwest Bank Annual Performance Award Plan	Incorporated by reference to Northwest’s Current Report on Form 8-K (File No. 001-34582), filed with the SEC on April 22, 2022

10.18	Northwest Bank and Northwest Bancshares, Inc. Change in Control Agreement for Scott Watson	Incorporated by reference to Northwest’s Annual Report on Form 10-K (File No. 001-34582), filed with the SEC on February 23, 2024

10.19	Northwest Bank and Northwest Bancshares, Inc. Change in Control Agreement for Greg Betchkal	Incorporated by reference to Northwest’s Annual Report on Form 10-K (File No. 001-34582), filed with the SEC on February 23, 2024

10.20	Retirement Agreement by and between William W. Harvey, Jr., Northwest Bancshares, Inc. and Northwest Bank	Incorporated by reference to Northwest’s Current Report on Form 8-K (File No. 001-34582), filed with the SEC on September 21, 2023

10.21	Independent Contractor Consulting Agreement by and between William W. Harvey, Jr., Northwest Bancshares, Inc. and Northwest Bank	Incorporated by reference to Northwest’s Current Report on Form 8-K (File No. 001-34582), filed with the SEC on September 21, 2023

10.22	Employment Agreement by and between Northwest Bank, Northwest Bancshares, Inc. and Douglas M. Schosser	Incorporated by reference to Northwest’s Current Report on Form 8-K (File No. 001-34582), filed with the SEC on February 26, 2024

21.1	Subsidiaries of Northwest Bancshares, Inc.	Incorporated by reference to Northwest’s Annual Report on Form 10-K (File No. 001-34582), filed with the SEC on February 23, 2024

23.1	Consent of Independent Registered Public Accounting Firm – KPMG LLP	Filed herewith

23.2	Consent of Independent Registered Public Accounting Firm – S.R. Snodgrass, P.C.	Filed herewith

23.3	Consent of Dinsmore & Shohl LLP	Included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference

23.4	Consent of Dinsmore & Shohl LLP	Included as part of its opinion filed as Exhibit 8.1 and incorporated herein by reference

Exhibit Number#	Document	Exhibit Location

23.5	Consent of Stevens & Lee P.C.	Included as part of its opinion filed as Exhibit 8.2 and incorporated herein by reference

24.1	Powers of Attorney for Directors of Northwest Bancshares, Inc.	Filed herewith

99.1	Consent of Stephens Inc.	Filed herewith

99.2	Consent of Richard A. Grafmyre to be named as a director	Filed herewith

99.3	Form of Proxy Card for Special Meeting of Shareholders of Penns Woods Bancorp, Inc.	Filed herewith

107.1	Filing Fee Table	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on February 20, 2025.

NORTHWEST BANCSHARES, INC.

By:	/s/ Louis J. Torchio
Louis J. Torchio President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Date	Capacity

/s/ Louis J. Torchio Louis J. Torchio	February 20, 2025	President, Chief Executive Officer and Director

/s/ Timothy B. Fannin* Timothy B. Fannin	February 20, 2025	Director and Chairman of the Board

/s/ Robert M. Campana * Robert M. Campana	February 20, 2025	Director

/s/ Deborah J. Chadsey * Deborah J. Chadsey	February 20, 2025	Director

/s/ Wilbur R. Davis * Wilbur R. Davis	February 20, 2025	Director

/s/ Timothy M. Hunter * Timothy M. Hunter	February 20, 2025	Director

/s/ John P. Meegan * John P. Meegan	February 20, 2025	Director

/s/ Mark A. Paup * Mark A. Paup	February 20, 2025	Director

/s/ David M. Tullio * David M. Tullio	February 20, 2025	Director

/s/ Pablo A. Vegas * Pablo A. Vegas	February 20, 2025	Director

/s/ Amber L. Williams * Amber L. Williams	February 20, 2025	Director

*

The above-named directors of the Registrant sign this Registration Statement on Form S-4 by Louis J. Torchio, their attorney-in-fact, pursuant to Powers of Attorney signed by the above-named directors, which Powers of Attorney are filed with this Registration Statement on Form S-4 as exhibits.

By:	/s/ Louis J. Torchio
Louis J. Torchio
Attorney-in-Fact